Filed Pursuant to Rule 424(b)(3)

Registration No. 333-292590

PROSPECTUS SUPPLEMENT DATED MARCH 3, 2026

TO THE PROSPECTUS DATED JANUARY 20, 2026

20,100,833 Shares of Common Stock

18,071,500 Shares of Common Stock Issuable Upon Conversion of the Convertible Notes

12,852,500 Shares of Common Stock Issuable Upon Exercise of the Warrants

ProCap Financial, Inc.

This prospectus supplement updates and supplements the information contained in the prospectus dated January 20, 2026 (as may be supplemented or amended from time to time, the “Prospectus”), which forms part of our registration statement on Form S-1 (File No. 333-292590) with the information contained in our Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on February 18, 2026 (the “Annual Report”). Accordingly, we have attached the Annual Report to this prospectus supplement.

The Prospectus and this prospectus supplement relates to 51,024,833 shares of our common stock, par value $0.001 per share (“Common Stock”), which consists of (i) the resale of up to 20,100,833 shares of our Common Stock by certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”), (ii) the resale of up to 18,071,500 shares of Common Stock issuable upon conversion of the Convertible Notes (as defined below) by the Selling Securityholders, and (iii) the issuance by the Company of up to 12,852,500 shares of Common Stock that are issuable upon the exercise of 12,852,500 warrants, including 12,500,000 public warrants (the “Public Warrants”) and 352,500 private warrants (the “Private Warrants” and together with the Public Warrants, the “Warrants”).

You should read this prospectus supplement in conjunction with the Prospectus. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. Terms used in this prospectus supplement but not defined herein shall have the meanings given to such terms in the Prospectus.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “BRR” and our Warrants are listed on the Nasdaq Capital Market under the symbol “BRRWW.” On March 3, 2026, the closing price of our Common Stock was $2.95 and the closing price for our Warrants was $0.4631.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 6 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 3, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(MARK ONE)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2025

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission file number: 001-42995

PROCAP FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	39-2767031
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

600 Lexington Avenue, Floor 2
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(305) 938-0912

(Issuer’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BRR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BRRWW	The Nasdaq Stock Market LLC

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes ☐ No ☒

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of June 30, 2025, the last business day of the Registrant’s most recently completed second fiscal quarter, there was no established public market for the Registrant’s common stock. Therefore, the aggregate market value of its common stock held by non-affiliates as of such date cannot be calculated. The Registrant’s common stock began trading on the Nasdaq Global Market on December 8, 2025.

As of February 12, 2026, there were 85,166,604 shares of common stock issued and 83,422,775 shares of common stock outstanding, $0.001 par value.

DOCUMENTS INCORPORATED BY REFERENCE

Certain portions of the registrant’s definitive proxy statement to be filed in connection with the registrant’s 2026 annual general meeting of shareholders are incorporated by reference into Part III of this Form 10-K. The registrant’s definitive proxy statement will be filed with the U.S. Securities and Exchange Commission within 120 days after the end of the fiscal year covered by this Annual Report on Form 10-K.

PROCAP FINANCIAL, INC.

ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025

- i -

Unless the context indicates otherwise, references in this Annual Report to the “Company,” “ProCap,” the “Registrant,” “we,” “us,” “our” and similar terms refer to the consolidated operations of ProCap Financial, Inc. and its subsidiaries. All references herein to the “Board” refer to the board of directors of the Company. References to “Pubco” refer to the Company prior to the consummation of the Business Combination and references to “Legacy ProCap” refer to ProCap BTC, LLC prior to the consummation of the Business Combination (as defined below).

On December 5, 2025, we consummated the transactions contemplated by that certain business combination agreement, dated as of June 23, 2025 (the “Business Combination Agreement”), with Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”), Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Company Merger Sub”), ProCap BTC, LLC, a Delaware limited liability company (“Legacy ProCap”), and Inflection Points Inc d/b/a Professional Capital Management, a Delaware corporation (the “Seller”). As contemplated by the Business Combination Agreement, (i) SPAC Merger Sub merged with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”) and (ii) Company Merger Sub merged with and into Legacy ProCap, with Legacy ProCap continuing as the surviving company (the “Company Merger,” together with SPAC Merger, the “Mergers” and collectively with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). As a result of the Business Combination, CCCM and Legacy ProCap became our wholly-owned subsidiaries, and we became a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the Business Combination Agreement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Annual Report on Form 10-K (“Annual Report”) may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. All statements other than statements of historical facts contained in this Annual Report, including statements regarding the financial position, business strategy and the plans and objectives of management for our future operations, are forward-looking statements. When used in this Annual Report, the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward looking statements.

The forward-looking statements contained in this Annual Report are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties (some of which are beyond our control) or other factors:

●	Our ability to realize the benefits expected from the Business Combination;

●	Our limited operating history, which may make it difficult to successfully execute its strategic initiatives and accurately evaluate future risks and challenges;

●	Our ability to maintain listing of the Company’s securities on the Nasdaq Stock Market LLC (“Nasdaq”);

●	The price and volatility of Bitcoin;

●	Our ability to implement our Bitcoin treasury strategy and its effects on our business;

●	Changes in applicable laws and regulations;

●	Our ability to manage growth;

●	The nature and degree of our competition;

●	The general volatility of the capital markets and the establishment of a market for our shares;

●	Our ability to raise additional capital is necessary to sustain our anticipated operations and implement our business plan;

●	The loss of one or more of the Company’s executive officers and other key employees;

●	Failure to hire and retain qualified employees;

●	Failure to comply with federal, state and local laws and regulations;

●	Risks related to artificial intelligence (“AI”) technologies;

●	Risks related to the merger with CFO Silvia, Inc. (“CFO Silvia”);

●	Risks related to interested parties and conflicts of interest; and

●	Risk related to global economic and societal disruptions from the impact of part terrorist attacks in the United States, threats of future attacks, police, and military activities overseas and other disruptive worldwide political and economic events and environmental weather conditions.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions. We operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this Annual Report completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY RISK FACTORS

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in Part I, Item 1A. “Risk Factors” in this Annual Report. These risks include the following:

●

Prior to 2026, our primary business focus was on advertising and media operations, along with our Bitcoin treasury strategy. Recently we announced that our corporate strategy is going to focus on our AI-powered operations and de-emphasizing our advertising and media operations, while maintaining our Bitcoin treasury strategy. This expansion to AI operations involves several risks.

●	As the regulatory framework for AI and machine learning technologies evolves, the business, financial condition, and results of operation of our AI-powered operations may be adversely affected.
●	Utilization of AI agents by our users or our failure to incorporate AI technologies into our operations could adversely affect our business, reputation, or financial results.
●	The AI models on which our business depends may produce inaccurate, biased, or harmful outputs, exposing us to reputational harm, regulatory action, and litigation.
●	Rapid technological change in the AI technology industry may render our products, services, or underlying technology obsolete or uncompetitive.
●	We face significant risks related to the availability, cost, and performance of the computational infrastructure required to train and deploy AI models.
●	Our principal asset is Bitcoin. The concentration of our Bitcoin holdings enhances the risks inherent in our Bitcoin strategy.

●	Bitcoin is a highly volatile asset, and our operating results and market price may significantly fluctuate, including due to the highly volatile nature of the price of Bitcoin and erratic market movements.

●	Due to our limited operating history and the concentration of our Bitcoin holdings, it will be difficult to evaluate our business and future prospects, and we may not be able to achieve or maintain profitability in any given period.

●	We operate in a highly competitive environment and compete against companies and other entities with similar strategies, including companies with significant Bitcoin holdings and spot exchange-traded funds and spot ETPs for Bitcoin and other digital assets, and our business, operating results, and financial condition may be adversely affected if we are unable to compete effectively.

●

Investing in Bitcoin exposes us to certain risks associated with the inherent nature of Bitcoin as a digital asset, such as price volatility, limited liquidity and trading volumes, relative anonymity, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in our entirely electronic, virtual form and decentralized network. Our risk management methods to address these risks might not be effective.

●	There is legal and regulatory uncertainty around Bitcoin and other digital assets, and our Bitcoin strategy could subject it to enhanced regulatory oversight.

●	Our common stockholders will experience dilution in the future due to any exercise of existing Warrants and any future issuances of our equity securities for acquisitions.

●	We will incur significant costs as a result of being a public company, including additional legal, accounting, insurance and other expenses, as well as costs associated with public company reporting requirements.

●	We are an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.

●	We have engaged in transactions with our affiliates and we expect to do so in the future. The terms of such transactions and the resolution of any conflicts that may arise may not always be in our or our stockholders’ best interests.

●	Our directors and executive officers are active on social media, which may pose risks to our reputation, create regulatory or disclosure concerns, and impact the Common Stock price.

●	We have identified a material weakness in our internal control over financial reporting. If we are unable to maintain effective internal controls, the accuracy and timeliness of our financial reporting may be adversely affected, which could cause the market price of our Common Stock to decline, lessen investor confidence and harm our business.

●	Volatility in our share price could subject us to securities class action litigation.

●	The financial forecasts for us are based on various assumptions that may not be realized.

●	As a result of the resignation of one of our directors in January 2026, we are not in compliance with Nasdaq rules regarding the composition of our board of directors and audit committee, and there is a risk of delisting if the non-compliance is not cured within the time period allowed by Nasdaq.

●	Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Convertible Notes and could have a further material adverse effect on our business, financial condition and results of operations.

●	The debt documents governing debt incurred by us other than the Convertible Notes may contain terms that restrict our current and future borrowing costs and reduce our access to capital.

●	The Convertible Notes will be secured by a substantial portion of our assets. As a result of these security interests, such assets would only be available to satisfy claims of our general creditors or to holders of our equity securities if we were to become insolvent to the extent the value of such assets exceeded the amount of our secured indebtedness and other obligations. In addition, the existence of these security interests may adversely affect our financial flexibility.

●	The conversion rate of the Convertible Notes may not be adjusted for all dilutive events that may occur.

●	There is expected to be limited trading and liquidity for the Convertible Notes, and notwithstanding any registration rights and trading being facilitated through the facilities of The Depository Trust Company, holders’ ability to sell the Convertible Notes could be limited.

●	Unrealized fair value gains on our Bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.

●	Realized losses and our inability to obtain all expected tax benefits could adversely affect our business, results of operations, and cash flows.

●	If the conditions to the Agreement and Plan of Merger between Silvia Merger Sub, CFO Silvia, Shain Noor, and the Company (the “Merger”) are not satisfied or waived, the Merger may not be consummated.

●	If the Merger is not completed, our stock price may decline or fluctuate significantly.

●	The market price of our shares of Common Stock following the Merger may decline as a result of the Merger.

●	Anthony Pompliano’s indirect ownership interests in CFO Silvia may create conflicts of interest, which could result in terms that are less favorable to the Company than those that could have been obtained otherwise.

●	The special committee of the Company’s Board established in connection with the Merger with CFO Silvia may not be effective in mitigating conflicts of interest.

PART I

ITEM 1. BUSINESS

Overview

Founded in 2025, ProCap is a U.S.-based, modern finance company. Our mission is to help independent investors make money. We initially launched with Bitcoin-focused media products and Bitcoin holdings on our consolidated balance sheet. In February 2026, we added strategies related to the use of AI and automation to support the development and delivery of financial products and services.

Our business is built upon a foundational belief that advances in AI may enable more scalable and efficient tools for portfolio analysis, financial planning, and investor decision support. Consistent with this approach, the Company expects to increasingly rely on software-based systems and automated processes as part of our operating model. We further believe that Bitcoin represents a superior long-term store of value and a viable alternative to traditional fiat-based reserve assets. We believe Bitcoin will play an increasingly important role as a reserve asset for individuals, corporations, and governments worldwide. A key objective of our Company is to support the broader Bitcoin information ecosystem, including through audio podcasts, video interviews, and text-based articles designed to help individuals and organizations understand Bitcoin’s significance and utility of our mission. To support our operations, we have initiated our plan to accumulate and hold Bitcoin as a long-term treasury reserve asset.

AI Products and Strategy

In connection with our strategic expansion into artificial intelligence software, announced in February 2026, we intend to develop and commercialize AI-powered products and services focused on financial education, portfolio analysis, and investor decision support. We believe that the adoption of AI technologies in financial services is accelerating, with industry participants increasingly deploying AI systems across compliance, risk management, customer engagement, and financial planning functions. We intend to position our Company to capitalize on this trend through the development and commercialization of AI-powered financial tools for consumers and, over time, institutional and enterprise users.

Merger Agreement with CFO Silvia

To support our AI strategy, on February 9, 2026, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Silvia Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), CFO Silvia, Inflection Points, Inc., a Delaware corporation (“Inflection Points”), Shain Noor, an individual (“Noor”), (Noor and, together with Inflection Points, the “Sellers”), and Shain Noor, solely in his capacity as the stockholder representative. Under the Merger Agreement, Merger Sub will merge with and into CFO Silvia, with CFO Silvia surviving as a direct wholly owned subsidiary of the Company (the “Merger”).

CFO Silvia has developed a consumer-facing AI platform that aggregates and organizes financial data to provide users with automated financial education, tracking and analytical tools. The CFO Silvia platform connects to more than 10,000 financial account integrations, including brokerage accounts, retirement accounts, cryptocurrency wallets, real estate valuation services, and alternative investment platforms, to deliver users a consolidated, real-time view of their net worth, holdings, and liabilities. As of February 2026, the platform had approximately 12,000 users with approximately $30 billion in aggregate tracked assets.

The platform utilizes AI-driven analytical tools to perform portfolio tracking, concentration analysis, fee analysis, scenario modeling, and informational financial summaries through a conversational interface accessible via chat, email, and voice. The platform is designed to surface potential portfolio risks, including sector or asset class overconcentration, elevated fee structures, and inefficient cash allocation. The platform does not provide personalized investment advice within the meaning of the Investment Advisers Act of 1940 and is not intended to serve as a registered investment adviser or replace the judgment of a qualified financial professional.

Following the closing of the Merger, the Company expects to leverage CFO Silvia’s technology platform, data infrastructure, and development team, to be led by Shain Noor in his capacity as our Chief Technology Officer, to expand its AI product offerings.

For more information on the Merger see “Part II -- Item 7 -- Management’s Discussion and Analysis of Financial Condition And Results Of Operations -- Business Combination Transaction and Recent Developments--Merger Agreement with CFO Silvia” elsewhere in this Annual Report.

Our AI-powered products and strategy are at an early stage of development. CFO Silvia has limited historical operations, and we have not yet generated material revenue from AI-powered products or services. The development, launch, and commercialization of our AI-powered product offerings will require significant additional investment in technology, talent, and infrastructure. The market for AI-powered financial products is rapidly evolving and increasingly competitive, and there can be no assurance that the Company’s products will achieve market acceptance, generate meaningful revenue, or compete effectively against existing or future competitors with greater resources and more established market positions. See “Part I -- Item 1A.-- Risk Factors” elsewhere in this Annual Report for additional discussion of risks related to our AI-powered products and strategy.

Media Products

We offer media products to help independent investors understand financial markets, current events, and technology advancements. These “media products” include social media accounts, email newsletters, and audio or video content.

We launched our media products in August of 2025. The media products are built on the knowledge and experience gained from Anthony Pompliano’s career and other media businesses, which have utilized a combination of social and traditional media aimed to generate advertising and sponsorship revenue. Leveraging our experience in this field, and through the Investment Consulting and Marketing Services Agreement (the “Services Agreement”) between ProCap and Professional Capital Management (described below) we are able to execute at a high level, while reducing our media products operations expenses. However, we may still face challenges in building and maintaining large audiences for our media products, which may be due to talent availability, scheduling, and demand.

In the ordinary course of our media operations, we enter into non-exclusive agreements to advertise certain Bitcoin-related products and services of third parties on our audio podcast and video podcasts broadcast on our YouTube channel and X account, in exchange for fees. In general, the terms of the agreements are structured as follows: (i) ProCap provides advertisements for advertisers on ProCap’s podcast, which is disseminated via audio, video, and social media channels for a fixed period, which may be renewed by mutual agreement or canceled at any time; and (ii) the advertisers pay to ProCap a fixed fee, which may be paid in a combination of fiat, Bitcoin, stablecoin, or the advertiser’s token, subject to ProCap’s consent. However, in the future ProCap may determine that it is in its best interests to accept other digital assets. The revenue from these agreements will be used to operate the business and fund additional media products. Should we not be able to enter into additional advertising agreements, we may face challenges in continuing to grow our advertising-based revenue.

On June 23, 2025, Professional Capital Management and Legacy ProCap entered into the Services Agreement. Pursuant to the Services Agreement, Professional Capital Management agreed to provide certain investment consulting, marketing and advertising services pursuant to the statements of work, including production, editing, and distribution services for our media products. In consideration for such services, Legacy ProCap issued to Professional Capital Management 10,000,000 common units of ProCap (the “Common Units”), which subsequently transferred 500,000 Common Units to Jeffrey Park. The Services Agreement has a term of four (4) years following the effective date and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein.

In addition to our advertising and sponsorship revenue, we may participate in “staking” activities involving Bitcoin, and we may evaluate emerging protocols that enable Bitcoin holders to engage in staking-like arrangements. We may collaborate with our advertising partners to evaluate and provide feedback on their staking-related products and services. Staking is a mechanism available on certain proof-of-stake (“PoS”) blockchains whereby users delegate or lock up a specified amount of tokens to help validate transactions and secure the network. In return, participants may earn rewards, typically in the form of additional tokens. These rewards are generally distributed by the network protocol.

We plan to use less than 5% of our total Bitcoin holdings, if any, for staking activities. Staked Bitcoin typically remains custodied and subject to an unbonding period of approximately seven days, during which it is not transferable. In connection with our staking activities, we intend to adhere to the following guidelines:

●	Allocation Limits: ProCap will allocate no more than 5% of ProCap’s Bitcoin holdings for use in staking activities.

●	Custody Protocols: Under the custody agreements (the “Custody Agreements”), all staked Bitcoin will remain with a qualified institutional custodian engaged by ProCap, which are currently Anchorage Digital Bank, N.A. (“Anchorage”), BitGo Holdings Inc. (“BitGo”), Coinbase Trust Company, LLC (“Coinbase”), and FalconX (defined below). The custodian may facilitate access to third-party staking or yield protocols on behalf of ProCap. In the future, we may engage additional or alternative custodians to support these activities, provided that all such custodians meet applicable regulatory and institutional standards.

●	Oversight and Approvals: All staking decisions require approval from our Chief Executive Officer and activity is subject to ongoing monitoring by our senior management team and compliance officer.

●	Unbonding Period: We will not exceed an unbonding period of approximately 7 days without approval from our Chief Investment Officer.

●	Risk Controls: We will monitor potential risks associated with staking, including liquidity constraints and counterparty exposure. Further, we and our audit committee will periodically review participation in connection with our general risk management protocols.

While Bitcoin does not use a PoS consensus mechanism and cannot be staked natively, emerging protocols such as Babylon, enable Bitcoin holders to lock Bitcoin as economic security on PoS chains. These mechanisms do not involve validating transactions on the Bitcoin blockchain but enables Bitcoin to serve as collateral for security in other blockchain ecosystems. In return, participants may receive rewards, if any, distributed by the PoS protocol and not by the Bitcoin network.

In exchange for evaluating or using our partners’ staking platforms or services, including those involving Bitcoin staking via external protocols, we may receive fixed advertising fees and, where applicable, a portion of any staking rewards generated by our participation.

Bitcoin Treasury

ProCap’s Bitcoin treasury strategy is grounded in the belief that Bitcoin represents an attractive store of value, characterized by its fixed supply, verifiable scarcity, and global liquidity. ProCap has adopted a Treasury Reserve Policy (the “Treasury Reserve Policy”) that establishes Bitcoin as the primary treasury reserve asset, while maintaining sufficient cash and cash equivalents to meet working capital, operational, and contractual requirements. The key elements of ProCap’s Bitcoin strategy include:

●	Opportunistic Purchases: ProCap will monitor macroeconomic indicators, market valuation metrics (including, but not limited to, Market Value to Realized Value (“MVRV”) ratio, relative strength index, and on-chain analytics), and industry sentiment to identify periods of market dislocation or undervaluation. During such periods, ProCap may accelerate Bitcoin accumulation through discretionary purchases. We will retain sufficient cash and cash equivalents for operating needs and obligations. Our Bitcoin holdings are not intended to replace working capital reserves.

●	Capital Raising: ProCap may periodically access capital markets through the issuance of equity, debt, or convertible instruments, with the objective of deploying proceeds into additional Bitcoin acquisitions. ProCap may also utilize innovative financing strategies, such as Bitcoin-collateralized debt instruments, to enhance its ability to accumulate Bitcoin in a manner that is accretive to shareholders on a per-share basis.

●	Long-Term Holdings: ProCap views its Bitcoin holdings as a strategic, long-term reserve asset. ProCap will continue to accumulate Bitcoin as market conditions and capital availability permit. We do not plan to sell Bitcoin except in extraordinary circumstances, such as to meet critical liquidity needs, to address adverse regulatory changes, purchase our Common Stock when conditions are advantageous, for tax purposes or in the event of a fundamental change in ProCap’s strategic outlook.

●	Governance and Risk Management: ProCap’s board of managers has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of ProCap’s Bitcoin holdings or other activities it may pursue, and has the power to change its current policies, including its strategy of acquiring and holding Bitcoin. All Bitcoin acquisition and treasury management activities are overseen by the senior management team and the Board, in consultation with external advisors with expertise in Bitcoin and corporate finance. ProCap will maintain internal controls, risk limits, and compliance protocols to ensure prudent execution of its Bitcoin strategy.

As of February 12, 2026, we hold approximately 5,007 Bitcoin. In addition to maintaining sufficient cash and cash equivalents to meet working capital, operational, and contractual requirements, our policy is to hold a majority of our total treasury reserve assets in Bitcoin.

While we only intend to sell Bitcoin in extraordinary circumstances, we plan to enter into various investment strategies such as put and call options contracts as part of a broader Bitcoin treasury and yield generating strategy to manage exposure to fluctuations in the market price of Bitcoin or for trading purposes. Put options provide the right to sell Bitcoin at a specified strike price on or before a stated maturity date, or the obligation to buy Bitcoin at the strike price if the put option is written. Call options provide the right to buy Bitcoin at a specified strike price on or before a stated maturity date, or the obligation to sell Bitcoin at the strike price if the call option is written. The contracts may be exchange-traded or over-the-counter (“OTC”) and may be cash-settled or physically settled. While these strategies may result in Bitcoin being sold if options are exercised, such dispositions are an expected feature of the strategy rather than discretionary sales.

While we do not have policies in place to address air drops, incidental rights and hard forks, we plan to discuss with our board of directors the potential need for such policies in the future. Our audit committee and board of directors will monitor the need for such policies as part of their risk management oversight.

To facilitate our Bitcoin purchases, we plan to purchase Bitcoin through third-party trading platforms and certain brokers. We entered into several customary purchase and sale agreements with various counterparties, pursuant to which the counterparties will execute the Company’s Bitcoin transactions. In the ordinary course of our business, we may enter into additional similar, customary agreements with other third party providers.

Hedging and Risk Management Practices

To reduce the volatility inherent in our Bitcoin holdings and better manage capital efficiency, we may implement selective hedging strategies. These include:

●	Use of exchange-listed Bitcoin derivatives, such as CME Bitcoin futures and options;

●	Put options, covered call or collar strategies to limit downside risk or monetize price volatility; and

●	Strategic counterparty arrangements for risk reduction in liquidity or event-driven scenarios.

We do not engage in speculative trading or market-making activities. All derivatives transactions are for bona fide risk management, not for speculative gain. All hedging transactions are conducted solely for our own account and in compliance with the Commodity Exchange Act of 1936, as amended (the “CEA”), applicable exchange rules, SEC regulations, and relevant internal risk and hedging policies. See “- Government Regulation” below for more information.

We have implemented a comprehensive Know Your Customer (“KYC”) and Anti-Money Laundering (“AML”) Policy to comply with global AML and Counter-Terrorist Financing (“CTF”) laws, aiming to prevent misuse of its services for illicit activities. The policy includes governance by the Board of Directors, annual risk assessments, compliance with key regulations, thorough customer identification and enhanced due diligence for high-risk customers, ongoing transaction monitoring, daily sanctions screening, and prompt reporting of suspicious activities. Additionally, all employees receive annual AML/KYC training, and the program is independently audited yearly to address emerging risks.

Potential Advantages and Disadvantages of Holding Bitcoin

ProCap believes that Bitcoin is an attractive asset because it can serve as a store of value, supported by a robust and public open-source architecture, that is untethered to sovereign monetary policy. We also believe that, due to its limited supply, Bitcoin may offer the potential to serve as a hedge against inflation in the long-term and, if its adoption increases, the opportunity for appreciation in value.

Bitcoin exists entirely in electronic form, as virtually irreversible public transaction ledger entries on the blockchain, and transactions in Bitcoin are recorded and authenticated not by a central repository, but by a decentralized peer-to-peer network. This decentralization mitigates the risks of certain threats common to centralized computer networks, such as denial-of-service attacks, and reduces the dependency of the Bitcoin network on any single system. The decentralization of user nodes and miners also mitigates the risk of a 51% attack, which would be very costly and difficult to execute with respect to Bitcoin because the Bitcoin network is open source and widely distributed, and transactions on the blockchain require significant computing power to be validated.

However, while the Bitcoin network as a whole is decentralized, the private keys used to access Bitcoin balances are not widely distributed and are susceptible to phishing and other attacks designed to obtain sensitive information or gain access to password-protected systems. Loss of such private keys can result in an inability to access, and effective loss of, the corresponding Bitcoin. Consequently, Bitcoin holdings are susceptible to all of the risks inherent in holding any electronic data, such as power failure, data corruption, security breach, communication failure and user error, among others. These risks, in turn, make Bitcoin substantially more susceptible to theft, destruction, or loss of value from hackers, corruption, viruses and other technology-specific factors as compared to conventional fiat currency or other conventional financial assets. For more information on risks associated with holding Bitcoin, please see “Risk Factors - Risks Related to our Business and Bitcoin Treasury Strategy” of this Annual Report.

In addition, the Bitcoin network relies on open-source developers to maintain and improve the Bitcoin protocol. Accordingly, Bitcoin may be subject to protocol design changes, governance disputes such as “forked” protocols, competing protocols, and other open source-specific risks that do not affect conventional proprietary software.

Custody of ProCap’s Bitcoin

ProCap will secure all Bitcoin holdings in custody accounts at top-tier, U.S.-based institutional qualified custodians with demonstrated records of regulatory compliance and information security. As of the date of this Annual Report, all of ProCap’s Bitcoin is held in a custody account with Anchorage, BitGo, Coinbase, and FalconX.

ProCap’s custody framework includes:

●	Diversification of custody across multiple providers to mitigate counterparty risk;

●	Utilization of multi-signature cold storage solutions to enhance security, which store private keys in offline, air-gapped environments that are not connected to the internet, significantly reducing the risk of cyberattacks, unauthorized access, or online breaches;

●	Rigorous due diligence and ongoing monitoring of custodians and service providers; and

●	Negotiation of contractual protections to ensure ProCap’s property interests in Bitcoin are safeguarded in the event of custodian insolvency or other adverse events.

In the ordinary course of our business, we entered into customary custody services agreements (the “Custody Agreements”) with custodians such as Anchorage, BitGo, Coinbase, and FalconX, pursuant to which we engage the custodians to provide custodial services for our Bitcoin holdings. Under the Custody Agreements, all of our Bitcoin assets held with any of the custodians are fully segregated on-chain and are not commingled with the assets of other clients. All of our Bitcoin assets are held in cold storage, and ProCap is the only party with access to its Bitcoin held in custody with its custodians. The existence of ProCap’s Bitcoin held in custody pursuant to the Custody Agreements may be verified by third party auditors, subject to ProCap’s consent for the custodians to share account information with such auditors. The Custody Agreements have various terms and automatically renew for various terms, unless written notice is provided to the other party thirty days prior to the expiration of the Custody Agreements. The Custody Agreements may be terminated for cause by the non-breaching party upon a material breach which is not cured within thirty days after receipt by the breaching party of written notice from the non-breaching party of a material breach, however, the Custody Agreements may be terminated immediately under certain circumstances. In the ordinary course of our business, we may enter into other customary custody agreements with other third-party providers.

Anchorage is chartered as a national trust bank and is regulated by the Office of the Comptroller of the Currency (“OCC”). As a national trust bank, Anchorage is authorized to perform fiduciary custody of digital assets, including Bitcoin, and is subject to ongoing regulatory oversight by the OCC. Anchorage maintains insurance coverage for certain losses of Bitcoin and other digital assets held in its custody. Anchorage holds insurance policies with aggregate policy limits, rather than per-account limits, including coverage for: the loss of property due to theft, robbery, burglary and third-party computer and funds transfer fraud ($100,000,000 policy limit), cyber/technology errors and omissions ($1,000,000 policy limit), general liability ($4,000,000 policy limit, inclusive of umbrella coverage), workers’ compensation (in accordance with minimum state law requirements), employer’s liability ($1,000,000 policy limit) and automobile liability ($4,000,000 policy limit, inclusive of umbrella coverage). However, digital assets held in Anchorage’s custody are not guaranteed by Anchorage and are not subject to the insurance protections of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”).

BitGo is a state-chartered trust company organized under the laws of the State of South Dakota and regulated by the South Dakota Division of Banking. As a regulated trust company, BitGo is authorized to provide fiduciary custody services for digital assets, including Bitcoin, and is subject to ongoing regulatory oversight by its primary banking regulator. BitGo is considered a qualified custodian under applicable regulatory frameworks and holds client digital assets in segregated custody accounts that are not commingled with BitGo’s proprietary assets. BitGo maintains insurance coverage for certain losses of digital assets held in its custody through policies underwritten by a syndicate of insurers, including Lloyd’s of London and European market participants, with an aggregate specie insurance limit of up to $250 million for digital assets where BitGo holds all private keys and ancillary crime coverage (subject to customary exclusions, deductibles, and policy terms). However, digital assets held in BitGo’s custody are not guaranteed by BitGo and are not subject to the insurance protections of the FDIC or the SIPC.

Coinbase is a limited-purpose trust company chartered under the New York Banking Law and is regulated by the New York State Department of Financial Services (“NYDFS”). As a fiduciary and regulated entity, Coinbase is authorized to provide secure custody services for a wide range of digital assets and is subject to rigorous regulatory oversight and capital requirements. Coinbase is a qualified custodian under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and maintains client digital assets in segregated accounts that are legally distinct from Coinbase’s corporate assets. To protect against external threats, Coinbase maintains insurance coverage designed to cover losses resulting from theft or cybersecurity breaches. However, digital assets held by Coinbase are not guaranteed by Coinbase, insured by the FDIC, or protected by the SIPC, and their value may fluctuate.

FalconX is an institutional prime brokerage and operates through several subsidiaries, including FalconX Bravo, Inc., a Commodity Futures Trading Commission-registered swap dealer and a member of the National Futures Association, and FalconX Delta, Inc., a Money Services Business registered with Financial Crimes Enforcement Network (“FinCEN”) (collectively, “FalconX”). FalconX is a cryptocurrency-focused firm authorized to provide institutional access to the OTC derivatives market that also maintains numerous state-level money transmitter licenses. As a prime broker, FalconX provides integrated trading, credit, and custody services, utilizing bankruptcy-remote structures to ensure that client digital assets are held in segregated accounts and are not commingled with the firm’s proprietary assets. In addition to its own custodial infrastructure, FalconX provides “Prime Connect” services, allowing clients to trade while keeping assets in third-party qualified custody with NYDFS-regulated partners. Like other custodians, FalconX maintains insurance coverage for digital assets held in its custody, but digital assets in its custody are not guaranteed by FalconX, insured by the FDIC or protected by the SIPC.

ProCap will continuously review and enhance its custody arrangements to ensure the highest standards of asset protection and operational resilience.

Industry and Market Overviews

AI

AI refers broadly to computer systems and algorithms designed to perform tasks that traditionally require human intelligence, including learning from data, recognizing patterns, making predictions, and generating content. Modern AI systems are built on machine learning techniques, including deep learning and large language models, which are trained on large datasets to perform complex analytical and generative tasks. The recent emergence of generative AI, which can produce text, code, images, and structured analysis in response to natural language prompts, has significantly expanded the practical applications of AI across industries.

In financial services, AI is being applied to automate and augment a range of activities historically performed by human professionals, including financial planning, investment analysis, portfolio construction, risk assessment, fraud detection, regulatory compliance, and customer engagement. AI-powered financial tools seek to deliver these services at lower cost, greater speed, and broader scale than traditional advisory models, making personalized financial guidance accessible to a wider population of consumers and institutions.

The global AI market has grown substantially over the past five years. According to industry estimates, the global AI market was valued at approximately $294 billion to $391 billion in 2025, depending on the scope of measurement, and is projected to grow to approximately $376 billion or more by the end of 2026. Multiple industry research firms project the global AI market will exceed $2 trillion by the early 2030s, with compound annual growth rates (“CAGR”) generally estimated between 27% and 37%. These projections underscore AI’s emergence as a foundational technology with applications across virtually every sector of the global economy.

Within financial services specifically, the AI market has experienced particularly rapid expansion. Industry estimates place AI-powered products in the finance market at approximately $38 billion in 2024, projected to grow to over $190 billion by 2030, representing a CAGR of approximately 30.6%. Generative AI within financial services, a more nascent segment, was estimated at approximately $2.2 billion in 2024 and is projected to reach approximately $25.7 billion by 2033, reflecting a CAGR of approximately 31.0%.

The growth of AI-powered financial planning tools has been driven by several factors, including rising consumer demand for low-cost, accessible financial guidance; the increasing sophistication of AI models capable of processing complex financial data; and the willingness of traditional financial institutions to adopt and integrate AI-driven capabilities into their existing platforms. Partnerships between fintech companies and established financial institutions have also contributed to market growth, accounting for an estimated 28% of revenue growth in the sector in 2025.

While the AI-powered financial services market presents significant growth opportunities, it remains subject to considerable uncertainty and competitive pressure. The market is characterized by rapid technological change, evolving consumer expectations, and a regulatory environment that is still taking shape. The pace at which new AI capabilities emerge, including advances in generative AI, autonomous agents, and multimodal models, can rapidly alter the competitive landscape, rendering existing products less differentiated or obsolete. See the risk factors entitled “The Company operates in a highly competitive market, and many of the Company’s current and potential competitors have significantly greater resources” and “The regulatory environment for AI-powered financial products is evolving and uncertain, and future regulations could materially and adversely affect the Company’s business.”

The AI-powered financial services industry is dynamic and rapidly evolving, offering substantial opportunities alongside significant risks. The Company will continue to monitor technological, regulatory, and market developments to navigate this complex landscape effectively.

Proliferation of Open-Source Models in AI

The development and proliferation of open-source AI models has been one of the most significant trends shaping the AI industry. Open-source AI refers to machine learning models and related software whose underlying code, model weights, and training methodologies are made publicly available, allowing developers, researchers, and enterprises to inspect, modify, fine-tune, and deploy these models without proprietary licensing restrictions. Major open-source model families include Meta’s Llama, Kimi K2, Mistral AI’s Mistral and Ministral, Alibaba’s Qwen, Google’s Gemma, and DeepSeek, among others. The pace of open-source releases has accelerated significantly, with an estimated 1,000 to 2,000 new models uploaded daily to Hugging Face, the leading open-source AI repository, by late 2025.

Open-source AI models have rapidly closed the performance gap with proprietary alternatives. Models such as Meta’s Llama 3.3 and DeepSeek R1 have demonstrated performance comparable to leading proprietary models on a range of benchmarks. By late 2025, Alibaba’s Qwen family had surpassed Llama in cumulative downloads to become the most widely used base model for fine-tuning on Hugging Face, reflecting the global and increasingly competitive nature of open-source AI development.

Enterprise adoption of open-source AI has grown meaningfully. Gartner has forecast that more than 60% of businesses will adopt open-source large language models for at least one AI application by the end of 2025, up from approximately 25% in 2023. Deloitte’s “State of AI in the Enterprise” report has indicated that companies using open-source models can achieve cost savings of approximately 40% compared to proprietary alternatives while maintaining comparable performance levels. Open-source adoption has been particularly strong among larger enterprises and in regulated industries such as financial services, healthcare, and telecommunications, where requirements for on-premises deployment, data sovereignty, and the ability to fine-tune models for domain-specific use cases make open-source approaches especially attractive.

The growth of the open-source AI ecosystem has significant implications for the competitive landscape. Open-source models lower barriers to entry by reducing the cost and technical complexity of deploying AI capabilities, enabling a broader range of companies to build AI-powered products and services. At the same time, the rapid pace of open-source development creates both opportunities and risks for companies in the AI sector. Companies that effectively leverage open-source models may benefit from reduced development costs, faster time to market, and greater flexibility, while those that rely on proprietary AI capabilities may face pressure to differentiate on application-layer features, data advantages, or domain expertise rather than foundational model performance alone. The continued evolution of open-source AI, including questions around licensing terms, model governance, and the sustainability of open-source development, represents a material factor in the competitive dynamics of the AI industry.

AI Industry Participants

The market for AI-powered financial products and services includes a broad and growing range of participants spanning large technology companies, established financial institutions, specialized fintech companies, and early-stage startups. The competitive landscape is shaped by the convergence of several industries, as technology companies expand into financial services, financial institutions invest heavily in AI capabilities, and new entrants leverage open-source AI models and cloud infrastructure to bring products to market at relatively low cost.

Large technology companies, including Microsoft, Google, Amazon, and Apple, represent significant participants in the AI ecosystem that underpins the financial services industry. These companies collectively invested over $400 billion in AI-related capital expenditures in 2025, with projections exceeding $560 billion in 2026, primarily directed toward data center infrastructure, cloud computing capacity, and foundational AI model development. Their cloud platforms, including Amazon Web Services, Microsoft Azure, and Google Cloud, provide the infrastructure on which a substantial portion of AI-powered financial applications are built. Microsoft and Google have also introduced enterprise AI products, such as Microsoft 365 Copilot and Google’s Gemini integrations, that are being adopted across financial services firms. The resources, distribution capabilities, and existing enterprise relationships of these companies position them to compete directly or indirectly in the AI-powered financial services market.

Established financial institutions and wealth management firms have accelerated their adoption of AI technologies. By 2025, over 85% of financial institutions had implemented some form of AI-powered capability, according to industry surveys. Major firms including Vanguard, Charles Schwab, Fidelity, LPL Financial, Raymond James, Ameriprise, and others have deployed or are actively developing AI tools for portfolio management, client engagement, compliance, and financial planning. Vanguard’s robo-advisory platform manages approximately $47 billion in assets under management, followed by Schwab Intelligent Portfolios at approximately $10.2 billion. These firms benefit from large existing customer bases, established regulatory relationships, and significant capital to invest in AI development and integration.

Specialized fintech and wealthtech companies represent another significant category of industry participants. Companies such as Betterment, Wealthfront, Wealthsimple, Empower, SoFi Technologies, Altruist, and Pontera have built platforms that apply AI and automation to investment management, financial planning, and advisor workflow optimization. Betterment manages approximately $7.4 billion in assets, and Wealthfront approximately $5.0 billion. Several of these companies have expanded beyond their original product offerings: SoFi, for example, now serves over 10.9 million members across lending, saving, investing, and insurance products. Wealthfront announced a strategic collaboration with Nasdaq Private Market in January 2025 to provide wealth management products to private company shareholders following liquidity events. These companies generally compete on the basis of user experience, cost, and the breadth of their automated capabilities.

Enterprise financial software providers, including Intuit, represent another category of participants embedding AI into existing products that serve large installed bases of consumers and financial professionals. Intuit has integrated generative AI capabilities across its TurboTax, QuickBooks, and Credit Karma platforms, leveraging its access to extensive financial data and its relationships with tens of millions of users. Companies in this category benefit from deep domain expertise, proprietary data assets, and the ability to distribute AI-powered features through products that consumers and businesses already use.

Early-stage AI-native fintech companies represent a growing segment of the market. These companies are building products from the ground up using large language models, autonomous agents, and other advanced AI capabilities to deliver automated financial planning, portfolio analytics, tax optimization, and personalized financial guidance. The availability of open-source AI models, including Meta’s Llama, Mistral AI’s models, Alibaba’s Qwen, and Google’s Gemma, has lowered the barriers to entry for these companies, enabling them to deploy sophisticated AI capabilities without the cost of training proprietary foundational models. CB Insights identified over 100 fintech startups as among the most promising in 2025, many of which are leveraging AI as a core differentiator. The emergence of agentic AI, with 82% of midsize companies and 95% of private equity firms either implementing or planning to implement agentic AI capabilities in 2026, is expected to further expand the range and sophistication of AI-native financial products.

The convergence of these participant categories has created a competitive environment characterized by rapid innovation, significant capital investment, and increasing overlap between technology, financial services, and data analytics. The Company’s ability to establish and maintain a competitive position within this landscape will depend on its capacity to deliver differentiated products, attract and retain users, and adapt to the pace of technological and regulatory change.

Bitcoin Treasury

Introduced in 2008 and launched in 2009, Bitcoin is a decentralized digital currency operating on a peer-to-peer network and is built on free and open-source technology, which is designed to facilitate secure and transparent transactions. This network hosts a public transaction ledger, known as the Bitcoin blockchain, on which all validated transactions that have ever taken place on the Bitcoin network are recorded. One or more “private keys” are stored in individual “wallet” functions, which are used to sign transactions and control the transfer of Bitcoin. The Bitcoin blockchain is maintained by a decentralized network of participants (i.e., miners, nodes, and developers), none of whom has unilateral control. As a result, the Bitcoin network can be updated without any single entity owning or operating the network.

The global Bitcoin market has grown substantially over the past five years, with its total market capitalization nearing $1.4 trillion as of February 12, 2026. This expansion underscores Bitcoin’s emergence as a globally recognized store of value and a foundational asset within the digital asset ecosystem.

Bitcoin’s price rose from approximately over $9,000 in July 2020 to over $120,000 by July 2025, reflecting long-term adoption and increasing institutional participation. After a decline during the coronavirus disease of 2019 (“COVID-19”) in early 2020, Bitcoin rebounded strongly and ended that year near $29,000. In 2021, it surged past $60,000 before briefly correcting below $30,000 mid-year.

Through 2022 and 2023, Bitcoin remained at prices significantly below its all-time high. Momentum returned in 2024, driven by exchange-traded fund (“ETF”) inflows and institutional accumulation, pushing prices to over $60,000. In 2025, Bitcoin reached new all-time highs over $120,000, bolstered by favorable regulatory developments and renewed investor confidence.

Bitcoin’s five-year trajectory highlights the asset’s resilience, sustained growth, institutional validation, and increasing relevance as a long-term investment asset.

While Bitcoin is often described as a potential store of value, it has historically exhibited strong volatility. The price of Bitcoin has fluctuated dramatically over short periods of time, and it is not uncommon for Bitcoin to experience double-digit percentage changes within a single day. For example, Bitcoin traded at approximately $16,000 in January 2023 and has since increased to an average of $78,000 as of February 12, 2026, reflecting significant appreciation during this period. At the same time, Bitcoin has also experienced material drawdowns, including a decline of about 77% from November 2021 to November 2022. This volatility is influenced by factors including speculative trading, limited liquidity, concentration of ownership, evolving regulation, technological developments, and shifts in market sentiment. See the risk factors entitled “Our principal asset is Bitcoin. The concentration of our Bitcoin holdings enhances the risks inherent in our Bitcoin strategy” and “Bitcoin is a highly volatile asset, and our operating results and market price may significantly fluctuate, including due to the highly volatile nature of the price of Bitcoin and erratic market movements.”

The Bitcoin industry is dynamic and rapidly evolving, offering substantial opportunities alongside significant risks. We will continue to monitor technological, regulatory, and market developments to navigate this complex landscape effectively.

Creation of New Bitcoin and Limits on Supply

The Bitcoin protocol limits the total number of Bitcoins that can be generated over time to 21 million. As of February 12, 2026, approximately 20 million Bitcoin have been generated, further highlighting the asset’s scarcity and long-term value proposition. Based on current estimates, we expect that the 21 millionth Bitcoin will be mined around the year 2140. New Bitcoin are created and allocated by the Bitcoin protocol through a “mining” process that rewards users that validate transactions in the Bitcoin blockchain. Validated transactions are added in “blocks” approximately every 10 minutes. The mining process serves to validate transactions and secure the Bitcoin network. Mining is a competitive and costly operation that requires a large amount of computational power to perform repeated hash functions in search of a valid solution under Bitcoin’s “proof-of-work” protocol.

To incentivize miners to incur the costs of mining Bitcoin, the Bitcoin protocol rewards miners that successfully validate a block of transactions with newly generated Bitcoin. The current reward for miners that successfully validate a block of transactions is 3.125 Bitcoin per mined block. The mining reward is reduced by half, which is referred to as a Bitcoin halving, after every 210,000 blocks are mined. This halving has historically occurred approximately every four years. The most recent Bitcoin halving occurred in 2024, and the next Bitcoin halving is expected to occur sometime in 2028, although the exact date is uncertain and depends on block times.

Modifications to the Bitcoin Protocol

The Bitcoin network operates as a decentralized, open-source network that has no central authority, so no one person can unilaterally make changes to the software that runs the network. Bitcoin Core, a widely used Bitcoin software implementation, is maintained by a community of open-source contributors that propose changes to the source code and release periodic updates and other changes. Unlike most software that has a central entity that can push updates to users, Bitcoin network is a peer-to-peer network in which individual network participants, called nodes, decide whether to upgrade the software and accept the new changes. As a practical matter, a proposed change becomes part of the Bitcoin protocol only if a majority of network participants, including miners and nodes, choose to adopt and enforce it through the software they run on the Bitcoin network. For some changes, such as soft forks, activation may involve miners signaling support with their hash power, but enforcement of the rules is determined by node operators. If a certain percentage of the nodes reject the changes, particularly in the case of a hard fork, a chain split can occur, resulting in separate versions of the blockchain based on the software each participant chooses to run. A soft fork is a backward-compatible change to the Bitcoin protocol that tightens or adds new consensus rules. Nodes that have not been upgraded will still accept blocks as valid if those blocks comply with both old and new rules. However, non-upgraded nodes may be unaware of the new restrictions and cannot enforce them. A hard fork, by contrast, is a non-backward-compatible change that alters consensus rules such that nodes running older versions cannot validate blocks created under the new rules. If consensus is not reached, hard forks can result in a split into two separate blockchains.

Forms of Attack Against the Bitcoin Network and Wallets

Blockchain technology has certain built-in security features that make it difficult for hackers and other malicious actors to alter confirmed transaction records or tamper with the blockchain’s historical ledger. However, as with any computer network, the Bitcoin network may still be subject to certain attacks. Some forms of attack include direct attacks, like “denial-of-service attacks” or “51% attacks” on the Bitcoin network, as well as individual-level security breaches, such as unauthorized access to digital wallets.

Bitcoin is controllable only by the possessor of the private key(s) associated with the public address to which the Bitcoin is assigned. Private keys are typically generated and stored by individual users or custodians and may be secured in hardware wallets, software wallets, or custodial storage solutions. One form of obtaining unauthorized access to a wallet occurs following a “phishing attack” where the attacker deceives the victim and manipulates them into sharing their private keys or other sensitive information. Loss of private keys generally results in permanent loss of access to the associated Bitcoin.

A “denial-of-service attack” occurs when legitimate users are unable to access information systems, devices, or other network resources due to the actions of a malicious actor flooding the network with traffic until the network is unable to respond or crashes. The Bitcoin network has been, and can be in the future, subject to denial-of-service attacks, which can increase transaction fees or delay transaction confirmations, but typically do not result in delays in block creation. A “51% attack” may occur when a group of miners attain more than 50% of the Bitcoin network’s mining power, enabling them to temporarily reorganize the blockchain, censor transactions, or perform double-spend attacks. However, such an attack does not permit altering Bitcoin’s fundamental protocol rules or total supply. As of the date of this Annual Report, we are not aware of any successful “51% attack” on the Bitcoin network. We believe, due to Bitcoin’s globally distributed hash rate, the prohibitively high cost of mounting such an attack, and the existence of community and network-level responses that serve as additional deterrents even if an attack was attempted. See “Risk Factors - Risks Related to Our Bitcoin Strategy and Holdings” for more information on the related risks.

Bitcoin Industry Participants

The primary Bitcoin industry participants are miners, node operators, investors and traders, digital asset exchanges and service providers, including custodians, brokers, payment processors, wallet providers and financial institutions. Developers and infrastructure providers (e.g., Lightning Network operators) also play a key role in Bitcoin’s ecosystem, though they may not be primary participants in trading or mining.

Miners. Miners range from Bitcoin enthusiasts to professional mining operations that design and build dedicated mining machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to mine Bitcoin blocks. See “- Creation of New Bitcoin and Limits on Supply” above.

Node operators. Node operators validate transactions and blocks according to the consensus rules coded in their software along with propagating transaction information throughout the peer-to-peer network. These operators can range from individuals to large-scale commercial operators.

Investors and Traders. Bitcoin investors and traders include individuals and institutional investors who, directly or indirectly, purchase, hold, and sell Bitcoin or Bitcoin-based derivatives. On January 10, 2024, the SEC issued an order approving several applications for the listing and trading of shares of spot Bitcoin exchange-traded products (“ETPs”) on U.S. national securities exchanges. While the SEC had previously approved ETFs where the underlying assets were Bitcoin futures contracts, this order represented the first time the SEC approved the listing and trading of ETPs that acquire, hold and sell Bitcoin directly. ETPs can be bought and sold on a stock exchange like traditional stocks, and provide investors with another means of gaining economic exposure to Bitcoin through traditional brokerage accounts. We anticipate that the approval of spot Bitcoin ETPs will improve market liquidity and broaden investor access to the Bitcoin ecosystem, which we expect to lead to greater adoption of Bitcoin and long term price stability.

Digital Asset Exchanges. Digital asset exchanges provide trading venues for purchases and sales of Bitcoin in exchange for fiat or other digital assets. Bitcoin can be exchanged for fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on Bitcoin trading platforms, which are typically regulated as money service businesses and not regulated in the same manner as traditional securities exchanges. In addition to these platforms, over-the-counter markets and derivatives markets for Bitcoin also exist. The value of Bitcoin within the market is determined, in part, by the supply of and demand for Bitcoin in the global Bitcoin market, market expectations for the adoption of Bitcoin as a store of value, the number of merchants that accept Bitcoin as a form of payment, the volume of peer-to-peer transactions, macroeconomic conditions, and regulatory developments, among other factors.

Service providers. Service providers offer a multitude of services to other participants in the Bitcoin industry, including custodial and trade execution services, commercial and retail payment processing, loans secured by Bitcoin collateral, and financial advisory services. If adoption of the Bitcoin network continues to materially increase, we anticipate that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin network.

Other Digital Assets

As of the date of this Annual Report, Bitcoin was the largest digital asset by market capitalization. However, numerous alternative digital assets exist, which are often referred to as “altcoins,” and many entities, including consortia and financial institutions, are actively researching and investing resources in blockchain platforms and digital assets that utilize consensus mechanisms other than proof-of-work mining, which is employed by the Bitcoin network. For example, in late 2022 the Ethereum network completed “The Merge,” transitioning from proof-of-work (“PoW”) to a PoS mechanism. Under PoW, miners expend computing power and energy to solve cryptographic puzzles. The first to solve a valid block earns the right to add it to the blockchain and receive newly minted tokens and transaction fees as a reward. By contrast, under PoS, validators pseudo-randomly are selected to propose and attest to blocks based on the amount of network tokens they have locked (or “staked”) as collateral. If validators act dishonestly or violate protocol rules, their “staked” tokens may be subject to “slashing,” resulting in partial or complete forfeiture. Because PoS does not require energy-intensive mining competition, it generally operates with materially lower energy consumption than PoW. Some alternative digital assets, such as stablecoins, are designed to maintain a constant price because of their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly, particularly as a medium of exchange and store of value, particularly on digital asset trading platforms where they are often used as trading pairs or to facilitate transactions without converting to fiat currency. Additionally, central banks in some countries have started to introduce digital forms of legal tender known as central bank digital currencies (“CBDCs”), which are digital forms of legal tender issued and controlled by sovereign authorities.

Competition

AI

We expect to face significant competition in the market for AI-powered financial products and services. The financial technology sector has experienced substantial growth in AI-driven offerings, and we compete with a range of established and emerging participants, including large financial institutions and banks deploying proprietary AI tools across their existing customer bases, established personal finance platforms such as Mint, Empower, and Quicken that are integrating AI-driven features into their product suites, enterprise financial software providers including Intuit and Fidelity that are embedding AI capabilities into existing wealth management and financial planning products, and early-stage AI-native fintech companies focused on automated financial planning and portfolio analytics. Many of our competitors have significantly greater financial, technical, and marketing resources, larger user bases, longer operating histories, and more established relationships with financial institutions, data providers, and regulators. Our ability to compete will depend on, among other things, the functionality, reliability, and cost-effectiveness of its platform, its ability to attract and retain users, the pace and quality of its product development, and its capacity to navigate an evolving regulatory environment. There can be no assurance that the Company will compete successfully against current or future competitors, and competitive pressures could materially and adversely affect the Company’s business, financial condition, and results of operations. See “Part I -- Item 1A.-- Risk Factors” elsewhere in this Annual Report for additional discussion of competitive risks.

Bitcoin Treasury

Our Bitcoin strategy generally involves, from time to time, subject to market conditions, (i) issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase Bitcoin and (ii) acquiring Bitcoin with our liquid assets that exceed working capital requirements. When we engage in such capital raising transactions, we compete for capital with, among others, the Bitcoin network, ETPs, Bitcoin miners, digital assets exchanges, other digital assets service providers, other private and, increasingly, publicly traded companies that hold Bitcoin or other digital assets as treasury reserve assets, private funds that invest in Bitcoin and other digital assets, and similar vehicles. An increase in the competition for sources of capital could adversely affect the availability and cost of financing for our Bitcoin purchases, and thereby could adversely affect the market price of our listed securities.

Bitcoin ETFs are designed solely to track the price of Bitcoin and provide passive exposure through a regulated fund structure. In contrast, ProCap will directly acquire and hold Bitcoin as its primary treasury reserve asset. The Treasury Reserve Policy will prioritize the accumulation of Bitcoin using excess cash assets and proceeds from capital raising transactions, with a long-term view toward holding and growing its Bitcoin reserves. This direct ownership model ensures that shareholders have transparent, verifiable exposure to Bitcoin’s price appreciation, while also allowing ProCap to leverage its Bitcoin holdings for strategic and operational purposes.

ProCap’s differentiated model - combining direct Bitcoin holdings, marketing services, cash-flowing media products, and public market access - offers investors a multifaceted exposure to the Bitcoin ecosystem that is not available through traditional investment vehicles. We believe that our disciplined capital allocation, robust governance, and thought leadership position us to become a leading choice for investors seeking exposure to Bitcoin and the broader digital asset economy.

Our Competitive Strengths

Large, Engaged, and Cross-Platform Audience. ProCap’s Chief Executive Officer, Anthony Pompliano, has cultivated a substantial and engaged global audience through his daily newsletter (The Pomp Letter), podcast (The Pomp Podcast), and social media platforms, including X (formerly Twitter), YouTube, Instagram, Facebook, and LinkedIn. As of the date of this Annual Report, Mr. Pompliano’s cumulative following across these platforms exceeds 2.5 million, reflecting high levels of user engagement and trust. This broad reach allows for effective dissemination of digital asset content and timely updates on Bitcoin and macroeconomic trends.

Recognized Authority in the Bitcoin and Cryptocurrency-Related Financial Markets Space. Mr. Pompliano has become a leading voice in the cryptocurrency and related financial markets community through years of public advocacy, consistent content production, and appearances on major financial media outlets, including CNBC, Bloomberg, and Fox Business. Mr. Pompliano is widely regarded as a well-known educator and early adopter of Bitcoin, often sought for his views by institutional investors and retail audiences alike.

Proven Content and Distribution Strategy. Through daily content including interviews with prominent investors, policymakers, technologists, and entrepreneurs, Mr. Pompliano consistently provides high-value insights tailored for both novice and experienced investors. Mr. Pompliano’s ability to communicate complex financial and technological concepts in accessible formats has led to strong audience retention and subscriber growth across multiple platforms.

Integrated Media Products. The integration of media operations with ProCap’s financial services platform creates a powerful feedback loop - educational content and market commentary attract new participants to the Bitcoin ecosystem, while ProCap’s financial products and services benefit from increased awareness and credibility. By producing accessible, high-quality educational content, ProCap demystifies Bitcoin for both institutional and retail audiences, fostering greater understanding and adoption of Bitcoin as an asset class.

Strategic Relationships and Industry Influence. Mr. Pompliano maintains strong relationships with certain leaders in venture capital, blockchain infrastructure, and financial media. These relationships offer strategic value in the form of deal flow, brand partnerships, and access to early-stage innovations in the digital asset sector, which may be leveraged for business development and market positioning.

Strong Brand Recognition and Monetization History. The “Pomp” brand is widely recognized in the Bitcoin and fintech community. Mr. Pompliano has demonstrated monetization across multiple channels, including premium subscriptions, advertising, live events, educational courses, and media licensing. Mr. Pompliano’s track record reinforces his value as both a content creator and business operator.

Institutional and Entrepreneurial Experience. In addition to his public persona, Mr. Pompliano has experience as a venture capitalist and entrepreneur, having co-founded Morgan Creek Digital and invested in over 300 private companies. Mr. Pompliano’s background in both institutional finance and startup ecosystems provides him with a unique perspective on market dynamics, innovation, and capital allocation within the digital economy.

Government Regulation

AI

The regulatory landscape governing the use of AI-powered products in financial services is evolving rapidly and remains subject to significant uncertainty. There is currently no single, comprehensive federal statute in the United States that specifically governs the development, deployment, or use of AI technologies. Instead, AI is subject to a patchwork of existing federal and state laws, agency guidance, and emerging regulatory frameworks that may apply to AI-based products and services depending on their design, functionality, and use cases.

Federal Regulatory Activity

At the federal level, multiple agencies have asserted or expressed interest in regulatory oversight of AI. The U.S. Securities and Exchange Commission (the “SEC”) and Financial Industry Regulatory Authority (“FINRA”), have expressed increasing focus on the use of AI and predictive analytics by financial services firms, including the potential for AI-driven tools to implicate existing regulatory frameworks governing investment advice, data privacy, and algorithmic transparency. We intend to monitor these developments and to design our products and compliance infrastructure to operate within applicable regulatory requirements, though there can be no assurance that future regulatory actions will not impose material constraints on our AI products and strategy.

The Federal Trade Commission (the “FTC”) has indicated that it will use its existing authority under Section 5 of the FTC Act to address unfair or deceptive practices involving AI, including AI-generated content, algorithmic decision-making that results in discrimination, and inadequate data security practices. In April 2023, the FTC, U.S. Department of Justice, U.S. Equal Employment Opportunity Commission, and Consumer Financial Protection Bureau (“CFPB”) issued a joint statement warning of the potential for AI to contribute to discriminatory outcomes and pledging coordinated enforcement efforts. The CFPB has separately issued guidance on the applicability of the Equal Credit Opportunity Act (“ECOA”) to AI and machine learning underwriting models, emphasizing requirements for adverse action notices when automated systems are used in credit decisions. These agencies have broad enforcement authority under existing consumer protection, fair lending, and anti-discrimination laws that may be applied to AI technologies in ways that are difficult to predict.

State-Level AI Regulation

States have also begun to enact AI-specific legislation. The Colorado Artificial Intelligence Act (the “CAIA”), the first comprehensive state AI regulation in the United States, goes into effect in June 2026 and applies to “high-risk AI systems” used to make consequential decisions affecting consumers in areas including employment, education, financial services, healthcare, housing, insurance, and legal services. Among other things, CAIA imposes a duty of reasonable care on developers and deployers of high-risk AI systems to avoid “algorithmic discrimination,” and establishes requirements for risk assessments, impact evaluations, disclosure to consumers, governance frameworks, and documentation. Other states, including California, Texas, and New York, are considering or have enacted legislation addressing various aspects of AI, including requirements for disclosure when AI is used in certain contexts, restrictions on the use of AI in hiring and employment decisions, and obligations related to AI-generated content. We monitor developments in state AI legislation and will work to ensure compliance with applicable requirements, though the patchwork of state laws creates compliance complexity and may impose conflicting obligations across jurisdictions.

International Regulation

International regulatory developments may also affect our business. The European Union’s Artificial Intelligence Act (the “EU AI Act”), which entered into force in August 2024 and is being implemented in phases through 2027, establishes a comprehensive risk-based regulatory framework for AI systems. The EU AI Act imposes significant compliance obligations on providers and deployers of AI systems, including requirements for conformity assessments, technical documentation, transparency, human oversight, data governance, and cybersecurity for certain categories of high-risk AI systems, as well as outright prohibitions on certain AI practices deemed to pose unacceptable risks. The EU AI Act could impose substantial compliance costs and operational constraints with our international operations. Other jurisdictions, including the United Kingdom, Canada, China, and Brazil, are also developing or have implemented AI-specific regulations that may affect the global competitive landscape and our ability to operate in certain markets.

Data Privacy and AI

Our AI-powered products and services are also subject to data privacy and protection laws, which impose requirements on the collection, use, storage, and sharing of personal data used to train or operate AI systems. In the United States, these laws include the California Consumer Privacy Act (as amended by the California Privacy Rights Act), Virginia Consumer Data Protection Act, Colorado Privacy Act, and various other state privacy laws, as well as sector-specific federal regulations such as the Gramm-Leach-Bliley Act applicable to financial institutions. Several of these laws include provisions specifically addressing automated decision-making, profiling, and the use of personal data in AI systems, and grant consumers rights to opt out of certain automated processing or to obtain information about the logic involved in automated decisions. We have implemented data privacy and security policies and procedures designed to comply with applicable requirements, but the interaction between evolving AI-specific regulations and general privacy frameworks creates compliance complexity and potential litigation exposure.

Pending Federal Legislation

There is also significant proposed legislation at the federal level addressing AI governance and oversight. Various bills have been introduced in Congress that would establish requirements for algorithmic accountability, transparency, and impact assessments; regulate the use of AI in specific sectors or applications; address AI-generated content and deepfakes; and establish federal AI research and development priorities. The scope, timing, and likelihood of passage of any such legislation is uncertain, and we cannot predict whether or how federal AI legislation may affect our business. We intend to monitor legislative developments and to design our products and compliance infrastructure to operate within applicable legal and regulatory requirements, though there can be no assurance that future legislative or regulatory actions will not impose material constraints on our AI products and strategy.

For additional discussion of risks relating to the regulatory environment for our AI products and strategy, see “Part I - Item 1A. - Risk Factors - Risks Related to Our Business and AI” in this Annual Report.

Bitcoin Treasury

The laws and regulations applicable to Bitcoin and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have adopted regulatory frameworks permitting their use and trade with varying degrees of restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the Commodity Futures Trading Commission (“CFTC”), the SEC, FINRA, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the Internal Revenue Service (“IRS”) and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, as well as other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of Bitcoin, the markets for Bitcoin in general, and ProCap’s activities in particular, ProCap’s business and Bitcoin strategy, including the “treasury” approach, may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our Bitcoin strategies. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory have expressed concern regarding the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Some state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states. For risks associated with the regulations to which we may be subject to, please see “Risk Factors - Risks Related to our Business and Bitcoin Treasury Strategy” of this Annual Report.

The CFTC takes the position that some digital assets, including Bitcoin, fall within the definition of a “commodity” under the CEA. Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not currently regulate cash or spot market transactions involving digital assets (such as the Bitcoin treasury strategy) or exchanges that facilitate such transactions, provided that such transactions do not utilize margin, leverage, or financing. Rather, the CFTC’s regulations and enforcement authority generally apply to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade. Several proposed pieces of U.S. federal legislation may significantly expand or clarify the jurisdiction of the CFTC or other regulatory agencies over cryptocurrency-related companies, including Bitcoin treasury companies.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a “security” under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not currently consider Bitcoin to be a security under the federal securities laws. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets. Future regulatory developments with respect to Bitcoin from the CFTC, SEC, or any other federal or state regulator, are difficult to predict. In addition, since Bitcoin network transactions are pseudonymous, they may be susceptible to misuse for criminal activities, such as money laundering. Such transactions are recorded on a public ledger, allowing for forensic analysis that can link transactions to individuals or entities under certain circumstances. Nevertheless, this misuse, or the perception of such misuse, could lead to greater regulatory oversight of Bitcoin and Bitcoin platforms, and there is the possibility that law enforcement agencies may seize or shut down digital asset exchanges or service providers, which could prevent users from accessing custodial-held assets. Users who self-custody Bitcoin in private wallets remain outside the direct reach of such actions. For example, the U.S. Treasury Department’s Office of Foreign Assets Control has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals. Additionally, in January 2025, the Consumer Financial Protection Bureau announced that it is seeking public input on privacy protections and surveillance in digital payments, particularly those offered through large technology platforms.

As noted above, activities involving Bitcoin and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. On January 23, 2025, President Trump issued an executive order titled, “Strengthening American Leadership in Digital Financial Technology.” While the executive order did not mandate the adoption of any specific regulations, the executive order identifies certain key objectives to guide agencies involved in cryptocurrency regulation, including (i) protecting the sovereignty of the United States dollar by promoting the development of United States dollar-backed stablecoins, (ii) providing regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries, and (iii) taking measures to protect Americans from the risks of CBDCs. To achieve these objectives, the executive order established a working group on digital asset markets within the National Economic Council, comprised of representatives from key federal agencies, with a tight timeline for examining existing regulations and proposing a new regulatory framework. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

Legislation is currently pending in the U.S. Congress which, if passed and signed into law, could significantly affect the digital currency and digital asset markets. One such piece of legislation is the Digital Asset Market Clarity Act of 2025 (“CLARITY Act”), which would clarify which digital currencies and digital assets are commodities, as opposed to securities. Additionally, the CLARITY Act would subject certain spot-market digital commodities to a comprehensive regulatory regime for the first time. For example, the legislation would require several different types of entities to register with the CFTC and/or SEC and comply with various regulatory requirements that would be promulgated by the CFTC and SEC. Further, the legislation would require issuers of new and “non-mature” digital commodities to make a mandatory filing with the SEC containing information regarding the issuer, planned use of proceeds, economics, governance and development roadmap. The details of the legislation are likely to change from its current form as it is reviewed and revised by the U.S. House of Representatives and the Senate, and it is unknown at this time whether it will be approved.

Intellectual Property

As of the date of this filing, ProCap maintains and uses trade names, registered and unregistered trademarks, domain names, and logos, which it considers material to its brand identity. ProCap may pursue registration of certain marks or content in various jurisdictions as appropriate.

Human Capital

As of the date of this Annual Report, ProCap employs five individuals, all of whom are on the executive team and located in the United States. None of ProCap’s employees are represented by a labor union or covered by a collective bargaining agreement. ProCap may, from time to time, engage third-party contractors and consultants to support our operations. ProCap and its board of directors or executive officers may authorize the hiring of additional employees as operational needs expand.

About Us

Our Company was incorporated in Delaware on June 17, 2025. On December 5, 2025 (the “Closing Date”), we consummated the Business Combination Agreement. At the closing of the Business Combination Agreement (the “Closing”), the Company consummated the Business Combination, including the Mergers.

Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, (i) at least one business day prior to the Closing, CCCM de-registered from the Register of Companies in the Cayman Islands by way of continuation and re-registered in the State of Delaware to become a Delaware corporation (the “Domestication”), and (ii) upon the Closing, (x) the parties effected the SPAC Merger, and in connection therewith, each outstanding share of common stock of CCCM immediately prior to the effective time of the SPAC Merger was automatically cancelled in exchange for the right to receive shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), and each holder of a warrant of CCCM (“Warrant”) received a warrant to purchase one share of Common Stock (each, a “Warrant”), and (y) the parties effected the Company Merger, and in connection therewith, the members of Legacy ProCap received, in exchange for their membership interests in Legacy ProCap, shares of Common Stock.

As a result of the Business Combination, Legacy ProCap transferred all of its Bitcoin treasury assets to the Company and CCCM and Legacy ProCap became wholly-owned subsidiaries of the Company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the Business Combination Agreement. The rights of holders of our Common Stock and Warrants are governed by our Amended and Restated certificate of incorporation (our “Charter”), our amended and restated bylaws (the “Bylaws”), and the Delaware General Corporation Law (the “DGCL”).

On December 8, 2025, our Common Stock and Warrants began trading under the ticker symbol “BRR” and “BRRWW,” respectively, on Nasdaq.

Available Information

Our website address is https://www.procapfinancial.com/. We make available, free of charge through the Investor Relations portion of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this Annual Report.

Periodic Reporting and Financial Information

We have registered the initial sale of our Common Stock and Warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports contain financial statements audited and reported on by our independent registered public accountants. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

We are required to evaluate and report on our internal control procedures over financial reporting as required by the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”).

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some stockholders find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates equals or exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the prior June 30th.

ITEM 1A. RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this Annual Report before making an investment in our Common Stock or Warrants. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock and Warrants could decline and you could lose all or part of your investment. This Annual Report also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Throughout this section, unless otherwise indicated or the context otherwise requires, references to “ProCap,” “we,” “us,” “our” and other similar terms refer to the Company and its subsidiaries, prior to and/or after giving effect to the Business Combination, as the context may require.

Risks Related to Our Business and AI

Prior to 2026, our primary business focus was on advertising and media operations, along with our Bitcoin treasury strategy. Recently we announced that our corporate strategy is going to focus on AI operations, and de-emphasizing our advertising and media operations, while maintaining our Bitcoin treasury strategy. This expansion to AI operations involves several risks.

●	Abandonment of Established Revenue Streams: By expanding to AI, while de-emphasizing our advertising and media operations, we are moving away from industry-specific revenue streams that provided a degree of predictability. Our future financial performance will now primarily depend on our ability to develop, commercialize, and scale AI products and services, the availability and cost of compute and data, customer adoption, and evolving regulations, which are factors that are rapidly changing and are in many cases outside of our control.

●	Legacy Liabilities: Despite our expansion to AI operations, we remain subject to potential “tail” liabilities related to our former advertising and media operations, including alleged intellectual property infringement, defamation or right-of-publicity claims, privacy and consumer protection investigations or actions, advertising standards and disclosure issues, contractual disputes, and employment-related matters. The costs associated with defending or settling these legacy claims could diminish the cash reserves we intend to allocate toward our AI operations strategy.

●	Investor Base Misalignment: Investors who purchased our stock for exposure to the advertising and media sector may sell their shares as a result of our AI strategy leading to increased downward pressure on our stock price and heightened volatility during the expansion period.

●	Execution Risk: We may be unable to successfully develop, commercialize or scale our AI products and services, which could impair or delay our AI strategy.

If we are unable to successfully manage this expansion, our financial condition and the market price of our Common Stock could decline significantly.

As the regulatory framework for AI and machine learning technology evolves, our business, financial condition and results of AI operations may be adversely affected.

As discussed above, it is possible that new laws and regulations will be adopted in the United States, or existing laws and regulations may be interpreted in new ways, that would affect the operation of our marketplace and the way we use AI and machine learning technology, including with respect to fair lending laws. Further, the cost to comply with such laws or regulations could be significant and would increase our operating expenses, which could adversely affect our business, financial condition and results of operations.

Utilization of AI agents by our users, employees and competitors or our failure to incorporate AI technologies into our operations could adversely affect our business, reputation, or financial results.

AI agents have developed significantly in recent years and continue to advance. We believe our technology has the potential to impact the finance industry automating simple, repeatable tasks, and even streamlining some more sophisticated workflows. Certain of our users and competitors have begun experimenting with this technology. As this technology develops, demand for certain offerings could not materialize or decrease, which could have a negative impact on our ability to generate revenue in the future.

Additionally, although we have been using AI agents and believe the future of this technology is one of augmentation in addition to automation, there can be no assurance that we will successfully develop and employ AI-powered initiatives for users. A failure to realize our investments in AI may adversely impact our user engagement and have a material adverse impact on our business. Moreover, given that AI has advanced quicker than regulatory activity, other risks related to the use of AI include the possibility of new or enhanced governmental or regulatory scrutiny, litigation, or other legal liability, ethical concerns, negative user perceptions as to automation and AI, or other complications that could adversely affect our business, reputation, or financial results. Further, we face significant competition from other companies that are developing their own AI-powered products and technologies. Those other companies may develop AI-powered products and technologies that are similar or superior to our technologies or are more cost-effective to develop and deploy.

The AI models on which our business depends may produce inaccurate, biased, or harmful outputs, exposing us to reputational harm, regulatory action, and litigation.

Our AI-powered products and services rely on large language models, generative AI systems, and other machine learning technologies that are probabilistic in nature and may generate outputs that are factually incorrect, misleading, offensive, or otherwise harmful. These outputs, sometimes referred to as “hallucinations,” are an inherent limitation of current AI architectures, and we cannot guarantee that our mitigation efforts will be sufficient to prevent all such occurrences. If our AI systems produce inaccurate outputs that are relied upon by customers in high-stakes contexts such as healthcare, legal, financial, or safety-critical applications, it could lead us or our users to make decisions that could bias certain individuals or classes of individuals, and we could face significant liability exposure, regulatory enforcement actions, loss of customer trust, and material damage to our brand and reputation. The probabilistic nature of these systems means that similar inputs may produce vastly different outputs at different times, making comprehensive quality assurance and testing inherently difficult. There is no guarantee that improvements to our models will eliminate these risks, and as our products are deployed in increasingly consequential domains, the potential severity of harm from erroneous outputs increases accordingly.

Rapid technological change in the AI industry may render our products, services, or underlying technology obsolete or uncompetitive.

The AI industry is characterized by rapid and disruptive technological change, evolving industry standards, frequent new product introductions, and short product life cycles. Our competitive position depends on our ability to anticipate and adapt to these changes, develop and introduce new and enhanced products on a timely basis, and maintain the performance and cost-efficiency of our AI systems relative to competitors. Breakthroughs in AI architectures, training methodologies, inference optimization, or entirely new computational paradigms could fundamentally alter the competitive landscape in ways that are difficult to predict. Competitors or new market entrants may develop technologies that are superior to or more cost-effective than ours, or that render our current approach technically obsolete. The transition from one generation of AI technology to the next may require substantial capital investment with no assurance of adequate returns. If we fail to keep pace with technological advances or misallocate resources toward technologies that do not gain market acceptance, our business, financial condition, and results of operations could be materially and adversely affected.

We face significant risks related to the availability, cost, and performance of the computational infrastructure required to train and deploy AI models.

Training and operating large-scale AI models requires access to substantial and specialized computational resources, including high-performance Graphics Processing Units, custom accelerators, and large-scale data center capacity. The global supply of these resources is constrained, and we depend on a limited number of suppliers, most notably NVIDIA Corporation, for critical hardware components. Any disruption to the supply chain for AI-specialized chips, whether due to geopolitical tensions, export controls, manufacturing constraints, natural disasters, or supplier-specific issues, could materially impair our ability to train new models, scale our services, or meet customer demand. The cost of compute has risen substantially and may continue to increase as competition for scarce resources intensifies. We also rely on cloud infrastructure providers, including Amazon Web Services, Microsoft Azure, and Google Cloud Platform, for a significant portion of our computing needs, and any disruption to these services, adverse changes to their pricing or terms, or their decision to prioritize their own competing AI offerings could adversely affect our operations. The capital expenditure required to build or secure proprietary compute infrastructure is substantial, and there can be no assurance that our investments in such infrastructure will yield adequate returns.

Our AI systems depend on access to large quantities of high-quality training data, and restrictions on data availability could materially harm our competitive position.

The performance of our AI models is fundamentally dependent on the quantity, quality, and diversity of the data used by us and/or our third-party service providers to train them. We face increasing legal, regulatory, and contractual restrictions on the data available for AI training purposes. Copyright holders, content publishers, and data providers have increasingly asserted that the use of their content for AI training constitutes infringement, and several jurisdictions are considering or have enacted legislation that may restrict or impose conditions on the use of certain data for model training. Ongoing litigation regarding the applicability of fair use and similar doctrines to AI training data remains unresolved and could result in outcomes that materially restrict the data available to us. Website operators and content platforms have increasingly implemented technical measures to prevent AI companies from accessing their content. If we are unable to obtain sufficient high-quality training data, or if legal developments require us to obtain licenses for data we have previously used without explicit authorization, our ability to develop competitive AI models could be significantly impaired, and we could face substantial retroactive licensing costs or litigation exposure.

We may not be able to adequately protect our proprietary technology and intellectual property, and we face risks of infringement claims from third parties.

Our success depends in part on our ability to protect our proprietary AI models, training methodologies, datasets, software, and other intellectual property. We rely on a combination of trade secret, copyright, patent, and trademark law, as well as contractual restrictions, to protect our intellectual property rights. However, the legal protections available for AI-related innovations, including the patentability of AI-generated inventions and the copyrightability of AI model outputs, remain uncertain and are evolving. Our trade secrets, including model weights, training recipes, and proprietary techniques, could be independently discovered, reverse-engineered, or misappropriated by competitors or former employees. Additionally, we face the risk that third parties, including competitors with extensive patent portfolios, will assert intellectual property claims against us. The AI industry has seen a significant increase in patent assertion activity, and we may be required to obtain licenses, modify our technology, or cease certain activities in response to infringement claims, any of which could be costly and disruptive.

The regulatory environment for AI is rapidly evolving and uncertain, and new laws and regulations could materially restrict our operations, increase our costs, or expose us to enforcement actions.

Governments worldwide are actively developing and implementing regulatory frameworks for AI, and the pace and scope of regulatory activity has accelerated significantly. The European Union’s AI Act imposes risk-based compliance obligations that may require substantial modifications to our products, development processes, and operational practices. In the United States, a patchwork of federal executive orders, agency guidance, and state-level legislation creates a complex and potentially inconsistent regulatory landscape. China, Canada, Brazil, and other jurisdictions are pursuing their own regulatory approaches. These regulations may impose requirements related to algorithmic transparency, bias testing, impact assessments, data governance, human oversight, and content labeling that are technically difficult or commercially impractical to satisfy. The cost of regulatory compliance across multiple jurisdictions is substantial and growing, and non-compliance could result in significant fines, operational restrictions, or reputational harm. We may also face regulatory actions under existing consumer protection, anti-discrimination, privacy, or sector-specific laws that are applied to AI technologies in novel or unexpected ways. The uncertainty surrounding future regulation makes it difficult for us to plan our business and could deter potential customers from adopting our products.

We are and may in the future become subject to litigation and regulatory proceedings that could result in significant liabilities and divert management attention.

We are currently, and expect in the future to be, subject to claims, lawsuits, investigations, and regulatory proceedings relating to our AI products and services. These include claims alleging copyright infringement in connection with the use of training data, product liability claims arising from AI-generated outputs, employment-related claims arising from the use of AI in hiring or workforce decisions, privacy and data protection claims, securities law claims, and antitrust inquiries. The AI industry is experiencing a wave of class action litigation, particularly regarding training data and intellectual property rights, and the outcomes of these cases could establish precedents that materially affect our business and the industry broadly. Litigation and regulatory proceedings are inherently unpredictable, can be protracted and expensive, and divert significant management time and attention. An unfavorable resolution of any material legal matter could result in monetary damages, injunctive relief, consent decrees, or changes to our business practices that could have a material adverse effect on our business, financial condition, and results of operations. Even meritorious defenses can be costly to prosecute, and the mere pendency of significant litigation could harm our reputation and business relationships.

Data privacy and protection laws impose significant compliance obligations and create litigation risk that could adversely affect our business.

We collect, process, store, and use substantial amounts of data, including personal data, in connection with the operation of our AI systems and services. We are subject to a broad and evolving array of data privacy and protection laws and regulations, including the General Data Protection Regulation in the European Union, the California Consumer Privacy Act (as amended by the California Privacy Rights Act), and numerous other federal, state, and international privacy laws. These laws impose complex obligations regarding data collection, use, storage, transfer, and deletion, and provide individuals with various rights regarding their personal data. Several data protection authorities have initiated investigations into AI companies regarding the lawfulness of processing personal data for model training, and we could face enforcement actions, fines, or orders to cease processing that could materially disrupt our operations. The interaction between AI-specific regulations and general privacy frameworks remains uncertain and could create compliance gaps or conflicting requirements. Cross-border data transfer restrictions, including uncertainty surrounding EU-U.S. data transfer mechanisms, add further complexity to our global operations.

Export controls, trade restrictions, and national security regulations may limit our ability to operate in certain markets and access critical technologies.

Our business is subject to export controls and trade restrictions imposed by the United States and other governments that may limit our ability to deploy AI products and services in certain jurisdictions, collaborate with foreign researchers, or access critical technologies and components. The U.S. government has imposed and may further expand export controls on advanced AI chips, semiconductor manufacturing equipment, and AI model weights, particularly with respect to China and other countries of concern. These restrictions are evolving rapidly and may be expanded to cover additional technologies, end users, or jurisdictions. Compliance with export controls across multiple jurisdictions is complex and resource-intensive, and violations could result in significant civil and criminal penalties, loss of export privileges, and reputational harm. Retaliatory trade measures by foreign governments could also restrict our market access or supply chains. Additionally, emerging national security reviews of AI technologies, including reviews by the Committee on Foreign Investment in the United States, may impose restrictions on our ability to accept foreign investment, form partnerships, or serve certain customers.

We face intense competition from well-resourced technology companies and new market entrants, and we may not be able to compete effectively.

The AI industry is intensely competitive and includes participants with substantially greater financial, technical, and other resources than we possess. Major technology companies, including Microsoft, Google (Alphabet), Amazon, Apple, and Meta Platforms, have invested billions of dollars in AI research, infrastructure, and product development, and have significant advantages in terms of distribution, existing customer relationships, access to proprietary data, and the ability to integrate AI capabilities into established platforms with massive user bases. These companies can afford to offer AI products at a loss or as bundled features of existing products, potentially making it difficult for us to compete on price or distribution. In addition, the open-source AI community has made significant advances in developing freely available models that approximate the capabilities of proprietary commercial offerings, which could erode the willingness of customers to pay for our products. New market entrants, including well-funded startups and sovereign AI initiatives, continue to emerge at a rapid pace. If we are unable to differentiate our products, achieve sufficient scale, and maintain our competitive position, our revenue growth and market share could be materially and adversely affected.

We have a limited operating history, have incurred significant losses, and may never achieve or sustain profitability.

We have a limited operating history upon which investors can evaluate our business and prospects. We have incurred significant net losses in each period since our inception, and we expect to continue to incur substantial losses for the foreseeable future as we invest heavily in research and development, computational infrastructure, talent acquisition, and go-to-market activities. The AI industry requires exceptionally high levels of capital investment, particularly for model training and inference infrastructure, and there can be no assurance that these investments will generate sufficient revenue to offset their costs. Our ability to achieve profitability depends on numerous factors, including our ability to increase revenue faster than operating expenses, achieve favorable unit economics on our AI services, manage the escalating cost of compute, and retain and expand our customer base. The pricing environment for AI products and services remains highly uncertain and subject to competitive pressure, and we may be compelled to reduce prices or offer more generous terms to attract or retain customers. If we are unable to achieve profitability or generate positive cash flow, we may require additional financing on terms that may be dilutive to existing stockholders or that may not be available at all.

Customer adoption of AI technology may be slower than we expect, and market demand may not develop as anticipated.

Our financial projections and growth strategy are based in part on expectations about the rate and extent of enterprise and consumer adoption of AI technology. However, the AI market is still nascent, and prospective customers may be reluctant to adopt AI products due to concerns about accuracy, reliability, data security, privacy, regulatory compliance, workforce displacement, integration complexity, or a general lack of trust in AI-generated outputs. High-profile incidents involving AI failures, including factual errors, biased outputs, or security breaches involving AI systems, whether involving our products or those of competitors, could reduce overall market confidence and slow adoption rates. Some potential customers may adopt a wait-and-see approach, delaying purchasing decisions until the technology is more proven or regulatory frameworks are more settled. Enterprise customers may face internal resistance from employees concerned about job displacement or from stakeholders skeptical of AI’s reliability for mission-critical applications. If the AI market does not grow at the rate we anticipate, or if potential customers delay or forgo adoption, our revenue, growth rate, and business prospects could be materially and adversely affected.

Our success depends on our ability to attract and retain highly skilled AI researchers and engineers in an exceptionally competitive labor market.

Our business is fundamentally dependent on the contributions of a relatively small number of highly specialized AI researchers, machine learning engineers, and technical leaders. The global talent pool for individuals with deep expertise in AI research and development is extremely limited, and competition for these individuals is intense among technology companies, academic institutions, government agencies, and well-funded startups worldwide. We compete for talent against organizations that may offer significantly higher compensation, more substantial equity packages, greater research autonomy, or other benefits that we may be unable to match. Key employees may leave to join competitors, establish their own ventures, or pursue academic careers, and we may be unable to find suitable replacements. Our research and product development capabilities could be materially impaired by the departure of even a small number of key personnel. Additionally, immigration policies and restrictions in the jurisdictions where we operate could limit our ability to recruit and retain foreign nationals who constitute a significant portion of the available talent pool. Any inability to attract, motivate, and retain the technical talent we need could materially harm our ability to compete and achieve our strategic objectives.

The concentration of our business in a rapidly evolving and potentially volatile industry exposes us to the risk of rapid and severe downturns.

Our business is concentrated entirely in the AI industry, and we do not have significant revenue diversification across other sectors or product categories. This concentration exposes us to the full impact of any downturn, disruption, or adverse development affecting the AI market specifically. Factors that could contribute to a market downturn include a sustained failure of AI products to deliver on enterprise value propositions, a significant AI-related safety incident that triggers widespread public or regulatory backlash, the bursting of speculative investment activity in the AI sector, a broad reduction in enterprise technology spending, or a fundamental reassessment of the near-term commercial viability of generative AI. A prolonged economic downturn could cause customers to reduce or defer AI spending, which is often categorized as discretionary or experimental within enterprise budgets. If the AI industry experiences a significant downturn for any reason, our business, financial condition, and results of operations would be disproportionately affected relative to more diversified technology companies.

AI safety and alignment risks could result in catastrophic harm and expose us to existential legal and regulatory liability.

As AI systems become more capable and autonomous, the risks associated with unintended, unsafe, or misaligned AI behavior increase. Despite significant investment in AI safety research and alignment techniques, there is no guarantee that we or the industry will successfully solve the alignment problem, which refers to the challenge of ensuring that advanced AI systems reliably pursue intended objectives without causing unintended harm. A significant AI safety incident, whether involving our systems or those of a competitor, could trigger an extreme regulatory response, including mandated moratoriums on AI development, mandatory capability limitations, or operational shutdowns. Such an incident could also trigger massive liability exposure, including potentially novel theories of liability for autonomous AI behavior. Governments may impose licensing requirements, safety testing mandates, or deployment restrictions that could be extremely costly to comply with or that could prevent us from deploying our most advanced models. The dual-use nature of advanced AI technology also means that our products could be misused for purposes including disinformation, cyberattacks, biological weapons development, or other harmful applications, which could subject us to legal liability and reputational damage irrespective of our own safety practices. The societal and political discourse around AI safety is highly dynamic and uncertain, and a shift in public sentiment or policy priorities could fundamentally alter the operating environment for our industry.

The capital requirements for AI development are substantial and increasing, and we may be unable to secure adequate financing on acceptable terms.

Developing, training, and deploying state-of-the-art AI models requires enormous and growing capital investment. Training runs for frontier AI models can cost tens to hundreds of millions of dollars in compute alone, and these costs are expected to increase as models grow in scale and complexity. In addition to training costs, we must invest heavily in inference infrastructure, data acquisition, talent compensation, and research and development to remain competitive. Our future capital needs will depend on many factors, including the pace of technological change, competitive dynamics, customer growth, and the regulatory environment. We may need to raise additional capital through equity offerings, debt financing, or strategic partnerships, and there can be no assurance that such financing will be available on acceptable terms or at all. Market conditions, investor sentiment toward AI companies, and our financial performance could all adversely affect our ability to raise capital. If adequate financing is not available, we may be forced to delay or scale back our research and development efforts, reduce our infrastructure investments, or otherwise limit our growth, any of which could materially and adversely affect our competitive position and long-term prospects.

Our revenue model is evolving, and we may not be able to establish pricing structures that adequately reflect the value we deliver or the costs we incur.

The commercial models for AI products and services are still developing, and there is no established consensus on optimal pricing approaches. We have experimented with and may continue to experiment with various pricing structures, including subscription-based models, usage-based pricing, freemium offerings, and enterprise licensing arrangements. Each of these models carries risks, including the risk that usage-based pricing may produce volatile and unpredictable revenue streams, that subscription pricing may not adequately capture the value delivered to heavy users, or that competitive pressure may force us to offer pricing that does not cover our marginal cost of inference. The cost of serving AI inference requests is significant and varies substantially depending on model size, query complexity, and computational requirements. If our pricing does not adequately account for these costs, or if competitive dynamics force us to reduce prices below sustainable levels, our gross margins could deteriorate and our path to profitability could be materially delayed. Additionally, the rapid commoditization of AI capabilities, particularly through open-source alternatives, may create persistent downward pressure on pricing across the industry.

Risks Related to Our Bitcoin Treasury Strategy

Our principal asset is Bitcoin. The concentration of our Bitcoin holdings enhances the risks inherent in our Bitcoin strategy.

Our Bitcoin strategy exposes us to various risks, including the following:

Bitcoin is a highly volatile asset. Bitcoin is a highly volatile asset that has traded below $75,000 per Bitcoin and above $125,000 per Bitcoin on the Coinbase exchange (a major U.S.-based crypto exchange) in the 12 months preceding the date of this Annual Report. The trading price of Bitcoin significantly decreased during prior periods, and such declines may occur again in the future. For example, the price of Bitcoin declined by approximately 77%, from a high of about $69,000 in November 2021 to approximately $16,000 in November 2022, before increasing by more than 300% to over $65,000 in March 2024. As of February 12, 2026, the price of Bitcoin was approximately $65,000. These price swings illustrate the substantial fluctuations Bitcoin may experience over short and long time periods, and future performance may differ materially from past results.

Bitcoin is a relatively new asset class with a limited history. Bitcoin is a digital asset that was introduced in 2009 and remains in the early stages of adoption compared to traditional currencies and assets. It lacks a long track record of performance and is subject to rapidly evolving regulatory, technological, and economic conditions. Unlike fiat currencies such as the U.S. Dollar or Euro, Bitcoin is not formally recognized legal tender in most jurisdictions and is not supported by any sovereign authority or central bank. This lack of governmental backing could diminish confidence in Bitcoin’s long-term viability and increase volatility and speculative risk.

Bitcoin is reliant on relatively new computer technology. Bitcoin operates through a decentralized, peer-to-peer network of computers using open-source software to verify and record transactions on a public ledger known as the Bitcoin blockchain. The absence of a central governing authority means that Bitcoin is reliant on the continued operation and integrity of this decentralized network. Bitcoin may be subject to changes in our underlying blockchain protocol, including “hard forks,” which result in divergent versions of the blockchain and potentially new digital assets. There is no assurance that we will be able to claim, access, or benefit from such forks or other developments, and there may be legal, technical, or operational uncertainties associated with them.

Bitcoin does not pay interest or dividends. Bitcoin does not pay interest or other returns, and we can only generate cash from our Bitcoin holdings if it sells our Bitcoin or implements strategies to create income streams or otherwise generate cash by using our Bitcoin holdings. Even if we pursue any such strategies, it may be unable to create income streams or otherwise generate cash from our Bitcoin holdings, and any such strategies may subject it to additional risks.

Our Bitcoin holdings may significantly impact our financial results and the market price of our listed securities. Our Bitcoin holdings may significantly affect our financial results and if we increase our overall holdings of Bitcoin in the future, it may have an even greater impact on our financial results and the market price of our listed securities.

Our assets are concentrated in Bitcoin. The vast majority of our assets will be concentrated in our Bitcoin holdings. The concentration of our assets in Bitcoin may limit our ability to mitigate risk that could otherwise be achieved by holding a more diversified portfolio of treasury assets.

We intend to purchase Bitcoin using primarily proceeds from equity and debt financings. Our ability to achieve the objectives of our Bitcoin strategy depends in significant part on our ability to obtain equity and debt financing. If we are unable to obtain equity or debt financing on favorable terms or at all, it may not be able to successfully execute on our Bitcoin strategy.

We will likely need to purchase Bitcoin from a limited number of exchanges or dealers. Bitcoin markets rely on a limited number of exchanges and dealers for liquidity. If these counterparties suspend withdrawals, become insolvent, or experience technical outages, we may not be able to sell Bitcoin when needed, regardless of market prices.

Our Bitcoin strategy has not been tested over an extended period of time or under different market conditions. We are continually examining the risks and rewards of our strategy to acquire and hold Bitcoin. This strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe Bitcoin, due to our fixed supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of Bitcoin has declined in recent periods during which the inflation rate increased. If Bitcoin prices were to decrease or our Bitcoin strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our listed securities would be materially adversely impacted.

We will be subject to counterparty risks, including in particular risks relating to our custodians. If one of the custodians or exchanges we use to store or transfer our Bitcoin experiences operational failure, insolvency, hacking, or fraud, we may not be able to recover our Bitcoin. Although we have implemented or intends to implement various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the Bitcoin it will own in custody accounts at U.S.-based, institutional-grade, qualified custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held Bitcoin is not subject to claims of our custodians’ creditors. Custodial arrangements for digital assets are not as well-established as those for traditional assets. Digital asset services are concentrated among a small group of custodians and liquidity providers. Failure or instability at any one of these counterparties could have outsized effects on our treasury management. Our ability to enforce claims against custodians in bankruptcy or receivership is uncertain and applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held Bitcoin were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such Bitcoin, or delaying or hindering our access to our Bitcoin holdings, and this may ultimately result in the loss of the value related to some or all of such Bitcoin, which could have a material adverse effect on our financial condition as well as the market price of our listed securities.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of Bitcoin. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our Bitcoin, nor have such events adversely impacted our access to our Bitcoin, they have, in the short-term, likely negatively impacted the adoption rate and use of Bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of Bitcoin, limit the availability to us of financing collateralized by Bitcoin, or create or expose additional counterparty risks.

Changes in the accounting treatment of our Bitcoin holdings could have significant accounting impacts, including increasing the volatility of our results. ASU 2023-08 requires us to measure our Bitcoin holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our Bitcoin holdings in net income each reporting period. ASU 2023-08 requires us to provide certain interim and annual disclosures with respect to our Bitcoin holdings. Due in particular to the volatility in the price of Bitcoin, the adoption of ASU 2023-08 could have a material impact on our financial results, increase the volatility of our financial results, and affect the carrying value of our Bitcoin holdings on our balance sheet. As described in greater detail under the risk factor heading “Unrealized fair value gains on our Bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022,” ASU 2023-08 could also have adverse tax consequences. These impacts could in turn have a material adverse effect on our financial results and the market price of our listed securities.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Bitcoin is a highly volatile asset, and our operating results and market price may significantly fluctuate, including due to the highly volatile nature of the price of Bitcoin and erratic market movements.

Bitcoin is a highly volatile asset, and fluctuations in the price of Bitcoin are likely to influence our financial results and the market price of our listed securities, including having the potential to amplify our market price volatility relative to the price of Bitcoin. Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of Bitcoin decreased substantially (as it has in the past), including as a result of:

●	decreased user and investor confidence in Bitcoin, including due to the various factors described herein;

●	investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors; (ii) actual or expected significant dispositions of Bitcoin by large holders, including the expected liquidation of digital assets associated with entities that have filed for bankruptcy protection and the transfer and sale of Bitcoins associated with significant hacks, seizures, or forfeitures; and (iii) actual or perceived manipulation of the spot or derivative markets for Bitcoin or spot ETPs;

●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, Bitcoin or the broader digital assets industry, for example, (i) public perception that Bitcoin can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the Bitcoin ecosystem; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading Ltd. (“FTX Trading”) and our affiliates; and (iv) the actual or perceived environmental impact of Bitcoin and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the Bitcoin mining process;

●	changes in consumer preferences and the perceived value or prospects of Bitcoin;

●	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	since stablecoins are often used as a medium of exchange for Bitcoin purchases, a stablecoin’s substantial deviation from our intended peg or unavailability of stablecoins may cause a decrease in the price of Bitcoin or adversely affect investor confidence in digital assets generally;

●	developments relating to the Bitcoin protocol, including (i) changes to the Bitcoin protocol that impact our security, speed, scalability, usability, or value, such as changes to the cryptographic security protocol underpinning the Bitcoin blockchain, changes to the maximum number of Bitcoin outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes, (ii) failures to make upgrades to the Bitcoin protocol to adapt to security, technological, legal or other challenges, and (iii) changes to the Bitcoin protocol that introduce software bugs, security risks or other elements that adversely affect Bitcoin;

●	disruptions, failures, unavailability, or interruptions in service of trading venues for Bitcoin, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from our accounts and subsequent filing for bankruptcy protection and the SEC enforcement action brought against Binance Holdings Ltd., which was subsequently dismissed by the district court judge upon a joint request filed by the SEC and Binance on May 29, 2025;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, exchanges, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in prior years, and the exit of Binance from the U.S. market as part of our settlement with the Department of Justice and other federal regulatory agencies;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of Bitcoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, exchanges, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

●	further reductions in mining rewards of Bitcoin, including due to block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by “miners” who validate Bitcoin transactions, or increases in the costs associated with Bitcoin mining, including increases in electricity costs and hardware and software used in mining, or new or enhanced regulation or taxation of Bitcoin mining, which could further increase the costs associated with Bitcoin mining, any of which may cause a decline in support for the Bitcoin network;

●	transaction congestion and fees associated with processing transactions on the Bitcoin network;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Bitcoin blockchain becoming insecure or ineffective; and

●	changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, the adverse impacts attributable to the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the broadening of conflict in the Middle East.

Due to our limited operating history and the concentration of our Bitcoin holdings, it will be difficult to evaluate our business and future prospects, and we may not be able to achieve or maintain profitability in any given period.

We have a limited operating history, particularly with respect to our current business model, which is highly concentrated in the acquisition and holding of Bitcoin. As a result, there is limited historical information available to evaluate our business, our management’s ability to execute our strategy, or our prospects for future growth and profitability. The lack of a diversified operating history increases the difficulty for investors and analysts to assess our performance, business model viability, and the likelihood of achieving or maintaining profitability. Furthermore, our financial results and prospects are highly dependent on the value and performance of our Bitcoin holdings, which are subject to significant volatility and risk. If we are unable to effectively manage our Bitcoin portfolio, respond to market changes, or adapt our business strategy as necessary, it may not be able to achieve or sustain profitability in any given period. This uncertainty may adversely affect the market price of our Common Stock and the value of an investment in our Company.

We operate in a highly competitive environment and compete against companies and other entities with similar strategies, including companies with significant Bitcoin holdings and spot ETFs and spot ETPs for Bitcoin and other digital assets, and our business, operating results, and financial condition may be adversely affected if we are unable to compete effectively.

The market for companies and investment vehicles focused on Bitcoin and other digital assets is intensely competitive and rapidly evolving. We face competition from a variety of sources, including other public companies with significant Bitcoin holdings and similar Bitcoin strategies, as well as spot ETFs and spot ETPs that provide investors with exposure to Bitcoin and other digital assets. Many of these competitors may have greater financial resources, more established operating histories, broader access to capital markets, and more extensive relationships with key market participants. In addition, the entry of new competitors, including large financial institutions and technology companies, could further intensify competition. Recent joint statements from the leadership of the SEC and CFTC explicitly invite new entrants (such as registered SEC/CFTC exchanges or dual-registered venues) to explore listing spot crypto-asset products. If we are unable to effectively differentiate our business model, attract and retain investors, or respond to competitive pressures, our business, operating results, and financial condition could be materially and adversely affected. Increased competition may also lead to downward pressure on the market price of our Common Stock and could impair our ability to achieve our strategic objectives.

Investing in Bitcoin exposes us to certain risks associated with the inherent nature of Bitcoin as a digital asset, such as price volatility, limited liquidity and trading volumes, relative anonymity, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in our entirely electronic, virtual form and decentralized network. Our risk management methods to address these risks might not be effective.

Our business model involves significant exposure to Bitcoin, which is subject to a number of unique and substantial risks inherent with many digital assets. The price of Bitcoin has historically been highly volatile and may continue to fluctuate dramatically in response to various factors, including market sentiment, regulatory developments, technological changes, macroeconomic trends, and the actions of large holders or market participants. Bitcoin markets rely on a limited number of exchanges and dealers for liquidity. If these counterparties suspend withdrawals, become insolvent, or experience technical outages, we may not be able to sell Bitcoin when needed, regardless of market prices. Bitcoin markets may also experience periods of limited liquidity and trading volumes, which could make it difficult for us to liquidate our holdings at favorable prices or at all. The relative anonymity of Bitcoin transactions and the decentralized nature of our network may make it susceptible to market abuse, manipulation, fraud, and other illicit activities. In addition, we are reliant on third-party exchanges and custodians for the purchase, sale, and safekeeping of our Bitcoin holdings, and failures in compliance, internal controls, or cybersecurity at these entities could result in significant losses. While we have implemented risk management policies and procedures to address these risks, there can be no assurance that such measures will be effective in preventing or mitigating losses. Any failure to adequately manage these risks could have a material adverse effect on our business, financial condition, and results of operations.

Our quarterly operating results, revenues, and expenses may fluctuate significantly, which could have an adverse effect on the market price of our Common Stock.

We expect that our operating results, revenues, and expenses may vary significantly from quarter to quarter due to a variety of factors, many of which are outside of our control. These factors include, but are not limited to, fluctuations in the market price of Bitcoin, changes in the fair value of our Bitcoin holdings, the timing and size of Bitcoin purchases or sales, changes in accounting standards or interpretations, and the impact of regulatory developments. In addition, our expenses may increase as it invests in infrastructure, personnel, and compliance measures to support our business. As a result, we may experience periods of losses or lower-than-expected profitability, which could cause the market price of our Common Stock to decline. The unpredictability of our financial performance may also make it difficult for investors to accurately forecast future results, increasing the risk associated with an investment in us.

The value of our Common Stock will depend to a great extent on market demand for our Bitcoin strategy. If market demand for that strategy were to diminish, the value of our Common Stock could decrease significantly.

The market value of our Common Stock is likely to be closely tied to investor perceptions of the attractiveness and viability of our Bitcoin-focused strategy. In recent years, corporate adoption of Bitcoin has been influenced by trends and market sentiment, with some companies acquiring Bitcoin to enhance their public profiles, attract investor attention, or pursue speculative strategies unrelated to their core businesses. If market enthusiasm for corporate Bitcoin adoption were to wane, or if investors were to view our strategy as less compelling or sustainable, demand for our Common Stock could decline significantly. Additionally, negative publicity, regulatory scrutiny, or adverse developments affecting other companies with similar strategies could further reduce investor interest in us. A decrease in market demand for our Bitcoin strategy could result in a significant decline in the value of our Common Stock, regardless of the underlying performance of our Bitcoin holdings.

A significant decrease in the market value of our Bitcoin holdings could adversely affect our ability to satisfy our financial obligations under our Convertible Notes Financing and any subsequent debt financings.

Our ability to meet our financial obligations, including those arising from our Convertible Notes Financing and any future debt financings, is dependent in large part on the value of our Bitcoin holdings. A significant decline in the market price of Bitcoin could materially reduce the value of our assets and impair our liquidity position. If the value of our Bitcoin holdings were to fall below certain thresholds, we may be unable to generate sufficient cash flows or access additional financing on favorable terms, or at all, to satisfy our debt obligations as they become due. In addition, a decline in the value of our Bitcoin holdings could trigger covenants or other provisions in our debt agreements, potentially resulting in defaults, acceleration of repayment obligations, or the need to post additional collateral. Any such events could have a material adverse effect on our business, financial condition, and results of operations, and could result in a significant loss of value for holders of our Common Stock.

Future developments regarding the treatment of crypto assets for U.S. and foreign tax purposes could adversely impact our business.

The tax treatment of Bitcoin and other digital assets is subject to significant uncertainty and evolving guidance from U.S. federal, state, and local tax authorities, as well as foreign tax authorities. Changes in tax laws, regulations, or interpretations could have a material impact on our business, including our ability to acquire, hold, or dispose of Bitcoin in a tax-efficient manner. For example, future legislation or regulatory guidance could result in the imposition of new or increased taxes on the acquisition, holding, or transfer of Bitcoin, or could require us to report additional information to tax authorities. In addition, differences in the tax treatment of digital assets across jurisdictions could create compliance challenges and increase our administrative and operational costs. Any adverse developments in the tax treatment of digital assets could reduce the attractiveness of our business model, increase our tax liabilities, and negatively affect our financial results and the value of our Common Stock.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to Bitcoin and other digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin. For example, within the past several years:

●	President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries;

●	the SEC’s Staff Accounting Bulletin No. 122, which rescinded Staff Accounting Bulletin No. 121, directs certain entities to evaluate and account for potential losses from safeguarding crypto assets using existing U.S. Generally Accepted Accounting Principles (“GAAP”) or International Financial Reporting Standards guidance. It also emphasizes the importance of continued disclosures related to these obligations;

●	the SEC has proposed changes to the SEC Custody Rule (Rule 206(4)-2), which may require, if adopted, that public companies store their Bitcoin with a “qualified custodian,” which are typically banks, trust companies, or regulated broker-dealers that meet strict asset segregation and safeguarding standards;

●	the European Union adopted Markets in Crypto Assets Regulation, a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like Bitcoin;

●	in June 2023, the SEC filed a complaint against Coinbase, Inc. and Coinbase Global, Inc., alleging, among other claims, that Coinbase was operating as an unregistered securities exchange, broker, and clearing agency and that it failed to register the offer and sale of its crypto asset staking-as-a-service program. In March 2024, a federal court in the Southern District of New York ruled against Coinbase, finding that certain crypto asset transactions and the staking program might be considered securities and denying the company’s motion to dismiss. However, in February 2025, the SEC filed a joint stipulation with the Coinbase entities to dismiss its enforcement action against both entities exercising its discretion to do so, but not because the SEC conceded the merits of the claims alleged in the action;

●	in June 2023, the SEC filed a complaint against Binance Holdings Ltd., related Binance entities, and our founder Changpeng Zhao alleging, among other claims, that they were operating as an unregistered securities exchange, broker, dealer, and clearing agency and conducted an unregistered offer and sale of Binance’s own crypto assets. In June 2024, the District Court for the District of Columbia issued an order dismissing certain claims while allowing others to proceed. However, in May 2025, the SEC filed a joint stipulation with the Binance entities and Mr. Zhao to dismiss with prejudice its ongoing civil enforcement action against them in the exercise of its discretion;

●	in December 2020, the SEC filed a complaint against Ripple Labs, Inc., relating to, among other claims, that Ripple undertook the distribution of unregistered securities. In August 2024, the court found that Ripple’s sales of XRP constituted an unregistered offer and sale of investment contracts and ordered Ripple to pay a civil penalty of over $125 million. In June 2025, a federal judge in the Southern District of New York rejected a joint motion by Ripple Labs and the SEC that would have endorsed a $50 million fine to settle the civil lawsuit. In August 2025, the SEC dropped its appeal and Ripple dropped its cross-appeal, thus finalizing the $125 million judgment. Similar intervention by the U.S. courts may also materially impact the price of Bitcoin and our ability to own or transfer Bitcoin;

●	in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency. In March 2025, the SEC exercised its discretion and filed a joint stipulation to dismiss the SEC’s ongoing civil enforcement action against Kraken;

●	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023, which regulates market activities in “cryptoassets;”

●	in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the FinCEN to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States; and

●	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country. Other jurisdictions, including Egypt, Morocco and the Dominican Republic, have also made the use of Bitcoin illegal. If the use of Bitcoin is made illegal in other jurisdictions, particularly where Bitcoin is currently traded in heavy volumes, the available market for Bitcoin may contract. Additionally, if another government with considerable economic power were to ban digital assets or related activities, this could have further impact on the price of Bitcoin. As a result, the markets and opportunities discussed herein may not reflect the markets and opportunities available to us in the future.

Since 2018, the SEC has initiated a number of crypto and digital-asset-related enforcement actions. While the SEC has since requested the dismissal of several of these cases, the SEC or other regulatory agencies may initiate similar actions in the future, which could materially impact the price of Bitcoin and our ability to own or transfer Bitcoin. In January 2025, the SEC launched a crypto task force dedicated to developing a comprehensive and clear regulatory framework for crypto assets. Since then, the task force has sought written input and hosted roundtables with market participants to further task force goals of drawing clear regulatory lines, providing paths to registration, crafting disclosure frameworks, and deploying enforcement resources judiciously. We cannot predict the output of the new crypto task force or whether any recommendations will be adopted by the SEC or maintained under future administrations.

It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and Bitcoin specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of Bitcoin, as well as our ability to hold or transact in Bitcoin, and in turn adversely affect the market price of our listed securities.

Moreover, the risks of engaging in a Bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of Bitcoin in particular, may also impact the price of Bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of Bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to Bitcoin, institutional demand for Bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for Bitcoin as a store of value or means of payment, and the availability and popularity of alternatives to Bitcoin. Even if growth in Bitcoin adoption occurs in the near or medium-term, there is no assurance that Bitcoin usage will continue to grow over the long-term.

Because Bitcoin has no physical existence beyond the record of transactions on the Bitcoin blockchain, a variety of technical factors related to the Bitcoin blockchain could also impact the price of Bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of Bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Bitcoin blockchain and negatively affect the price of Bitcoin. The liquidity of Bitcoin may also be reduced and damage to the public perception of Bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold Bitcoin, provide Bitcoin-related services or accept Bitcoin as payment, which could also decrease the price of Bitcoin. Actions by U.S. banking regulators, such as the issuance in February 2023 by Federal banking agencies of the “Interagency Liquidity Risk Statement,” which cautioned banks on contagion risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for Bitcoin-related customers and service providers, or the willingness of traditional financial institutions to participate in markets for digital assets. The liquidity of Bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for Bitcoin and other digital assets.

The concentration of Bitcoin ownership could increase the risk of malicious activity, including potential attacks on the Bitcoin network.

A significant portion of the overall supply of Bitcoin is held by a relatively small number of holders. This concentration of ownership may make the Bitcoin network more susceptible to manipulation or malicious activity by a large holder or group of holders. Malicious actors could theoretically structure an attack whereby such actors gain control of more than half of the Bitcoin network’s processing power, or “aggregate hashrate.” If a malicious actor or group of actors acquired a hashrate exceeding the rest of the Bitcoin network, it would be able to exert unilateral control over the addition of blocks to the Bitcoin blockchain. This would allow a malicious actor to engage in “double spending” (i.e., use the same Bitcoin for two or more transactions), prevent other transactions from being confirmed on the Bitcoin blockchain, or prevent other miners from mining any valid new blocks. Each of the events described above, among other things, could adversely affect the price of Bitcoin; reduce user confidence in Bitcoin, the Bitcoin network and the fairness of digital asset trading venues; and slow (or even reverse) the further adoption of Bitcoin. Any of these outcomes could materially and adversely affect the value of our Bitcoin holdings and, as a result, the market price of our securities.

Bitcoin could be subject to complex and costly regulatory requirements, and future regulatory developments are impossible to predict.

Depending on the regulatory characterization of Bitcoin, our business and our Bitcoin strategy may be subject to regulation by one or more regulators in the United States and globally. The CFTC takes the position that some digital assets, including Bitcoin, fall within the definition of a “commodity” under the CEA. Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets, including the Bitcoin markets in which we would transact. The CFTC does not currently have regulatory jurisdiction over the cash-market for commodities such as Bitcoin, but does comprehensively regulate the commodity derivatives markets. This includes the futures and swaps markets for Bitcoin through which we may engage in hedging activities. Among other things, such regulations may require us to post margin with a clearinghouse or counterparty, which would limit our ability to acquire additional Bitcoin. Additionally, any violation of CFTC regulations applicable to our hedging activities could have a significant financial and reputational impact on the company.

Senior SEC officials have stated their view that Bitcoin is not a “security” for purposes of the federal securities laws, but such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets. Future regulatory developments with respect to Bitcoin from the CFTC, SEC, or any other federal or state regulator, are difficult to predict.

Bitcoin and other digital assets currently face an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. Various foreign jurisdictions may, in the future, adopt laws, regulations or directives that affect digital asset networks and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Bitcoin and other digital assets by users, merchants and service providers outside of the United States and may therefore impede the growth of the Bitcoin and digital asset economy.

Future legislation and regulatory requirements could have an adverse impact on the Bitcoin market and/or our proposed business.

Various governmental and regulatory bodies in the United States - including the United States Congress - may adopt new laws or regulations that could affect the listing and clearing of crypto-related products. Several bills to address the digital asset regulatory landscape have been introduced in the first few months of the 119th Congress (2025-2027), including:

●	a stablecoin bill (Guiding and Establishing National Innovation for US Stablecoins Act (“GENIUS Act”) S.1582), which has passed the Senate and House of Representatives with bipartisan support and was signed into law on July 18, 2025;

●	one strategic Bitcoin reserve bill (Boosting Innovation, Technology, and Competitiveness through Optimized Investment Nationwide (“BITCOIN Act”) S.954), which is currently undergoing review in the Senate; and

●	a crypto-asset market structure bill (CLARITY Act H.R.3633), which was passed by the House of Representatives on July 17, 2025, with bipartisan support and will be delivered to the Senate;

The GENIUS Act introduces the first comprehensive federal framework for stablecoins, requiring full 1:1 backing, reserve, and anti-money-laundering compliance. Although the GENIUS Act focuses on stablecoins, our regulatory framework and enforcement mechanisms could influence broader digital asset oversight, indirectly affecting Bitcoin custody, trading infrastructure, and compliance costs. In addition, several legislative efforts to address the regulation of cryptocurrency, including Bitcoin, have been introduced and are currently pending congressional consideration. Emerging laws and proposals in the U.S. federal government may materially affect our operations, Bitcoin holdings, and investment outcomes.

The CLARITY Act, specifically, would clarify which digital assets are commodities versus securities. Additionally, the CLARITY Act would subject certain spot-market digital commodities to a comprehensive regulatory regime for the first time in the United States. While this legislation could have a positive impact on the price of Bitcoin if market participants believe that regulatory clarity and market structure is an advantage, it could also have a negative impact on the industry and the value of Bitcoin if legal and regulatory requirements arising from such legislation are deemed to be too onerous, or for several other reasons.

Separately, it is not currently possible to know what changes will be made to the CLARITY Act as it proceeds through the legislative phases, in the event that it is signed into law. Currently, the legislation only requires registration of entities acting as brokers, dealers, exchanges and custodians, rather than entities like ours. However, such entities may bear costs associated with registration that may be passed on to us and other entities transacting in Bitcoin. Additionally, the current legislation would amend the definition of “commodity interests” to include certain digital commodities, which would likely include Bitcoin. Such an amendment could cause certain collective investment vehicles that invest in Bitcoin or advise others as to investing in Bitcoin to be required to register with the CFTC as commodity pool operators (“CPOs”) or commodity trading advisors (“CTAs”). While we do not currently anticipate that we would be required to register as a CPO or CTA even under the current version of the CLARITY Act, if it were required to do so, we could face increased compliance costs and regulatory scrutiny, which could have a material and adverse impact on our business and performance.

If we elect to use derivative instruments to hedge the price risk of holding Bitcoin, such derivatives are highly volatile and subject to market and liquidity risks, which could negatively impact our Bitcoin strategy.

We may invest and trade in a variety of derivative instruments to hedge the price risk associated with Bitcoin. Derivatives, such as futures and swaps, are financial instruments or arrangements in which the risk and return are related to changes in the value of other assets, reference rates or indices. These instruments are highly volatile and expose investors to a high risk of loss. The low initial margin deposits normally required to establish a position in such instruments permit a high degree of leverage. As a result, depending on the type of instrument, a relatively small movement in the price of a contract may result in a profit or a loss which is high in proportion to the amount of funds actually placed as initial margin and may result in unquantifiable further loss exceeding any margin deposited. Our ability to profit or avoid risk through investment or trading in derivatives will depend on our ability to anticipate changes in the underlying assets, reference rates or indices. Engaging in hedging may result in poorer overall performance for us than we could have achieved had it not engaged in such hedging transactions. In addition, although we may utilize a variety of instruments, including options and other derivatives, for hedging and risk management purposes, it is not obligated to, and may not, hedge against certain risks. Furthermore, our portfolio may be exposed to risks that cannot be hedged. Use of hedging and risk management products may also increase our regulatory burden and costs of compliance.

We will be exposed to the default risk of our clearing broker if we hedge the price risk of Bitcoin through the purchase of futures contracts.

If we use a clearing broker to help manage financial transactions - such as buying or selling Bitcoin futures contracts to hedge against Bitcoin price swings - then we will be exposed to the clearing broker’s credit risk. Under the CEA and CFTC regulations, futures contracts must be cleared through a clearing broker known as a registered futures commission merchant (“FCM”). FCMs hold a certain amount of the customer collateral that customers deposit in connection with their futures trading and are responsible for posting that collateral to the clearinghouse on the customer’s behalf when the clearinghouse issues a margin call. FCMs are required to maintain such collateral and all customer assets in a segregated account. If the FCM fails to do so or is unable to satisfy a substantial deficit in a customer account, our customers (including us) may be subject to risk of loss of their funds in the event of the FCM’s insolvency. In such event, under the current U.S. Bankruptcy Code, the FCM’s customers (including us) are entitled to recover only a proportional share of all property available for distribution to all of that FCM’s customers. We may therefore be exposed to material losses in the event of an FCM’s or fellow FCM customer’s default or insolvency.

Qualified Financial Contract Stay rules may restrict our ability to liquidate our positions or exercise default rights in the event that a swap counterparty becomes insolvent.

Under regulations issued by certain U.S. banking regulators that are currently in effect, certain large U.S. financial institutions and their subsidiaries, as well as the U.S. branches or subsidiaries of certain large non-US financial institutions, are required to amend the default and transfer provisions of their “Qualified Financial Contracts” (“QFCs”), and to ensure that future QFCs comply with the relevant regulations.

QFCs include swaps and repurchase agreements (among other types of contracts) and guarantees and other forms of credit enhancement for such contracts, that receive certain favorable treatment under the U.S. Bankruptcy Code by permitting market participants (like us) to avoid the otherwise-applicable “automatic stay” provisions of the Bankruptcy Code, and terminate the contracts in the event of the financial institution’s or our guarantor’s bankruptcy. The purpose of these requirements is to ensure that, in the event of a large financial institution’s bankruptcy, or the bankruptcy of a guarantor or covered affiliate, QFC counterparties do not simultaneously terminate their positions and cause a liquidity shortfall before the financial institution’s affiliates and/or federal regulators are able to resolve the defaulting entity in an orderly fashion.

As a result of these regulations, if we enter into QFCs with a covered financial institution, and that financial institution, our guarantor or a covered affiliate becomes bankrupt (i.e., it becomes subject to a receivership, insolvency, liquidation, resolution or similar proceeding), we may be restricted from immediately terminating that agreement, which could lead to losses on our positions.

In addition, various foreign jurisdictions have adopted comparable rules, including France, Germany, Japan, Switzerland and U.K. If we enter into QFCs with a covered financial institution in any of those foreign jurisdictions, the restrictions on immediately terminating QFCs could lead to a negative effect on our business.

The emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of Bitcoin and adversely affect our business.

As a result of our Bitcoin strategy, our assets are concentrated in our Bitcoin holdings. Accordingly, the emergence or growth of digital assets other than Bitcoin may have a material adverse effect on our financial condition. As of February 1, 2026, Bitcoin was the largest digital asset by market capitalization. However, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the Bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions on the network that requires significantly less computing power than proof-of-work mining. As a result, validators now stake, or lock up, a certain amount of Ethereum’s native cryptocurrency, Ether, as collateral. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions on the Ethereum network and other alternative blockchain networks are perceived as superior to proof-of-work mining used for the Bitcoin network, those alternative blockchain networks and their associated digital assets could gain market share relative to Bitcoin.

Other alternative digital assets that may compete with Bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to Bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. Stablecoins offer users the benefit of blockchain-based transactions without exposure to the price volatility historically associated with Bitcoin. As adoption of stablecoins grows, they may increasingly serve functions that might otherwise have been fulfilled by Bitcoin, particularly for payments, remittances, or short-term transactional use cases. If stablecoins gain broader acceptance by consumers, businesses, or regulators as a preferred form of digital currency, demand for Bitcoin could diminish. This competitive dynamic may adversely affect Bitcoin’s market price, reduce trading volumes, and negatively impact our Bitcoin-related holdings, financial performance, and strategic initiatives.

Additionally, central banks in some countries have started to introduce digital forms of legal tender often known as CBDCs. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, Bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of Bitcoin to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

The availability of spot Bitcoin ETPs for Bitcoin and other digital assets may adversely affect the market price of our listed securities and may make it more difficult for us to execute our Bitcoin strategy.

Although Bitcoin and other digital assets have experienced a surge of investor attention since Bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to Bitcoin through traditional investment channels, and instead generally were only able to hold Bitcoin through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold Bitcoin directly, as well as the potential reluctance of financial planners and advisers to recommend direct Bitcoin holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to Bitcoin through investment vehicles that hold Bitcoin and issue shares representing fractional undivided interests in their underlying Bitcoin holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to Bitcoin.

On January 10, 2024, the SEC approved the listing and trading of spot Bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. To the extent investors view our Common Stock as providing exposure to Bitcoin, it is possible that the value of our Common Stock may also have included a premium over the value of our Bitcoin due to the prior scarcity of traditional investment vehicles providing investment exposure to Bitcoin, and that the value of our Common Stock may decline due to investors now having a greater range of options to gain exposure to Bitcoin and investors choosing to gain such exposure through spot Bitcoin ETPs rather than our Common Stock. Additionally, on May 23, 2024, the SEC approved rule changes permitting the listing and trading of spot ETPs that invest in Ether, the main crypto digital asset supporting and underlying the Ethereum blockchain. The approved Ether spot ETPs commenced trading directly to the public on July 23, 2024. The listing and trading of spot ETPs for Ether offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of Bitcoin as well as a decline in the value of our Common Stock relative to the value of our Bitcoin.

Although we are an operating company and believe it offers a different value proposition than a Bitcoin investment vehicle such as a spot Bitcoin ETP, investors may nevertheless view our Common Stock as an alternative to an investment in an ETP, and choose to purchase shares of a spot Bitcoin ETP instead of our Common Stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to Bitcoin that is generally not subject to federal income tax at the entity level, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot Bitcoin ETPs, we (i) do not seek for our shares of our Common Stock to track the value of the underlying Bitcoin it holds before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Exchange Act, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a Delaware corporation rather than a statutory trust, and does not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our Bitcoin holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our Common Stock. Based on how we are viewed in the market relative to spot Bitcoin ETPs, and other vehicles which offer economic exposure to Bitcoin, such as Bitcoin futures ETFs, leveraged Bitcoin futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our Common Stock relative to the value of our Bitcoin holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot Bitcoin ETPs for Bitcoin and other digital assets could have a material adverse effect on the market price of our listed securities.

In the ordinary course of business managing our Bitcoin holding as a Bitcoin treasury company, we may purchase Bitcoin through spot markets which may be exposed to fraud and market manipulation, including through front running and wash trading, which may adversely affect the value of the shares of our Common Stock.

The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

The SEC has identified possible sources of fraud and manipulation in the Bitcoin market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in Bitcoin manipulating Bitcoin pricing; (3) hacking of the Bitcoin network and trading platforms; (4) malicious control of the Bitcoin network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in Bitcoin, new sources of demand for Bitcoin, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at Bitcoin trading platforms.

In the ordinary course of business managing our Bitcoin holding as a Bitcoin treasury company, we may purchase Bitcoin through spot markets. Over the past several years, a number of Bitcoin spot markets have been closed or faced issues due to fraud. In many of these instances, the customers of such Bitcoin spot markets were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin exchanges.

In 2022, there were reports claiming that more than half of Bitcoin trading volume on digital asset exchanges was fake. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain Bitcoin exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of Bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling Bitcoin and Bitcoin Cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the shares of our Common Stock. Any market abuse, and a loss of investor confidence in Bitcoin, may adversely impact pricing trends in Bitcoin markets broadly, as well as an investment in shares of our Common Stock.

The price of Bitcoin on available spot markets may be exposed to wash trading.

Spot markets on which Bitcoin trades, through which we may purchase Bitcoin, may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Bitcoin and/or negatively affect the market perception of Bitcoin.

To the extent that wash trading either occurs or appears to occur in spot markets on which Bitcoin trades, investors may develop negative perceptions about Bitcoin and the digital assets industry more broadly, which could adversely impact the price of Bitcoin and, therefore, the price of shares of our Common Stock. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

The price of Bitcoin on available spot markets may be exposed to front-running.

Spot markets on which Bitcoin trades, through which we may purchase Bitcoin, may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

Bitcoin is susceptible to various types of malicious attacks, including a “51% attack” and such an attack, even temporarily, could adversely impact the price of Bitcoin and the value of shares of our Common Stock.

Digital asset networks, including the Bitcoin network, are subject to control by entities that capture a majority of the network’s computational power. If a single attacker, or a group of attackers acting in concert, control (even temporarily) a majority of the network mining power (known as hash rate) of the Bitcoin network, known as a “51%” attack, they could engage in harmful acts that could threaten the integrity of the network. For example, such attackers could reverse completed transactions, approve or reject transactions solely for their own benefit, or modify the ordering of transactions. This might allow these malicious actors to “double-spend” their own Bitcoin (i.e., spend the same Bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actors did not yield our control of the processing power on the Bitcoin network or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the Bitcoin network may not be possible.

Further, a malicious actor could create a flood of transactions in order to slow down confirmations of transactions on the Bitcoin network. For example, on June 2, 2018, the Horizen network was the target of a double-spend attack by an unknown actor that gained more than 50% of the processing power of the Horizen network. The attack was the result of delayed submission of blocks to the Horizen network. The core developers of Zen subsequently implemented mitigation procedures to significantly increase the difficulty of attacks of this nature by introducing a penalty for delayed block submissions.

Bitcoin mining pools, where miners combine their computational resources (hash power) to increase their chances of mining new blocks and earning rewards, have become a crucial part of the Bitcoin network. If large mining pools were to combine their resources and act maliciously, it could increase the risk of a 51% attack. Moreover, if a majority of miners used the same hardware to mine Bitcoin and such hardware contained malicious code, it is possible that the distributor of that code could launch a 51% attack. For example, in May 2019, the Bitcoin Cash network, a proof-of-work network, experienced a >50% attack when two large mining pools reversed a series of transactions to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, certain individuals believe it negatively impacted the Bitcoin Cash network.

A 51% attack is more likely to happen in the context of digital assets with smaller market capitalizations due to the reduced computing power threshold required to control a majority of a given network. Nevertheless, it is theoretically possible to mount a similar 51% attack on Bitcoin or other digital assets with large market capitalization. If the feasibility of a bad actor gaining control of the processing power on the Bitcoin network increases, there may be a negative effect on the value of Bitcoin and the value of the shares of our Common Stock.

There are only a few developers who have the authority to maintain the Bitcoin code. A malicious actor could obtain control over the Bitcoin network by influencing or exerting control over one more maintainers. The malicious actor could, for example, convince or pressure a maintainer to modify the code in a manner that benefits the malicious actor. If such amended code is then unknowingly incorporated by a majority of miners, the malicious actor might be able to manipulate the Bitcoin network to their benefit. To the extent the malicious actor is successful, and such amendments enable the malicious exploitation of the Bitcoin network, the risk that a malicious actor may be able to obtain control of the Bitcoin network in this manner exists, which may adversely affect the value of our Common Stock.

To the extent that the Bitcoin ecosystem, including the core developers and the administrators of mining pools, does not act to ensure greater decentralization of mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect the value of the shares of our Common Stock.

If any of these exploitations or attacks occur, it could result in a loss of public confidence in Bitcoin and a decline in the value of Bitcoin and, as a result, adversely impact shares of our Common Stock.

There is legal and regulatory uncertainty around Bitcoin and other digital assets, and our Bitcoin strategy could subject it to enhanced regulatory oversight.

As noted above, several spot Bitcoin ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at net asset value. Even though we are not, and do not function in the manner of, a spot Bitcoin ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our Bitcoin holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented or intends to implement and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering, know-your-customer and sanctions laws and regulations and take care to only acquire our Bitcoin through entities subject to anti-money laundering/know-your-customer regulation and related compliance rules in the United States, if it is found to have purchased any of our Bitcoin from bad actors that have used Bitcoin to launder money or persons subject to sanctions, we may be subject to regulatory proceedings, investigations and any further transactions or dealings in Bitcoin by we may be restricted or prohibited.

At the Closing, Legacy ProCap contributed its Bitcoin to us, and we use a portion of the Bitcoin and/or cash and cash equivalents to secure the Convertible Notes. We may incur additional indebtedness or enter into other financial instruments in the future that may be collateralized by our Bitcoin holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our Bitcoin holdings. These types of Bitcoin-related transactions may be the subject of enhanced regulatory oversight. These and any other Bitcoin-related transactions we may enter into, beyond simply acquiring and holding Bitcoin, may subject it to additional regulatory compliance requirements and scrutiny, including under Federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX, one of the world’s largest cryptocurrency exchanges, in November 2022. While the financial and regulatory fallout from FTX’s collapse did not directly impact our business, financial condition or corporate assets, the FTX collapse may have increased regulatory focus on the digital assets industry. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting Bitcoin, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in Bitcoin.

Bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes.

Bitcoin trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many Bitcoin trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in Bitcoin trading venues, including prominent exchanges that handle a significant volume of Bitcoin trading and/or are subject to regulatory oversight, in the event one or more Bitcoin trading venues cease or pause for a prolonged period the trading of Bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of Bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of our June 5, 2023 complaint against Binance Holdings Ltd. that Binance committed strategic and targeted “wash trading” through our affiliates to artificially inflate the volume of certain digital assets traded on our exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the Bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the Bitcoin market than is commonly understood. Any actual or perceived wash trading in the Bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our Bitcoin. Negative perception, a lack of stability in the broader Bitcoin markets and the closure, temporary shutdown or operational disruption of Bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the Bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in Bitcoin and the broader Bitcoin ecosystem and greater volatility in the price of Bitcoin. Since 2018, the SEC has initiated a number of crypto and digital-asset-related enforcement actions. While the SEC has since requested the dismissal of several of these cases, the SEC or other regulatory agencies may initiate similar actions in the future, which could materially impact the price of Bitcoin and our ability to own or transfer Bitcoin. As the price of our listed securities is affected by the value of our Bitcoin holdings, the failure of a major participant in the Bitcoin ecosystem could have a material adverse effect on the market price of our listed securities.

In addition, private actors that are wary of Bitcoin or the regulatory concerns associated with Bitcoin have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities.

Failure to maintain effective Anti-Money Laundering and Know Your Customer compliance policies could adversely affect our business, reputation, and regulatory standing.

We implemented a comprehensive KYC and AML Policy designed to comply with global AML and CTF laws and regulations. The policy includes board-level governance, annual risk assessments, customer identification procedures, enhanced due diligence for high-risk customers, ongoing transaction monitoring, daily sanctions screening, and prompt reporting of suspicious activities. We also conduct annual AML/KYC training for all employees and engage an independent third party to audit our program annually.

Despite these measures, there can be no assurance that our policies and procedures will be fully effective in preventing the use of services for money laundering, terrorist financing, or other illicit activities. The legal and regulatory landscape governing AML, KYC, and CTF compliance continues to evolve, and we may be subject to increased scrutiny or new regulatory requirements in the jurisdictions in which we operate. Any failure, or perceived failure, to maintain effective compliance programs could result in significant legal, financial, and reputational harm, including regulatory enforcement actions, monetary penalties, operational restrictions, and loss of business opportunities.

Moreover, detecting and preventing such misuse is inherently challenging, and despite our efforts, we may not be able to identify all illicit activity in a timely manner or at all. Any such failure could harm our reputation, impair customer and partner confidence, and adversely affect our financial condition and results of operations.

We do not have policies in place to address airdrops, incidental rights, or hard forks, and any failure to adopt or implement such policies in a timely manner could expose us to operational, legal, and compliance risks.

As part of our operations, we may be affected by events such as airdrops, the receipt of incidental rights, or blockchain protocol changes known as hard forks. At present, we do not have formal policies or procedures in place to address the accounting, operational, tax, legal, or regulatory implications of these events. We plan to evaluate the need for such policies in consultation with our board of directors. While our audit committee and board of directors will monitor related risks as part of their oversight responsibilities, there can be no assurance that appropriate policies will be adopted or implemented in a timely manner, or at all.

The absence of formalized policies increases our exposure to various risks, including inconsistent treatment of such events, potential violations of applicable laws or regulations, financial reporting inaccuracies, and operational inefficiencies. In addition, future receipt of digital assets through airdrops or forks may raise questions about our rights and obligations with respect to such assets, as well as potential tax liabilities. If we fail to appropriately address these issues, our business, financial condition, and results of operations could be materially and adversely affected.

Our Bitcoin holdings will be less liquid than existing cash and cash equivalents and may not be able to serve as a source of liquidity for it to the same extent as cash and cash equivalents.

Historically, the Bitcoin market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in our entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our Bitcoin at favorable prices or at all. For example, a number of Bitcoin exchanges or other trading venues temporarily halted deposits and withdrawals in 2022. As a result, our Bitcoin holdings may not be able to serve as a source of liquidity for it to the same extent as cash and cash equivalents. Further, Bitcoin we hold with our custodians and transact with our trade execution partners will not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered Bitcoin or otherwise generate funds using our Bitcoin holdings, including in particular during times of market instability or when the price of Bitcoin has declined significantly. If we are unable to sell our Bitcoin, enter into additional capital raising transactions, including capital raising transactions using Bitcoin as collateral, or otherwise generate funds using our Bitcoin holdings, or if it is forced to sell our Bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

If we or our third-party service providers experience a security breach or cyber-attack and unauthorized parties obtain access to our Bitcoin assets, we may lose some or all of our Bitcoin assets temporarily or permanently and our financial condition and results of operations could be materially adversely affected.

Substantially all of the Bitcoin we own will be held in custody accounts at institutional-grade digital asset qualified custodians. Our third-party custody partners, including Anchorage and BitGo, safeguard our Bitcoin. Any material failure by our partners to maintain the necessary controls, policies, procedures to manage our Bitcoin could adversely impact our business, operating results, and financial condition. Security breaches and cyberattacks are of particular concern with respect to our Bitcoin. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the Bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in:

●	a partial or total loss of our Bitcoin in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our Bitcoin;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Bitcoin blockchain ecosystem or in the use of the Bitcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to Bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements since the onset of the COVID-19 pandemic. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Middle East conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the Bitcoin industry, including third-party services on which it relies, could materially and adversely affect our business.

We face risks relating to the custody of our Bitcoin, including the loss or destruction of private keys required to access our Bitcoin and cyberattacks or other data loss relating to our Bitcoin, which could cause us to lose some or all of our Bitcoin.

We hold our Bitcoin with regulated qualified custodians at U.S.-based, institutional-grade custodians that have demonstrated records of regulatory compliance and information security. We do not anticipate that our custodial services contracts will restrict our ability to reallocate our Bitcoin among our custodians, and our Bitcoin holdings may be concentrated with a single custodian from time to time. If there is a decrease in the availability of digital asset qualified custodians that we believe can safely custody our Bitcoin, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States.

We may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our Bitcoin, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

Our insurance may only cover losses of a small fraction of the value of the entirety of our Bitcoin holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we will have or that such coverage will cover losses with respect to our Bitcoin. Moreover, our use of custodians exposes it to the risk that the Bitcoin our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such Bitcoin. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Bitcoin.

Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the Bitcoin is held. While the Bitcoin blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the Bitcoin held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Bitcoin held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Bitcoin and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

Regulations may limit the number and quality of financial institutions that provide custodial services for Bitcoin.

On January 23, 2025, the SEC rescinded Staff Accounting Bulletin 121 and replaced it with Staff Accounting Bullet 122. SAB 122 expands the scope of reporting obligations for any companies with digital asset holdings subject to “crypto asset safeguarding obligations.” While the standard primarily addresses custodial assets, there is ambiguity regarding whether companies that use third-party custodians or engage in other digital asset treasury activities may be required to recognize liabilities or enhanced disclosures related to their Bitcoin holdings. If our Bitcoin treasury strategy is deemed to create safeguarding obligations under SAB 122, we could be required to recognize corresponding liabilities and assets, increasing reported balance sheet size without a change in economic exposure. This could distort financial metrics, increase compliance costs, and create additional risks of investor confusion or regulatory scrutiny.

Regulatory change reclassifying Bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and could adversely affect the market price of Bitcoin and the market price of our listed securities. Any such regulatory change could also require us to institute burdensome regulatory requirements, and our activities may be restricted. We are not subject to the legal and regulatory obligations that apply to investment companies such as mutual funds and ETFs, or to obligations applicable to investment advisers, which could pose risks to investors.

Our assets are concentrated in our Bitcoin holdings. The CFTC has asserted regulatory authority over Bitcoin and courts have generally accepted that Bitcoin falls under the CFTC’s purview for commodities regulation. While senior SEC officials have stated their view that Bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the Investment Company Act, which would subject us to significant additional regulatory controls, fines or other penalties that could have a material adverse effect on our ability to execute on our Bitcoin strategy and our business and operations, and may also require it to substantially change or restructure the manner in which we conduct our business, including discontinuing certain products or services. We cannot assure investors that, under certain conditions, changed circumstances, or changes in the law, we may not become subject to the Investment Company Act or other burdensome regulations.

In addition, if Bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of Bitcoin and in turn adversely affect the market price of our listed securities.

If we were to become subject to the legal and regulatory obligations that apply to investment companies such as mutual funds and ETFs, or to obligations applicable to investment advisers, the costs of compliance could be burdensome and could prevent us from executing our Bitcoin strategy.

Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers,” as applicable, under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our Bitcoin strategy, our use of leverage, the manner in which our Bitcoin is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our Bitcoin holdings or other activities it may pursue, and has the power to change our current policies, including our strategy of acquiring and holding Bitcoin. Registration under, and compliance with, the Advisers Act (or comparable state laws) could be costly and could divert attention of us and our directors. If registration is required, there can be no assurance that necessary approvals will be obtained, or that statutory, regulatory, judicial, or administrative interpretations of existing laws and regulation will not in the future impose more comprehensive or stringent requirements on us and our directors.

Our Bitcoin strategy exposes it to risk of non-performance by counterparties, including in particular risks related to our custodians.

Our Bitcoin strategy exposes it to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of Bitcoin, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to our Bitcoin is custodian performance obligations under the custody arrangements it has entered into. A series of relatively recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, among others, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, our parent company Digital Currency Group, Inc., and former partner Gemini Trust Company have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Although these bankruptcies, closures and liquidations have not resulted in any loss or misappropriation of our Bitcoin, nor have such events adversely impacted our access to our Bitcoin, legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While our custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held Bitcoin will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our Bitcoin holdings, it would become subject to additional counterparty risks. Any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our Bitcoin, could have a material adverse effect on our business, prospects, financial condition, and operating results.

We may pursue strategies to generate income or liquidity from our Bitcoin holdings, such as lending, staking, or entering into other arrangements, which could significantly increase our exposure to counterparty, credit, and operational risks.

In addition to the risks associated with the custody of our Bitcoin, we may from time to time pursue strategies to generate income or liquidity from our Bitcoin holdings, including lending Bitcoin to third parties, entering into repurchase or derivative arrangements, staking assets (including other cryptocurrency assets, although Bitcoin itself does not natively support staking), or using our holdings in other ways that may involve the transfer or encumbrance of digital assets. These strategies inherently involve heightened counterparty risk, particularly where our Bitcoin is transferred to or held by third parties for purposes of collateralization, lending, or income generation. Any such arrangements could expose us to the risk of loss in the event of the counterparty’s default, insolvency, fraud, or mismanagement. In addition, these activities may subject us to complex legal, regulatory, and tax regimes that continue to evolve and remain uncertain. If a counterparty fails to return our Bitcoin as expected, or if our rights in such arrangements are not enforceable in the event of insolvency or other adverse proceedings, we could suffer substantial losses. These risks could have a material adverse effect on our business, financial condition, and results of operations.

Because a substantial portion of our total assets consists of Bitcoin, a prolonged decline in the market price of Bitcoin could cause us to fall below Nasdaq’s continued listing standards for minimum stockholders’ equity or market value of listed securities.

A significant portion of our total assets is comprised of Bitcoin, and as a result, the value of our assets will be highly sensitive to fluctuations in the market price of Bitcoin. Nasdaq’s continued listing standards require listed companies to maintain certain minimum levels of stockholders’ equity and market value of listed securities. If the market price of Bitcoin were to experience a prolonged or severe decline, the value of our Bitcoin holdings - and consequently, our total assets and stockholders’ equity - could decrease substantially. Such a decline could cause us to fall below the minimum requirements for continued listing on Nasdaq, including the minimum stockholders’ equity or market value of listed securities. If we were to fail to satisfy these continued listing standards, Nasdaq could initiate delisting proceedings, which would likely have a material adverse effect on the liquidity and market price of our Common Stock. Delisting could also impair our ability to access capital markets, attract and retain investors, and execute our business strategy. Even the risk of potential delisting could negatively impact investor confidence and the value of our Common Stock.

Negative developments in the cryptocurrency industry - including fraud, cybercrime or platform failures - may result in unfavorable publicity and could impact investor sentiment with respect to us even if we are not directly involved in any of the reported events.

The cryptocurrency industry has been subject to a number of high-profile negative developments, including instances of fraud, theft, cyberattacks, regulatory enforcement actions, and failures or insolvencies of major trading platforms and custodians. Even if we are not directly involved in or affected by such events, negative publicity and heightened scrutiny of the cryptocurrency industry as a whole could adversely impact investor sentiment toward companies with significant exposure to digital assets, including ours. For example, reports of security breaches, mismanagement, or criminal activity at other cryptocurrency companies or exchanges may lead to increased concerns about the safety and legitimacy of digital assets generally, which could result in reduced demand for our Common Stock, increased volatility in our share price, and greater difficulty in raising capital or maintaining business relationships. In addition, negative industry developments may prompt regulatory authorities to impose stricter requirements or oversight, which could increase our compliance costs and operational risks. The perception of heightened risk in the cryptocurrency sector, regardless of our actual involvement or risk profile, could therefore have a material adverse effect on our reputation, business, financial condition, and results of operations.

We may engage in staking activities with respect to digital assets that we hold, which could expose us to significant risks, including regulatory, operational, and financial risks.

Staking involves committing digital assets to support the operations of a blockchain network, including transaction validation and governance, in exchange for potential rewards. The regulatory treatment of staking remains uncertain, but the SEC recently issued a statement providing that certain cryptoasset staking activities in connection with proof-of-stake networks do not create investment contracts that would require registration under the federal securities laws. Specifically, the SEC’s Division of Corporation Finance issued a statement on May 29, 2025, stating that protocol staking activities, such as self-staking and custodial staking, are not considered investment contracts under the Howey test. This means that these activities do not involve the offer or sale of securities and are not subject to registration requirements under federal securities laws. However, this statement is narrowly framed and fact-dependent, and does not address all variations of staking, including “liquid staking” and “restaking.” Additionally, the SEC statement is non-binding and does not foreclose contrary SEC guidance or enforcement activity.

In addition, staking often involves the risk of “slashing,” a mechanism by which staked assets may be forfeited due to network rule violations or technical errors. Staked assets may also be subject to lock-up periods or delayed withdrawal windows, limiting liquidity and financial flexibility. Furthermore, staking typically requires reliance on third-party custodians or validator infrastructure, increasing exposure to cybersecurity threats, loss of access to digital wallets, or operational failures. These risks, combined with the evolving and complex nature of staking protocols, could result in asset loss, reduced returns, or other adverse effects on our business, financial condition, and results of operations.

Our advertising revenue and cryptocurrency-focused media business are subject to risks and uncertainties, including those related to the use of digital assets and staking activities, which could adversely affect our financial performance.

A portion of our business and revenue is derived from advertising and media operations focused on cryptocurrency markets, digital assets, and blockchain-related content. Advertising spending in this sector is highly volatile and closely tied to overall sentiment and activity in the cryptocurrency industry, which is subject to rapid market fluctuations, evolving technology, and increased regulatory scrutiny. Downturns in the digital asset markets, negative press coverage, or changes in public perception may cause advertisers to reduce or eliminate their spending on cryptocurrency-related platforms. As part of our advertising and media offerings, we may accept digital assets as payment from advertisers or partners and, with respect to certain Proof-of-Stake digital assets, we may engage in staking activities with respect to those assets to generate additional yield. The risks associated with staking are described above.

Moreover, our ability to attract and retain advertisers depends on the size and engagement of our audience, the perceived credibility and neutrality of our content, and our ability to comply with increasingly complex regulations governing financial promotions and digital marketing. Any adverse developments in these areas could materially and adversely affect our media operations, advertising revenue, and overall business and financial results.

Changes to the protocols underlying blockchain networks, including soft forks and hard forks, may result in significant disruptions, chain splits, or divergence in asset values, any of which could materially and adversely affect the value of our digital asset holdings and our business operations.

Blockchain networks, such as Bitcoin, operate on open-source protocols that are not centrally governed. As a result, changes to these protocols - whether through “soft forks” that maintain backward compatibility or “hard forks” that create incompatible versions - are typically initiated and adopted through community consensus. For certain changes, such as soft forks, miners may signal their support with hash power, but ultimate enforcement of rule changes is determined by the node operators who validate transactions and blocks. If a substantial portion of nodes rejects a proposed change, especially in the context of a hard fork, the network may experience a chain split in which two or more divergent versions of the blockchain emerge.

Such chain splits can lead to operational disruptions, security vulnerabilities, or significant uncertainty regarding which blockchain version will be recognized as the “main” chain. In the event of a fork, we may hold or receive assets on multiple chains, which could result in unexpected tax, legal, or accounting consequences, or may expose us to technical or custodial risks. Additionally, forks can cause volatility in the price and liquidity of digital assets held by us, particularly if there is a lack of consensus among network participants or divergence in community support, market acceptance, or exchange listings. These risks could adversely impact the value of our digital assets, impair our ability to generate revenue or pursue our business strategies, and result in increased compliance, legal, or operational costs.

Future acquisitions by us may create additional risks.

We regularly consider possible acquisitions of Bitcoin-related companies and AI companies. The success of this strategy is dependent upon our ability to identify appropriate acquisition targets, negotiate transactions on favorable terms, finance transactions, complete transactions and successfully integrate them into our existing business. Subject to the terms of our indebtedness, we may finance future acquisitions with cash from operations, additional indebtedness and/or by issuing additional equity or debt securities. Acquisitions can involve a number of special risks and challenges, including, but not limited to:

●	delays in closing the acquisition due to third-party consents, regulatory approvals or other reasons;

●	adverse effects from disclosed or undisclosed matters pertaining to the acquisition;

●	loss or termination of employees and the costs associated with the termination or replacement of such employees;

●	the assumption of debt, litigation or other liabilities of the acquired business

●	the incurrence of additional debt related to the acquisition;

●	costs, expenses and working capital requirements associated with the acquisition;

●	dilution of stock ownership of existing stockholders; and

●	accounting charges for restructuring and related expenses, impairment of goodwill, amortization of intangible assets and stock-based compensation expense.

Even if we consummate an acquisition, the process of integrating the new acquisition into our operations may result in unforeseen operational difficulties and additional costs and may adversely affect the effectiveness of internal controls over financial reporting. In addition, valuations supporting our acquisitions and strategic investments could change rapidly and integration may be more costly to accomplish than we expect. Moreover, our management may not be able to effectively manage a substantially larger business or successfully operate a new line of business. Furthermore, in completing acquisitions, we will rely upon the representations and warranties and indemnities made by the sellers with respect to each acquisition as well as our own due diligence investigation. We cannot assure you that such representations and warranties will be true and correct or that our due diligence will uncover all materially adverse facts relating to the operations and financial condition of the acquired companies or their businesses. To the extent that we are required to pay for undisclosed obligations of an acquired company, or if material misrepresentations exist, we may not realize the expected economic benefit from such acquisition and our ability to seek legal recourse from the seller may be limited. Failure to manage these acquisition risks could materially and adversely affect our ability to achieve anticipated levels of utilization, profitability or other benefits from the acquisitions, and ultimately could materially and adversely affect our business, results of operations and financial condition.

Risks Related to Being a Public Company

The market price of our Common Stock may be volatile and decline materially as a result of volatility in Bitcoin or the digital asset markets generally, or for other reasons. You should be aware that you may lose some or all of your investment.

The trading price of our Common Stock is likely to be volatile. The stock market has recently experienced and in the future may experience extreme volatility. This volatility has often been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares of our Common Stock at an attractive price due to a number of factors such as the following:

●	our operating and financial performance and prospects;

●	risk of our credit rating being downgraded;

●	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

●	conditions that impact demand for our future products and/or services;

●	future announcements concerning our business, our customers’ businesses or our competitors’ businesses;

●	the public’s reaction to our press releases or other public announcements and filings with the SEC;

●	the market’s reaction to our reduced disclosure and other requirements as a result of being an “emerging growth company” under the JOBS Act;

●	the size of our public float;

●	volatility in Bitcoin, our principal asset;

●	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

●	market and industry perception of our success, or lack thereof, in pursuing our strategy;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	changes in laws or regulations which adversely affect our industry or us;

●	privacy and data protection laws, privacy or data breaches, or the loss of data;

●	changes in our accounting standards, policies, guidance, interpretations or principles;

●	changes in our senior management or key personnel;

●	issuances, exchanges or sales, or expected issuances, exchanges or sales of our Common Stock;

●	changes in our dividend policy;

●	failure by us to comply with regulatory requirements, including those related to governance and control requirements in particular jurisdictions, international sanctions or a change in regulations or enforcement policies that adversely affects our operations;

●	adverse resolution of new or pending investigation, regulatory action or litigation against us; and

●	changes in general market, economic and political conditions in the United States and other global economies or financial markets, including those resulting from inflation and related monetary policy in response to inflation, natural disasters, terrorist attacks, acts of war and responses to such events.

These broad market and industry factors may materially reduce the market price of our Common Stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock is low. As a result, you may suffer a loss on your investment. Our share price may be exposed to additional risks because our business became a public company through a “de-SPAC” transaction. There has been increased focus by government agencies on such transactions, and we expect that increased focus to continue. We may be subject to increased scrutiny by the SEC and other government agencies on holders of our securities as a result, which could adversely affect the price of our Common Stock.

A substantial part of our assets are our Bitcoin holdings and cash and cash equivalents from the proceeds of the Business Combination and the Transaction Financings not invested in Bitcoin. Although we expect to have certain other operations, we will depend on such retained cash and cash equivalents to pay our debts and other obligations.

A substantial part of our assets are our Bitcoin holdings and cash and cash equivalents from the proceeds of the Business Combination and the Transaction Financings not invested in Bitcoin. While we may generate revenue through the creation of media products related to Bitcoin as well as the active management of our Bitcoin holdings these business strategies are subject to risks as described in this section, our ability to pay taxes and operating expenses, as well as our debt service obligations in the future, if any, will be largely dependent upon the financial results and cash flows resulting from our business strategies. There can be no assurance that we will generate sufficient cash flow from our media products or active management of our Bitcoin holdings, or that applicable law and contractual restrictions, including negative covenants under any debt instruments, if applicable, will permit the sale of Bitcoin that secures then-outstanding notes in order to fund working capital needs. We may default on contractual obligations or have to borrow additional funds. In the event that we are required to borrow additional funds, it could adversely affect our liquidity and subject it to additional restrictions imposed by lenders. If we enter into additional financing or other agreements in the future, we cannot make assurances that these agreements will be on favorable terms or that they will not restrict the distribution of dividends or other payments to shareholders.

Our ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. Our failure to raise capital when needed could harm our business, operating results and financial condition.

We cannot be certain if it will generate sufficient cash through our provision products or the active management of our Bitcoin holdings to fund future operations or growth of our business. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business, operating results and financial condition. We incurred debt at Closing pursuant to the issuance of the Convertible Notes, and may from time to time incur additional debt in order to further our Bitcoin acquisition strategy. If we incur additional debt, the debt holders could also have rights senior to holders of our Common Stock to make claims on our assets. The terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. As a result, our common stockholders will bear the risk of future issuances of debt securities reducing the value of our Common Stock.

Our common stockholders will experience dilution in the future due to any exercise of existing Warrants and any future issuances of our equity securities for acquisitions.

We currently have outstanding Warrants. In addition, we may issue additional equity securities in the future. The exercise of our Warrants or the issuance of additional shares of our Common Stock or other equity-linked securities will dilute the ownership interests of existing shareholders and may adversely affect the market price of our Common Stock.

The issuance of additional shares or convertible securities by us could make it difficult for another company to acquire us, may dilute the ownership of our common stockholders and could adversely affect the price of our Common Stock.

We may obtain additional financing and may issue additional shares and/or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity and/or preferred shares. Issuing additional shares of our Common Stock, other equity securities, and/or securities convertible into equity may dilute the economic and voting rights of our existing shareholders, reduce the market price of outstanding shares of our Common Stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. The potential issuance of additional securities may delay or prevent a change in control of us, discourage bids for our securities at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our securities, including our Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our Common Stock bear the risk that our future offerings and exercise of any options under any stock option plans that we may implement may reduce the market price of our Common Stock and dilute their percentage ownership.

We will incur significant costs as a result of being a public company, including additional legal, accounting, insurance and other expenses, as well as costs associated with public company reporting requirements.

We will incur significant legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements. We will incur significant costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and related rules implemented by the SEC and Nasdaq, or any other national securities exchange on which it may list our securities. These laws and regulations could make it more difficult or costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board or board committees or as executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, it could be subject to delisting of our Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.

Our management team is expected to have limited experience managing and operating a U.S. public company.

Certain members of our management team are expected to have limited experience managing and operating a U.S. publicly traded company, interacting with U.S. public company investors, and complying with the increasingly complex laws pertaining to U.S. public companies. The transition to being a U.S. public company subjects us to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of U.S. public companies. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company may require costs greater than expected. To support our operations as a U.S. public company, we plan to recruit additional qualified employees or external consultants with relevant experience, which will increase our operating costs in future periods. Should any of these factors materialize, our business, financial condition and results of operations could be adversely affected.

If we are unable to maintain an effective system of internal controls and compliances, our business and reputation could be adversely affected.

Although we plan to manage regulatory compliance by monitoring and evaluating our internal controls to ensure that it is in compliance with all relevant statutory and regulatory requirements, there can be no assurance that deficiencies in our internal controls and compliances will not arise, or that it will be able to implement, and continue to maintain, adequate measures to rectify or mitigate any such deficiencies in our internal controls, in a timely manner or at all. We cannot assure that there will be no instances of inadvertent non-compliances with statutory requirements, which may subject it to regulatory action, including monetary penalties, which may adversely affect our business and reputation.

Our failure to timely and effectively implement controls and procedures required by Sections 302 and 404(a) of the Sarbanes-Oxley Act that are applicable to it could have a material adverse effect on our business, financial condition, results of operations, cash flow and prospects.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of The Nasdaq Global Market. Section 302 of the Sarbanes-Oxley Act will require, among other things, that we report on and evaluate the effectiveness of our disclosure controls and procedures in our quarterly and annual reports. Section 404 of the Sarbanes-Oxley Act requires us to evaluate the effectiveness of our internal control over financial reporting as of the end of each fiscal year, including a management report assessing the effectiveness of our internal control over financial reporting beginning with the second Annual Report on Form 10-K after the Closing of the Business Combination. Additionally, once we cease to be an emerging growth company, our independent registered accounting firm will also be required to attest to the effectiveness of our internal control over financial reporting in each Annual Report on Form 10-K to be filed with the SEC. We may in the future identify material weaknesses or significant deficiencies that it may be unable to remedy before the requisite deadline for those reports. Our ability to comply with the annual internal control reporting requirements will depend on the effectiveness of our financial reporting and data systems and controls across our company. We expect these systems and controls to involve significant expenditures and to become increasingly complex as our business grows. To effectively manage this complexity, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. Any weaknesses or deficiencies or any failure to implement required new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm our operating results and cause it to fail to meet our financial reporting obligations or result in material misstatements or omissions in our financial statements, which could adversely affect our business, invite regulatory scrutiny, and reduce the market price of our Common Stock.

We are an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make our Common Stock less attractive to investors.

We qualify as an “emerging growth company,” as defined in the JOBS Act. While we remain an emerging growth company, we will be permitted to, and plan to, rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These provisions include: (i) an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of Sarbanes-Oxley, (ii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, (iii) reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, registration statements and proxy statements, and (iv) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, the information we provide will be different than the information that is available with respect to other public companies that are not emerging growth companies.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable.

We cannot predict whether investors will find our Common Stock less attractive if it relies on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for Common Stock. The market price of our Common Stock may be more volatile.

We expect to remain an emerging growth company until the earlier of (i) the last day of the fiscal year (1) following the fifth anniversary of the consummation of the Business Combination, (2) in which we have total annual gross revenue of at least $1.235 billion, or (3) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates equaled or exceeded $700 million as of the end of that year’s second fiscal quarter, and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Our amended and restated certificate of incorporation (“Charter”) designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees, agents or stockholders.

Our Charter provides that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee, agent or our stockholder to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, our Charter, or our Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction over any such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). Our Charter will also provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our exclusive forum provision does not apply to a complaint asserting a cause of action arising under the Exchange Act or the rules and regulations promulgated thereunder.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees, agents or stockholders, which may discourage such lawsuits against us and such persons. A stockholder that is unable to bring a claim in the judicial forum of our choosing may be required to incur additional costs in the pursuit of actions which are subject to the exclusive forum provisions described above. We believe these choice of forum provisions may benefit us by providing increased consistency in the application of the DGCL and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums, and protection against the burdens of multi-forum litigation. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of the choice of forum provisions included in our governing documents. If a court were to find these provisions of our governing documents inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our financial condition, results of operations and cash flows.

If securities or industry analysts do not publish research or reports about our business or publish negative reports, the market price of our Common Stock could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts publish about us, our business. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, it could lose visibility in the financial markets, which could cause the price or trading volume of our securities to decline. If one or more of the analysts who cover us downgrades our Common Stock or if our reporting results do not meet their expectations, the market price of our Common Stock could decline. Moreover, the market price of our Common Stock may decline after the Business Combination if we do not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial analysts, or the effect of the Business Combination on our financial results is not consistent with the expectations of financial analysts. Accordingly, holders of our Common Stock may experience a loss as a result of a decline in the market price of our Common Stock following the Business Combination. In addition, a decline in the market price of our Common Stock following the consummation of the Business Combination could adversely affect our ability to issue additional securities and to obtain additional financing in the future.

We may be subject to material litigation, including individual and class action lawsuits, as well as investigations and enforcement actions by regulators and governmental authorities. These matters are often expensive and time consuming, and, if resolved adversely, could harm our business, financial condition and operating results.

We may from time to time become subject to claims, arbitrations, individual and class action lawsuits with respect to a variety of matters, including employment, consumer protection, advertising and securities. In addition, we may from time to time become subject to government and regulatory investigations, inquiries, actions or requests, other proceedings and enforcement actions alleging violations of laws, rules and regulations, both foreign and domestic. The scope, determination and impact of claims, lawsuits, government and regulatory investigations, enforcement actions, disputes and proceedings to which we are subject cannot be predicted with certainty, and may result in:

●	substantial payments to satisfy judgments, fines or penalties;

●	substantial outside counsel, advisor and consultant fees and costs, including costs for monitorships or other compliance requirements that last beyond the date of the initial regulatory or other governmental action;

●	substantial administrative costs, including arbitration fees;

●	additional compliance and licensure requirements;

●	loss or non-renewal of then-existing licenses or authorizations, or prohibition from or delays in obtaining additional licenses or authorizations, required for our business;

●	loss of productivity and high demands on employee time;

●	criminal sanctions or consent decrees;

●	termination of certain employees, including members of our executive team;

●	barring of certain employees from participating in our business in whole or in part;

●	orders that restrict our business or prevent us from offering certain products or services;

●	changes to our business model and practices;

●	an inability to deliver on our strategy;

●	delays to planned transactions, product launches or improvements; and

●	damage to our brand and reputation.

Regardless of the outcome, any such matters can have an adverse impact, which may be material, on our business, operating results or financial condition because of legal costs, diversion of management resources, reputational damage and other factors.

We are highly dependent on the services of Anthony Pompliano, who will be our Chief Executive Officer and other members of our senior management team. The loss of any of these key individuals could have a material adverse effect on our business, operations, financial condition, and stock price.

We are highly dependent on the services of Anthony Pompliano, who will be our Chief Executive Officer. Although Mr. Pompliano will spend a majority of his business time and attention on our Company and expects to be highly active in our management, he does not expect to devote his full time and attention to us. Mr. Pompliano will continue to lead Professional Capital Management and to serve as Chief Executive Officer and member of the board of directors of ProCap Acquisition Corp, a special purpose acquisition company, among other business ventures. As a result, he may devote less time to us than if he was not engaged in other business activities. While Mr. Pompliano owes fiduciary duties to our stockholders, he may also owe fiduciary duties to shareholders of other companies with which he may be affiliated. We are in the process of obtaining key man insurance for certain executives, including our Chief Executive Officer, Mr. Pompliano, to mitigate the financial risks associated with the loss of their services, such insurance may not be sufficient to fully cover the potential disruption caused by the loss of these executives. Mr. Pompliano is not bound by an employment agreement for any specific term and, if we were unable to retain him, we may not be able to successfully attract and retain a qualified replacement. Furthermore, the loss of any key personnel could impact our ability to maintain relationships with customers, partners, and investors, or to execute our business strategy effectively, particularly if a suitable replacement cannot be found in a timely manner. The unanticipated departure of any of our key executives could cause uncertainty among investors and employees, potentially leading to stock price volatility or operational challenges. Additionally, the absence of our key executives could result in significant management and operational gaps that could take time to address, which could negatively affect our ability to meet business objectives.

We have engaged in transactions with our affiliates and we expect to do so in the future. The terms of such transactions and the resolution of any conflicts that may arise may not always be in our or our stockholders’ best interests.

We have engaged in transactions, and we expect to continue to engage in transactions with affiliated companies. Related party transactions can create the possibility of conflicts of interest with regard to our management. Such a conflict could cause an individual in our management to seek to advance his or her economic interests above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors.

For example, Legacy ProCap entered into the Services Agreement on June 23, 2025 that was assigned to us upon Closing with Professional Capital Management, an entity owned and controlled by Mr. Pompliano, our Chief Executive Officer. Under the Services Agreement, Professional Capital Management provides consulting and marketing services to us. The term of the Services Agreement is four years and automatically renews annually thereafter, however, the Services Agreement may be terminated by either party upon 30-days’ written notice. The purpose of the Services Agreement is for Professional Capital Management to provide certain services and resources to support our growth. The services that Professional Capital Management provides through the Services Agreement are different than the services Mr. Pompliano provides in his role as Chief Executive Officer of our Company. As we mature, we expect that it will use fewer of Professional Capital Management’s services pursuant to the Services Agreement.

Mr. Pompliano has entered into a separate non-compete agreement, which is limited to him becoming a Control Person (as defined in the non-compete agreement) of a public company with a Bitcoin treasury strategy focus until the earlier of (i) eighteen months after Closing and (ii) six months after he ceases to be a Control Person of our Company. If Mr. Pompliano were to terminate his employment with our Company, or if Mr. Pompliano became a Control Person of a public or private company with a Bitcoin treasury strategy, such action could cause Professional Capital Management to terminate the Services Agreement with us or have a material impact on our future business operations and financial condition.

These transactions between Legacy ProCap, us, and other entities controlled by Mr. Pompliano may raise potential conflicts of interest and could result in business arrangements that are not as favorable to us as those with unrelated third parties. In particular, Mr. Pompliano will have significant influence over our operations and the interests of his other business ventures, including in Professional Capital Management, may conflict with our interests. These conflicts of interest could arise in situations where our business needs and Mr. Pompliano’s personal or other business interests diverge. If any such conflicts arise, they could harm our business or reputation, lead to regulatory scrutiny, or result in adverse financial or operational consequences. Although we have adopted policies and procedures intended to address such conflicts of interest, there can be no assurance that these measures will effectively mitigate all risks associated with related-party transactions.

Equity-based compensation awards to our Chief Executive Officer and directors may expose us to reputational risk, stockholder discontent, dilution to existing holders of our Common Stock or litigation, which could have an adverse impact on our business, reputation, and results of operations.

Our Chief Executive Officer, Anthony Pompliano, and members of our board of directors will receive a significant portion of their compensation in the form of incentive-based equity awards that are subject to the achievement of specified performance metrics over multi-year periods. While these awards are designed to align incentives with long-term company performance and stockholder returns, the structure, size, or outcome of such awards may not be viewed as appropriately calibrated by stockholders, proxy advisory firms, or the general public.

If our Chief Executive Officer and directors receive substantial equity compensation due to the achievement of certain performance metrics that are perceived as insufficiently rigorous, misaligned with actual performance, or not reflective of broader stockholder value creation, we may be subject to negative publicity, or reputational damage. Additionally, we may face scrutiny from institutional investors or governance advocacy groups, which could impact investor sentiment and ultimately stock price.

Moreover, actual or perceived misalignment in the design, disclosure, or approval of such compensation arrangements could increase the likelihood of stockholder derivative litigation, including claims of breach of fiduciary duty, corporate waste, or inadequate disclosure under securities laws. Even if such claims are without merit, defending against them could require significant time and result in substantial legal costs. Defense of any claim, any adverse judgment, or settlement could have a material adverse effect on our financial condition, business, or reputation.

In addition, the issuance of equity awards to our Chief Executive Officer and directors will increase the number of outstanding shares of our Common Stock, which will dilute the ownership interests of existing stockholders. Such dilution may be significant depending on the size of the awards and future equity grants and could adversely affect the market price of our Common Stock and the voting power of existing stockholders. Furthermore, because these awards may be structured to vest upon the achievement of performance metrics or service-based milestones, the timing and magnitude of such dilution may be unpredictable. Any such dilution could also make it more difficult for existing stockholders to realize future appreciation in the value of their investment.

Excessive severance arrangements may discourage the timely termination of underperforming executives and could negatively impact our performance, governance practices, and reputation.

Upon Closing, we entered into severance arrangements with certain of our executive officers, including our Chief Executive Officer, Anthony Pompliano, that provide for significant payments and benefits upon termination of employment under specified circumstances. While these arrangements are intended to attract and retain experienced leadership, they may reduce our ability to remove executives whose performance does not meet expectations.

If the severance benefits payable upon termination are perceived to be excessive in light of the executive’s experience, performance or tenure, we may be disincentivized from pursuing termination due to the associated financial cost or potential public scrutiny. This could result in the continued employment of underperforming executives, which may hinder our ability to execute strategic initiatives, weaken operational effectiveness, and impair long-term value creation for stockholders.

Additionally, such arrangements may be criticized by stockholders, proxy advisory firms, or corporate governance advocates, particularly if the terms are viewed as misaligned with market practice or performance outcomes. This may lead to reputational harm, litigation, or increased scrutiny of our executive compensation practices. In some cases, these concerns may give rise to stockholder litigation alleging breaches of fiduciary duty or corporate waste. Defending against such actions could be costly and time-consuming, and an adverse outcome could materially affect our financial condition and results of operations.

Our decision to compensate our Chief Executive Officer at a rate of $1 per year may expose us to legal and reputational risks under federal and New York State labor laws.

We currently compensate our Chief Executive Officer, Anthony Pompliano, at an annual salary of $1. While it is not uncommon for executives of growth-stage companies to forego cash compensation, and this arrangement is intended to reflect Mr. Pompliano’s personal commitment to us and is voluntarily undertaken, it is significantly below the minimum wage requirements under both the federal Fair Labor Standards Act and the New York State Labor Law. There is no legal exception that would allow us to not pay an executive at least minimum wage for all hours worked, plus potentially overtime pay for hours worked in excess of 40 hours per week.

While Mr. Pompliano will receive other compensation from us in the form of incentive-based equity, there is a risk that regulatory authorities or courts could determine that our compensation arrangement does not meet the applicable legal standards. This could subject us to investigations, governmental agency audits, litigation, penalties, and potential back-pay, liquidated damages, and attorneys’ fees obligations. The annual salary of $1 is also insufficient with respect to satisfying standard employee withholdings and deductions, such as for certain insurances and statutory benefits (e.g., disability and paid family leave in New York). Moreover, any such actions could divert management’s attention, result in significant costs, and negatively impact our reputation with investors, regulators, and potential employees. Further, this compensation arrangement could generate negative public perception or scrutiny, particularly in light of broader concerns about labor practices and executive governance. Any adverse outcome from this arrangement could result in damages for unpaid wages, liquidated damages, civil penalties, interest, and attorney’s fees, which could materially and adversely affect our business, financial condition, results of operations, and reputation.

Our directors and executive officers are active on social media, which may pose risks to our reputation, create regulatory or disclosure concerns, and impact the Common Stock price.

Certain of our directors and executive officers maintain active personal or professional social media accounts, including on platforms such as X (formerly known as Twitter), LinkedIn, Instagram, and others. Although these individuals may not intend to speak on behalf of us, statements made on social media whether related to our business or unrelated personal views - may nonetheless be attributed to us. This could result in reputational harm, increased media or regulatory scrutiny, or adverse reactions from investors, customers, or other stakeholders.

Additionally, if any such communications are deemed to be incorrect, include material nonpublic information or are inconsistent with our public disclosures, we could face legal, regulatory, or investor relations challenges. We may also be required to address or clarify such statements, which could divert management’s attention, result in increased costs, and negatively impact the Common Stock price. While we will maintain disclosure controls and provide guidelines to our officers and directors, we cannot guarantee compliance at all times or prevent the dissemination of information that may adversely affect our business, results of operations, or financial condition.

Finally, the considerable expansion in the use of social media over recent years has increased the volume and speed at which negative publicity arising from these events can be generated and spread, and we may be unable to timely respond to, correct any inaccuracies in, or adequately address negative perceptions arising from such coverage. In addition, negative or inaccurate posts or comments about us on social media platforms could damage our reputation, brand image and goodwill, and we could lose the confidence of our customers and partners, regardless of whether such information is true and regardless of any number of measures we may take to address them.

Risks Related to Ownership of Our Common Stock.

We have identified a material weakness in our internal control over financial reporting. If we are unable to maintain effective internal controls, the accuracy and timeliness of our financial reporting may be adversely affected, which could cause the market price of our Common Stock to decline, lessen investor confidence and harm our business.

As a public company, we are subject to significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. In addition, we are required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting, and our auditors will be required to issue an attestation report on the effectiveness of our internal controls on an annual basis.

The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business.

During the preparation of our financial statements included elsewhere in this Annual Report we identified a material weakness in our internal control over financial reporting. The Public Company Accounting Oversight Board (the “PCAOB”) defines a material weakness as “a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.”

A description of the material weakness identified is included under “Part II – Item 9A – Controls and Procedures.”

We are in the process of developing a remediation plan designed to remediate the identified material weakness; however the material weakness will not be considered remediated until the action items arising out of the plan have been implemented and the new controls and procedures have been operating effectively for a sufficient period of time. While we will work to remediate the material weakness as quickly and efficiently as possible, we cannot at this time provide an expected timeline in connection with any remediation plan. These remediation measures may be time-consuming and costly and might place significant demands on our financial and operational resources.

As permitted under the U.S. securities laws, neither we nor our independent registered public accounting firm have performed or are required to perform an evaluation of the effectiveness of our internal control over financial reporting. In the future, we may identify additional material weaknesses or significant deficiencies in our internal control over financial reporting.

Our ability to comply with the annual internal control reporting requirements will depend on the effectiveness of our financial reporting and data systems and controls across our Company. Any weaknesses or deficiencies or any failure to implement new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm our operating results and cause us to fail to meet our financial reporting obligations, or result in material misstatements in our consolidated financial statements, which could adversely affect our business and reduce the price of our Common Stock.

If we are unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404, our independent registered public accounting firm may not issue an unqualified opinion. If we are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in our reported financial information, which could have a material adverse effect on the trading price of our Common Stock. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Volatility in our share price could subject us to securities class action litigation.

The market price of the shares of our Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. We may be the target of this type of litigation and investigations. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

The financial forecasts for us are based on various assumptions that may not be realized.

Any financial forecasts or projections provided in connection with the Business Combination are based on numerous assumptions regarding future events and circumstances, many of which are beyond our control. There can be no assurance that these assumptions will prove to be accurate or that the projected results will be realized. Actual results may differ materially from those forecasted, and investors should not place undue reliance on such projections.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our Common Stock.

Our management currently expects that securities research analysts will establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts cease coverage of us or fails to publish reports on it regularly, our share price or trading volume could decline. While our management expects research analyst coverage, if no analysts commence coverage of us, the trading price and volume for our Common Stock could be adversely affected.

We may or may not pay cash dividends in the foreseeable future.

Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, applicable law, regulations, restrictions, our respective results of operations, financial condition, cash requirements, contractual restrictions, our future projects and plans and other factors that our Board may deem relevant. In addition, our ability to pay dividends depends significantly on the extent to which it receives dividends from us and there can be no assurance that we will pay dividends. As a result, capital appreciation, if any, of our Common Stock will be an investor’s sole source of gain for the foreseeable future.

We cannot guarantee that our share repurchase program will be fully consummated or that it will enhance long-term shareholder value. Share repurchases and dividend payments, including recent changes in the amount of our dividend, could also increase the volatility of the trading price of our Common Stock and will diminish our cash reserves.

On December 9, 2025, our Board authorized a share repurchase plan (the “2025 Repurchase Program”), pursuant to which the Company is authorized to repurchase, up to a maximum aggregate amount of $100 million of shares of the Company’s Common Stock. We cannot guarantee that the 2025 Repurchase Program will be fully consummated. The 2025 Repurchase Program allows the Company to purchase shares of its Common Stock from time to time in one or more open market or privately negotiated transactions, including pursuant to Rule 10b5-1 or Rule 10b-18 of the Exchange Act or pursuant to one or more accelerated share repurchase agreements, subject to certain requirements and other factors. The Company is not obligated to repurchase any of its shares of Common Stock, and the timing and amount of any repurchases will depend on legal requirements, market conditions, stock price, the availability of certain safe harbors provided under the Exchange Act, alternative uses of capital, and other factors. Further, our share repurchases could affect our share trading prices, increase their volatility, reduce our cash reserves and may be suspended or terminated at any time, which may result in a decrease in the trading price of our Common Stock.

As a result of the resignation of one of our directors in January 2026, we are not in compliance with Nasdaq rules regarding the composition of our board of directors and audit committee, and there is a risk of delisting if the non-compliance is not cured within the time period allowed by Nasdaq.

On January 21, 2026, William H. Miller IV resigned from our board of directors, or Board. Mr. Miller was one of three members of the audit committee of our Board. As a consequence of Mr. Miller’s resignation, we became out of compliance with Nasdaq Listing Rule 5605(c)(2), which requires that the board of directors of a Nasdaq listed company have an audit committee made up of at least three independent directors. On January 22, 2026, we advised Nasdaq of Mr. Miller’s resignation, its consequences with regard to compliance with Nasdaq Listing Rules 5605(c)(2) and our intention to regain compliance with Nasdaq Listing Rule 5605(c)(2) in a timely manner. In accordance with Nasdaq Listing Rule 5605(c)(4), we have an automatic cure period in order to regain compliance with Nasdaq Listing Rule 5605(c)(2) until (i) the earlier of our next annual stockholders’ meeting or January 21, 2027; or (ii) if our next annual stockholders’ meeting is held before July 20, 2026, then we must evidence compliance no later than July 20, 2026. We intend to appoint a third independent director to our Board and audit committee and thereby regain compliance with Nasdaq Listing Rule 5605(c)(2), prior to our next annual meeting of stockholders. However, if we are unable to regain compliance with Nasdaq Listing Rule 5605(c)(2) in a timely manner, the Nasdaq will commence suspension and delisting procedures.

Risks Related to the Convertible Notes

Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Convertible Notes and could have a further material adverse effect on our business, financial condition and results of operations.

In the future, we may seek to raise or borrow additional funds to expand our product or business development efforts, make acquisitions or otherwise fund or grow our business and operations. Our indebtedness could have important consequences to the holders of our Common Stock, including:

●	increasing our vulnerability to general adverse economic and industry conditions;

●	requiring us to dedicate a portion of our cash flow from operations to principal and interest payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

●	making it more difficult for us to optimally capitalize and manage the cash flow for our businesses;

●	limiting our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;

●	possibly placing us at a competitive disadvantage compared to our competitors that have less debt;

●	limiting our ability to borrow additional funds or to borrow funds at rates or on other terms that we find acceptable;

●	federal and state fraudulent transfer laws may permit a court to void the Convertible Notes and, if that occurs, the noteholders may not receive any payments on the Convertible Notes;

●	We may not have the ability to raise the funds necessary to settle conversions of the Convertible Notes, repurchase the Convertible Notes upon a fundamental change, purchase the Convertible Notes if tendered at the option of holders at the date specified in the indenture that governs the Convertible Notes (the “Indenture”) or repay the Convertible Notes in cash at their maturity, and our future debt may contain limitations on our ability to pay cash upon conversion, redemption or repurchase of the Convertible Notes;

●	the accounting method for convertible debt securities that may be settled in cash, including the Convertible Notes, may have a material effect on our reported financial results; and

●	the market price of the Convertible Notes, which may fluctuate significantly, may directly affect the market price for the Common Stock.

We may be able to incur significant additional indebtedness in the future and this could result in additional risk.

If we incur any additional indebtedness that ranks equally with the Convertible Notes, subject to any collateral arrangements, the holders of that debt will be entitled to share ratably in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding up as a company. This may have the effect of reducing the amount of proceeds paid to our creditors and stockholders. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. If new indebtedness is added to our current indebtedness levels, the related risks that we now face could increase. Any of these risks could materially impact our ability to fund our operations or limit our ability to expand our business, which could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Convertible Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful or be on commercially reasonable terms, which would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the Convertible Notes and could force us into bankruptcy or liquidation.

Our ability to make scheduled payments on or to refinance our debt obligations, including the Convertible Notes, depends on our financial condition and results of operations, which in turn are highly dependent on and correlated with the value and performance of our Bitcoin holdings, as well as subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Convertible Notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the Convertible Notes. Our ability to restructure or refinance our debt will depend on, among other things, the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the Indenture that governs the Convertible Notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.

Further, the Indenture that governs the Convertible Notes contains provisions that will restrict our ability to dispose of assets constituting collateral that secures the repayment of the Convertible Notes and use the proceeds from any such disposition. While we may dispose of assets not constituting collateral, it may not be able to consummate those dispositions quickly or at all or to obtain the proceeds that could be realized from such dispositions. In addition, any such dispositions and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

If we cannot make scheduled payments on our indebtedness, to the extent applicable, we will be in default and holders of the Convertible Notes and our other indebtedness could declare all outstanding principal and interest to be due and payable and foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. If we breach the covenants under our debt instruments, we would be in default under such instruments. The holders of such indebtedness could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. All of these events could result in the noteholders losing their entire investment in the Convertible Notes.

Additionally, in the event of a foreclosure on the collateral securing the Convertible Notes, the interests of our equity holders would be adversely affected. The collateral may include assets material to our business, including Bitcoin or other digital assets, and the loss of such assets could significantly impair our operations, financial condition, and prospects. Furthermore, because the claims of secured creditors generally take priority over those of equity holders in a bankruptcy or liquidation scenario, any such foreclosure could materially diminish or eliminate the residual value of our equity. As a result, holders of our Common Stock could lose all or a substantial portion of their investment in the event of a default and subsequent enforcement of remedies by the holders of the Convertible Note.

The debt documents governing debt incurred by us other than the Convertible Notes may contain terms that restrict our current and future borrowing costs and reduce our access to capital.

The terms of debt documents for indebtedness that we may incur other than the Convertible Notes may impose significant operating and financial restrictions on us. These restrictions could limit our ability to incur additional indebtedness, pay dividends, make investments, sell assets, or engage in certain business transactions. Such covenants may also require us to maintain specified financial ratios or meet other financial conditions. These restrictions could limit our flexibility in responding to changing business and economic conditions, increase our borrowing costs, and reduce our ability to obtain additional financing on favorable terms or at all. If we are unable to comply with the covenants or other terms of the Indenture or any other debt documents pursuant to which it incurs indebtedness other than the Convertible Notes, it could result in an event of default, which could have a material adverse effect on our business, financial condition, and results of operations.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies, if any, may increase our future borrowing costs and reduce our access to capital.

There can be no assurances that any rating assigned to our debt securities will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Convertible Notes. Credit ratings are not recommendations to purchase, hold or sell the Convertible Notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the Convertible Notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the Convertible Notes is subsequently lowered or withdrawn for any reason, our noteholders may not be able to resell their Convertible Notes at a favorable price or at all.

The Convertible Notes will be secured by a substantial portion of our assets. As a result of these security interests, such assets would only be available to satisfy claims of our general creditors or to holders of our equity securities if we were to become insolvent to the extent the value of such assets exceeded the amount of our secured indebtedness and other obligations. In addition, the existence of these security interests may adversely affect our financial flexibility.

Under the Indenture associated with the Convertible Note Financing, we have up to 30 days from the Closing to 1.0:1.0 times collateralize the Convertible Notes using a mix of Bitcoin (with Bitcoin being valued at 50% for collateral calculation purposes), cash and cash equivalents (with cash and cash equivalents being valued at 100% for collateral calculation purposes). As of February 12, 2026 the company held 3,000 Bitcoin and $26.7 million in cash with US Bank for collateral of the Convertible Notes. This collateral composition is subject to change to account for market conditions, including the price of Bitcoin. In the event of our insolvency, liquidation, dissolution, or reorganization, the assets securing the Convertible Notes will be available to satisfy the claims of the holders of the Convertible Notes and other secured creditors before any remaining value is available to satisfy the claims of our unsecured creditors or holders of our equity securities. If the value of the secured assets is insufficient to repay all amounts owed under the Convertible Notes and other secured obligations, our general creditors and equity holders may not receive any recovery. Because a significant portion of our assets consists of Bitcoin, the value of the collateral securing the Convertible Notes is subject to extreme volatility. See the risk factors entitled “Our principal asset is Bitcoin. The concentration of our Bitcoin holdings enhances the risks inherent in our Bitcoin strategy” and “Bitcoin is a highly volatile asset, and our operating results and market price may significantly fluctuate, including due to the highly volatile nature of the price of Bitcoin and erratic market movements.” Sharp declines in the price of Bitcoin could require us to pledge additional Bitcoin, cash, or cash equivalents in order to maintain the collateral coverage required under the terms of the Convertible Notes. Furthermore, the existence of these security interests may limit our ability to incur additional secured indebtedness, dispose of assets, or obtain additional financing, thereby reducing our financial flexibility and ability to respond to business opportunities or adverse developments.

Federal and state fraudulent transfer laws may permit a court to void the Convertible Notes and, if that occurs, the Convertible noteholders may not receive any payments on the Convertible Notes.

Under U.S. federal and state laws, a court may void or otherwise decline to enforce the Convertible Notes, or subordinate the Convertible Notes to our other obligations, if it finds that, at the time the Convertible Notes were issued, we received less than reasonably equivalent value or fair consideration for the Convertible Notes and, among other things, (i) was insolvent or rendered insolvent by reason of the issuance of the Convertible Notes, (ii) was engaged in a business or transaction for which our remaining assets constituted unreasonably small capital, or (iii) intended to incur, or believed it would incur, debts beyond our ability to pay as they mature. In addition, a court could void the Convertible Notes if it finds that they were issued with actual intent to hinder, delay, or defraud creditors. If a court were to take any such action, noteholders could lose their right to payment on the Convertible Notes, which would have a material adverse effect on their investment.

The conversion rate of the Convertible Notes may not be adjusted for all dilutive events that may occur.

The terms of the Convertible Notes provide for adjustments to the conversion rate in certain circumstances, such as stock splits, stock or cash dividends, certain distributions, tender or exchange offers or a “Make-Whole Fundamental Change” (as such term is defined in the Indenture). However, the conversion rate will not be adjusted for every event that could have a dilutive effect on the value of the Convertible Notes or the underlying our Common Stock. As a result, events may occur that adversely affect the value of the Convertible Notes or the Common Stock into which the Convertible Notes are convertible, but that do not result in an adjustment to the conversion rate. This could result in noteholders receiving less value upon conversion than they would have if the conversion rate had been adjusted for all such events.

The increase in the conversion rate applicable to the Convertible Notes that holders convert in connection with a redemption or conversion may not adequately compensate noteholders for the lost option time value of the Convertible Notes.

If we elect to redeem the Convertible Notes or if certain other events occur, the conversion rate may be increased for notes converted in connection with such events. However, the amount of any such increase may not fully compensate noteholders for the lost time value of their option to convert the Convertible Notes at a later date. As a result, noteholders who convert their notes in connection with a redemption or other event may receive less value than they would have received if they had been able to hold the Convertible Notes until a later date or convert at a more favorable time.

Liquidity, regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the Convertible Notes and the ability of investors to implement a convertible note arbitrage trading strategy.

The trading price and liquidity of the Convertible Notes may be affected by a variety of factors, including changes in market conditions, regulatory actions, and other events beyond our control. These factors may make it difficult for investors to buy or sell the Convertible Notes at desired prices or in desired quantities. In addition, the ability of investors to implement a convertible note arbitrage trading strategy, which typically involves taking offsetting positions in the Convertible Notes and the underlying our Common Stock, may be adversely affected by limited liquidity or other market disruptions. As a result, investors may not be able to realize the expected returns from their investment in the Convertible Notes.

Upon conversion of the Convertible Notes, noteholders may receive less valuable consideration than expected because the value of the Common Stock may decline after noteholders exercise their conversion right but before we settle the conversion obligation.

When a noteholder elects to convert notes into our Common Stock, there may be a delay between the time the conversion right is exercised and the time we deliver the shares or other consideration. During this period, the market price of our Common Stock may decrease, resulting in the Convertible Notes noteholder receiving less valuable consideration than anticipated at the time of conversion. This risk is heightened during periods of market volatility or if there are delays in settlement.

Conversion or redemption may adversely affect noteholders’ return on the Convertible Notes.

If the Convertible Notes are converted or redeemed prior to maturity, noteholders may not realize the full potential return on their investment. Early conversion or redemption may occur at times when the market price of our Common Stock is unfavorable or when interest rates or other market conditions would otherwise make holding the Convertible Notes more advantageous. As a result, noteholders may receive less value than if they had held the Convertible Notes to maturity or converted at a later, more favorable time.

Investors in the Convertible Notes may have to pay U.S. federal income tax if we adjust the conversion rate of the Convertible Notes in certain circumstances, even if they do not receive any cash.

In certain circumstances, an adjustment to the conversion rate of the Convertible Notes may be treated as a taxable distribution to noteholders for U.S. federal income tax purposes, even if noteholders do not receive any cash or other property as a result of the adjustment. Noteholders may be required to include the amount of such a distribution in their taxable income and pay tax on it, even though they have not received any cash with which to pay the tax. The tax treatment of such adjustments is complex and may vary depending on individual circumstances.

The accounting method for convertible debt securities that may be settled in cash, including the Convertible Notes, may have a material effect on our reported financial results.

Under applicable accounting standards, we will be required to separately account for the liability and equity components of the Convertible Notes, which will result in the recognition of non-cash interest expense in our financial statements. This could have a material effect on our reported net income, earnings per share, and other financial measures. In addition, changes in accounting rules or interpretations could further affect the accounting treatment of the Convertible Notes and our reported financial results.

The market price of our Common Stock, which may fluctuate significantly, may directly affect the value of the Convertible Notes.

The market price of our Common Stock is likely to fluctuate due to various factors, including our financial performance, industry trends, general economic conditions, and market sentiment. Because the Convertible Notes are convertible into Common Stock, the value of the Convertible Notes will be directly affected by fluctuations in the market price of our Common Stock. A decline in the market price of our Common Stock could reduce the value of the Convertible Notes and the amount that noteholders would receive upon conversion.

There is expected to be limited trading and liquidity for the Convertible Notes, and notwithstanding any registration rights and trading being facilitated through the facilities of The Depository Trust Company, holders’ ability to sell the Convertible Notes could be limited.

The Convertible Notes are a new issue of securities for which there is expected to be only a limited trading market. Although the Convertible Notes may be eligible for trading through the facilities of The Depository Trust Company and we have granted registration rights, there can be no assurance that an active trading market for the Convertible Notes will develop or be maintained. As a result, holders may not be able to sell their notes at desired times or prices, or at all. The lack of liquidity could adversely affect the market value of the Convertible Notes.

Noteholders will not be entitled to any rights with respect to our Common Stock, but will be subject to all changes made with respect to our Common Stock.

Until a noteholder converts notes into our Common Stock, the Convertible Notes noteholder will not have any rights as a stockholder, including voting rights or rights to receive dividends or other distributions. However, the value of the Convertible Notes may be affected by changes in the rights, preferences, or privileges of our Common Stock, or by other actions taken by us with respect to our Common Stock. As a result, noteholders are subject to the risks associated with changes affecting our Common Stock, even though they do not have the rights of stockholders.

The Convertible Notes are convertible into our Common Stock. As a result, noteholders will be subject to all of the risks associated with holding our Common Stock of a public company listed on Nasdaq.

Because the Convertible Notes are convertible into shares of our Common Stock, noteholders will be exposed to the risks associated with an investment in our Common Stock. These risks include, among others, the risk of fluctuations in the market price of our Common Stock, the risk that we may not pay dividends, and the risk that our business, financial condition, or results of operations may be adversely affected by factors beyond our control. In addition, as a public company listed on Nasdaq, we are subject to extensive regulation and reporting requirements, and any failure to comply with these requirements could adversely affect the value of our Common Stock and, consequently, the value of the Convertible Notes.

Cross-default provisions under the Indenture and under indebtedness documents governing our indebtedness other than the Convertible Notes could result in liquidity issues and impact our ability to repay our indebtedness obligations generally.

The Indenture contains a cross-default provision that allows for the holders of the Convertible Notes to accelerate repayment of the Convertible Notes in the event of (i) a payment default with respect to any of our indebtedness other than the Convertible Notes in an amount equal to or greater than one-hundred million dollars ($100,000,000) (or our foreign currency equivalent) in the aggregate or (ii) any other default under any such indebtedness that results in such indebtedness becoming or being declared due and payable before our stated maturity.

In addition, the breach of the covenants under the Indenture, including defaults related to payment, conversion of the Convertible Notes or bankruptcy or insolvency-related issues, among other defaults, could result in an event of default under our indebtedness other than the Convertible Notes, assuming the documents governing any such indebtedness contain similar cross-default or cross-acceleration provisions. Such a default under the Indenture would allow the creditors under such other indebtedness to accelerate the repayment of their indebtedness.

A triggering of any such cross-default or cross-acceleration provisions under the Indenture and/or such other indebtedness on a stand-alone or simultaneous basis could create liquidity issues and adversely impact our ability to repay the Convertible Notes and/or such other indebtedness. An inability of us to repay the holders of the Convertible Notes would give such holders the right to proceed against the collateral granted to them to secure such indebtedness. Assuming such other indebtedness other than the Convertible Notes is also secured, the creditors under such indebtedness would similarly have the right to proceed against the collateral granted to them to secure their indebtedness. Additionally, we may not be able to incur additional loans from other lenders to enable it to refinance the Convertible Notes and/or any such other indebtedness.

Risks Related to Taxation

Unrealized fair value gains on our Bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.

The U.S. enacted the Inflation Reduction Act of 2022 (“IRA”) in August 2022. Unless an exemption applies, the IRA imposes a 15% corporate alternative minimum tax (“CAMT”) on a corporation with respect to an initial tax year and subsequent tax years, if the average annual adjusted financial statement income for any consecutive three-tax-year period preceding the initial tax year exceeds $1 billion. On September 12, 2024, the Department of Treasury and the IRS issued proposed regulations with respect to the application of CAMT.

Additionally, we are required to adopt ASU 2023-08, under which Bitcoin holdings must be measured at fair value in our statement of financial position, with gains and losses from changes in the fair value of our Bitcoin recognized in net income each reporting period. When determining whether we are subject to CAMT and when calculating any related tax liability for an applicable tax year, the proposed regulations provide that, among other adjustments, our adjusted financial statement income must include any unrealized gains or losses reported in the applicable tax year.

Accordingly, as a result of the enactment of the IRA and our adoption of ASU 2023-08, we may be subject to CAMT in the 2026 taxable year and beyond. If we become subject to CAMT, it could result in a material tax obligation that we would need to satisfy in cash, which could materially affect our financial results, including our earnings and cash flow, and our financial condition.

Realized losses and our inability to obtain all expected tax benefits could adversely affect our business, results of operations, and cash flows.

Our business is exposed to significant price volatility and operational risks inherent in the Bitcoin ecosystem, which may cause us to incur realized losses on digital asset positions, hedges, lending or staking arrangements, and other activities. Market dislocations, sharp declines in Bitcoin prices, forced liquidations, counterparty defaults, or changes in trading or custody practices may require us to sell assets at unfavorable prices or incur losses on settlements and unwinds. In addition, changes in accounting standards or their application may accelerate recognition of losses or reduce the timing or magnitude of gains, which can increase earnings volatility and negatively impact regulatory capital, liquidity management, and debt covenant compliance. Any sustained period of realized losses could materially reduce our cash flows and capital resources and constrain our ability to invest in growth initiatives.

We may be unable to realize the full value of our expected tax benefits, including net operating losses, capital loss carryforwards, tax credit carryforwards, and deductions relating to our digital asset activities. The characterization and timing of income, gains, and losses from digital assets remain areas of evolving and, in some jurisdictions, unsettled tax law. As a result, tax authorities may challenge our positions, deny deductions, recharacterize transactions, or otherwise reduce the availability of anticipated tax attributes. Moreover, limitations under applicable tax law—such as restrictions on the use of capital losses against ordinary income, annual utilization caps, separate-return limitation year rules, or ownership change limitations—could defer, diminish, or eliminate our ability to utilize carryforwards. Changes in tax legislation, regulations, administrative guidance, or judicial decisions, in the United States or in non-U.S. jurisdictions where we operate, could further reduce the expected benefit of our tax attributes or require us to establish additional valuation allowances.

We periodically assess the realizability of our deferred tax assets and may be required to record or increase a valuation allowance if we experience losses, reduced forecasted taxable income, or adverse changes in tax law or audit outcomes. Establishing or increasing valuation allowances would increase our tax expense and reduce net income. In addition, if we experience an “ownership change” for tax purposes, our ability to use net operating loss carryforwards and certain built-in losses may be subject to significant annual limitations. To the extent our realized losses increase while our expected tax benefits decline or are deferred, our effective tax rate may rise and our after-tax results and cash flows could be materially and adversely affected.

Risks Related to the Merger with CFO Silvia

If the conditions to the Agreement and Plan of Merger between Silvia Merger Sub, CFO Silvia, Shain Noor, and the Company (the “Merger”) are not satisfied or waived, the Merger may not be consummated.

The closing of the Merger is subject to a number of conditions as set forth in the Agreement and Plan of Merger that must be satisfied or waived, including, among others, the approval of the Merger proposal by our shareholders at the special meeting and the other conditions described in the Merger Agreement.

There can be no assurance as to whether or when the conditions to the closing of the Merger will be satisfied or waived or as to whether or when the merger will be consummated. If the conditions are not satisfied or waived, the Merger may not be consummated or the closing may be delayed, and we and CFO Silvia may each lose some or all of the intended benefits of the Merger.

There is no assurance when or if the Merger will be completed.

If the Merger is not completed, our stock price may decline or fluctuate significantly.

The market price of our Common Stock is subject to significant fluctuations. The market price of our shares of Common Stock will likely be volatile based on whether shareholders and other investors believe that we can complete the Merger. In addition, our shares of Common Stock are expected to be subject to such significant fluctuations even if the Merger is completed.

The volatility of the market price of our shares of Common Stock may be exacerbated by low trading volume or other factors. Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our Common Stock. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against such companies.

The market price of our shares of Common Stock following the Merger may decline as a result of the Merger.

The market price of our shares of Common Stock may decline as a result of the Merger for a number of reasons, including if:

●	investors react negatively to the prospects of the combined company’s business and prospects following the closing of the Merger;

●	the effect of the Merger on the combined company’s business and prospects following the closing of the Merger is not consistent with the expectations of financial or industry analysts; or

●	the combined company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by shareholders or financial or industry analysts.

Anthony Pompliano’s indirect ownership interests in CFO Silvia may create conflicts of interest, which could result in terms that are less favorable to the Company than those that could have been obtained otherwise.

Anthony Pompliano has interests in the Merger that may be different from, or in addition to, those of CFO Silvia stockholders. Certain of CFO Silvia’s directors and executive officers negotiated the terms of the Merger Agreement and some of them hold executive positions in us. Some of such relations may create conflicts with the interests of CFO Silvia or us. For example, Anthony Pompliano is also the Chief Executive Officer of Professional Capital Management, a majority holder of CFO Silvia. Further, certain of our stockholders of also hold shares of CFO Silvia. Inflection Points, Inc. holds shares of us and is a majority holder of CFO Silvia.

The members of our Board were aware of and considered these interests in evaluating the Merger and in making our recommendation.

The special committee of the Company’s Board established in connection with the Merger with CFO Silvia may not be effective in mitigating conflicts of interest.

The Board established a special committee composed of independent and disinterested directors (the “Special Committee”) to evaluate the Merger and make a recommendation to the Board regarding whether the Merger is fair to, and in the best interests of, the Company and its unaffiliated stockholders. While the Special Committee was formed to address potential conflicts of interest arising from the Merger, there can be no assurance that the Special Committee will be effective in eliminating or adequately mitigating all conflicts of interest or that the processes and procedures adopted by the Special Committee will result in outcomes equivalent to those that would have been achieved in the absence of such conflicts.

Certain members of the Company’s management and Board may have interests in the Merger that are different from, or in addition to, those of the Company’s stockholders generally. These interests may create actual or potential conflicts of interest and could influence the perspectives and recommendations of individuals involved in evaluating, negotiating, or approving the Merger. Although the Special Committee has retained independent legal and financial advisors to assist in its evaluation of the Merger, the effectiveness of the Special Committee depends on numerous factors, including the quality and completeness of information provided to the Special Committee, the expertise and diligence of the Special Committee members and their advisors, the limitations inherent in the Special Committee’s mandate and authority, and the ability of the Special Committee to identify and address conflicts that may not be immediately apparent.

Furthermore, the Special Committee’s evaluation and recommendation were not necessarily based on the information available at the time of its deliberations and may not account for developments or risks that materialize after the Special Committee completed its work. The measures undertaken by the Special Committee, while designed to protect the interests of unaffiliated stockholders, may prove insufficient if conflicts of interest were not fully identified, disclosed, or addressed, or if the processes employed by the Special Committee contained limitations or deficiencies that were not recognized at the time. Accordingly, notwithstanding the establishment and work of the Special Committee, stockholders may not receive the same level of protection or outcomes that would exist in a transaction negotiated entirely at arm’s length between unrelated parties.

ITEM 1B. UNRESOLVED STAFF COMMENTS.

None.

ITEM 1C. CYBERSECURITY

Risk Management and Strategy

Our management team manages our security program, which is focused on assessing, identifying, and managing cyber risk and information security threats. We evaluate cybersecurity on an ongoing basis, and it is a risk monitored through our overall enterprise risk management program, including by our executive leadership and Board, described below under “—Governance.”

To proactively manage cybersecurity risk in our organization, our management team has instituted a cybersecurity policy that is available to all employees.

Our management, led by our Chief Executive Officer, is actively involved in oversight of our risk management efforts, and cybersecurity represents an important component thereof. Our cybersecurity processes and practices are fully integrated into the Company’s risk management efforts. In general, we seek to address cybersecurity risks through a cross-functional approach that is focused on preserving the confidentiality, security and availability of the information that we collect and store by identifying, preventing and mitigating cybersecurity threats.

As one of the critical elements of our overall risk management approach, our cybersecurity efforts are focused on the following key areas:

●	Governance: Management oversees cybersecurity risk mitigation and reports to the Board any cybersecurity incidents.

●	Collaborative Approach: We have implemented a cross-functional approach to identifying, preventing and mitigating cybersecurity threats and incidents, while also implementing controls and procedures that provide for the prompt escalation of certain cybersecurity incidents so that decisions regarding the public disclosure and reporting of such incidents can be made by management in a timely manner.

●	Technical Safeguards: We deploy technical safeguards that are designed to protect our information systems from cybersecurity threats, including anti-malware functionality and access controls, which are evaluated and improved through vulnerability assessments and cybersecurity threat intelligence.

Third parties also play a role in our cybersecurity. We engage third-party service providers to evaluate and monitor our security controls, as well as to conduct independent audits or consulting on best practices to address new challenges.

To date, our business strategy, results of operations, and financial condition have not been materially affected by risks from cybersecurity threats, but we cannot provide assurance that they will not be materially affected in the future. For more information on our cybersecurity-related risks, see “Risk Factors” in Item 1A of Part I of this Annual Report.

Governance

Our Board addresses the Company’s cybersecurity risk management as part of its general oversight function. Our management, led by our Chief Executive Officer, presents information on our enterprise-wide risks to the Board at each of its regularly scheduled meetings. Members of the management team have extensive experience managing risks at our Company and at similar companies in the past, including risks arising from cybersecurity threats. The Board will convene as necessary to address critical or emerging cybersecurity concerns and to ensure alignment on approach. In the event of an incident, the Company has developed an incident response plan, which sets forth the steps to be followed from incident detection and assessment to mitigation, recovery and notification and reporting, including notifying functional areas (e.g. legal), as well as senior leadership and the board, as appropriate.

While we have prevented cybersecurity threats in the past in the normal course of business and expect to continue to experience such threats from time to time, to date, none have had a material adverse effect on our business, financial condition, results of operations or cash flows.

ITEM 2. PROPERTIES.

Our principal corporate office is located at 600 Lexington Avenue, Floor 2, New York, New York 10022. We lease approximately 3,418 square feet under an operating sub-lease that can be terminated with 60 days’ notice from either party to the other party. In February 2026 we entered into a lease at 600 Lexington Avenue, Floor 3, New York, New York 10022 for approximately 3,999 square feet with a term ending in October 2029. We believe that these facilities are adequate for our near-term needs and that suitable additional facilities will be available in the future if and when needed.

ITEM 3. LEGAL PROCEEDINGS.

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. Currently, we are not a party to any legal proceedings, the outcome of which, if determined adversely, is reasonably expected to individually or in the aggregate have a material adverse effect on our business or financial condition.

ITEM 4. MINE SAFETY DISCLOSURES.

Not applicable.

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Market Information

Our Common Stock trades on the Nasdaq under the symbol “BRR.” Our Warrants trade on the Nasdaq under the symbol “BRRWW.”

Holders of Record

As of February 12, 2026, there were approximately 160 holders of record of our Common Stock.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board of directors deems relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

The information required by this item will be included in our Definitive Proxy Statement for the 2026 Annual Meeting of Stockholders to be filed with the SEC within 120 days of the fiscal year ended December 31, 2025, and is incorporated herein by reference.

Recent Sales of Unregistered Securities

None.

Use of Proceeds

On May 19, 2025, CCCM consummated its initial public offering (“Initial Public Offering”) of 25,000,000 units (“CCCM Units”), including 3,000,000 CCCM Units issued pursuant to the partial exercise of the underwriters’ over-allotment option. Each CCCM Unit consisted of one Class A ordinary share and one-half of one redeemable warrant of CCCM with each whole warrant entitling the holder thereof to purchase one Class A ordinary share for $11.50 per share. The registration statement on Form S-1 (the “Registration Statement”) for the Initial Public Offering, initially filed with the SEC on April 25, 2025, as amended (File No. 333-286778), was declared effective on May 15, 2025.

The CCCM Units were sold at a price of $10.00 per CCCM Unit, generating gross proceeds to CCCM of $250,000,000. Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, and Clear Street LLC (“Clear Street”) acted as representatives of the underwriters (the “Representatives”). Simultaneously with the closing of the Initial Public Offering, CCCM consummated the private sale of an aggregate of 705,000 private placement units (the “Private Placement Units”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds of $7,050,000. Each Private Placement Unit consisted of one Class A ordinary share and one-half of one warrant. Of the 705,000 Private Placement Units, the Sponsor purchased 265,000 Private Placement Units and the Representatives purchased 440,000 Private Placement Units. The Private Placement Units (and underlying securities) were identical to the CCCM Units sold in the Initial Public Offering, except as otherwise disclosed in the Registration Statement. No underwriting discounts or commissions were paid with respect to such sale.

Upon the closing of the Initial Public Offering on May 19, 2025, an amount of $250.0 million ($10.00 per CCCM Unit) from the net proceeds of the sale of the CCCM Units, and a portion of the proceeds of the sale of the Private Placement Units, were deposited in a trust account (the “Trust Account”) and were invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations; the holding of these assets in this form was intended to be temporary and for the sole purpose of facilitating the intended business combination.

In connection with the Closing of the Business Combination, the holders of 23,434,229 CCCM Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.21 per share, for an aggregate redemption amount of $239.3 million. Following those redemptions, an aggregate of approximately $16.0 million of funds held in the Trust Account became available following the Business Combination.

Issuer Purchases of Equity Securities

Information relating to the Company’s purchases of its common stock during the year ended December 31, 2025 is as follows:

Period	Total Number of Shares of Common Stock Purchased	Average Price Paid Per Share	Total Number of Shares of Common Stock Purchased as Part of Publicly Announced Plans or Programs[1]	Maximum Number (or Approximate Dollar Value) of Shares of Common Stock that May Yet be Purchased Under the Plans or Programs[1]
December 29 – December 31	839,396	$3.39	839,396	$97,153,373
Total	839,396	$3.39	839,396	$97,153,373

1 On December 9, 2025, the Board of Directors of the Company approved the 2025 Repurchase Program. The 2025 Repurchase Program has no expiration date.

ITEM 6. RESERVED.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Unless the context otherwise requires, all references in this section to “Pubco,” the “Company,” “ProCap,” “we,” “us,” or “our” refer to ProCap Financial, Inc., a Delaware corporation. The following discussion and analysis of the financial condition and results of operations of the Company should be read together with our audited consolidated financial statements and the related notes included elsewhere in this Annual Report for the period from June 17, 2025 (inception) through December 31, 2025 (the “Audited Financial Statements”). This discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this Annual Report.

Overview

We were incorporated on June 17, 2025, and on December 5, 2025, completed the Business Combination with CCCM pursuant to which we became a publicly traded company. The Business Combination was accounted for as a reverse recapitalization, with our Company treated as the accounting acquirer. Accordingly, the Audited Financial Statements included elsewhere in this Annual Report reflect the historical operations of our Company prior to the Business Combination and the combined results thereafter. We are an early-stage company with a limited operating history. As a result, investors should consider the risks associated with evaluating our Company with limited historical financial information and evolving operations, as described in Part I, Item 1A. “Risk Factors” of this Annual Report. Our strategy was historically centered on holding Bitcoin as our primary treasury reserve asset while pursuing complementary media operations activities intended to support its treasury strategy and generate revenue over time. During the period presented, our Company’s activities were primarily focused on completing the Business Combination, raising capital, acquiring Bitcoin, establishing custody and collateral arrangements, launching media operations, and implementing our treasury and risk management framework. In February 2026, we added strategies related to the use of AI and automation to support the development and delivery of financial products and services.

Our business is built upon a foundational belief that advances in AI may enable more scalable and efficient tools for portfolio analysis, financial planning, and investor decision support. Consistent with this approach, the Company expects to increasingly rely on software-based systems and automated processes as part of our operating model. ProCap further believes that Bitcoin represents a superior long-term store of value and a viable alternative to traditional fiat-based reserve assets. We believe Bitcoin will play an increasingly important role as a reserve asset for individuals, corporations, and governments worldwide. To support our operations, and in addition to our efforts in utilizing AI technologies, we will continue our plan to accumulate and hold Bitcoin as a long-term treasury reserve asset.

Our material assets consist solely of approximately 5,007 Bitcoin as of February 12, 2026.

Business Combination Transaction and Recent Developments

Business Combination

On December 5, 2025, we completed the Business Combination contemplated by the Business Combination Agreement by and among CCCM, ProCap, SPAC Merger Sub, Company Merger Sub, Legacy ProCap and Seller.

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although CCCM acquired the outstanding equity in the Company in the Business Combination, CCCM is treated as the “acquired company” and ProCap was treated as the accounting acquirer for financial statement purposes. Accordingly, the Business Combination was treated as the equivalent of ProCap issuing stock for the net assets of CCCM, accompanied by a recapitalization. The net assets of CCCM are stated at historical cost, with no goodwill or other intangible assets recorded.

Furthermore, the historical financial statements of ProCap became the historical financial statements of the Company upon the consummation of the merger. As a result, the financial statements included in this Annual Report reflect (i) the historical operating results of ProCap and Procap BTC prior to the merger; (ii) the combined results of CCCM and ProCap following the close of the merger; (iii) the assets and liabilities of CCCM at their historical cost and (iv) ProCap’s equity structure for all periods presented, as affected by the recapitalization presentation after completion of the merger. See Note 4 to our Audited Financial Statements for further details of the merger.

Following the completion of the Business Combination, on December 8, 2025, the shares of Pubco Common Stock commenced trading on the Nasdaq Global Market under the symbol “BRR” and the Pubco Warrants commenced trading on the Nasdaq Capital Market under the symbol “BRRWW.”

Convertible Notes

On December 5, 2025, certain qualified investors (the “Convertible Note Investors”) purchased convertible notes issued by Pubco (“Convertible Notes”), in an aggregate principal amount of $235 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes (the “Convertible Note Financing”). The Convertible Note Financing was funded and contingent upon the Closing. The Convertible Notes have a conversion rate of 76.9 shares per $1,000 equal to an approximately $13.00 conversion price, zero interest rate, maturity of up to 36 months, and are 1:1 times collateralized by cash, cash equivalents and certain Bitcoin assets (with Bitcoin having a value of 0.50 to 1). U.S. Bank Trust Company, National Association serves as collateral agent and trustee with regard to the Convertible Notes and associated Indenture and security arrangements. The Company used $200.0 million of the proceeds from the Convertible Note Financing to purchase Bitcoin in the Convertible Bitcoin Purchase (as described below) and expects to use the remainder of the proceeds to pay certain transaction expenses and fees.

Convertible Notes Repurchase

On February 9, 2026, we entered into privately negotiated notes repurchase agreements (the “Repurchase Agreements”) with certain holders (the “Noteholders”) of certain of our outstanding 0.00% Convertible Senior Secured Notes due 2028 (the “2026 Convertible Notes”) under the Indenture, pursuant to which we agreed to repurchase (the “Repurchase”) approximately $135.4 million in aggregate principal amount of the 2026 Convertible Notes held by the Noteholders for an aggregate of approximately $119.2 million in cash.

The Repurchase settled on or about February 10, 2026. Upon settlement of the Repurchase, the aggregate principal amount of the 2026 Convertible Notes outstanding was reduced to approximately $99.6 million.

Pursuant to the terms of the Indenture, the Company must maintain a 1:1 loan-to-collateral ratio, where Bitcoin is treated as 0.50 to 1.00 and cash is treated as 1.00 to 1.00. As of February 12, 2026 the company held 3,000 Bitcoin and $26.7 million in cash with US Bank for collateral of the Convertible Notes. This collateral composition is subject to change to account for market conditions, including the price of Bitcoin.

Preferred Equity Subscription Agreements

On the Execution Date and in connection with the Business Combination Agreement, certain “qualified investors” (defined to include “qualified institutional buyers” (“QIBs”), as defined in Rule 144A of the Securities Act, and institutional “accredited investors”, as defined in Rule 501 of Regulation D) (the “Preferred Equity Investors”) each entered into a Preferred Equity Subscription Agreement (collectively, the “Preferred Equity Subscription Agreements”) with CCCM, and ProCap, pursuant to which the Preferred Equity Investors subscribed to purchase an aggregate of 51,650,000 non-voting preferred units of ProCap (“Preferred Units”), at a purchase price of $10.00 per unit in a private placement, for an aggregate amount of $516.5 million of such Preferred Units (the “Preferred Equity Investment”) which were converted and exchanged for 64,562,500 shares of Common Stock of the Company at the Closing of the Business Combination. Additionally, each Preferred Equity Investor executed a joinder agreement to that certain Limited Liability Company Operating Agreement of the Company, dated as of June 22, 2025, by and among the Company and the members identified therein (the “LLC Agreement”), pursuant to which each Preferred Equity Investor accepted the rights, duties and obligations set forth in the LLC Agreement and became a preferred member of the Company.

ProCap BTC used all of the proceeds from the Preferred Equity Investment to purchase Bitcoin (the “Purchased Bitcoin”), and such Purchased Bitcoin is held in a custody account in accordance with a custody agreement by and between ProCap BTC and Anchorage, until the Closing, upon which time it will be contributed to Procap BTC.

Pursuant to the Preferred Equity Subscription Agreements, ProCap BTC agreed to use commercially reasonable efforts to register the offer and sale of Pubco Common Stock, into which the Preferred Units were converted pursuant to the Business Combination Agreement upon the Closing, on the Registration Statement. To the extent that any such shares of Pubco Common Stock are unable to be included in the Registration Statement, Pubco agreed to certain customary resale registration rights, including that, within 45 calendar days after the Closing, Pubco will file with the SEC (at Pubco’s sole cost and expense) a registration statement registering the offer and resale of such Pubco Common Stock (the “Resale Registration Statement”), and Pubco shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than 60 calendar days after the Closing, which may be extended an additional 30 calendar days upon certain circumstances.

Services Agreement

Professional Capital Management and ProCap BTC entered into the Services Agreement on the Execution Date. Pursuant to the Services Agreement, Professional Capital Management agreed to provide certain services to ProCap BTC, with the services provided pursuant to statements of work. The Services Agreement has a term of four (4) years following the Execution Date and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein. In consideration for the services and work performed under the Services Agreement, Legacy ProCap issued an aggregate of 10,000,000 Common Units of ProCap to Professional Capital Management.

Non-Competition Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, Pubco, CCCM, ProCap BTC and Mr. Anthony Pompliano entered into a non-competition and non-solicitation agreement, pursuant to which, until the earlier of (i) the date that is eighteen (18) months following the Closing Date and (ii) the date that is six (6) months after such date as Mr. Pompliano ceases to be a Control Person of ProCap BTC or Pubco, Mr. Pompliano will not, directly or indirectly, become a Control Person of a public company with a primary portion of its business comprised of pursuing a Bitcoin treasury strategy program. For purposes of the non-competition agreement, “Control Person” shall mean (x) the chairman of a board of directors, chief executive officer or president, or (y) the owner of such equity interests or right to acquire equity interests of a Person (as defined in the non-competition and non-solicitation agreement) which entitles the holder thereof to the ability to manage or control such Person.

Sponsor Earnout Agreement

Effective December 3, 2025, prior to the meeting, the Company and Columbus Circle 1 Sponsor Corp LLC (the “Sponsor”) entered into an agreement (the “Sponsor Earnout Agreement”), providing that 8,333,333 shares of Pubco Common Stock (such shares subject to earnout, the “Earnout Founder Shares”), representing all of the shares of Pubco Common Stock issuable to the Sponsor or its transferees in exchange for their Class B ordinary shares of CCCM (“Class B Ordinary Shares”) upon the Closing, shall be subject to transfer restrictions set forth in the Sponsor Earnout Agreement (the “Sponsor Transfer Restrictions”) and shall vest and be released from such restriction only if certain price targets are achieved during the two-year period following the Closing (the “Earnout Period”).

The Sponsor Earnout Agreement provided that the Earnout Founder Shares shall vest and shall no longer be subject to the Sponsor Transfer Restrictions as follows:

●100% of the Earnout Founder Shares will vest and shall no longer be subject to the Sponsor Transfer Restrictions if the closing price of the Pubco Common Stock equals or exceeds $10.21 per share (as may be adjusted) for any 20 trading days within any consecutive 30-trading day period during the Earnout Period (the “Share Price Trigger Event”).

●100% of the Earnout Founder Shares will vest and shall no longer be subject to the Sponsor Transfer Restrictions if the BTC VWAP (as defined below) equals or exceeds $140,000 during any five-day period during the Earnout Period (the “BTC Price Trigger Event”).

In the event that neither a Share Price Trigger Event nor a BTC Price Trigger Event has occurred on or prior to the second anniversary of the Closing Date, then, subject to the terms and conditions of the Sponsor Earnout Agreement, on such second anniversary, 100% of the Earnout Founder Shares will vest and will no longer be subject to the Sponsor Transfer Restrictions.

Notwithstanding the foregoing, in the event that during the Earnout Period, the Company is subject to a change of control and the implied consideration per share of Pubco Common Stock pursuant to which the Company or its stockholders have the right to receive in such change of control equals or exceeds $10.21 (or the equivalent fair market value thereof, as determined by the board of directors of the Company following the Closing in good faith, in the event of any non-cash consideration), then, all of the Earnout Founder Shares that have not previously vested will vest and shall no longer be subject to the Sponsor Transfer Restrictions.

“BTC VWAP” means the dollar volume-weighted average price for Bitcoin (BTC) during any one hundred twenty (120)-hour period ending at the time of determination, as reported by Bloomberg through its “VAP” function for “XBTUSD BGN Currency” (or such other comparable calculation methodology as the Disinterested Independent Directors (as defined in the Sponsor Earnout Agreement) may determine in good faith if such Bloomberg function is no longer available). If the BTC VWAP cannot be calculated for Bitcoin (BTC) on such date on any of the foregoing bases, the BTC VWAP of Bitcoin (BTC) on such date shall be the fair market value as determined by the Disinterested Independent Directors of the Company acting in good faith. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

Effective December 3, 2025, prior to the meeting, the Company and Seller entered into an agreement (the “Seller Earnout Agreement”), providing that 9,500,000 shares of Pubco Common Stock (such shares subject to earnout, the “Earnout Seller Shares”), representing all of the shares of Pubco Common Stock otherwise issuable to the Seller upon the Closing, shall be subject to the transfer restrictions set forth in the Seller Earnout Agreement (the “Seller Transfer Restrictions”) and shall vest and be released from such restriction only if certain price targets are achieved during the Earnout Period. The Seller Earnout Agreement provides that the Earnout Seller Shares shall vest and shall no longer be subject to the Seller Transfer Restrictions as follows:

●100% of the Earnout Seller Shares will vest and shall no longer be subject to the Seller Transfer Restrictions upon a Share Price Trigger Event.

●100% of the Earnout Seller Shares will vest and shall no longer be subject to the Seller Transfer Restrictions upon a BTC Price Trigger Event.

In the event that neither a Share Price Trigger Event nor a BTC Price Trigger Event has occurred on or prior to the second anniversary of the Closing Date, then, subject to the terms and conditions of the Seller Earnout Agreement, on such second anniversary, 100% of the earnout shares will vest and shall no longer be subject to the Seller Transfer Restrictions.

Notwithstanding the foregoing, in the event that during the Earnout Period, the Company is subject to a change of control and the implied consideration per share of Pubco Common Stock pursuant to which the Company or its stockholders have the right to receive in such change of control equals or exceeds $10.21 (or the equivalent fair market value thereof, as determined by the board of directors of the Company following the Closing in good faith, in the event of any non-cash consideration), then, all of the Earnout Seller Shares that have not previously vested shall vest and shall no longer be subject to the Seller Transfer Restrictions.

2025 Repurchase Program

On December 9, 2025, the Board of the Company approved the 2025 Repurchase Program providing for the repurchase of up to $100 million of our outstanding shares of Common Stock. Under the 2025 Repurchase Program, we are authorized to repurchase shares of Common Stock through open market purchases, privately-negotiated transactions, accelerated share repurchases, or otherwise in accordance with applicable federal securities laws, including through Rule 10b5-1 trading plans and under Rule 10b-18 of the Exchange Act. The 2025 Repurchase Program does not obligate us to repurchase shares of Common Stock and the specific timing and amount of repurchases will vary based on available capital resources and other financial and operational performance metrics, market conditions, securities law limitations and other factors.

In connection with the 2025 Repurchase Program, on December 12, 2025, we entered into an Open Market Share Repurchase Agreement (the “Repurchase Agreement”) with TD Securities Inc. (the “Broker”) whereby the Broker has agreed to act as a non-exclusive agent on behalf of us to repurchase shares of Common Stock in the open market pursuant to Rule 10b5-1 and Rule 10b-18 of the Exchange Act. The Repurchase Agreement will continue in effect until terminated by either us or the Broker, with or without cause, upon written notice to the other party. We will pay the Broker a commission at a rate of $0.01 for each share of Common Stock repurchased pursuant to the Repurchase Agreement.

Merger Agreement with CFO Silvia

To support our AI strategy, on February 9, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Silvia Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), CFO Silvia, the Seller, Shain Noor (“Shain Noor” and, together with the Seller, the “Merger Sellers”), and Shain Noor, solely in his capacity as the stockholder representative. Under the Merger Agreement, Merger Sub will merge with and into CFO Silvia, with CFO Silvia surviving as a direct wholly owned subsidiary of the Company (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of CFO Silvia common stock outstanding immediately prior to the Effective Time (other than dissenting shares and treasury shares) will be converted into the right to receive shares of Common Stock of the Company, consisting of (i) the per share merger consideration, and (ii) any per share earnout consideration, in each case as described in the Merger Agreement and related spreadsheet to be delivered prior to closing. In addition, each outstanding simple agreement for future equity (“SAFE”) will be terminated at the Effective Time, and each SAFE holder will be entitled to receive a portion of the total merger consideration and earnout shares (if any), in accordance with the Merger Agreement. A portion of the merger consideration otherwise payable to equity holders will be deposited into an escrow account for a period of twelve months to secure indemnification obligations. The shares of Company Common Stock issued in the Merger will be subject to transfer restrictions, including lock-up provisions, as further described in the Merger Agreement.

The closing of the Merger is subject to customary closing conditions, including the filing of a certificate of merger with the Delaware Secretary of State, specified regulatory approvals (including any required filings under the Hart-Scott-Rodino Antitrust Improvements Act, if applicable), and the receipt of requisite approvals from CFO Silvia stockholders and Company stockholders, among other conditions set forth in the Merger Agreement.

Registration Rights Agreement in Connection with the Merger

In connection with the Merger, the Company and certain equity holders of CFO Silvia will enter into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, a majority-in-interest of the then outstanding Registrable Securities (as defined in the Registration Rights Agreement) may make a written demand for registration of all or part of the Registrable Securities. The Company will not be obligated to effect more than three registrations pursuant to a demand registration. The Registration Rights Agreement provides customary piggyback registration rights, certain restrictions on registration rights, customary indemnification and contribution provisions, termination rights, and all other provisions that are included in the Registration Rights Agreement. The Registration Rights Agreement is subject to the receipt of requisite approvals from stockholders.

Lock-Up Agreement in Connection with the Merger

At or prior to the closing of the Merger, each of the Merger Sellers and certain other investors receiving shares of Company Common Stock in the Merger will enter into a lock-up agreement with the Company (each, a “Lock-Up Agreement”). Under the Lock-Up Agreements, such holders will agree that, (i) with respect to the shares of Company Common Stock issued at the closing, until the longer of (x) the six month period following the closing and (y) the date on which the volume-weighted trading price of the Company Common Stock equals or exceeds $9.00 and (ii) with respect to the earnout shares, the six month period following issuance of such earnout shares (the “Lock-Up Period”), they will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, or engage in any hedging or derivative transactions with respect to, any shares of Company Common Stock received in the Merger (including any escrow releases and earnout shares when issued), subject to customary permitted transfers, provided that the transferee agrees in writing to be bound by the Lock-Up Agreement for the remainder of the Lock-Up Period. The Lock-Up Agreement is subject to the receipt of requisite approvals from stockholders.

Safe Termination Agreements in Connection with the Merger

At or prior to the Effective Time, each outstanding SAFE of CFO Silvia will be terminated pursuant to a SAFE termination agreement among the Company, CFO Silvia and the applicable SAFE holder (each, a “SAFE Termination Agreement”). Under the SAFE Termination Agreements, each SAFE will be canceled and of no further force or effect in exchange for the right to receive the portion of the merger consideration allocable to such SAFE in accordance with the Merger Agreement and the final allocation schedule (including any earnout and escrow shares when and if issued), and each SAFE holder will release claims arising under the applicable SAFE, subject to customary exceptions (including fraud and willful misconduct). The SAFE Termination Agreements are expected to include customary representations and acknowledgments of the SAFE holders (including ownership and authority), tax forms, and covenants to deliver any additional instruments reasonably requested to evidence the termination, and will provide that no additional consideration is payable and that any most-favored-nations, anti-dilution or valuation cap provisions under the SAFEs are waived to the extent inconsistent with the Merger Agreement. The SAFE Termination Agreement is subject to the receipt of requisite approvals from stockholders.

Shain Noor Agreements in Connection with the Merger

Upon closing of the Merger, the Company and Noor will enter into an employment agreement setting forth the terms and conditions of his employment as Chief Technology Officer of the Company (or its post-closing subsidiary) (the “Employment Agreement”). Under the terms of the Employment Agreement, Noor will be entitled to receive (i) an annual base salary of $700,000, subject to review and adjustment by the Company from time to time, (ii) eligibility for an annual performance-based cash bonus with a target amount equal to $300,000, subject to approval by the compensation committee of the Board of the Company in its sole discretion and continuous employment with the Company, and (iii) a one-time signing bonus equal to $5,000,000, subject to continuous employment with the Company. Noor will also be eligible to receive a grant of time-based restricted stock units equal to $4,000,000, which vest in equal installments over four years following the date of grant, subject to Board (or its compensation committee) approval, vesting conditions, continuous employment with the Company and other conditions. The Employment Agreement contains customary confidentiality and intellectual property provisions and may be terminated by either party in accordance with its terms.

Upon closing of the Merger, Noor will enter into a Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”) in favor of the Company and its affiliates (including CFO Silvia) in connection with the Merger, imposing a three-year post-closing restricted period that, among other things, limits Noor from becoming a control person of a company that operates in the same or substantially similar line of business as CFO Silvia in the United States and other covered markets, imposes employee and customer non-solicitation covenants and confidentiality on Noor, provides for mutual non-disparagement obligations, includes customary equitable-relief and fee-shifting remedies (with tolling during violations), and provides for automatic termination if the Merger Agreement is terminated.

The Employment Agreement and the Non-Competition Agreement are subject to the receipt of requisite approvals from stockholders.

Results of Operations

The following table sets forth a summary of our results of operations. This information should be read together with our Audited Financial Statements and related notes.

For the period from June 17, 2025 (inception) through December 31, 2025
Revenue	$85,000

Operating expenses
General and administrative	7,630,335
Stock-based compensation	442,043
Loss from operations	(7,987,378)

Other income (expense):
Realized loss on sale of digital assets	(54,463,684)
Change in fair value of digital assets	(25,005,384)
Change in fair value of conversion feature - preferred units	56,298,500
Change in fair value of convertible note conversion feature	2,350,290
Change in fair value of derivative securities	106,264
Interest income	259,942
Interest expense	(534,054)
Other expense, net	(20,988,126)

Net loss	$(28,975,504)

Weighted average number of shares of common stock outstanding, basic and diluted	73,685,031
Net loss per common stock, basic and diluted	$(0.39)

Revenues

Revenue for the period from June 17, 2025 (inception) through December 31, 2025 was $85,000 and not material to overall results. The Company currently generates limited revenue from digital advertising and marketing services, which are recognized over time as performance obligations are satisfied. The Company has not yet demonstrated an ability to generate sustainable or predictable revenue, and there can be no assurance that it will do so in the future.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related costs, professional fees, and other corporate overhead expenses. For the period from June 17, 2025 (inception) through December 31, 2025, general and administrative expenses totalled $7.6 million. Personnel-related costs included $2.3 million of salary expense and accrued bonuses. Professional fees totalled $4.6 million and were primarily attributable to legal, accounting, advisory, and other professional services incurred in connection with the consummation of the Business Combination and the Company’s transition to operating as a public company. The remaining general and administrative expenses consisted of insurance, technology, facilities, and other corporate costs incurred during the period.

Other Income (Expense)

Other income (expense) for the period from June 17, 2025 (inception) through December 31, 2025, was $21.0 million primarily driven by realized loss on sale of digital assets, changes in fair value of conversion feature, digital assets and derivative securities, as well as interest expense and interest income.

We recognized a realized loss of $54.5 million on the sale of digital assets and an unrealized loss of $25.0 million related to changes in the fair value of our remaining digital asset holdings. These losses were driven by volatility in Bitcoin market prices during the period and reflect the Company’s strategy of holding Bitcoin as a primary treasury reserve asset, which subjects results of operations to significant market price fluctuations.

Other income included a gain in the change in fair value of conversion feature - preferred units of $56.3 million, $2.4 million gain related to changes in the fair value of the conversion feature embedded in the Company’s Convertible Notes and a $0.1 million gain related to changes in the fair value of the Company’s put option liability. These amounts reflect non-cash fair value remeasurements recognized in earnings during the period from June 17, 2025 (inception) through December 31, 2025.

Interest expense, totaled $0.5 million, primarily attributable to amortization of capitalized financing-related costs incurred and amortization of debt discount during the period from June 17, 2025 (inception) through December 31, 2025.

Interest income during the period of $0.3 million was primarily attributable to interest earned through the US Bank collateral account.

Liquidity and Capital Resources

As of December 31, 2025, we had cash and cash equivalents of approximately $45.0 million, restricted cash of approximately $149.9 million, and working capital of approximately $194.8 million. Restricted cash primarily relates to collateral requirements under the Company’s Convertible Notes and Bitcoin put option contracts.

For the period from June 17, 2025 (inception) through December 31, 2025, we reported a net loss of approximately $29.0 million. This net loss was primarily driven by factors that are inherently volatile and subject to market conditions, including:

●	Realized and unrealized losses related to Bitcoin holdings due to fluctuations in the market price of Bitcoin;
●	General and administrative expenses associated with the Business Combination and operating as a public company.

Because digital assets and derivative instruments are measured at fair value, our results of operations may fluctuate significantly from period to period, as discussed further in Note 11 to our Audited Financial Statements for more information.

On December 5, 2025, we completed the Business Combination and issued the Convertible Notes in the aggregate principal amount of $235.0 for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes. See Note 8 to our Audited Financial Statements for more information.

We do not maintain any committed external sources of liquidity, including credit facilities or other financing arrangements. Our liquidity is derived primarily from cash on hand.

Based on the cash and cash equivalents balance of $44,976,127 and our Bitcoin holdings of 5,000 as of December 31, 2025, we have determined that our sources of liquidity will be sufficient to meet our needs for the one-year period from the issuance of the Audited Financial Statements. However, our liquidity position may be materially impacted by volatility in the market price of Bitcoin and other market conditions.

As of December 31, 2025, we did not have any material commitments for capital expenditures. However, we are party to written Bitcoin put option contracts that may require us to purchase Bitcoin or settle such contracts on a net cash basis in the future, depending on market conditions at expiration. While these arrangements are collateralized and may or may not result in cash outflows, they represent potential future cash requirements.

In the short term, we expect to use cash primarily to fund working capital requirements and operating expenses. Over the long term, cash may be used to support expansion initiatives, technology investments, and potential strategic acquisitions. The timing and extent of such expenditures will depend on market conditions, business performance, and capital availability.

Cash Flows for the period from June 17, 2025 (inception) through December 31, 2025

The following table summarizes our cash flows from operating, investing and financing activities for period from June 17, 2025 (inception) through December 31, 2025:

For the period June 17, 2025 (inception) through
December 31, 2025
Net cash used in operating activities	$(7,491,814)
Net cash used in investing activities	$(521,344,966)
Net cash provided by financing activities	$723,698,239

Cash Flows Used in Operating Activities

Net cash used in operating activities for the period from June 17, 2025 (inception) through December 31, 2025, was $7.5 million. Non-cash adjustments to reconcile net loss to net cash used in operating activities was $21.5 million and were primarily due to, a realized loss on the sale of Bitcoin of $54.5 million an unrealized loss change in fair value of Bitcoin of $25.0 million, amortization of debt discount and debt issuance costs of $0.5 million, stock-based compensation expense of $0.4 million, and depreciation expense of $0.03 million offset by an unrealized gain from the change in fair value of the Convertible Notes’ conversion feature of $2.4 million, an unrealized gain change in fair value of the derivative securities liability of $0.1 million, and an unrealized gain in the change in the fair value of the preferred units conversion feature of $56.3 million and $0.2 million in changes in operating assets and liabilities.

Cash Flows Used by Investing Activities

Net cash used in investing activities for the period from June 17, 2025 (inception) through December 31, 2025, was $521.3 million, driven by purchases of Bitcoin of $983.3 million and the purchase of fixed assets of $0.1 million, partially offset by proceeds from the sale of Bitcoin of $462.0 million, as reflected in the accompanying consolidated Statement of Cash Flows included in our Audited Financial Statements.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities for the period from June 17, 2025 (inception) through December 31, 2025, was $723.7 million and consisted of proceeds from the sales of Preferred Units of $495.7 million and issuance of Convertible Notes of $228.0 million, proceeds from the reverse recapitalization of $12.2 million, proceeds from derivative securities of $0.5 million, and proceeds from the promissory note, related party of $1.8 million, offset by debt issuance costs of $9.7 million, payment of the promissory note, related party of $1.8 million, and purchase of treasury stock of $2.9 million.

Critical Accounting Policies and Estimates

Our Audited Financial Statements and the accompanying notes thereto included elsewhere in this Annual Report are prepared in accordance with GAAP. The preparation of our Audited Financial Statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, costs and expenses, and related disclosure of contingent assets and liabilities. We have based our estimates on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We are subject to uncertainties such as the impact of future events, economic and political factors, and changes in our business environment; therefore, actual results could differ significantly from these estimates under different assumptions or conditions. To the extent that there are differences between our estimates and actual results, our future consolidated financial statement presentation, financial condition, results of operations, and cash flows will be affected.

Note that the Company has no critical accounting estimates. See “Summary of Significant Accounting Policies” described in Note 3 to our Audited Financial Statements included elsewhere in this Annual Report for a description of our significant accounting policies.

Off-Balance Sheet Arrangements

Other than collateral arrangements associated with financing and derivative activities, we do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Recent Accounting Pronouncements

See “Recent Accounting Pronouncements” described in Note 3 of our Audited Financial Statements included elsewhere in this Annual Report.

Emerging Growth Company Status

We are an emerging growth company (“EGC”), as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an EGC or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, Pubco intends to rely on such exemptions, it is not required to, among other things: (i) provide an auditor’s attestation report on its system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an EGC until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

Bitcoin Market Price Risk

Our Bitcoin investment is measured using observed prices from active exchanges and adjustments are recorded in net income through “other income, net” on our statements of income. The Bitcoin market price may fluctuate significantly and a decline in the market price of Bitcoin could result in a material adverse effect on our financial results in future periods. See Part I, Item 1A, “Risks Related to Our Business and Bitcoin Treasury Strategy” for information regarding the risks related to our Bitcoin holdings. As of December 31, 2025, the fair value of our Bitcoin investment included in digital assets was $441.8 million, and for the period from June 17, 2025 (inception) through December 31, 2025, we recognized a realized loss from the sale of Bitcoin of $54.5 million and an unrealized loss from the remeasurement of our Bitcoin investment of $25.0 million.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Smaller reporting companies are not required to provide the information required by this item.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information required by this item is presented at the end of this Annual Report beginning on page F-1 and is incorporated herein by reference. An index of those financial statements is found in Part IV, Item 15, Exhibits, Financial Statement Schedules, of this Annual Report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Based on an evaluation under the supervision and with the participation of the Company’s management, the Company’s principal executive officer and principal financial officer have concluded that the Company’s disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act were not effective as of December 31, 2025.

Management’s Annual Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over our financial reporting (“ICFR”). To evaluate the effectiveness of the Company’s ICFR, as required by Section 404 of the Sarbanes-Oxley Act of 2002, management conducted an assessment, including testing, based on the criteria set forth in the updated Internal Control-Integrated Framework, issued in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).

The company’s ICFR is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”).

Based on this assessment, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s ICFR was not effective as of December 31, 2025 due to a material weakness in internal control over financial reporting related to (i) inadequate segregation of duties and effective risk assessment, and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both GAAP and SEC guidelines.

A material weakness is a deficiency, or a combination of deficiencies, in ICFR such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements would not be prevented or detected on a timely basis.

Because of its inherent limitations, ICFR may not prevent or detect misstatements. In addition, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions and that the degree of compliance with the policies or procedures may deteriorate.

This Annual Report does not include a report of management’s assessment regarding internal control over financial reporting or an attestation report of the company’s registered public accounting firm due to a transition period established by rules of the SEC for newly public companies.

Remediation Plan for Material Weakness

The Company, with oversight from our Audit Committee, is in the process of developing and implementing its remediation plan specific to the material weakness, which is expected to include the adequate segregation of duties, effective risk assessment and implementation of written policies and procedures for accounting and financial reporting. However, the material weakness will not be considered remediated until the applicable remedial controls operate for a sufficient period of time, and management has concluded, through testing, that the related controls are operating effectively.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting (as such term is defined in the Exchange Act) that occurred during the quarter ended December 31, 2025 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION.

During the three-months ended December 31, 2025, no director or officer of the Company adopted or terminated a “Rule 10b5-1 trading arrangement” or “non-Rule 10b5-1 trading arrangement,” as each term is defined in Item 408(a) of Regulation S-K.

ITEM 9C. DISCLOSURE REGARDING FOREIGN JURISDICTIONS THAT PREVENT INSPECTIONS.

Not applicable.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

The information required by this item will be included in our Definitive Proxy Statement for the 2026 Annual Meeting of Stockholders to be filed with the SEC within 120 days of the fiscal year ended December 31, 2025, and is incorporated herein by reference.

ITEM 11. EXECUTIVE COMPENSATION.

The information required by this item will be included in our Definitive Proxy Statement for the 2026 Annual Meeting of Stockholders to be filed with the SEC within 120 days of the fiscal year ended December 31, 2025, and is incorporated herein by reference.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The information required by this item will be included in our Definitive Proxy Statement for the 2026 Annual Meeting of Stockholders to be filed with the SEC within 120 days of the fiscal year ended December 31, 2025, and is incorporated herein by reference.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

The information required by this item will be included in our Definitive Proxy Statement for the 2026 Annual Meeting of Stockholders to be filed with the SEC within 120 days of the fiscal year ended December 31, 2025, and is incorporated herein by reference.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES.

The information required by this item will be included in our Definitive Proxy Statement for the 2026 Annual Meeting of Stockholders to be filed with the SEC within 120 days of the fiscal year ended December 31, 2025, and is incorporated herein by reference.

PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)(1) Financial Statements

The following Report and Consolidated Financial Statements of our Company are included in this Annual Report:

Report of Independent Registered Public Accounting Firm (PCAOB ID No. 206)

Consolidated Balance Sheet

Consolidated Statement of Operations

Consolidated Statement of Changes in Stockholders’ Equity

Consolidated Statement of Cash Flows

Notes to Consolidated Financial Statements

See Index to Consolidated Financial Statements on page F-1 of this Annual Report, incorporated into this item by reference.

(a)(2) Financial Statement Schedules

All financial statement schedules have been omitted as the information is not required under the related instructions or is not applicable or because the information required is already included in the financial statements or the notes to those financial statements.

(a)(3) Exhibits

List of Exhibits required by Item 601 of Regulation S-K. See part (b) below.

(b) Exhibits

The following exhibits listed in the accompanying index to exhibits are filed, furnished, or incorporated by reference as part of this Annual Report on Form 10-K.

No.	Description of Exhibit

2.1†	Business Combination Agreement, dated as of June 23, 2025, by and among CCCM, the Company, ProCap, SPAC Merger Sub, Company Merger Sub and Professional Capital Management (incorporated by reference to Exhibit 2.1 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
2.2	First Amendment to the Business Combination Agreement, dated as of July 28, 2025, by and among CCCM, the Company, ProCap, SPAC Merger Sub, Company Merger Sub and Professional Capital Management (incorporated by reference to Exhibit 2.1 to CCCM’s Current Report on Form 8-K, filed with the SEC on July 28, 2025).
2.3†**	Agreement and Plan of Merger, dated as of February 9, 2026, by and among the Company, Silvia Merger Sub, Inc., CFO Silvia, Inc, Inflection Points Inc, Shain Noor, and Shain Noor as Stockholder Representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2026).
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2025).
3.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2025).
4.1*	Description of Capital Stock.
4.2	Warrant Agreement, dated May 15, 2025, by and between CCCM and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to CCCM’s Current Report on Form 8-K, filed with the SEC on May 20, 2025).
4.3	Warrant Assignment, Assumption and Amendment Agreement, dated December 5, 2025, by and among Continental Stock Transfer & Trust Company, as Public Warrant agent, CCCM and the Company (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2025).
4.4	Specimen Warrant Certificate of the Company (incorporated by reference to Exhibit 4.5 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
4.5*	Indenture, dated as of December 5, 2025, by and among ProCap, the Guarantors listed therein and U.S. Bank Trust Company, National Association.
10.1	Amended and Restated Registration Rights Agreement dated as of December 5, 2025, by and among CCCM, Pubco, the Sponsor, and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2025).
10.2	Amendment to Insider Letter Agreement, dated as of December 5, 2025, by and among ProCap, CCCM, the Company and the directors and officers of CCCM named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2025).
10.3	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on September 18, 2025).
10.4†	Form of Convertible Note Subscription Agreement by and among ProCap, the Company, CCCM, and the subscribers thereto (incorporated by reference to Exhibit 10.7 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.5	Sponsor Support Agreement, dated as of June 23, 2025, by and among CCCM, the Sponsor, and the Company (incorporated by reference to Exhibit 10.1 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.6	Lock-Up Agreement, dated as of June 23, 2025, by and between Professional Capital Management and the Company (incorporated by reference to Exhibit 10.2 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.7	Non-Competition Agreement, dated as of June 23, 2025, by and among CCCM, ProCap, the Company and Anthony Pompliano (incorporated by reference to Exhibit 10.3 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.8	Voting and Support Agreement, dated as of June 23, 2025, by and among Professional Capital Management, ProCap and the Company (incorporated by reference to Exhibit 10.4 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.9	Company 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2025).

10.10*	Company Collateral Agreement, dated as of December 5, 2025, by and among the Grantors listed therein and U.S. Bank Trust Company, National Association.
10.11	Services Agreement, dated as of June 23, 2025, by and between Professional Capital Management and ProCap (incorporated by reference to Exhibit 10.5 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.12†	Form of Preferred Equity Subscription Agreement, dated as of June 23, 2025, by and among ProCap, Pubco, CCCM, and certain subscribers party thereto (incorporated by reference to Exhibit 10.6 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.13+	Employment Agreement effective as of July 25, 2025, by and between ProCap and Jeffrey Park (incorporated by reference to Exhibit 10.23 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
10.14+	Amended and Restated Employment Agreement effective as of October 1, 2025, by and between ProCap and Kyle Wood (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
10.15+	Employment Agreement effective as of August 25, 2025, by and between ProCap and Megan Pacchia (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
10.16+	Employment Agreement effective as of October 17, 2025, by and between ProCap and Anthony Pompliano (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
10.17+	Employment Agreement effective as of October 15, 2025, by and between ProCap and Renae Cormier (incorporated by reference to Exhibit 10.27 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
10.18	Sponsor Earnout Agreement, by and among CCCM, ProCap, the Company and Sponsor (incorporated by reference to Exhibit 10.1 to CCCM’s Current Report on Form 8-K, filed with the SEC on December 5, 2025).
10.19	Seller Earnout Agreement, by and among CCCM, ProCap, the Company and Seller (incorporated by reference to Exhibit 10.2 to CCCM’s Current Report on Form 8-K, filed with the SEC on December 5, 2025).
10.20	Form of Registration Rights Agreement, by and among the Company and the Holders (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2026).
10.21**	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2026).
10.22	Form of SAFE Termination Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2026).
10.23†**	Form of Notes Repurchase Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2026).
10.24+	Form of Employment Agreement, by and among the Company and Shain Noor (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2026).
10.25+**	Form of Non-Competition and Non-Solicitation Agreement, by and between the Company and Shain Noor (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2026).
14.1	Company’s Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2025).
19.1*	Insider Trading Policy.
21.1*	List of Subsidiaries of the Company.
23.1*	Consent of MaloneBailey, LLP independent registered public accounting firm for ProCap Financial, Inc.
31.1*	Certification of Principal Executive Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1*	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2*	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
97.1*	Policy Relating to Recovery of Erroneously Awarded Compensation
101.INS*	Inline XBRL Instance Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Inline XBRL for the cover page of this Annual Report on Form 10-K, included in the Exhibit 101 Inline XBRL Document Set.

† Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

+ Indicates management contract or compensatory plan.

* Filed herewith

**Indicates certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(2) or (10).

ITEM 16. FORM 10-K SUMMARY

None.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROCAP FINANCIAL, INC.

Date: February 18, 2026		/s/ Anthony Pompliano
	Name:	Anthony Pompliano
	Title:	Chief Executive Officer and Chairman

Date: February 18, 2026		/s/ Renae Cormier
	Name:	Renae Cormier
	Title:	Chief Financial Officer

Date: February 18, 2026		/s/ Eric Jackson
	Name:	Eric Jackson
	Title:	Director

Date: February 18, 2026		/s/ Bill Koutsouras
	Name:	Bill Koutsouras
	Title:	Director

Date: February 18, 2026		/s/ Gary Quin
	Name:	Gary Quin
	Title:	Director

PROCAP FINANCIAL, INC.
CONSOLIDATED FINANCIAL STATEMENTS

(Audited)

AS OF DECEMBER 31, 2025 AND

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

F-1

PROCAP FINANCIAL, INC.

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

ProCap Financial, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of ProCap Financial, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2025, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP
www.malonebailey.com
We have served as the Company’s auditor since 2025.
Houston, Texas
February 18, 2026

F-3

PROCAP FINANCIAL, INC.

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2025

December 31, 2025
ASSETS
Current assets
Cash	$19,973,574
Cash equivalents	25,002,553
Restricted cash	149,885,332
Accounts receivable	45,000
Prepaid expenses, current	1,863,216
Other current assets	257,389
Total current assets	197,027,064

Digital assets	441,791,316
Fixed assets, net	52,113
Prepaid expenses, non-current	16,250
TOTAL ASSETS	$638,886,743

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,829,984
Derivative securities liabilities	428,236
Deferred revenue	1,000
Total current liabilities	2,259,220
Long-term liabilities
Conversion feature liability - convertible notes	2,278,940
Convertible Notes, net	214,171,908
TOTAL LIABILITIES	218,710,068

STOCKHOLDERS’ EQUITY
Preferred stock; 50,000,000 authorized shares; no shares issued and outstanding as of December 31, 2025	-
Common stock; $0.001 par value, 550,000,000 authorized shares; 85,166,604 shares issued and 84,327,208 shares outstanding as of December 31, 2025	85,167
Additional paid-in capital	451,913,639
Treasury stock, at cost, 839,396 shares	(2,846,627)
Accumulated deficit	(28,975,504)
Total stockholders’ equity	420,176,675
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$638,886,743

The accompanying notes are an integral part of these consolidated financial statements.

F-4

PROCAP FINANCIAL INC.

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from June 17, 2025 (inception) through December 31, 2025
Revenue	$85,000

Operating expenses
General and administrative	7,630,335
Stock-based compensation	442,043
Loss from operations	(7,987,378)

Other income (expense):
Realized loss on sale of digital assets	(54,463,684)
Change in fair value of digital assets	(25,005,384)
Change in fair value of conversion feature - preferred units	56,298,500
Change in fair value of convertible note conversion feature	2,350,290
Change in fair value of derivative securities	106,264
Interest income	259,942
Interest expense	(534,054)
Other expense, net	(20,988,126)

Net loss	$(28,975,504)

Weighted average number of shares of common stock outstanding, basic and diluted	73,685,031
Net loss per common stock, basic and diluted	$(0.39)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PROCAP FINANCIAL, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

	Preferred Stock		Common Stock		Treasury Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, June 17, 2025 (inception)	-	$-	-	$-	-	$-	$-	$-	$-
Issuance of common units pursuant to the Investment Consulting and Marketing Services Agreement, as recasted	-	-	10,000,000	10,000	-	-	(10,000)	-	-
Sale of preferred units, net of equity issuance costs, as recasted	-	-	63,500,000	63,500	-	-	487,443,979	-	487,507,479
Sale of preferred units, net of equity of issuance costs, related party, as recasted	-	-	1,062,500	1,063	-	-	8,156,050	-	8,157,113
Issuance of stock upon consummation of the Business Combination	-	-	10,604,104	10,604	-	-	12,180,067	-	12,190,671
Conversion of preferred units to common stock at carrying amount	-	-	-	-	-	-	(56,298,500)	-	(56,298,500)
Stock-based compensation	-	-	-	-	-	-	442,043	-	442,043
Purchase of treasury stock	-	-		-	(839,396)	(2,846,627)	-	-	(2,846,627)
Net loss	-	-	-	-	-	-	-	(28,975,504)	(28,975,504)
Balance, December 31, 2025	-	$-	85,166,604	$85,167	(839,396)	$(2,846,627)	$451,913,639	$(28,975,504)	$420,176,675

The accompanying notes are an integral part of these consolidated financial statements.

F-6

PROCAP FINANCIAL, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

For the period from June 17, 2025 (inception) through December 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(28,975,504)
Adjustments to reconcile net loss to net cash used in operations:
Change in fair value of digital assets	25,005,384
Change in fair value of derivative securities liability	(106,264)
Change in fair value of conversion feature -preferred units	(56,298,500)
Change in fair value of convertible note conversion feature	(2,350,290)
Realized loss on sale of digital assets	54,463,684
Stock based compensation	442,043
Depreciation	32,469
Amortization of discount and debt issuance costs on Convertible Notes	534,054
Changes in operating assets and liabilities:
Accounts receivable	(45,000)
Prepaid expenses	(1,879,466)
Other current assets	(257,389)
Accounts payable and accrued expenses	1,829,984
Deferred revenue	1,000
Due to related party	111,981
CASH USED IN OPERATING ACTIVITIES	(7,491,814)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of digital assets	(983,296,700)
Proceeds from sale of digital assets	462,036,316
Purchase of fixed assets	(84,582)
CASH USED IN INVESTING ACTIVITIES	(521,344,966)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from promissory note, related party	1,777,581
Payments of promissory note, related party	(1,889,562)
Proceeds from Convertible Notes, net of debt discount	227,950,000
Payment of debt issuance costs	(9,682,916)
Proceeds from derivative securities	534,500
Proceeds from reverse recapitalization, net	12,190,671
Purchase of treasury stock	(2,846,627)
Proceeds from sale of preferred units, net	487,507,479
Proceeds from sale of preferred units by related party	8,157,113
CASH PROVIDED BY FINANCING ACTIVITIES	723,698,239

NET CHANGE IN CASH AND RESTRICTED CASH	194,861,459
Cash, cash equivalents and restricted cash, beginning of period	-
Cash, cash equivalents and restricted cash, end of period	$194,861,459

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheet:
Cash	$19,973,574
Cash equivalents	25,002,553
Restricted cash	149,885,332
Total cash, cash equivalents, and restricted cash	$194,861,459

Supplemental disclosure of non-cash activities:
Conversion of due to related party to a promissory note, related party	$111,981
Initial recognition of conversion feature liability - convertible notes	$4,629,230
Conversion of preferred units to common stock	$56,298,500
Issuance of common units pursuant to the Investment Consulting and Marketing Services Agreement, as recasted	$10,000

The accompanying notes are an integral part of these consolidated financial statements.

F-7

PROCAP FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Note 1. Organization

Description of Business

Procap Financial, Inc, together with its subsidiaries (collectively, the “Company” or “ProCap” or “Pubco”), formerly known as Columbus Circle Capital Corp I (“CCCM”), was incorporated in Delaware on June 17, 2025. The Company has two wholly owned subsidiaries, ProCap BTC, LLC and Columbus Circle Capital Corp I. The Company holds Bitcoin as its primary treasury reserve asset.

On December 5, 2025, the Company completed the business combination (the “Business Combination”) contemplated by the business combination agreement (the “Business Combination Agreement” and, together with the convertible note financing, the “Transactions”) by and among CCCM, ProCap, Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Company Merger Sub”), ProCap BTC, LLC, a Delaware limited liability company (“ProCap BTC”) and Inflection Points Inc d/b/a Professional Capital Management, a Delaware corporation (the “Seller”).

The Business Combination was accounted for as a reverse recapitalization in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”). Under this method of accounting, although CCCM acquired the outstanding equity of the Company in the Business Combination, CCCM was treated as the “acquired company” and ProCap was treated as the accounting acquirer for financial statement purposes. Accordingly, the Business Combination was treated as the equivalent of ProCap issuing stock for the net assets of CCCM, accompanied by a recapitalization. The net assets of CCCM are stated at historical cost, with no goodwill or other intangible assets recorded.

Furthermore, the historical financial statements of ProCap became the historical financial statements of the Company upon the consummation of the merger. As a result, the financial statements included in this Annual Report reflect (i) the historical operating results of ProCap and Procap BTC prior to the merger; (ii) the combined results of CCCM and ProCap following the close of the merger; (iii) the assets and liabilities of CCCM at their historical cost and (iv) ProCap’s equity structure for all periods presented, as affected by the recapitalization presentation after completion of the merger. See Note 4 - Recapitalization for further details of the merger.

Note 2. Liquidity and Capital Resources

As of December 31, 2025, the Company had $44,976,127 in cash and cash equivalents, $149,885,332 in restricted cash and working capital of $194,767,844. Restricted cash primarily relates to collateral requirements under the Company’s convertible notes and written Bitcoin put option contracts.

For the period from June 17, 2025 (inception) through December 31, 2025, the Company reported a net loss of $28,975,504. This net loss was primarily driven by factors that are inherently volatile and subject to market conditions, including:

●	Realized and unrealized losses related to Bitcoin holdings due to fluctuations in the market price of Bitcoin;
●	General and administrative expenses associated with the business combination and operating as a public company.

F-8

Because digital assets and derivative instruments are measured at fair value, the Company’s results of operations may fluctuate significantly from period to period, as discussed further in Note 11.

On December 5, 2025, the Company completed the Business Combination and issued convertible notes in the aggregate principal amount of $235,000,000 for an aggregate purchase price equal to 97% of the aggregate principal amount of the convertible notes (See Note 8).

Based on the cash and cash equivalents balance of $44,976,127, and the Company’s Bitcoin holdings, the Company has determined that the Company’s sources of liquidity will be sufficient to meet the Company’s needs for the one-year period from the issuance of the consolidated financial statements.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of the Company’s management, are necessary to present fairly the financial position, results of operations, and cash flows for the period presented in accordance with GAAP. References to GAAP issued by the Financial Accounting Standards Board (“FASB”) in these accompanying notes to the consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). References in the accompanying notes to accounting guidance issued by FASB are to the FASB Accounting Standards Codification (“ASC”). As this is the Company’s first annual reporting period, there are no prior-period consolidated financial statements for comparison. The consolidated financial statements include all information and disclosures required by U.S. GAAP for a complete set of annual financial statements.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Procap Financial, Inc. and the Company’s wholly owned subsidiaries. All intercompany transactions have been eliminated upon consolidation of these entities.

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which could change in the near term due to one or more future confirming events. Significant accounting estimates include valuations of derivative liabilities and the valuations of share-based awards. Accordingly, the actual results could differ significantly from those estimates.

Segment Information

ASC 280, “Segment Reporting” (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s CODM is the Chief Executive Officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making.

F-9

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents, restricted cash, and Bitcoin. The Company maintains its cash, cash equivalents, restricted cash and Bitcoin with major financial institutions and reputed Bitcoin custodians. The Company’s cash consists of accounts held within financial institutions which, at times, may exceed federally insured limits. The cash balance in excess of the federally insured limits was $144,989,552 as of December 31, 2025. Accounts held through Bitcoin custodians, Anchorage Digital Bank and Bitgo Trust Company, which totaled $24,430,101, and cash equivalents money market treasury funds, which totaled $25,002,553, are not insured by the Federal Deposit Insurance Corporation. Our Bitcoin is held offline in cold storage with multiple third-party providers. As of December 31, 2025 approximately 50% of our Bitcoin was held at Anchorage Digital Bank and approximately 50% of our Bitcoin was held at Bitgo Trust Company.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity date of three months or less when purchased to be cash equivalents.

Restricted Cash

The Company classifies cash as restricted cash when it is held in a separate bank account and its withdrawal or general use is legally restricted, or when a portion of cash is designated as collateral. The Company had restricted cash of $149,885,332 as of December 31, 2025, which represented $145,239,552 set aside as collateral for the Convertible Notes (as defined in Note 8) and $4,645,780 required to be set aside as collateral for the derivative security, refer to Note 14 for additional information.

Fixed Assets, net

Property, plant and equipment is stated at cost, less accumulated depreciation. Betterments, renewals, and extraordinary repairs that materially extend the useful life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred. The Company includes equipment, furniture and fixtures, and leasehold improvements in the fixed assets.

The Company’s depreciation expense is calculated using the straight-line method over the estimated useful lives of the related assets, which results in depreciation being incurred evenly over the life of an asset. Fully depreciated assets are retained in property and accumulated depreciation accounts until they are removed from service.

Prepaid Expenses

The Company includes in prepaid expenses payments made in advance for goods and services for which the Company will receive a future benefit. Prepaid expenses are recorded at cost and are expensed over the period in which the benefit is realized.

Fair value measurement

The Company’s financial assets and liabilities are accounted for in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities.

F-10

Level 2 — Observable, market-based inputs, other than quoted prices included in Level 1, for the assets or liabilities either directly or indirectly.

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or a liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment.

Digital assets

As a result of the adoption of ASU 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), the Company accounts for its qualifying crypto assets within the scope of ASC 350-60. Accordingly, such crypto assets are measured at fair value at each reporting date.

The fair value of the Company’s digital assets is determined using the period-end closing price quoted on Coinbase, an active market, in accordance with ASC 820, Fair Value Measurement. Because digital asset markets operate on a continuous, 24-hour basis, the Company uses the price as of midnight Coordinated Universal Time (UTC) as of the reporting date. Quoted prices for identical digital assets in active markets represent Level 1 inputs in the fair value hierarchy.

Changes in the fair value of digital assets are recognized in change in fair value of digital assets within other income (loss) in the consolidated statement of operations. When the Company sells digital assets, realized gains or losses are measured as the difference between the cash proceeds received and the carrying value of the digital assets sold, as determined using the first-in, first-out (“FIFO”) method. Realized gains and losses are recorded in realized gain or loss on sale of digital assets in the consolidated statement of operations.

The Company’s current treasury strategy is to retain Bitcoin as its primary treasury reserve asset. Based on this strategy, the Company classifies its digital assets as non-current assets on the consolidated balance sheet. As of December 31, 2025, the Company held its Bitcoin with third-party custodians, consisting of approximately 2,500 Bitcoin held with Anchorage Digital Bank, N.A. and approximately 2,500 Bitcoin held with BitGo Trust Company, Inc. The Company retains control over the underlying digital assets held with these custodians. The Company has entered into derivative contracts, including Bitcoin selling put option contracts, as part of a broader Bitcoin treasury and income generating strategy to manage exposure to fluctuations in the market price of Bitcoin or for trading purposes. The put options sold provide the right to buy Bitcoin at a specified strike price on a stated maturity date. The contracts to date have been exchange-traded and may be cash-settled or physically settled. These instruments are accounted for separately as derivatives and are not considered digital assets. Gains and losses related to the derivative contracts are recognized in other income (expense) on the consolidated statement of operations.

F-11

Accounts Payable and Accrued Expenses

The Company’s payables and accrued expenses result primarily from the administration of the Company. The Company records accounts payable upon receipt of a vendor invoice. Accrued expenses are recognized when incurred, not when paid, to accurately reflect expenses within the period they relate to, ensuring proper matching under accrual basis accounting.

Derivative Liabilities

The Company evaluates all its financial instruments to determine if such instruments contain features that qualify as embedded derivatives per ASC 815, Derivatives and Hedging (“ASC 815”). The preferred units issued prior to the Business Combination contain certain features that meet the definition of an embedded derivative requiring bifurcation as a separate compound financial instrument (the “Derivative Liability”). The Derivative Liability was recorded at fair value upon entering into the LLC Agreement and was subsequently remeasured to fair value at each reporting period with the corresponding change in fair value recognized in Change in fair value of conversion feature - preferred units in the consolidated statement of operations. The conversion feature was initially valued and was remeasured using Black-Scholes pricing model. The Black-Scholes model requires the use of Level 3 unobservable inputs, primarily the current value of the underlying share, the exercise price of the option, and the estimated volatility of the value of the share over the life of the option.

The Convertible Notes contain a conversion feature that must be bifurcated and accounted for as a derivative instrument (the “Derivative Liability”) (See Note 8). The Derivative Liability was recorded at fair value upon the issuance of the Convertible Notes and is to be subsequently remeasures to fair value at each reporting period recognized in Change in fair value of convertible note conversion feature in the consolidated statement of operations. The Derivative Liability was initially valued and is remeasured using a Black-Scholes option pricing model. The Black-Scholes option pricing model requires the use of Level 3 unobservable inputs, primarily the current value of the underlying share and the Bitcoin price volatility.

Refer to Note 11 “Fair Value Measurements” for details regarding the fair values.

Revenue Recognition Policy

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenue is recognized when control of promised services is transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services.

The Company typically provides advertising and marketing services through weekly digital media placements, including audio, and social media advertisements. Revenue is recognized over time, as the customer simultaneously receives and consumes the benefits of the services as they are performed (ASC 606-10-25-27(a)). For contracts in which services are provided evenly over the term of the arrangement, the Company applies a time-elapsed (straight-line) measure of progress, as this method best reflects the pattern of satisfaction of the performance obligation.

Customer payments are typically due upfront or within 30 days of service commencement. Amounts invoiced and cash received upfront, but not yet earned are recorded as deferred revenue until the related services are performed.

Management evaluates all contracts to determine performance obligations, transaction price, variable consideration (if any), and the existence of any significant financing components. The Company does not typically incur incremental costs to obtain contracts; therefore, no contract costs are capitalized under ASC 340-40.

F-12

Accounts Receivable

Accounts receivable represents amounts due from customers for services sold in the ordinary course of business and are initially recorded at the original invoice amount. Receivables are reported at net realizable value, net of an allowance for credit losses. The allowance is estimated using historical collection data, with uncollectible amounts written off when deemed uncollectable. The Company had accounts receivable of $45,000 as of December 31, 2025, and no recorded allowance for credit losses.

As of December 31, 2025, amounts due from one customer make up the total of accounts receivable.

Warrants

The Company determines the accounting classification of warrants it issues as either liability or equity classified by first assessing whether the warrants meet liability classification in accordance with ASC 480, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“ASC 480”), then in accordance with ASC 815, Derivatives and Hedging (“ASC 815”). Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values. There were no changes in the number of warrants issued and outstanding as of December 31, 2025 there are 12,500,000 Public Warrants and 352,500 Private Placement Warrants outstanding.

Convertible Debt

When the Company issues convertible debt, it first evaluates the balance sheet classification of the convertible instrument in its entirety to determine (1) whether the instrument should be classified as a liability under ASC 480, and (2) whether the conversion feature should be accounted for separately from the host instrument. A conversion feature of a convertible debt instrument would be separated from the convertible instrument and classified as a derivative liability if the conversion feature, were it a standalone instrument, meets the definition of a derivative under ASC 815. When a conversion feature meets the definition of an embedded derivative, it would be separated from the host instrument and classified as a derivative liability carried on the consolidated balance sheet at fair value, with any changes in its fair value recognized in the consolidated statement of operations.

The Company records the Convertible Notes as a long-term liability at face value net of debt discount and debt issuance costs. If any of the conditions to the convertibility of the Convertible Notes are satisfied, or the Convertible Notes become due within one year, then the Company may be required under applicable accounting standards to reclassify the carrying value of the Convertible Notes as a current liability.

Debt issuance costs related to the Convertible Notes were capitalized and recorded as a contra-liability and are presented net against the balance of the Convertible Notes on the consolidated balance sheet. Debt issuance costs consist of underwriting, legal and other direct costs related to the issuance of the Convertible Notes. The debt discount related to the Convertible Notes was capitalized and recorded as a contra-liability and is presented net against the balance of the Convertible Notes on the consolidated balance sheet. Debt issuance costs and debt discount are amortized to interest expense over the term of the Convertible Notes using the straight-line method which approximated the effective interest method using an effective interest rate of approximately 9.0%.

Stock-based Compensation

The Company accounts for its stock-based compensation awards in accordance with ASC 718, Compensation - Stock Compensation (“ASC 718”). ASC 718 requires companies to measure the cost of employee and non-employee services received in exchange for an award of an equity instrument to be recognized as expense in the statement of operations based on their grant award date fair values. Stock-based compensation expense is recognized on a straight-line basis over the requisite service period.

F-13

Net Loss Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share” which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and the denominator of the basic EPS computation to the numerator and denominator of the diluted EPS. Basic net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding for the period. It excludes the dilutive effects of any potentially issuable common shares. Diluted net loss per share is calculated by including any potentially dilutive share issuance in the denominator. For the period from June 17, 2025 (inception) through December 31, 2025, all potentially dilutive securities were not included in the calculation of diluted net loss per share as their effect would be anti-dilutive.

The computation of basic and dilutive net loss per share for the period from June 17, 2025 (inception) through December 31, 2025 are as follows:

For the period from June 17, 2025 (inception) through December 31, 2025

Numerator:
Net loss	$(28,975,504)

Denominator:
Weighted average number of shares of common stock outstanding, basic and diluted	73,685,031
Net loss per common stock, basic and diluted	$(0.39)

As of December 31, 2025, common stock equivalents not included in the computation of net loss per share because their effect would be antidilutive included the following:

Warrants (see Note 12)	12,852,500
RSUs (see Note 13)	8,220,000
Convertible Notes (see Note 8)	18,071,500
Total	39,144,000

Income taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and the measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Treasury Stock

The Company accounts for treasury stock using the cost method in accordance with U.S. GAAP. When the Company repurchases its own common stock, the purchase price, including any directly attributable transaction costs, is recorded as treasury stock, a reduction to stockholders’ equity. Treasury shares are not considered outstanding and therefore are excluded from the calculation of earnings per share and dividends.

When treasury shares are reissued, the Company uses the average cost of the shares held in treasury to determine the cost basis. Any excess of the reissuance price over the cost of the shares is recorded as an increase to additional paid-in capital. If the reissuance price is below cost, the difference is first charged to additional paid-in capital to the extent of previous net gains from treasury stock transaction; any remaining shortfall is recorded as a reduction to retained earnings.

The Company does not recognize gains or losses in the consolidated statement of operations from the purchase, reissuance or retirement of treasury stock. If treasury shares are formally retires, the Company reduces common stock and additional paid-in capital based on the original issuance amounts, with any difference between the carrying amount of the treasury shares and the amounts removed from equity recorded in retained earnings.

F-14

Recent accounting pronouncements

Recently Adopted Accounting Pronouncements:

ASU 2023-08 — Accounting for and Disclosure of Crypto Assets

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. ASU 2023-08 requires entities to subsequently measure certain crypto assets at fair value at each reporting date, with changes in fair value recognized in net income. The guidance also requires enhanced disclosures regarding significant crypto asset holdings. The Company adopted ASU 2023-08 effective June 17, 2025. Upon adoption, qualifying digital assets are measured at fair value as of each reporting period.

The adoption of ASU 2023-08 did not have a material impact on the Company’s consolidated financial position or cash flows.

Recent Accounting Pronouncements, not yet adopted:

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” (“ASU 2024-03”), requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2024-03.

In May 2025, the FASB issued ASU No. 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity. The standard revises current guidance for determining the accounting acquirer for a transaction effected primarily by exchanging equity interests in which the legal acquiree is a variable interest entity (“VIE”) that meets the definition of a business. The amendments differ from current U.S. GAAP because, for certain transactions, they replace the requirement that the primary beneficiary of a VIE is always the acquirer with an assessment that requires an entity to consider the factors to determine which entity is the accounting acquirer. Under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity. The ASU does not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. The new guidance will become effective for interim and annual reporting periods beginning on January 1, 2027, will require a prospective transition method for business combinations that occur after the initial adoption date, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s consolidated financial statements.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 4. Recapitalization

As discussed in Note 1, “Organization,” on December 5, 2025, the Company completed the Business Combination contemplated by the Business Combination Agreement dated June 23, 2025, by and among CCCM, SPAC Merger Sub, Company Merger Sub, ProCap BTC and the Seller, pursuant to which (i) SPAC Merger Sub merged with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”) and (ii) Company Mer Sub merged with and into ProCap, with ProCap continuing as the surviving company (the “Company Merger”).

At the Closing, pursuant to the Business Combination Agreement and after giving effect to the redemption of shares of CCCM ordinary shares:

1. As consideration for the Company Merger, Seller and Jeffrey Park, who were holders of all the common units of ProCap, received 10,000,000 shares of common stock, par value $0.001 per share of the Company (“Pubco Stock”) (the “Common Merger Consideration Shares”). As consideration for the Company Merger, holders of the non-voting preferred units of ProCap received an aggregate number of Pubco Stock equal to the product of (A) the number of preferred units outstanding prior to the Company Merger multiplied by (B) 1.25, or 64,562,500 shares.

2. As consideration for the SPAC Merger, holders of shares of CCCM immediately prior to the SPAC Merger received 10,604,104 shares of Pubco Stock (“SPAC Consideration Shares”).

Although CCCM was the legal acquirer of ProCap in the merger, ProCap is deemed to be the accounting acquirer, and the historical financial statements of ProCap became the basis for the historical financial statements of the Company upon the closing of the merger. ProCap was determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

●	ProCap’s current shareholders will hold a majority of the voting power of the Company post Business Combination;
●	The Company Board consists of five individuals, one of which was elected by CCCM and four of which were elected by ProCap;

F-15

●	ProCap’s operations substantially comprise the ongoing operations of the Company; and
●	ProCap’s senior management comprises the senior management of the Company.

In accordance with the guidance applicable to these circumstances, the equity structure has been restated in all comparable periods up to December 5, 2025, to reflect the number of shares of the Company’s common stock, $0.001 par value per share, issued to ProCap’s stockholders in connection with the merger. As such, the shares and corresponding capital amounts and earnings per share related to ProCap’s units prior to the merger have been retroactively restated as shares reflecting the exchange ratio established in the merger.

The following table reconciles the elements of the Business Combination to the consolidated statement of changes in stockholders’ equity for the year ended December 31, 2025:

Cash - trust and cash, net of redemptions	$15,992,015
Less: transaction expenses paid	(3,790,701)
Net proceeds from the Business Combination	12,201,314

Assets (liabilities) assumed from the SPAC:
Cash	64,357
Accrued offering costs	(75,000)
Reverse recapitalization, net	$12,190,671

The number of shares of Pubco Stock issued immediately following the consummation of the Business Combination were:

Columbus Circle Capital Corp I public shares outstanding prior to the Business Combination	25,000,000
Less: Redemption of Columbus Circle Capital Corp I ordinary shares	(23,434,229)
Columbus Circle Capital Corp I public shares	1,565,771
Columbus Circle Capital Corp I founder shares outstanding	8,333,333
Columbus Circle Capital Corp I private placement shares outstanding	265,000
Columbus Circle Capital Corp I representative shares outstanding	440,000
Business combination shares – ProCap common shares after conversation ratio	74,562,500
Common stock available immediately after the Business Combination	85,166,604

F-16

The number of ProCap shares was determined as follows:

	ProCap units	ProCap common shares after conversion ratio
Common	10,000,000	10,000,000
Preferred	51,650,000	64,562,500
	61,650,000	74,562,500

Public and private placement warrants

The 12,500,000 public warrants issued at the time of CCCM’s initial public offering (the “Public Warrants”) and the 352,500 warrants issued in connection with the private placement at the time of CCCM’s initial public offering (the “Private Placement Warrants”) remained outstanding and became warrants for the Company.

Redemption

Prior to the closing of the Business Combination, certain CCCM shareholders exercised their right to redeem certain of their outstanding shares for cash, resulting in the redemption of 23,434,229 ordinary shares of CCCM for an aggregate payment of $239,345,691.

Note 5. Digital Assets

The following table sets forth the units held, cost basis and fair value of crypto assets held, as shown on the balance sheet as of December 31, 2025:

The cost basis represents the average cost at the time the Company purchased the Bitcoin.

	Quantity	Cost Basis	Fair Value
BTC	5,000.47	$466,796,700	$441,791,316
Total		$466,796,700	$441,791,316

The following table presents a reconciliation of the fair values of the Company’s digital assets held for the period from June 17, 2025 (inception) through December 31, 2025, based on the fair value model under ASU 2023-08:

Fair value
Digital assets as of June 17, 2025 (inception)	$—
Purchase of digital assets	983,296,700
Sale of digital assets	(462,036,316)
Net realized loss on sale of digital assets	(54,463,684)
Net unrealized loss on digital assets	(25,005,384)
Digital assets fair value as of December 31, 2025	$441,791,316

F-17

Note 6. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

Prepaid expenses:	December 31, 2025
Prepaid insurance	$1,812,891
Prepaid expenses - current	50,325
Total prepaid expenses - current	$1,863,216

Prepaid expenses - non-current	$16,250

Other current assets:
Interest receivable	$257,389

Note 7. Fixed Assets

Fixed assets consist of the following:

December 31, 2025
Furniture and equipment	$9,533
Leasehold improvements	75,049
84,582
Less: accumulated depreciation	(32,469)
Total fixed assets, net	$52,113

Depreciation expense related to the Company’s fixed assets was $32,469 for the period from June 17, 2025 (inception) through December 31, 2025.

F-18

Note 8. Debt

In connection with the execution of the Business Combination Agreement, on June 23, 2025, certain qualified investors (the “Convertible Note Investors”) each entered into a subscription agreement (collectively, the “Convertible Note Subscription Agreements”), with ProCap and CCCM. On December 5, 2025, upon the Closing of the Business Combination, the Convertible Note Investors purchased convertible notes issued by the Company (“Convertible Notes”) in an aggregate principal amount of $235,000,000, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes. The Convertible Notes have a conversion rate of 76.9 shares per $1,000 equal to an approximately $13.00 conversion price, zero interest rate, maturity of up to 36 months, and are collateralized by cash, cash equivalents and certain Bitcoin assets. Under the indenture associated with the Convertible Notes, the Company has up to 30 days from the closing of the Business Combination to 1.0:1.0 times collateralize the Convertible Notes using a mix of Bitcoin (with Bitcoin being valued at 50% for collateral calculation purposes), cash and cash equivalents (with cash and cash equivalents being valued at 100% for collateral calculation purposes). This note has an effective interest rate of 9.09%. U.S. Bank National Trust, N.A. (“US Bank”) serves as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements. As of December 31, 2025, the Company had $145,239,552 on deposit at US Bank.

Each Convertible Note Investor may, at its option, convert each $1,000 principal amount of their Convertible Note into a number of shares of common stock equal to the conversion rate in effect on the conversion date, cash, or a combination of common stock and cash at any time from the issue date until the close of business on the second scheduled trading date immediately before the maturity date. The embedded conversion of the Convertible Notes meets the criteria for bifurcation and is recognized as a separate derivative instrument.

If an event of default occurs, then the principal amounts on all the Convertible Notes then outstanding will immediately become due and payable.

The table below summarizes the outstanding Convertible Notes as of December 31, 2025, including the effects of discounts and debt issuance costs:

December 31, 2025
Convertible Notes due 2028	$235,000,000
Discount, net (1)	(11,387,249)
Debt issuance costs, net (2)	(9,440,843)
Convertible Notes, net	$214,171,908

(1)	Discount as of December 31, 2025 consisted of $7,050,000 of original issue discount and $4,629,230 for the fair value of the embedded derivative less accumulated amortization of $291,981.

(2)	Debt issuance costs as of December 31, 2025 consisted of $9,682,916 in debt issuance costs less accumulated amortization of $242,073.

The table below reflects the principal amount of loan maturities due over the next five years as of December 31, 2025:

	5-Year Loan Maturities Fiscal Year
	2026	2027	2028	2029	2030	Total
2028 Convertible Notes	$-	$-	$235,000,000	$-	$-	$235,000,000

F-19

The table below presents the disaggregation of interest expense for the period from June 17, 2025 (inception) through December 31, 2025:

For the period from June 17, 2025 (inception) through December 31, 2025
Debt discount amortization	$291,981
Debt issuance cost amortization	242,073
Interest expense	$534,054

Note 9. Income Taxes

The Company files a consolidated federal income tax return and various state income tax returns. The amount of income taxes the Company records requires the interpretation of complex rules and regulations of federal and state taxing jurisdictions.

A reconciliation of the U.S. federal statutory rate to the Company’s effect income tax rate is as follows:

As of December 31, 2025

U.S. federal statutory rate	21.0%

Change in fair value of conversion feature	40.8%

Change in valuation allowance	(61.8)%
Provision (benefit) for income taxes	0.0%

GAAP requires deferred income tax assets and liabilities to be measured at the enacted tax rate expected to apply when temporary differences are to be realized or settled. Significant components of net deferred tax assets (liabilities) at December 31, 2025 are as follows:

As of December 31, 2025
Deferred Tax Asset (Liability)

Stock Based Compensation	$92,829
Change in Fair Value of Digital Assets	5,251,131
Interest expense, net	57,564
NOL - Federal	13,021,839
Change in Fair Value of Convertible Note Conversion Feature	(493,561)
Change in Fair Value of Derivative Securities	(22,315)
17,907,487
Valuation Allowance	(17,907,487)
Deferred Tax Asset (Liability)	$-

F-20

Valuation Allowance Roll Forward

Deferred:	As of December 31, 2025
US Federal expense (benefit)	$(17,907,487)
State and local expense (benefit)	-
Change in valuation allowance	17,907,487
Total	$-

A valuation allowance for deferred tax assets, including net operating losses, is recognized when it is more likely than not that some or all of the benefit from the deferred tax asset will not be realized. To assess that likelihood, we use estimates and judgment regarding our future taxable income, and we consider the tax consequences in the jurisdiction where such taxable income is generated, to determine whether a valuation allowance is required. Such evidence can include our current financial position, our results of operations, both actual and forecasted, the reversal of deferred tax liabilities, and tax planning strategies as well as the current and forecasted business economics of our industry. As of December 31, 2025, the Company’s deferred tax assets consisted primarily of $13.0 million related to federal net operating loss carry forwards, $5.3 million related to changes in the fair value of digital assets, and $0.2 million related to stock-based compensation and interest expense, partially offset by deferred tax liabilities related to changes in the fair value of convertible note conversion features and derivative securities. The resulting gross deferred tax assets were fully offset by a valuation allowance, resulting in no net deferred tax asset or liability as of December 31, 2025.

When more than a 50% change in ownership occurs, over a three-year period, as defined, the Tax Reform Act of 1986 limits the utilization of net operating loss carry forwards in the years following the change in ownership. In December 2025, the Company issued common stock to various parties in connection with the business combination. A Section 382 ownership study has not been completed yet. The management will continue to evaluate the occurrence of ownership change and the impact on utilization of prior year NOL, which otherwise can be carried forward indefinitely.

We have evaluated whether there were material uncertain tax positions requiring recognition in our financial statements. As of December 31, 2025, the Company has not identified unrecognized tax benefits that would favorably affect the effective tax rate if resolved in the Company’s favor and the Company recognized $0 uncertain tax liability.

Note 10. Revenue from Contracts with Customers

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of promised services is transferred to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services.

The Company provides digital advertising and marketing services, including weekly audio, video, and social media placements. These services represent a single performance obligation satisfied over time, as customers simultaneously receive and consume the benefits of the services as they are delivered. The Company uses a time-elapsed (straight-line) measure of progress for arrangements in which services are provided evenly throughout the contract term.

Customer payments are typically due upfront or within 30 days of service commencement. Consideration is generally fixed, and the Company does not have material variable consideration, noncash consideration, or significant financing components.

Significant Judgments

Significant judgments affecting the amount and timing of revenue recognition include:

●	Identification of performance obligations: Digital advertising services are determined to be a single performance obligation under the series guidance in ASC 606-10-25-14(b).
●	Measure of progress: Straight-line recognition is applied because services are delivered evenly over the contract period.
●	Assessment of collectability: The Company evaluates customer creditworthiness at contract inception and throughout the arrangement.

Costs to Obtain or Fulfill a Contract

The Company does not incur incremental costs to obtain contracts (such as sales commissions). Costs to fulfill a contract are not capitalized because such costs are either immaterial or do not meet the criteria under ASC 340-40.

F-21

Remaining Performance Obligations

As of December 31, 2025 , the Company’s remaining performance obligations under non-cancelable contracts were $1,000, all of which are expected to be recognized as revenue within the next 6 months. The Company applies the practical expedient in ASC 606-10-50-14(a) for contracts with an original duration of one year or less.

Note 11. Fair Value Measurements

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis and the Company’s estimated level within the fair value hierarchy of those assets and liabilities as of December 31, 2025:

	Fair value measured at December 31, 2025
	Total fair value at December 31, 2025	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Assets:
Digital assets	$441,791,316	$441,791,316	$-	$-
Liabilities:
Derivative securities liabilities	$428,236	$-	$-	$428,236
Conversion feature liability - convertible notes	$2,278,940	$-	$-	$2,278,940

Digital Assets

In determining the fair value of its Bitcoin investments, the Company uses quoted prices as determined by utilizing Coinbase closing prices at midnight UTC. As such, the Company’s digital assets were determined to be Level 1 assets.

Conversion Feature Liability - Convertible Notes

In determining the fair value of Conversion Feature Liability, the Company utilized the Black-Scholes pricing model which is considered to be Level 3 liability. The key inputs are presented in the table below:

	As of December 5, 2025 (Initial)	As of December 31, 2025
Strike price	$13.00	$13.00
Stock price	$4.36	$3.53
Volatility	45.0%	45.0%
Remaining term (in years)	3.00	3.00
Risk-free rate	3.53%	3.49%

F-22

The following table presents a roll-forward of the Convertible Note Conversion Feature Liability for the period from June 17, 2025 (inception) through December 31, 2025

Conversion feature
liability - convertible notes
As of June 17, 2025 (inception)	$-
Initial value at December 5, 2025	4,629,230
Change in fair value	(2,350,290)
Balance at December 31, 2025	$2,278,940

Derivative Liability - Preferred Units

In determining the fair value of the Derivative Liability - Preferred Units, the Company utilized the Black-Scholes pricing model which is considered to be a Level 3 liability. The key inputs are presented in the table below:

As of June 23, 2025 (Initial)
Strike price - Preferred unit	$11.94
Stock price	$10.79
Volatility	47.6%
Remaining term (in years)	0.5
Risk-free rate	4.29%

The following table presents a roll-forward of the Derivative Liability – Preferred Units for the period from June 17, 2025 (inception) through December 31, 2025:

Preferred Units
Derivative Liability
As of June 17, 2025 (inception)	$-
Initial value as of June 23, 2025	56,298,500
Settlement of Derivative	(56,298,500)
Balance at December 31, 2025	$-

Derivative Securities Liabilities

When quoted market prices are not available, fair value is determined using a market-participant-based option pricing model. The Company utilizes a Black-76 valuation model to determine the fair value of BTC put options leveraging calibrated Bitcoin forward curves and volatility surfaces daily at 4:00 PM ET using executable bid-offer prices and futures data sourced from Deribit. These calibrated inputs are applied across option strikes and maturities to derive fair-market pricing.

F-23

The following table presents a roll-forward of the derivative securities liability for the period from June 17, 2025 (inception) through December 31, 2025:

Fair value
As of June 17, 2025 (inception)	$-
Premiums received on sold BTC put options	534,500
Net change in fair value recognized in earnings	(106,264)
Settlements / expirations	-
Fair value as of December 31, 2025	$428,236

See Note 3 above for a description of the Company’s accounting policies.

Note 12. Stockholders’ Equity

Preferred stock — The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.001 per share. As of December 31, 2025, there were no shares of preferred stock issued and outstanding.

Common stock — The Company is authorized to issue 550,000,000 shares of common stock with a par value of $0.001 per share. As of December 31, 2025, there were 85,166,604 shares of common stock issued and 84,327,208 shares of common stock outstanding (see Note 4). Each share of common stock entitles the holder to one vote.

Treasury stock — On December 11, 2025, the Board of Directors of ProCap Financial, Inc. (the “Company”) approved a share repurchase program (the “2025 Repurchase Program”) providing for the repurchase of up to $100 million of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”). Under the 2025 Repurchase Program, the Company is authorized to repurchase shares of Common Stock through open market purchases, privately-negotiated transactions, accelerated share repurchases, or otherwise in accordance with applicable federal securities laws, including through Rule 10b5-1 trading plans and under Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The 2025 Repurchase Program does not obligate the Company to repurchase shares of Common Stock and the specific timing and amount of repurchases will vary based on available capital resources and other financial and operational performance metrics, market conditions, securities law limitations and other factors.

In connection with the 2025 Repurchase Program, on December 12, 2025, the Company entered into an Open Market Share Repurchase Agreement (the “Repurchase Agreement”) with TD Securities Inc. (the “Broker”) whereby the Broker has agreed to act as a non-exclusive agent on behalf of the Company to repurchase shares of Common Stock in the open market pursuant to Rule 10b5-1 and Rule 10b-18 of the Exchange Act. The Repurchase Agreement will continue in effect until terminated by either the Company or the Broker, with or without cause, upon written notice to the other party. The Company will pay the Broker a commission at a rate of $0.02 for each share of Common Stock repurchased pursuant to the Repurchase Agreement.

As of December 31, 2025, the Company held 839,396 shares of treasury stock, which were acquired for an aggregate purchase price of $2,846,627, as reflected in the accompanying consolidated statements of cash flows.

Warrants — As part of CCCM’s initial public offering, CCCM issued warrants to third party investors where each whole warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $11.50 per share (the “Public Warrants”). Simultaneously with the closing of the initial public offering CCCM completed the private sale of warrants where each warrant allows the holder to purchase one share of the Company’s common stock at $11.50 per share (the “Private Placement Warrants”). The warrants cannot be exercised until 30 days after the completion of the business combination, and will expire at 5:00pm, New York City time, December 5, 2030. As of December 31. 2025, there were 12,500,000 Public Warrants and 352,500 Private Placement Warrants.

F-24

Redemption of Warrants When the Price per Share Equals or Exceeds $18.00

The Company may redeem the outstanding warrants:

● in whole and not in part;

● at a price of $0.01 per warrant;

● upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

● if, and only if, the last reported sale price (the “closing price”) of the common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of the business combination and ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Note 13. Share-Based Compensation

On October 29, 2025, the Company’s Board of Directors adopted, and the Company’s stockholders approved the ProCap Financial, Inc. 2025 Equity Incentive Plan whereby it may grant to employees, consultants or non-employee directors an award, such as (1) options and stock appreciation rights, (2) performance stock, (3) performance stock units, (4) restricted stock, and (5) restricted stock units of the Company.

The aggregate number of shares which may be issued or transferred under the plan is equal to the sum of (i) 10% of the shares outstanding post-closing of the Business Combination and (ii) an annual increase on the first day of each year beginning in 2026 and ending in (and including) 2035 equal to the lesser of (A) 5% of the shares outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the Board or the compensation committee of the Board.

Restricted Stock Units

For the period from June 17, 2025 (inception) through December 31, 2025, the Company issued restricted stock units (“RSU’S) under the 2025 Equity Plan. Each RSU entitles the recipient to one share of the Company’s common stock upon vesting. The Company measures the grant date fair value of RSU’s based on the nature of the vesting conditions.

For RSU’s subject only to service-based vesting conditions, fair value is measured using the stock price on the grant date. For RSU’s subject to performance-based vesting conditions, including market-based share price targets, grant date fair value is determined using a Monte Carlo valuation model which incorporates assumptions regarding volatility of 60%, risk-free interest rate of 3.9%, expected term of 7 years, and stock price of $4.36 to calculate the probability of achieving the specified performance conditions, consistent with ASC 718. Performance-based RSU’s will be forfeited to the extent any outstanding portion of the award remains unvested as of the seventh anniversary of the date of the grant of the award or upon the employee’s termination of employment for any such reason.

The RSU’s subject to market-based share price targets will be eligible to vest upon the achievement of the following share price vesting conditions as long as the employee remains employed by the Company through the date in which the share price vesting condition is satisfied for any five continuous business days where a share of common stock of the Company closes at or above the applicable share prices below:

Number of RSU’s eligible to vest	Share price
250,000	$15.00
250,000	$17.50
250,000	$20.00
250,000	$22.50
250,000	$25.00
500,000	$27.50
500,000	$30.00
500,000	$32.50
500,000	$35.00
500,000	$37.50
750,000	$40.00
750,000	$42.50
750,000	$45.00
1,000,000	$47.50
1,000,000	$50.00

F-25

The table below presents the summary of activity with respect to, and status of restricted stock units for the period from June 17, 2025 (inception) through December 31, 2025:

	Number of Restricted Stock Units	Weighted Average Grant Date Value
Unvested as of June 17, 2025	-	-
Granted	8,220,000	$2.13
Forfeited	-	-
Vested	(201,586)	$2.11
Unvested as of December 31, 2025	8,018,414	$2.13

As of December 31, 2025, there were 8,220,000 restricted stock units outstanding. As of December 31, 2005, unrecognized compensation cost related to the grant of restricted stock units was $17,058,191 and had a remaining vesting period of approximately 2.1 years to 3.93 years. Stock-based compensation expense related to RSUs recognized during the period from June 17, 2025 (inception) through December 31, 2025 was $442,043, and is included in the accompanying consolidated statements of operations.

Note 14. Commitments and Contingencies

As of December 31, 2025, we did not have any material commitments except as noted below.

Non-Competition Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, ProCap BTC, CCCM, the Company and Mr. Anthony Pompliano entered into a Non-Competition and Non-Solicitation Agreement, pursuant to which, until the earlier of (i) the date that is eighteen (18) months following the Closing Date June 23, 2025 and (ii) the date that is six (6) months after such date as Mr. Pompliano ceases to be a Control Person of the Company or ProCap BTC, Mr. Pompliano will not, directly or indirectly, become a Control Person of a public company with a primary portion of its business comprised of pursuing a Bitcoin treasury strategy program. For purposes of the Non-Competition Agreement, “Control Person” shall mean (x) the chairman of a board of directors, chief executive officer or president, or (y) the owner of such equity interests or right to acquire equity interests of a Person which entitles the holder thereof to the ability to manage or control such Person.

Services Agreement

In connection with the execution and delivery of the Business Combination Agreement, Inflection Points, an entity under common control, and the Company entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”). Pursuant to the Services Agreement, Inflection Points agreed to provide certain services to the Company. The services shall be provided pursuant to statements of work. The Services Agreement has a term of four (4) years following the Effective Date and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein. In consideration of the Work performed, upon execution of this Agreement, Service Provider shall receive an aggregate of 10,000,000 Common Units of ProCap BTC, which were exchanged for 10,000,000 shares of the Company’s stock at the closing of the Business Combination (See Note 4). Payment for all or part of the Work shall not constitute acceptance. As of December 31, 2025, these shares have been issued and are outstanding (see Note 12). These shares were recorded at fair value at date of issuance, which was reported at $10,000 on the statement of changes in stockholders’ equity.

F-26

Preferred Equity Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain “qualified investors” (defined to include “qualified institutional buyers” (“QIBS”), as defined in Rule 144A of the Securities Act, and institutional “accredited investors,” as defined in Rule 501 of Regulation D) (the “Preferred Equity Investors”) each entered into a Preferred Equity Subscription Agreement (collectively, the “Preferred Equity Subscription Agreements”) with CCCM, ProCap BTC and the Company, pursuant to which the Preferred Equity Investors subscribed to purchase an aggregate of 51,650,000 non-voting preferred units of ProCap BTC (“Preferred Units”), at a purchase price of $10.00 per unit in a private placement, for an aggregate amount of $516.5 million of such Preferred Units (the “Preferred Equity Investment,”), which were converted and exchanged for 64,562,500 shares of common stock of the Company at the Closing of the Business Combination (See Note 4). Additionally, each Preferred Equity Subscriber executed a joinder agreement to that certain Limited Liability Company Operating Agreement of the Company, dated as of June 22, 2025, by and among the Company and the members identified therein (the “LLC Agreement”), pursuant to which each Preferred Equity Subscriber accepted the rights, duties and obligations set forth in the LLC Agreement and became a preferred member of the Company.

As described above, all of the proceeds from the Preferred Equity Investment were used by the Company to the purchase Bitcoin, which Bitcoin was held in a custodial account until the Closing, upon which it was contributed to ProCap Financial.

Sponsor Earnout Agreement

On December 3, 2025, the Company and Sponsor entered into an agreement (the “Sponsor Earnout Agreement”), providing that 8,333,333 shares of Pubco Stock (such shares subject to earnout, the “Earnout Founder Shares”), representing all of the shares of Pubco Stock issuable to the Sponsor or its transferees in exchange for their Class B ordinary shares of CCCM (“Class B Ordinary Shares”) upon the Closing, shall be subject to transfer restrictions set forth in the Sponsor Earnout Agreement (the “Sponsor Transfer Restrictions”) and shall vest and be released from such restriction only if certain price targets are achieved during the 2-year period following the Closing (the “Earnout Period”).

The Sponsor Earnout Agreement provided that the Earnout Founder Shares shall vest and shall no longer be subject to the Sponsor Transfer Restrictions as follows:

●100% of the Earnout Founder Shares will vest and shall no longer be subject to the Sponsor Transfer Restrictions if the closing price of the Pubco Stock equals or exceeds $10.21 per share (as may be adjusted) for any 20 trading days within any consecutive 30-trading day period during the Earnout Period (the “Share Price Trigger Event”).

●100% of the Earnout Founder Shares will vest and shall no longer be subject to the Sponsor Transfer Restrictions if the BTC VWAP (as defined below) equals or exceeds $140,000 during any five-day period during the Earnout Period (the “BTC Price Trigger Event”).

In the event that neither a Share Price Trigger Event nor a BTC Price Trigger Event has occurred on or prior to the second anniversary of the Closing Date, then, subject to the terms and conditions of the Sponsor Earnout Agreement, on such second anniversary, 100% of the Earnout Founder Shares will vest and will no longer be subject to the Sponsor Transfer Restrictions.

Notwithstanding the foregoing, in the event that during the Earnout Period, the Company is subject to a change of control and the implied consideration per share of Pubco Stock pursuant to which the Company or its stockholders have the right to receive in such change of control equals or exceeds $10.21 (or the equivalent fair market value thereof, as determined by the board of directors of the Company following the Closing in good faith, in the event of any non-cash consideration), then, all of the Earnout Founder Shares that have not previously vested will vest and shall no longer be subject to the Sponsor Transfer Restrictions.

F-27

“BTC VWAP” means the dollar volume-weighted average price for Bitcoin (BTC) during any one hundred twenty (120)-hour period ending at the time of determination, as reported by Bloomberg through its “VAP” function for “XBTUSD BGN Currency” (or such other comparable calculation methodology as the Disinterested Independent Directors (as defined in the Sponsor Earnout Agreement) may determine in good faith if such Bloomberg function is no longer available). If the BTC VWAP cannot be calculated for Bitcoin (BTC) on such date on any of the foregoing bases, the BTC VWAP of Bitcoin (BTC) on such date shall be the fair market value as determined by the Disinterested Independent Directors of the Company acting in good faith. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

Effective December 3, 2025, the Company and Seller entered into an agreement (the “Seller Earnout Agreement”), providing that 9,500,000 shares of Pubco Stock (such shares subject to earnout, the “Earnout Seller Shares”), representing all of the shares of Pubco Stock otherwise issuable to the Seller upon the Closing, shall be subject to the transfer restrictions set forth in the Seller Earnout Agreement (the “Seller Transfer Restrictions”) and shall vest and be released from such restriction only if certain price targets are achieved during the Earnout Period. The Seller Earnout Agreement provides that the Earnout Seller Shares shall vest and shall no longer be subject to the Seller Transfer Restrictions as follows:

●100% of the Earnout Seller Shares will vest and shall no longer be subject to the Seller Transfer Restrictions upon a Share Price Trigger Event.

●100% of the Earnout Seller Shares will vest and shall no longer be subject to the Seller Transfer Restrictions upon a BTC Price Trigger Event.

In the event that neither a Share Price Trigger Event nor a BTC Price Trigger Event has occurred on or prior to the second anniversary of the Closing Date, then, subject to the terms and conditions of the Seller Earnout Agreement, on such second anniversary, 100% of the earnout shares will vest and shall no longer be subject to the Seller Transfer Restrictions.

Notwithstanding the foregoing, in the event that during the Earnout Period, the Company is subject to a change of control and the implied consideration per share of Pubco Stock pursuant to which the Company or its stockholders have the right to receive in such change of control equals or exceeds $10.21 (or the equivalent fair market value thereof, as determined by the board of directors of the Company following the Closing in good faith, in the event of any non-cash consideration), then, all of the Earnout Seller Shares that have not previously vested shall vest and shall no longer be subject to the Seller Transfer Restrictions.

Put Option Derivative Liability

On December 23, 2025 and December 24, 2025, ProCap Financial, Inc. entered into Bitcoin put option contracts with FalconX that obligate ProCap to buy Bitcoin at a fixed strike price if exercised by the counterparty on the January 30, 2026 expiration date. The aggregate premium for the put option contracts was $534,500, which constitute freestanding derivative instruments and are recorded as a derivative liability on the consolidated balance sheet. The Company does not hedge the put option derivative liability on the consolidate balance sheet and therefore the Company is exposed to market risks related to Bitcoin prices and liquidity risks regarding potential cash flow if the option is exercised.

As of December 31, 2025, the fair value of the put option contracts was $428,236, and ProCap recognized a $106,264 change in fair value of derivative securities in other income (expense) on the consolidated statement of operations.

Pursuant to the terms of the put option agreements, ProCap was required to post cash collateral to support its obligations under the contracts. As of December 31, 2025, ProCap had $4,645,780 of cash collateral held in a tri-party custodial agreement with BitGo, which is presented as restricted cash on the consolidated balance sheet. The posted collateral is not netted against the fair value of the put option liability.

F-28

The following table details the terms of the option transactions:

	December 23, 2025 option transaction	December 24, 2025 option transaction
Strike price	$75,000	$75,000
Put currency	200 BTC	430 BTC
Settlement	Deliverable	Deliverable

Note 15. Related Party Transactions

As part of the Preferred Equity Subscription Agreements, Inflection Points purchased 850,000 preferred units for $8,500,000. Refer to Note 14 for additional information.

As part of the Services Agreement Inflection Points received 10,000,000 shares of common stock. Refer to Note 14 for additional information.

On June 30, 2025, the Company entered into a promissory note (the “Promissory Note”) with Inflection Points, an entity under common control, for a principal sum of up to $1,000,000. On July 11, 2025, the Company entered into an amended and restated promissory note, to ensure the Company and Procap BTC are listed as recipients of the funds. On October 5, 2025, the Company entered into the second amended and restated the promissory note, to increase the allowable principal draws to be up to $2,000,000. During the period from June 17, 2025 (inception) through December 31, 2025, the Company received $1,777,581 of proceeds from the related-party Promissory Note and made $1,889,562 of repayments, as reflected in the accompanying consolidated statements of cash flows. In addition, $111,981 of amounts due to a related party were converted into the Promissory Note, which is presented as a non-cash financing activity. The Promissory Note bears no stated interest and was payable on the earlier of May 31, 2026 or the date on which the Company consummated the business combination. On December 5, 2025, in connection with the closing of the Business Combination, the Company repaid the outstanding balance of the Promissory Note. As of December 31, 2025, the outstanding balance on the Promissory Note was $0.

On October 1, 2025, the Company entered into a commercial sublease agreement with Inflection Points. The sublease terms allow the Company to occupy the premises on a month-to month arrangement starting on October 1, 2025, and ending upon notice of 60 days from either party to the other party. The monthly rent payment under the agreement is $19,600. For the period from June 17, 2025 (Inception) through December 31, 2025, the Company recorded $58,800 of rent expense in the consolidated statement of operations.

Note 16. Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating officer decision maker (“CODM”) has been identified as the Chief Executive Officer, who uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making. Accordingly, management has determined that there is only one reportable segment.

F-29

Additionally, the CODM reviews the fair market value of Bitcoin to measure and monitor value and determine the most effective strategy of investment.

As of December 31, 2025
Digital Assets	$441,791,316

The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the consolidated statements of operations as net loss. As the Company is in the start-up phase, the CODM currently reviews general and administrative expenses to manage and forecast cash to ensure enough capital is available to achieve its business plan over the short-term period (ie less than a year). The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the consolidated statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

For the period from June 17, 2025 (inception) to
December 31, 2025
General and administrative	$7,630,335

Note 17. Leases

The Company leases its office facility under a month-to month operating lease arrangement. The Company has elected the short-term lease practical expedient under ASC 842 for this lease and therefore does not recognize a right-of-use asset or lease liability on the consolidated balance sheet for this arrangement.

Lease expense for this month-to month lease is recognized on a straight-line basis and were $19,600 per month for the period from October 2025 to December 2025. Because the lease is cancellable at any time with no significant penalty, the Company is not committed to future minimum lease payments beyond the monthly term.

Note 18. Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the consolidated financial statements were issued, and no events, other than discussed below, have occurred that would require adjustments to the disclosures in the consolidated financial statements.

Non-recognized Subsequent Events:

Convertible Note Repurchase

On February 9, 2026, we entered into privately negotiated notes repurchase agreements (the “Repurchase Agreements”) with certain holders (the “Noteholders”) of certain of our outstanding 0.00% Convertible Senior Secured Notes due 2028 (the “2026 Convertible Notes”) under the Indenture, pursuant to which we agreed to repurchase (the “Repurchase”) approximately $135,400,000 in aggregate principal amount of the 2026 Convertible Notes held by the Noteholders for an aggregate of approximately $119,152,000 in cash.

The Repurchase settled on or about February 10, 2026. Upon settlement of the Repurchase, the aggregate principal amount of the 2026 Convertible Notes outstanding was reduced to approximately $99,600,000.

Pursuant to the terms of the Indenture, the Company must maintain a 1:1 loan-to-collateral ratio, where Bitcoin is treated as 0.50 to 1.00 and cash is treated as 1.00 to 1.00. As of February 12, 2026, the Company’s collateral composition is as follows: (i) 3,000 Bitcoin and (ii) $26,722,563 in cash, the total amount of which complies with the terms of the Indenture. This collateral composition is subject to change to account for market conditions, including the price of Bitcoin.

Share Repurchases

Subsequent to year end and through February 12, 2026, the Company repurchased 904,433 shares of common stock in the open market for $3,190,663, including commissions, at an average price of $3.53 per share. Total shares outstanding after the repurchase were 83,422,775 as of February 12, 2026.

Derivative Securities Liabilities

In January 2026, the Company entered into multiple Bitcoin put option contracts with a single counterparty. Under the terms of these contracts, the Company may be required to purchase an aggregate of up to 900 Bitcoin at predetermined strike prices ranging from $70,000 to $80,000 per Bitcoin, subject to counterparty exercise on specified expiration dates in February and March 2026. The aggregate premium received for the put option contracts was $888,750.

In addition, Bitcoin put option contracts entered into in December 2025 expired unexercised in January 2026, resulting in the Company retaining the aggregate premiums of $534,500.

Agreement and Plan of Merger

On February 9, 2026 the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Silvia Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), CFO Silvia, Inc, a Delaware corporation (“CFO Silvia”), Inflection Points Inc, a Delaware corporation (“Inflection Points”), Shain Noor (“Noor” and, together with Inflection Points, the “Sellers”), and Shain Noor, solely in his capacity as the stockholder representative (the “Stockholder Representative”). Under the Merger Agreement, Merger Sub will merge with and into CFO Silvia, with CFO Silvia surviving as a direct wholly owned subsidiary of the Company (the “Merger” or the “Proposed Transaction”).

At the effective time of the Merger (the “Effective Time”), each share of CFO Silvia common stock outstanding immediately prior to the Effective Time (other than dissenting shares and treasury shares) will be converted into the right to receive shares of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), consisting of (i) the per share merger consideration, and (ii) any per share earnout consideration, in each case as described in the Merger Agreement and related spreadsheet to be delivered prior to closing. In addition, each outstanding simple agreement for future equity (“SAFE”) will be terminated at the Effective Time, and each SAFE holder will be entitled to receive a portion of the total merger consideration and earnout shares (if any), in accordance with the Merger Agreement. A portion of the merger consideration otherwise payable to equity holders will be deposited into an escrow account for a period of twelve months to secure indemnification obligations. The shares of Company Common Stock issued in the Merger will be subject to transfer restrictions, including lock-up provisions, as further described in the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, during the earnout period, if the volume-weighted trading price of the Company Common Stock equals or exceeds $9.00 on the applicable measurement date, the Company will issue the earnout shares within ten business days following such date; provided that any earnout shares deliverable to Noor are conditioned upon his continued employment and good standing through the earnout release date, subject to certain exceptions. The earnout may only be achieved and paid once, and Company’s earnout obligations terminate upon issuance of the earnout shares or expiration of the earnout period.

In general, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the Merger Agreement is intended to constitute a plan of reorganization thereunder.

The closing of the Merger is subject to customary closing conditions, including the filing of a certificate of merger with the Delaware Secretary of State, specified regulatory approvals (including any required filings under the Hart-Scott-Rodino Antitrust Improvements Act, if applicable), and the receipt of requisite approvals from CFO Silvia stockholders and Company stockholders, among other conditions set forth in the Merger Agreement.

F-30

Exhibit 4.1

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of ProCap Financial, Inc. (the “Company”, “we” or “our”) capital stock is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”) are included as exhibits to the Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”). You are encouraged to read the applicable provisions of Delaware law, the Charter and Bylaws in their entirety for a complete description of the rights and preferences of our securities.

General

Our authorized capital stock consists of 550,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 50,000,000 shares of preferred stock, par value $0.001 per share. We currently have 83,422,775 shares of Common Stock outstanding.

The following description summarizes the terms of our capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of Delaware law and our Charter and Bylaws.

Common Stock

Voting rights. Each share of Common Stock is entitled to one vote per share on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our Charter. Our Charter and Bylaws do not provide for cumulative voting rights. Directors will be elected by plurality vote of the shares of Common Stock present at an annual meeting and entitled to vote. Unless otherwise required by law, our Charter, or Bylaws, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a simple majority of the voting power of the shares present in person or by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Dividend rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our Common Stock will be entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Rights upon liquidation. Upon a liquidation event, holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other rights. Holders of our Common Stock will have no preemptive, conversion, subscription or other rights, and as of the closing of the Business Combination (as defined in the Business Combination Agreement) there will be no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our board of directors (“Board”) has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof. These designations, powers, preferences and rights could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our Common Stock. The issuance of preferred stock could adversely affect the voting power of holders of our Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other corporate action. Currently, no shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Convertible Notes

In connection with the execution of the business combination agreement, dated as of December 5, 2025 (the “Business Combination Agreement”), certain qualified investors (the “Convertible Note Investors”) each entered into the convertible note subscription agreements (the “Convertible Note Subscription Agreements”) with us and Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”) pursuant to which, upon the closing of the convertible notes offering (the “Issuance Date”), the Convertible Note Investors agreed to the convertible notes issued by us (the “Convertible Notes”), in an aggregate principal amount of $235 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes (the “Convertible Note Financing”). The Convertible Note Financing was funded at the closing date (the “Closing”).

The Convertible Notes have a conversion rate of 76.9 shares per $1,000 equal to an approximately $13.00 conversion price, zero interest rate, maturity of up to 36 months from the Issue Date, and will be 1:1 times collateralized by cash, cash equivalents and certain Bitcoin assets (with Bitcoin having a value of 0.50 to 1.0). U.S. Bank National Trust, N.A. will serve as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements. Proceeds from the Convertible Note Financing will be utilized for purposes of acquiring additional Bitcoin and for working capital purposes. The Convertible Notes have an associated 144A CUSIP number to facilitate the possibility of trading amongst qualified institutional buyers; however, the Convertible Notes are not otherwise be registered or tradeable.

On February 9, 2026, we entered into privately negotiated notes repurchase agreements (the “Repurchase Agreements”) with certain holders (the “Noteholders”) of certain of our outstanding 0.00% Convertible Senior Secured Notes due 2028 (the “2026 Convertible Notes”) under the indenture, pursuant to which we agreed to repurchase (the “Repurchase”) approximately $135.40 million in aggregate principal amount of the 2026 Convertible Notes held by the Noteholders for an aggregate of approximately $119.20 million in cash.

Warrants

Public Warrants

Each whole public warrant (“Public Warrant”) entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the A&R Warrant Agreement (as defined below), a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of our Common Stock. This means only a whole warrant may be exercised at a given time by a Public Warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Public Warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not be obligated to deliver any shares of our Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the shares of our Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of our Common Stock upon exercise of a Public Warrant unless the share of our Common Stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant is not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

We have registered the offering of the shares of our Common Stock issuable upon exercise of the Public Warrants in the Registration Statement on Form S-1 (File No. 333-292590) that was declared effective on January 20, 2026. We will use our commercially reasonable efforts to cause the same to become effective within 60 business days following the Business Combination and to maintain a current prospectus relating to the shares of our Common Stock issuable upon exercise of the Public Warrants until the expiration of the Public Warrants in accordance with the provisions of the A&R Warrant Agreement. If the registration statement covering the shares of our Common Stock issuable upon exercise of the Public Warrants is not effective by the sixtieth (60) business day after the Closing, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of our Common Stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event it so elects, we will not be required to file or maintain in effect a registration statement.

Redemption of Public Warrants when the price per share of our Common Stock equals or exceeds $18.00. Once the Public Warrants become exercisable, we may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant; upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the closing price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of the Business Combination and ending three business days before we send the notice of redemption to the Public Warrant holders.

We will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of our Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of our Common Stock is available throughout the measurement period. If and when the Public Warrants become redeemable by it, we may not exercise its redemption right if the issuance of our Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use its best efforts to register or qualify such Common Stock under the blue sky laws of the state of residence in those states in which the Public Warrants were offered by us in this offering. We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the shares of our Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.

Redemption procedures. A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of our Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of our Common Stock is increased by a stock capitalization payable in shares of our Common Stock, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of our Common Stock. A rights offering made to all or substantially all holders of our Common Stock entitling holders to purchase shares of our Common Stock at a price less than the fair market value will be deemed a stock capitalization of a number of shares of our Common Stock equal to the product of (i) the number of shares of our Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of our Common Stock) and (ii) the quotient of (x) the price per share of our Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable shares of our Common Stock, in determining the price payable for shares of our Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of our Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of our Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or makes a distribution in cash, securities or other assets to all or substantially all the holders of shares of our Common Stock on account of such shares of our Common Stock (or other securities into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock sub-division or reclassification of shares of our Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of our Common Stock.

Whenever the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our Common Stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of our Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination at a Newly Issued Price (as defined in the A&R Warrant Agreement) of less than $9.20 per shares of our Common Stock, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and this offering), and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions), and (z) the Market Value of the shares of our Common Stock is below $9.20 per share, then the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described above under “Redemption of Public Warrants when the price per share of our Common Stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding shares of our Common Stock (other than those described above or that solely affects the par value of such shares of our Common Stock), or in the case of any merger or consolidation with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property of as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of our Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event (the “Alternative Issuance”).

The Public Warrants will be issued in registered form under the Warrant Assignment, Assumption and Amendment Agreement entered into by and among Continental Stock Transfer & Trust Company, as Public Warrant agent, CCCM and us (the “A&R Warrant Agreement”). The A&R Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the A&R Warrant Agreement to the description of the terms of the Public Warrants and the A&R Warrant Agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on our Common Stock as contemplated by and in accordance with the A&R Warrant Agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the A&R Warrant Agreement as the parties to the A&R Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Public Warrants or (iv) to provide for the delivery of the Alternative Issuance. All other modifications or amendments require the vote or written consent the holders of at least 50% of the then-outstanding Public Warrants, except that amending the A&R Warrant Agreement will require a vote of holders of at least 50% of the private warrants (including the vote or written consent of Cohen Capital Markets and Clear Street) or working capital warrants solely with respect to any amendment to the terms of the private warrants or working capital warrants (including, for the avoidance of doubt, the forfeiture of cancellation of any warrants).

The Public Warrants may be exercised upon surrender of the Public Warrant certificate on or prior to the expiration date at the offices of the Public Warrant agent, with the exercise form on the reverse side of the Public Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of our Common Stock and any voting rights until they exercise their Public Warrants and receive shares of our Common Stock. After the issuance of shares of our Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

We agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the A&R Warrant Agreement will be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The private warrants are identical to the Public Warrants except that, so long as they are held by Columbus Circle 1 Sponsor Corp LLC or its permitted transferees (the “Private Warrants”), the Private Warrants (i) may not (including the shares of our Common Stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Business Combination, (ii) are entitled to registration rights and (iii) with respect to Private Warrants held by Cohen Capital Markets, Clear Street and/or their designees, will not be exercisable more than five years from the commencement of sales in CCCM’s initial public offering in accordance with the Financial Industry Regulatory Authority Rule 5110(g)(8). We have registered the offering of the shares of our Common Stock issuable upon exercise of the Private Warrants in the Registration Statement on Form S-1 (File No. 333-292590) that was declared effective on January 20, 2026. Amending the A&R Warrant Agreement (including, for the avoidance of doubt, the forfeiture of cancellation of any warrants) will require a vote of holders of at least 50% of the Private Warrants (including the vote or written consent of CCM and Clear Street) or working capital warrants solely with respect to any amendment to the terms of the Private Warrants or working capital warrants. All other modifications or amendments require the vote or written consent the holders of at least 50% of the then-outstanding Public Warrants.

Election of Directors and Vacancies; Board of Directors

Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors of our Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board, but shall initially consist of five (5) directors, which shall be divided into three (3) classes, designated Class I, II and III. Under our Bylaws, at all meetings of stockholders called for the election of directors, directors shall be elected by a plurality of the votes cast with respect to a nominee at the meeting of stockholders for the election of directors. All directors will be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Except as the Delaware General Corporation Law (“DGCL”) may otherwise require and subject to the rights, if any, of the holders of any series of our preferred stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a simple majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. A director elected or appointed to fill a vacancy resulting from the death, resignation, disqualification or removal of a director or a newly created directorship will hold office until the next election of the class for which such director shall have been chosen until his or her successor shall have been duly elected and qualified, or until such director’s death, resignation or removal.

Except as prohibited by applicable law or our Charter, any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors.

In addition to the powers and authority expressly conferred upon them by statute or by our Charter or Bylaws, the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by us, subject, nevertheless, to the provisions of the DGCL, our Charter and the Bylaws adopted and in effect from time to time; provided, however, that no Bylaw adopted, amended, altered or repealed after the date of the Bylaws will invalidate any prior act of our directors or officers which would have been valid if such Bylaws had not been adopted, amended, altered or repealed.

Quorum

A majority in voting power of the shares of the Company entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then either (a) the chair of the meeting or (b) the stockholders by the affirmative vote of the holders of a majority of the voting power of the our Common Stock present in person or by proxy at the meeting entitled to vote thereon, shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Anti-takeover Effects of our Charter and Bylaws

Our Charter and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, may discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq Stock Market, LLC (“Nasdaq”), which would apply if and so long as the our Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable the Board to issue shares to persons friendly to our management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of our preferred stock, special meetings of our stockholders may be called only by the Board of Directors or the Chair of the Board or by the secretary following receipt of one or more written demands to call a special meeting of stockholders who own, in the aggregate, at least 25% of the voting power of our Company. A special meeting requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the secretary.

The Bylaws also provide that unless otherwise restricted by our Charter or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission.

In addition, our Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to the our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a simple majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Delaware Anti-Takeover Statute

In general, Section 203 of the DGCL prevents a public company incorporated in Delaware from engaging in a “business combination” with any “interested stockholder” for three years following the time that the person became an interested stockholder, unless, among other exceptions, the interested stockholder attained such status with the approval of the Board or holders of two-thirds (66 2/3%) of the voting power of the outstanding capital stock held by stockholders unaffiliated with the interested stockholder approve the business combination. A business combination includes, among other things, a merger or consolidation involving the interested stockholder and the sale of more than 10% of the company’s assets. In general, an interested stockholder is any stockholder that, together with its affiliates, beneficially owns 15% or more of the company’s stock. A public company incorporated in Delaware is automatically subject to Section 203 unless it opts out in its original corporate charter or pursuant to a subsequent charter or bylaw amendment approved by stockholders. Pursuant to our Charter, we opted out of Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter limits the liability of our directors and officers to the fullest extent permitted by law as it now exists or hereafter be amended, and our Bylaws provide that we will indemnify and hold them harmless to the fullest extent permitted by such law. We have entered into indemnification agreements with its directors and officers. Under the terms of such indemnification agreements, we will be required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of our Company or any of our subsidiaries or was serving at out request in an official capacity for another entity. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against it and may reduce the amount of money available to it.

Exclusive Jurisdiction of Certain Actions

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, agent or stockholder to us or our stockholders, (c) any action asserting a claim against us, its current or former directors, officers, or employees, agents or stockholders arising pursuant to any provision of the DCGL or our Charter or our Bylaws (each, as may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine; and (ii) subject to the preceding provisions and although there is uncertainty as to whether a court would enforce such provision, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. Our Charter expressly provides that, notwithstanding any provision therein to the contrary, the foregoing exclusive forum provision shall not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. In addition, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. For more information and risks about the potential impact of such provision on stockholders, also see “Risk Factors-Risks Related to Being a Public Company.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

Listing

Our Common Stock is listed on the Nasdaq Global Market under the symbol “BRR” and our Warrants are listed on the Nasdaq Capital Market under the symbol “BRRWW.”

Exhibit 4.5

PROCAP FINANCIAL, INC.,
as Pubco,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

0.00% Convertible Senior Secured Notes due 2028

FORM OF INDENTURE

Dated as of December 5, 2025

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INDENTURE dated as of December 5, 2025, by and between ProCap Financial, Inc., a Delaware corporation (“Pubco”), the GUARANTORS party hereto from time to time and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity for the holders of the Notes Obligations under the Indenture and Collateral Documents, and any successor pursuant to the provisions of this Indenture and the Collateral Documents, the “Collateral Agent”).

WITNESSETH

WHEREAS, on or about the date hereof, (a) Columbus Circle Capital Corp I, a Cayman Islands exempted company (“SPAC”), (b) Pubco, (c) Crius SPAC Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), (d) ProCap BTC, LLC, a Delaware limited liability company (together with its subsidiaries, the “Company”), (e) Crius Merger Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Pubco (“Company Merger Sub”), and the other parties thereto, entered into a business combination agreement (as amended, modified, supplemented or waived from time to time, the “BCA”);

WHEREAS, pursuant to and in accordance with the BCA, (a) SPAC will de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation (the “Continuation”, and following the Continuation, the term “SPAC” shall refer to Columbus Circle Capital Corp I, a Delaware corporation), (b) following the Continuation, SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving corporation (such surviving corporation, the “SPAC Surviving Entity” and such merger, the “SPAC Merger”), and with the stockholders of SPAC receiving one share of common stock, par value $0.001 per share, of Pubco (“Pubco Common Stock”) for each share of common stock of SPAC, par value $0.001 per share (“SPAC Class A Shares”), held by such shareholder in accordance with the terms of the BCA, and (c) Company Merger Sub will merge with and into Company, with Company continuing as the surviving company (the “Company Surviving Entity”), and with Members of the Company receiving shares of Pubco Common Stock in exchange for their common units of the Company (the “Company Common Units”), and for their preferred, non-voting units of the Company (the “Company Preferred Units” together with the Company Common Units, the “Units”), respectively, in accordance with the terms of the BCA (the “Company Merger”, and together with the Continuation and the SPAC Merger, the “Mergers”, and together with the other transactions contemplated by the BCA, the “Transactions”), and as a result of which Mergers, SPAC Surviving Entity and the Company Surviving Entity will become direct wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with applicable law;

WHEREAS, Pubco has duly authorized the execution and delivery of this Indenture to provide for the issuance of $235,000,000 aggregate principal amount of its 0.00% Convertible Senior Secured Notes due 2028 on the date hereof (the “Notes”);

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Conversion Notice, Form of Pubco Redemption Notice, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

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WHEREAS, all things necessary (i) to make the Notes, when executed and duly issued by Pubco and authenticated and delivered hereunder, the valid obligations of Pubco, and (ii) to make this Indenture a valid agreement of Pubco have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

Article I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“Additional Interest” means all amounts, if any, payable pursuant to Section 2.5 and Section 3.4.

“Affiliate” means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal or state law.

“Bitcoin” means the Digital Asset commonly referred to as “Bitcoin” (BTC) in the cryptocurrency marketplace.

“Bitcoin Escrow Account” means a securities account that is opened and maintained to hold Digital Assets constituting Collateral and any successor or replacement account thereof.

“Bitcoin Escrow Agreement” means an escrow deposit agreement or other control agreement, by and among the Collateral Agent, Pubco and/or the Digital Assets Subsidiary and an escrow agent in form reasonably acceptable to the Collateral Agent that grants to the Collateral Agent control over all Digital Assets maintained in the Bitcoin Escrow Account.

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“Board of Directors” means the board of directors of Pubco or, with respect to any other Grantor, the board of directors, board of managers, manager or similar governing body of such Person.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or in the jurisdiction of the place of payment are authorized or required by law or executive order to close. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall not be reflected in computing interest or fees, as the case may be.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash” means such coin or currency of the United States of America as at any time of payment is legal tender for the payment of public and private debts.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities, including readily marketable obligations, issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality of the United States of America (provided that the full faith and credit of the United States of America is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, money market or demand deposit accounts, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any nationally or state chartered commercial bank or any branch or agency of a foreign bank licensed to conduct business in the United States having combined capital and surplus of not less than $250,000,000;

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(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) short-term commercial paper having a rating of P-1 (or higher) from Moody’s or A-1 (or higher) from S&P and, in each case, maturing within 12 months after the date of acquisition;

(6) marketable short-term money market and similar securities having a rating of at least P-1 from Moody’s or A-1 from S&P and, in each case, maturing within 12 months after the date of creation thereof;

(7) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of 24 months or less from the date of acquisition;

(8) euro, or any national currency of any participating member of the Economic and Monetary Union of the European Union or any national currency of the United Kingdom or Canada; and

(9) investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (8) of this definition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (8) above; provided that such amounts are converted into any currency listed in clauses (1) and (8) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes under this Indenture regardless of the treatment of such items under GAAP.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Date” means the date on which the initial issuance and delivery of the Notes is consummated in exchange for the payment of the purchase price therefor, as specified in the purchase agreement or other definitive documentation relating to the Notes.

“Collateral” has the meaning assigned to it in the Collateral Agreement.

“Collateral Account” means one or more deposit accounts of Pubco and/or the Digital Assets Subsidiary (other than the SPAC Trust Account (as defined below)), in each case, that is subject to a deposit account control agreement in favor of the Collateral Agent, in form reasonably acceptable to the Collateral Agent.

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“Collateral Agreement” means the Collateral Agreement to be dated as of the Issue Date, by and between Pubco, the other Grantors from time to time a party thereto, and the Collateral Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Collateral Documents” means the Collateral Agreement, any control agreement with respect to the Collateral Accounts (including financing statements under the UCC of the relevant states), and any Bitcoin Escrow Agreement or similar securities control agreement with respect to the Bitcoin Escrow Account, each as amended, supplemented, restated, renewed, replaced or otherwise modified from time to time, to secure any obligations under the Notes Documents or under which rights or remedies with respect to any such Note Liens are governed.

“Collateral Requirement” means, at any time on or after the Issue Date, the requirement that:

(1) the Collateral Agent shall have received each Collateral Document required to be delivered on or after the Issue Date pursuant to Section 13.1 hereof, subject to the limitations and exceptions of this Indenture and the Collateral Documents, duly executed by Pubco and each Guarantor party thereto;

(2) the Notes Obligations shall have been secured pursuant to the Collateral Agreement by a perfected security interest in all Collateral free and clear of all Liens other than Permitted Collateral Liens, subject to the limitations and exceptions of this Indenture and the Collateral Documents; and

(3) except as otherwise contemplated by, and subject to the limitations set forth in, this Indenture or any Collateral Document, Pubco and each Guarantor shall use commercially reasonable efforts to execute any and all further documents, financing statements, applications for registration, agreements and instruments and use commercially reasonable efforts to take all further action that may be required under applicable law, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Collateral Documents in the Collateral.

The Collateral Agent may (at the direction of the Holders of a majority in outstanding principal amount of the Notes) grant extensions of time for the perfection of security interests with respect to particular assets where it reasonably determines, in consultation with Pubco, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Indenture or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Collateral Document to the contrary:

(a) The foregoing definition shall not require any control agreement, lockbox or similar arrangement with respect to any deposit account, securities account, commodities account or other bank account, or otherwise take or perfect a security interest with control (other than with respect to the Bitcoin Escrow Account and/or the Collateral Account to the extent required under this Indenture and the Collateral Agreement in an amount necessary so that the Loan-to-Collateral Ratio that is less than or equal to the Loan-to-Collateral Ratio Compliance Level); or

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(b) no actions (i) in any non-U.S. jurisdiction or (ii) required by the laws of any non-U.S. jurisdiction shall be required to be taken to create, perfect or maintain any security interest or make enforceable any security interests or otherwise (it being understood that there shall be no Collateral Document (or other security agreements or pledge agreements) governed by any non-U.S. jurisdiction).

“Common Stock” means, the common stock of Pubco, par value $0.0001 per share.

“Company” means the party named as such in the preamble to this Indenture and its successors and not any of its Subsidiaries.

“Company Order” means a written order or request signed in the name of Pubco by one of its Officers and delivered to the Trustee or Collateral Agent, as applicable, which directs the Trustee or Collateral Agent to take certain action or actions as specified therein.

“Contingent Surviving Obligation” means all contingent indemnification and reimbursement Obligations which survive payment in full of the Secured Obligations (as defined in the Collateral Agreement) for which no claim has been made in accordance with the Notes Documents.

“Conversion” means, with respect to any Note, the conversion of such note pursuant to Article V into Conversion Consideration. The terms “Convert,” “Converted,” “Convertible,” “Converting” and similar capitalized terms have meanings correlative to the foregoing.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.2(a) to convert such Note are satisfied, subject to Section 5.3(c) and with respect to the Pubco Redemption of the Note, the Redemption Date (as defined below).

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 76.9 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article V; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon Conversion of any Note.

“Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Conversion Value for such VWAP Trading Day.

“Daily Conversion Value” means, with respect to any VWAP Trading Day, one-fortieth (1/40th) of the product of (A) the Conversion Rate on such VWAP Trading Day; and (B) the Daily VWAP per share of Common Stock on such VWAP Trading Day.

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“Daily Maximum Cash Amount” means, with respect to the conversion of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such conversion by (B) forty (40).

“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BRR <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by Pubco). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Debtor Relief Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Settlement Method” means Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided that if the conditions set forth in Section 5.3(a)(1)(E) are not satisfied, then Cash Settlement.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Digital Asset” means any blockchain-based digital asset, cryptocurrency or other cryptoasset, whether or not denominated in U.S. dollars or another currency or deemed to be a “security” under Section 2(a)(1) of the Securities Act, and including, without limitation, Bitcoin; provided that “Digital Asset” does not include the underlying software or protocol governing transfers of digital representations of value; provided further that Digital Assets shall not include any legal tender of the United States.

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“Digital Asset Market Value” means, with respect to a Digital Asset, the seven (7) day moving average price of such Digital Assets for the seven (7) days immediately preceding any date of determination, as determined by reference to the CME Bitcoin Reference Rate – New York Variant (BRRNY) in the case of Bitcoin, and as determined by reference to the applicable CME CF Cryptocurrency Benchmark in the case of any other Digital Asset. Neither the Trustee nor the Collateral Agent shall have any duty to determine the Digital Asset Market Value.

“Digital Assets Subsidiary” means a Wholly Owned Subsidiary of Pubco whose assets consist substantially entirely of Digital Assets which are, or will become, Collateral.

“Discharge” means, with respect to any Collateral, the date on which such Notes Obligations are no longer secured by such Collateral. The term “Discharged” shall have a corresponding meaning.

“Disposition” or “Dispose” means the sale, lease, sublease, conveyance, transfer or other disposition of any property of any Person.

“DTC” means The Depository Trust Company.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.2(i), Pubco does not offer to repurchase any Notes.

“Family Member” shall mean, with respect to any Person, any current or former spouse, parents or step-parents of such Person and any lineal descendants of the foregoing.

“Federal Electronic Signatures” means electronic signatures as defined under the Electronic Signatures in Global and National Commerce Act (the “ESIGN Act”), 15 U.S.C. § 7001 et seq., or any other applicable federal law, which includes an electronic sound, symbol, or process attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record. For the avoidance of doubt, “Federal Electronic Signatures” shall have the same legal effect, validity, and enforceability as a manually executed signature to the extent and as provided for under applicable federal law, including the ESIGN Act.

“Freely Tradable” means, with respect to any security of Pubco, that such security would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 if held by a Person that is not an affiliate of Pubco, and that has not been an affiliate of Pubco during the immediately preceding three (3) months, without any requirements as to volume, manner of sale or notice under the Securities Act (except that any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time).

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“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than Pubco or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owners” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of Pubco’s Common Stock;

(B) the consummation of (i) any sale, lease, license or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of Pubco and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of Pubco’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of Pubco pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of Pubco’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) Pubco’s stockholders approve any plan or proposal for the liquidation or dissolution of Pubco; or

(D) the Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors); provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration. For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

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“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by Pubco pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.2(f)(1) and Section 4.2(f)(2).

“Fundamental Change Repurchase Price” means the cash price payable by Pubco to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.2(d).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by Pubco and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means the legend set forth in Exhibit B-2, which is required to be placed on all Global Notes issued under this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Grantor” means Pubco and the Guarantors.

“Guarantor” means collectively, each Subsidiary of Pubco immediately after the closing of the Transactions that is from time to time a party to the Collateral Agreement.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specific Person, any indebtedness of such Person (excluding accrued expenses and trading payables), whether or not contingent:

(1) in respect of borrowed money; or

(2) evidenced by bonds, notes, debentures or similar instruments.

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“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution, insolvency, arrangement or assignment for the benefit of creditors, whether under the Bankruptcy Code or any other Debtor Relief Law.

“Interest Payment Date” means each June 1 and December 1 of each year, beginning on June 1, 2026.

“Interest Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on June 1, the immediately preceding May 15; and (B) if such Interest Payment Date occurs on December 1, the immediately preceding November 15.

“Issue Date” means December 5, 2025.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by Pubco. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention

“Loan-to-Collateral Ratio” means, as of any date of determination, the ratio of (a) the aggregate outstanding principal balance of all Notes to (b) the sum of (i) the aggregate Digital Asset Market Value of all Collateral consisting of Bitcoin multiplied by 0.50, plus (ii) the aggregate value of all Collateral consisting of Cash and Cash Equivalents multiplied by 1.00.

“Loan-to-Collateral Ratio Compliance Level” means 1.00 to 1.00.

“Make-Whole Fundamental Change” means a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition).

“Make-Whole Fundamental Change Conversion Period” means in the case of a Make-Whole Fundamental Change pursuant to the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the seventieth (70th) Trading Day (or, in the case of a Make-Whole Fundamental Change resulting from a transaction or a series of related transactions comprising such Make-Whole Fundamental Change where all of the shares of Common Stock are converted into, or are exchanged for, or represent solely the right to receive, cash, the thirty-fifth (35th) Trading Day) after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date).

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“Make-Whole Fundamental Change Effective Date” means the date on which such Make-Whole Fundamental Change occurs or becomes effective.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means December 5, 2028.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns.

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.

“Note Agent” means any Collateral Agent, Registrar, Paying Agent or Conversion Agent.

“Note Liens” means the Liens securing the Notes Obligations.

“Note Party” means Pubco and the Guarantors.

“Notes Documents” means the collective reference to this Indenture, the Notes issued pursuant thereto, the Guarantees and the Collateral Documents, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Notes Obligations” means the Obligations of Pubco and the Guarantors pursuant to the Notes Documents.

“Obligations” means any principal, interest (including Post-Petition Interest and fees accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Pubco or any Guarantor whether or not a claim for Post-Petition Interest or fees is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Observation Period” means, with respect to any Note to be converted, (A) if the Conversion Date for such Note occurs on or before the thirty-first (31st) Scheduled Trading Day immediately before the Maturity Date, the thirty (30) consecutive VWAP Trading Days beginning on, and including, the third (3rd) VWAP Trading Day immediately after such Conversion Date and (B) otherwise the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately before the Maturity Date.

“Officer” means, with respect to Pubco or any other obligor upon the Notes, the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors).

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“Officer’s Certificate” means, with respect to Pubco or any other obligor upon the Notes, a certificate signed by one Officer of such Person.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Pubco.

“Permitted Collateral Liens” means (i) Liens arising under the Collateral Documents in favor of the Collateral Agent, (ii) customary Liens arising in the ordinary course of business in connection with securities, deposit and escrow accounts, which shall, in each case, be expressly subordinated to the Liens of the Collateral Agent on terms satisfactory to the Collateral Agent acting at the direction of Holders of at least 66 and 2/3% in aggregate principal amount of the Notes then outstanding, including (A) any Liens arising in favor of any escrow agent, securities intermediary or custodian under the Bitcoin Escrow Agreement or any deposit bank holding the Collateral Account and (B) any customary Liens arising under any digital asset purchase and sale agreement required to be entered into with the escrow agent, securities intermediary or custodian under the Bitcoin Escrow Agreement in connection with the transactions contemplated by the Bitcoin Escrow Agreement, and (iii) involuntary Liens and other Liens arising by operation of law that do not have priority over the Liens of the Collateral Agent.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock Company, trust, unincorporated organization, limited liability company or government or other entity.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by Pubco and authenticated by the Trustee.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or Insolvency Proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or Insolvency Proceeding.

“Pubco Redemption Trigger” shall have occurred if, at any time following the date that is twelve (12) months after the Issue Date, (A) the Last Reported Sale Price per Common Stock exceeds one hundred thirty percent (130%) of the Conversion Price for any twenty (20) consecutive Trading Days during a 30-day trading period.

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“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on June 1, the immediately preceding May 15; and (B) if such Interest Payment Date occurs on December 1, the immediately preceding November 15.

“Repurchase” means the repurchase of any Note by Pubco pursuant to Section 4.3.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by Pubco pursuant to Section 4.2.

“Restricted Notes Legend” means the legend set forth in Section 2.10(d)(2) required to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means S&P Global Ratings or any of its successors or assigns.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Pubco or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” means all annual, quarterly and current reports, proxy statements, registration statements, prospectuses and other material schedules, forms, statements and other material documents filed by any Note Party or any of its Subsidiaries with the SEC pursuant to the Securities Act or the Exchange Act (including all financial statements and schedules included therein, all exhibits thereto and all documents incorporated by reference therein).

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“Secured Parties” means the Trustee, the Collateral Agent, the Holders of the Notes and any other holder of Notes Obligations.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security” means any Note or Conversion Share.

“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.

“Significant Subsidiary” means any Subsidiary of Pubco that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(2) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, in each case, when measured against the consolidated, combined assets and operations of Pubco and its Subsidiaries.

“SPAC Trust Account” means the trust account in which substantially all of SPAC’s assets have been deposited for the benefit of SPAC and its public shareholders.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.3(a).

“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional share of Common Stock).

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof;

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(2) any partnership, joint venture, limited liability company or similar entity of which:

(a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity; or

(3) at the election of Pubco, any partnership, joint venture, limited liability company or similar entity of which such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transactions” means, collectively, (i) the execution and delivery of this Indenture and related documentation, the issuance of the Notes offered hereby and the use of the proceeds thereof and (ii) payment of fees, commissions and expenses in connection with the foregoing.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A) such Security is sold or otherwise transferred to a Person (other than Pubco or an Affiliate of Pubco) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B) such Security is sold or otherwise transferred to a Person (other than Pubco or an Affiliate of Pubco) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C) such Security is eligible for resale, by a Person that is not an Affiliate of Pubco and that has not been an Affiliate of Pubco during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

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“Trust Officer” means, when used with respect to the Trustee or the Collateral Agent, any officer within the corporate trust department of the Trustee or the Collateral Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Collateral Agent, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture..

“UCC” means the Uniform Commercial Code (or equivalent statute) as in effect from time to time in the State of New York; provided, however, that at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of a collateral agent’s security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” means a Subsidiary of Pubco, all of the Capital Stock of which is owned by Pubco.

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Section 1.2 Other Definitions.

Term	Section
“Action”	Section 13.7(v)
“Additional Shares”	Section 5.7(a)
“Business Combination Event”	Section 6.1(a)
“Cash Settlement”	Section 5.3(a)
“CERCLA”	Section 13.7(q)
“Collateral Agent”	Preamble
“Combination Settlement”	Section 5.3(a)
“Common Stock Change Events”	Section 5.9(a)(4)
“Company Notice”	Section 4.3(a)
“Conversion Agent”	Section 2.6(a)
“Conversion Consideration”	Section 5.3(b)(1)
“Default Interest”	Section 2.5(b)
“Defaulted Amount”	Section 2.5(b)
“Deferred Additional Interest”	Section 3.4(c)(1)
“Deferred Additional Interest Demand Request”	Section 3.4(c)(1)
“De-Legending Deadline Date”	Section 2.10(d)
“DTC”	Exhibit B-2
“Event of Default”	Section 7.1
“Expiration Date”	Section 5.5(a)(5)
“Expiration Time”	Section 5.5(a)(5)
“Fundamental Change Notice”	Section 4.2(e)
“Fundamental Change Repurchase Right”	Section 4.2(a)
“Guarantee”	Exhibit C
“Guaranteed Obligations”	Section 11.1(a)
“Guaranteeing Subsidiary”	Exhibit C
“Indenture”	Exhibit A; C
“Notes”	Recitals
“Notice of Default”	Section 7.1(a)(6)
“Notice of Election to Pay Deferred Additional Interest”	Section 3.4(c)(1)
“Paying Agent”	Section 2.6(a)
“Physical Settlement”	Section 5.3(a)
“Pubco Redemption”	Section 5.10(a)
“Pubco Redemption Notice”	Section 5.10(a)
“Qualified Institutional Buyer”	Exhibit B-1
“Reference Property”	Section 5.9(a)(4)
“Reference Property Unit”	Section 5.9(a)(4)
“Register”	Section 2.6(b)
“Registrar”	Section 2.6(a)
“Related Person”	Section 13.7(b)
“Reporting Event of Default”	Section 7.3(a)
“Repurchase Date”	Section 4.3(a)
“Repurchase Expiration Time”	Section 4.3(a)(1)
“Repurchase Notice”	Section 4.3(a)
“Repurchase Price”	Section 4.3(a)
“Security Document Order”	Section 13.7(r)
“Specified Courts”	Section 12.7
“Spin-Off”	Section 5.5(a)(3)(B)
“Spin-Off Valuation Period”	Section 5.5(a)(3)(B)
“Successor Entity”	Section 6.1(a)(1)
“Successor Guarantor”	Section 11.3(a)(1)
“Successor Person”	Section 5.9(a)(4)(C)
“Supplemental Indenture”	Exhibit C
“Tender/Exchange Offer Valuation Period”	Section 5.5(a)(5)
“Trustee”	Preamble

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Section 1.3 UCC. Unless otherwise defined in this Indenture, terms defined in Article 8 or 9 of the UCC are used in this Indenture as such terms are defined in such Article 8 or 9.

Section 1.4 Rules of Construction.

(a) Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of Pubco dated such date prepared in accordance with GAAP;

(8) all amounts expressed in this Indenture or in any of the Notes in terms of money refer to the lawful currency of the United States of America;

(9) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(10) except as otherwise stated, (a) references herein to Articles, Sections and Exhibit mean the Articles and Sections of and Exhibits to this Indenture and (b) each reference herein to a particular Article or Section includes the Sections, subsections and paragraphs subsidiary thereto;

(11) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(12) words used herein implying any gender shall apply to both genders.

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Section 1.5 Trust Indenture Act. For the avoidance of doubt, the Trust Indenture Act is not applicable to this Indenture.

Article II
THE NOTES

Section 2.1 Form, Dating and Denominations.

(a) The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.9 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

(b) Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

(c) The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

(d) Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

(e) The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, Pubco, the Collateral Agent and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.2 Execution, Authentication and Delivery.

(a) Due Execution by Pubco. At least one (1) duly authorized Officer will sign the Notes on behalf of Pubco by manual, electronic or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at Pubco.

(b) Authentication by the Trustee and Delivery.

(1) No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

(2) The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) Pubco delivers such Note to the Trustee; (2) such Note is executed by Pubco in accordance with Section 2.2(a); and (3) Pubco delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

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(3) The Trustee may appoint an authenticating agent acceptable to Pubco to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with Pubco as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.3 Notes.

On the Issue Date, there will be originally issued two-hundred and thirty-five million ($235,000,000) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.2). Notes issued pursuant to this Section 2.3, and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Notes.”

Section 2.4 Method of Payment.

(a) Global Notes. Pubco will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date or repurchase on a Repurchase Date or Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.

(b) Physical Notes. Pubco will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date or repurchase on a Repurchase Date or Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as Pubco may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that Pubco make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register (as defined below). To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

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Section 2.5 Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.

(a) No Regular Interest; Accrual and Payment of Additional Interest. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete; provided, however, that Additional Interest, if any, will accrue on the Notes to the extent, and only to the extent, provided in Section 3.4. Additional Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(b) Defaulted Amounts. If Pubco fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Additional Interest accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid, as applicable, on the Interest Payment Dates following the date on which the circumstances giving rise to the accrual thereof pursuant to this Section 2.5(b) have occurred and are continuing and not remedied or waived.

(c) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.6 Registrar, Paying Agent and Conversion Agent.

(a) Generally. Pubco will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”). If Pubco fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such and will receive compensation therefor in accordance with this Indenture and any other agreement between the Trustee and Pubco. For the avoidance of doubt, Pubco or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent. Notwithstanding anything to the contrary in this Section 2.6(a), each of the Registrar, Paying Agent and Conversion Agent with respect to any Global Note must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures.

(b) Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and Pubco and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

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(c) Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. Pubco may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.6(a), Pubco may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. Pubco will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(d) Initial Appointments. Pubco appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

Section 2.7 Paying Agent and Conversion Agent to Hold Property in Trust. Pubco will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by Pubco in making any such payment or delivery. Pubco, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not Pubco or any of its Subsidiaries) will have no further liability for such money or property. If Pubco or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (8) or (9) of Section 7.1(a) with respect to Pubco (or with respect to any Subsidiary of Pubco acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.8 Holder Lists. If the Trustee is not the Registrar, then Pubco will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.9 Legends.

(a) Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

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(b) Non-Affiliate Legend. Each Note will bear the Non-Affiliate Legend.

(c) Restricted Notes Legend. Subject to the other provisions of this Indenture,

(1) each Note that is a Transfer-Restricted Security will bear the Restricted Notes Legend; and

(2) if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.9(c)(2)), including pursuant to Section 2.10(b), 2.10(c), 2.11 or 2.12, then such Note will bear the Restricted Notes Legend if such old Note bore the Restricted Notes Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Notes Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(d) Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(e) Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.9 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(f) Restricted Stock Legend.

(1) Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if Pubco determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.

(2) Notwithstanding anything to the contrary in this Section 2.9(f), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided Pubco takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.

Section 2.10 Transfers and Exchanges; Certain Transfer Restrictions.

(a) Provisions Applicable to All Transfers and Exchanges.

(1) Generally. Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.

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(2) Transferred and Exchanged Notes Remain Valid Obligations of Pubco. Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(a)(2)) or portion thereof in accordance with this Indenture will be the valid obligation of Pubco, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(3) No Services Charge; Transfer Taxes. Pubco, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but Pubco, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, Section 2.16 or 8.5 not involving any transfer.

(4) Transfers and Exchanges Must Be in Authorized Denominations. Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(5) Trustee’s Disclaimer. Neither the Trustee nor any Note Agent will have any obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required to be delivered to it by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.

(6) Legends. Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.9.

(7) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, Pubco will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(8) Interpretation. For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Notes Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number.

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(b) Transfers and Exchanges of Global Notes.

(1) Certain Restrictions. Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(A) (x) the Depositary notifies Pubco or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, Pubco fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(B) an Event of Default has occurred and is continuing and Pubco, the Trustee or the Registrar has received a written request from the Depositary, or from a Holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or

(C) Pubco, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

(2) Effecting Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(A) the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, then Pubco may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.14);

(B) if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(C) if required to effect such transfer or exchange, then Pubco will issue, execute and deliver, and the Trustee, upon receipt of a Company Order, will authenticate, in each case in accordance with Section 2.2, a new Global Note bearing each legend, if any, required by Section 2.9; and

(D) if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then Pubco will issue, execute and deliver, and the Trustee, upon receipt of a Company Order, will authenticate, in each case in accordance with Section 2.2, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.9.

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(3) Compliance with Depositary Procedures. Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.

(c) Transfers and Exchanges of Physical Notes.

(1) Requirements for Transfers and Exchanges. Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:

(A) surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by Pubco, the Trustee or the Registrar; and

(B) deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(d).

(2) Effecting Transfers and Exchanges. Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(c)(2)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(A) such old Physical Note will be promptly cancelled pursuant to Section 2.14;

(B) if such old Physical Note is to be so transferred or exchanged only in part, then Pubco will issue, execute and deliver, and the Trustee, upon receipt of a Company Order, will authenticate, in each case in accordance with Section 2.2, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.9;

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(C) in the case of a transfer:

a. to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.9; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.9 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then Pubco will issue, execute and deliver, and, upon receipt of a Company Order, the Trustee will authenticate, in each case in accordance with Section 2.2, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount that is to be so transferred but that is not effected by notation as provided above; and (y) bear each legend, if any, required by Section 2.9; and

b. to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, Pubco will issue, execute and deliver, and the Trustee, upon receipt of a Company Order, will authenticate, in each case in accordance with Section 2.2, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.9; and

(D) in the case of an exchange, Pubco will issue, execute and deliver, and the Trustee, upon receipt of a Company Order, will authenticate, in each case in accordance with Section 2.2, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.9.

(d) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Notes Legend or is a Transfer-Restricted Security requests to:

(1) cause such Note to be identified by an “unrestricted” CUSIP number;

(2) remove such Restricted Notes Legend; or

(3) register the transfer of such Note to the name of another Person,

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then Pubco, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to Pubco, the Trustee and the Registrar such certificates or other documentation or evidence as Pubco, the Trustee and the Registrar may reasonably require for Pubco to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that, without limiting Section 2.10(e), no such certificates, documentation or evidence (other than, in the case of the following clause (w), a written request in the form contemplated by Section 2.10(e)) need be so delivered (w) on or and after the date that is six (6) months after the Issue Date of such Note if the requirements of Rule 144(c) and (i) are then satisfied with respect to Pubco; (x) in connection with any transfer of a beneficial interest in a Global Note pursuant to Rule 144A; (y) in connection with any transfer of such Note to Pubco or one of its Subsidiaries; or (z) in connection with any transfer of such Note pursuant to an effective registration statement under the Securities Act.

(e) Certain De-Legending Procedures. Subject to the Depositary Procedures, if a Holder of any Note or share of Common Stock issued upon conversion of any Note, or an owner of a beneficial interest in any Global Note, or in a global certificate representing any share of Common Stock issued upon conversion of any Note, transfers such Note or share in compliance with Rule 144 and delivers to Pubco a written request, certifying that it is not, and has not been at any time during the preceding three (3) months, an Affiliate of Pubco, Pubco shall reissue such Note or share without a Restricted Notes Legend or Restricted Stock Legend, as applicable, then Pubco will cause the same to occur (and, if applicable, cause such Note or share to thereafter be represented by an “unrestricted” CUSIP or ISIN number in the facilities of the related depositary), and will use its commercially reasonable efforts to cause such occurrence within two (2) Trading Days of such request (“De-Legending Deadline Date”).

(f) Transfers of Notes Subject to Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, Pubco, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion, or (ii) is subject to a Fundamental Change Repurchase Notice or Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.2(f), respectively, except to the extent that any portion of such Note is not subject to such notice or Pubco fails to pay the applicable Fundamental Change Repurchase Price or Repurchase Price, as applicable, when due.

Section 2.11 Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Repurchase.

(a) Partial Conversions of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change or Repurchase. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article V or repurchased pursuant to a Repurchase Upon Fundamental Change or Repurchase, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, as applicable, Pubco will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(c), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, as applicable, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.17.

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(b) Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Repurchase.

(1) Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(a)) of a Holder is to be converted pursuant to Article V or repurchased pursuant to a Repurchase Upon Fundamental Change or Repurchase, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.17 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.14; and (2) in the case of a partial conversion or repurchase, as applicable, Pubco will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.2, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.9.

(2) Global Notes. If a Global Note (or any portion thereof) is to be converted pursuant to Article V or repurchased pursuant to a Repurchase Upon Fundamental Change or Repurchase, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.17, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.14).

Section 2.12 Replacement Notes. If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then Pubco will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.2, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and Pubco. In the case of a lost, destroyed or wrongfully taken Note, Pubco and the Trustee may require the Holder thereof to provide such security or indemnity that is satisfactory to Pubco and the Trustee to protect Pubco and the Trustee from any loss that any of them may suffer if such Note is replaced.

Every replacement Note issued pursuant to this Section 2.12 will be an additional obligation of Pubco and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture.

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Section 2.13 Registered Holders; Certain Rights with Respect to Global Notes. Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and Pubco, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary participants and Persons that hold interests in Notes through Depositary participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) Pubco and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.14 Cancellation. Pubco may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. Without limiting the generality of Section 2.3, Pubco may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.15 Notes Held by Pubco or its Affiliates. Without limiting the generality of Section 2.17, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Pubco or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.16 Temporary Notes. Until Physical Notes are ready for delivery, Pubco may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.2, temporary Notes. Temporary Notes will be substantially in the form of Physical Notes but may have variations that Pubco considers appropriate for temporary Notes. Pubco will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.2, Physical Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 2.17 Outstanding Notes.

(a) Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.14; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full (including upon conversion) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (b), (c) or (d) of this Section 2.17.

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(b) Replaced Notes. If a Note is replaced pursuant to Section 2.12, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and Pubco receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(c) Maturing Notes and Notes Subject to Repurchase. If, on a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.2(d) or 5.2(d); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.

(d) Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.3(b) or Section 5.2(d), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.2(d) or Section 5.8.

(e) Cessation of Accrual of Interest. Except as provided in Section 4.2(d) or 5.2(d), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.17, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.18 Repurchases by Pubco. Without limiting the generality of Section 2.14, Pubco may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders, in each case in compliance with the applicable provisions in Article III.

Section 2.19 CUSIP and ISIN Numbers. Pubco may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, Pubco and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. Pubco will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article III
COVENANTS

Section 3.1 Payment of Notes.

(a) Generally. Pubco will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Repurchase Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

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(b) Deposit of Funds. Before 11:00 A.M., New York City time, on each Repurchase Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, Pubco will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to Pubco, as soon as practicable, any money not required for such purpose.

Section 3.2 Exchange Act Reports and Financial Statements.

(a) Generally. Pubco will send to the Trustee copies of all reports that Pubco is required to file or furnish with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that Pubco is required to file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that Pubco need not send to the Trustee any material for which Pubco has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that Pubco files or furnishes with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed or furnished via the EDGAR system (or such successor). Upon the request of any Holder, Pubco will provide to such Holder a copy of any report that Pubco has sent the Trustee pursuant to this Section 3.2(a), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence. Pubco shall comply in all respects with the filing requirements under Section 13 or 15(d) of the Exchange Act, as applicable.

The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether Pubco files, or indicates in the related Form 12b-25 (or any successor form thereto) that Company expects to or will file, such report before the expiration of such maximum period.

(b) Unless previously filed or furnished with the SEC through the EDGAR system (or any successor thereto), if Pubco is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding, then Pubco shall:

(1) within one hundred twenty (120) days after the end of each fiscal year of Pubco, deliver to the Trustee its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Pubco and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(2) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Pubco, deliver to the Trustee its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;

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(c) All financial statements included in any SEC Documents or delivered pursuant to clause (b) shall fairly present in all material respects the consolidated financial position of Pubco and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods presented and shall have been prepared in accordance with GAAP, consistently applied (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments that are not material individually or in the aggregate and lack of footnote disclosures). Any audit or report of Pubco’s independent certified public accountants on any financial statements included in any such SEC Document or delivered pursuant to clause (b) shall contain an unqualified opinion (subject to the exception set forth in the parenthetical at the end of the immediately following sentence) stating that such consolidated financial statements present fairly in all material respects the consolidated financial position and results of operations and cash flows of Pubco and its Subsidiaries as of the dates thereof and for the periods presented and have been prepared in conformity with GAAP applied on a basis materially consistent with prior years.

(d) Trustee’s Disclaimer. The Trustee need not determine whether Pubco has filed any material via the EDGAR system (or such successor). The Trustee shall have no duty to review or analyze reports delivered to it. The sending or filing of reports pursuant to Section 3.2(a) will not be deemed to constitute actual or constructive notice to or knowledge of the Trustee of any information contained, or determinable from information contained, therein, including Pubco’s compliance with any of its covenants under this Indenture.

Section 3.3 Rule 144 Information. If Pubco is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then Pubco (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A.

Section 3.4 Additional Interest.

(a) Accrual of Additional Interest. If, on any day occurring on or after the date that is six (6) months after the Issue Date of any Note,

(1) Pubco has not satisfied the reporting conditions (including, for the avoidance of doubt, the requirement for current Form 10 information) set forth in Rule 144(c) and (i)(2) under the Securities Act; or

(2) such Note is not otherwise Freely Tradable, then Additional Interest will accrue on such Note for such day.

(b) Amount and Payment of Additional Interest. Any Additional Interest that accrues on a Note pursuant to Section 3.4(a) will be payable, as applicable, on the Interest Payment Dates following the date on which the circumstances giving rise to the accrual thereof pursuant to Section 3.4(a) have occurred and are continuing and not remedied or waived and will accrue at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof. For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Default Interest that accrues on such Note.

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(c) Deferral of Additional Interest.

(1) Generally. Notwithstanding anything to the contrary in this Section 3.4, but subject to Section 3.4(c)(3), Additional Interest that accrues on any Note for any period on or after the De-Legending Deadline Date of such Note will not be payable on any Interest Payment Date occurring on or after such De-Legending Deadline Date unless (A) a Holder (or an owner of a beneficial interest in a Global Note) has delivered to Pubco and the Trustee, before the Interest Record Date immediately before such Interest Payment Date, a written notice (a “Deferred Additional Interest Demand Request”) demanding payment of Additional Interest; or (B) Pubco, in its sole and absolute discretion, elects, by sending notice of such election (a “Notice of Election to Pay Deferred Additional Interest”) to Holders (with a copy to Trustee) before such Interest Record Date, to pay such Additional Interest on such Interest Payment Date (any accrued and unpaid Additional Interest that, in accordance with this sentence, is not paid on such Interest Payment Date, “Deferred Additional Interest”). Once any accrued and unpaid Additional Interest becomes payable on an Interest Payment Date (whether as a result of the delivery of a written notice pursuant to clause (1) above or, if earlier, Pubco’s election to pay the same pursuant to clause (2) above), Additional Interest will thereafter not be subject to deferral pursuant to this Section 3.4

(2) Interpretive Provisions. Each reference in this Indenture or the Notes to any accrued interest (including in the definition of the Fundamental Change Repurchase Price for any Note) or to any accrued Additional Interest includes, to the extent applicable, and without duplication, any Deferred Additional Interest, together with accrued and unpaid interest thereon. For the avoidance of doubt, the failure to pay any accrued and unpaid Additional Interest on an Interest Payment Date will not constitute a Default or an Event of Default under this Indenture or the Notes if such payment is deferred in accordance with Section 3.4(c)(1). Otherwise, such a failure to pay will be subject to Section 7.1(a)(2).

(3) Payment or Extinguishment Upon Maturity. Notwithstanding anything to the contrary in this Indenture or the Notes, if (1) any unpaid Deferred Additional Interest exists on any Notes as of the Close of Business on the Interest Record Date immediately preceding the Maturity Date; (2) no Holder (or owner of a beneficial interest in a Global Note) has delivered a Deferred Additional Interest Demand Request in the manner set forth in Section 3.4(c)(1) before such Interest Record Date; and (3) Pubco has not sent a Notice of Election to Pay Deferred Additional Interest in the manner set forth in Section 3.4(c)(1) before such Interest Record Date, then Deferred Additional Interest on each Note then outstanding will cease to accrue, and all Deferred Additional Interest, together with interest thereon, on such Note will be deemed to be extinguished on the following date: (a) if such Note is to be Converted, the Conversion Date for such Conversion (it being understood, for the avoidance of doubt, that the Conversion Consideration therefor need not include, and the amount referred to in clause Section 5.2(d) of Section 5.2(d) need not include, the payment of any such Deferred Additional Interest or any interest thereon); and (b) in all other cases, the later of (x) the Maturity Date; and (y) the first date on which Pubco has repaid the principal of, and accrued and unpaid Special Interest and Additional Interest, if any (other than such Deferred Additional Interest and any interest thereon) on, such Note in full.

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(d) Notice of Accrual of Additional Interest; Trustee’s Disclaimer. Pubco will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, Pubco will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that Pubco is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof and may conclusively and without liability rely on the Officer’s Certificate delivered to the Trustee pursuant to the preceding sentence as to Pubco’s obligation to pay Additional Interest and the amount of Additional Interest due. In the absence of delivery of such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of the obligation to pay Additional Interest.

(e) Exclusive Remedy. The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of their Notes to become Freely Tradable.

Section 3.5 Existence. Subject to Article VI, Pubco shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.6 Compliance and Default Certificates.

(a) Annual Compliance Certificate. Within one hundred twenty (120) days after December 31, 2025 and each fiscal year of Pubco ending thereafter, Pubco will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of Pubco and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action Pubco is taking or proposes to take with respect thereto).

(b) Default Certificate. If a Default or Event of Default occurs, then Pubco will, within thirty (30) calendar days after its first occurrence, deliver an Officer’s Certificate to the Trustee describing the same and what action Pubco is taking or proposes to take with respect thereto provided, however, that Pubco will not be required to deliver such Officer’s Certificate at any time after such Default or Event of Default is cured or waived.

Section 3.7 Stay, Extension and Usury Laws. To the extent that it may lawfully do so, Pubco (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

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Section 3.8 Collateral Coverage Requirements.

(a) Within 30 days of the Closing Date, Pubco shall deliver, or cause the Digital Assets Subsidiary to deliver, to the Collateral Account or the Bitcoin Escrow Account (as applicable), an amount of Cash, Cash Equivalents and Bitcoin such that, immediately after giving effect to such deliveries, the Loan-to-Collateral Ratio is less than or equal to the Loan-to-Collateral Ratio Compliance Level.

(b) Following the time that the outstanding principal balance of all Notes hereunder is $117,500,000 or less, promptly upon the request of Pubco, the Collateral Agent shall release, or cause to be released, from the Lien and the security interest created by the Collateral Documents, an amount of Cash, Cash Equivalents, Bitcoin or other Digital Assets, as may be determined by Pubco, so long as, immediately after giving effect to such release, the Loan-to-Collateral Ratio is less than or equal to the Loan-to-Collateral Ratio Compliance Level as of the date of such release, as certified to the Collateral Agent in an Officer’s Certificate of Pubco.

(c) Following the time that the outstanding principal balance of all Notes hereunder is $58,750,000 or less, promptly upon the request of Pubco, the Collateral Agent shall release, or cause to be released, from the Lien and the security interest created by the Collateral Documents, an amount of Cash, Cash Equivalents, Bitcoin or other Digital Assets, as may be determined by Pubco, so long as, immediately after giving effect to such release, the Loan-to-Collateral Ratio is less than or equal to the Loan-to-Collateral Ratio Compliance Level as of the date of such release, as certified to the Collateral Agent in an Officer’s Certificate of Pubco.

Section 3.9 Limitation of Liens. Pubco will not, and nor shall it permit any Subsidiary, the Digital Assets Subsidiary or any other Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on the Collateral other than Permitted Collateral Liens.

Section 3.10 Limitation on Sales or Transfers of Collateral. Other than the Collateral released in accordance with Section 3.8, Pubco will not Dispose of any Collateral other than the transfer of Cash, Cash Equivalents or Digital Assets to any Digital Assets Subsidiary; provided that (i) in the case of a transfer to any Digital Assets Subsidiary after 30 days following the Issue Date, such Digital Assets Subsidiary shall have first executed and delivered to the Trustee and the Collateral Agent a joinder to this Indenture and any applicable Collateral Documents pursuant to which such Digital Asset Subsidiary becomes a Guarantor hereunder and (ii) any Cash, Cash Equivalents or Digital Assets transferred to such Digital Assets Subsidiary after 30 days following the Issue Date shall at all times remain on deposit in the Collateral Account (or any replacement thereof) or the Bitcoin Escrow Agreement (or any replacement thereof), as applicable, and the first priority Lien (subject to Permitted Collateral Liens) and security interest in favor of the Collateral Agent for the benefit of the Secured Parties; provided, further, nothing contained in the foregoing shall restrict the transfer of any Cash, Cash Equivalents or Digital Assets from one Grantor to another Grantor or the disposition of Cash, Cash Equivalents or Digital Assets so long as the proceeds thereof are promptly transferred to the Collateral Account or Bitcoin Escrow Account, as the case may be.

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Article IV
REPURCHASE OF SECURITIES

Section 4.1 No Sinking Fund. No sinking fund is required to be provided for the Notes.

Section 4.2 Right of Holders to Require Pubco to Repurchase Notes Upon a Fundamental Change.

(a) Right of Holders to Require Pubco to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.2, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require Pubco to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(b) Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.2(d), on such Fundamental Change Repurchase Date), then (i) Pubco may not repurchase any Notes pursuant to this Section 4.2; and (ii) Pubco will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to Pubco, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(c) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of Pubco’s choosing that is no more than seventy (70), nor less than forty (40), Business Days (or, in the case of a Fundamental Change resulting from a transaction or a series of related transactions comprising such Fundamental Change where all of the shares of Common Stock are converted into, or are exchanged for, or represent solely the right to receive, cash, no more than thirty five (35), nor less than twenty (20), Business Days) after the date Pubco sends the related Fundamental Change Notice pursuant to Section 4.2(e).

(d) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at Pubco’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.5(c) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.5(c), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.

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(e) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, Pubco will send to each Holder, the Trustee, the Conversion Agent and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”).

Such Fundamental Change Notice must state:

(1) briefly, the events causing such Fundamental Change;

(2) the effective date of such Fundamental Change;

(3) the procedures that a Holder must follow to require Pubco to repurchase its Notes pursuant to this Section 4.2, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(4) the Fundamental Change Repurchase Date for such Fundamental Change;

(5) the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.2(d));

(6) the name and address of the Paying Agent and the Conversion Agent;

(7) the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.7);

(8) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(9) that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and

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(10) the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(f) Procedures to Exercise the Fundamental Change Repurchase Right.

(1) Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(A) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(B) such Note, duly endorsed for transfer (if such Note is a Physical Note) or in accordance with the Depositary Procedures (if such Note is a Global Note).

The Paying Agent will promptly deliver to Pubco a copy of each Fundamental Change Repurchase Notice that it receives.

(2) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(A) if such Note is a Physical Note, the certificate number of such Note;

(B) the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(C) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.2(f)).

(3) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(A) if such Note is a Physical Note, the certificate number of such Note;

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(B) the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(C) the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.2(f)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to Pubco; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to Pubco, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(g) Payment of the Fundamental Change Repurchase Price. Without limiting Pubco’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.1(b), Pubco will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.2(d) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.2(g).

(h) Third Party May Conduct Repurchase Offer In Lieu of Pubco. Notwithstanding anything to the contrary in this Section 4.2, Pubco will be deemed to satisfy its obligations under this Section 4.2 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.2 in a manner that would have satisfied the requirements of this Section 4.2 if conducted directly by Pubco; and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had Pubco repurchased such Note; provided, that any such third party must have sufficient funds to complete the repurchases, and Pubco shall remain jointly and severally liable for any failure by such third party to make any payment or perform any obligation hereunder.

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(i) No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 4.2, Pubco will not be required to send a Fundamental Change Notice pursuant to Section 4.2(e), or offer to repurchase or repurchase any Notes pursuant to this Section 4.2, in connection with a Fundamental Change occurring pursuant to clause (B)(ii) (or pursuant to clause (a) that also constitutes a Fundamental Change occurring pursuant to clause (B)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Common Stock Change Event whose Reference Property consists entirely of cash in U.S. dollars; and (ii) immediately after such Fundamental Change, the Notes become convertible, pursuant to Section 5.9(a) and, if applicable, Section 5.7, into consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change).

(j) Compliance with Applicable Securities Laws. To the extent applicable, Pubco will comply, in all material respects, with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that Pubco’s obligations pursuant to this Section 4.2 conflict with any law or regulation that is applicable to Pubco and enacted after the Issue Date, Pubco’s compliance with such law or regulation will not be considered to be a Default of such obligations; rather, Pubco will be deemed to be in compliance with those obligations if it complies with its obligations to repurchase Notes upon a Fundamental Change in accordance with this Indenture, modified as necessary by Pubco in good faith to permit compliance with such law or regulation.

(k) Repurchase in Part. Subject to the terms of this Section 4.2, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.2 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.3 Right of Holders to Require Pubco to Repurchase Notes.

(a) Each Holder shall have the right, at such Holder’s option, to require Pubco to repurchase for cash on June 5, 2027, and if such date is not a Business Day, on the immediately succeeding Business Day (the “Repurchase Date”), all of such Holder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the Repurchase Date. Not later than 20 Business Days prior to the Repurchase Date, Pubco shall mail a notice (the “Pubco Notice”) by first class mail to the Trustee, to the Paying Agent and to each Holder at its address shown in the Note Register of the Note Registrar (and to beneficial owners as required by applicable law). Pubco Notice shall include a Form of Repurchase Notice to be completed by a Holder and shall state:

(1) the last date on which a Holder may exercise its repurchase right pursuant to this Section 4.3, which shall be the Repurchase Date (the “Repurchase Expiration Time”);

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(2) the Repurchase Price;

(3) the date on which the repurchase will be consummated, which shall not be greater than 10 Business Days following the Repurchase Date;

(4) the name and address of the Conversion Agent and Paying Agent;

(5) that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture;

(6) that the Holder shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time; and

(7) the procedures a Holder must follow to exercise its repurchase rights under this Section 4.3 and a brief description of those rights.

At Pubco’s request given in an Officer’s Certificate delivered to the Trustee at least five (5) Business Days prior to the requested date of delivery, the Trustee shall give such notice in Pubco’s name and at Pubco’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by Pubco.

Repurchases of Notes under this Section 4.3 shall be made, at the option of the Holder thereof, upon:

A.	delivery to the Paying Agent by the Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Notes are Global Notes, in each case during the period beginning at any time from the Open of Business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the second Business Day immediately preceding the Repurchase Date; and

B.	delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the address of the Paying Agent set forth in Pubco Notice, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Repurchase Price therefor.

Each Repurchase Notice shall state:

C.	in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

D.	the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

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E.	that the Notes are to be repurchased by Pubco pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 4.3 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date by delivery of a duly completed written notice of withdrawal to the Paying Agent in accordance with Section 4.3 or otherwise in accordance with the Depositary Procedures.

The Paying Agent shall promptly notify Pubco of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

No Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 4.3 by a Holder thereof to the extent such Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 4.2 and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 4.3.

(b) Notwithstanding the foregoing, no Notes may be repurchased by Pubco at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting from a Default by Pubco in the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by Pubco in the payment of the Repurchase Price with respect to such Notes), or any instructions for book- entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Article V
CONVERSION OF THE NOTES

Section 5.1 Right to Convert.

(a) Generally. Subject to the provisions of this Article V, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(b) Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article V applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

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(c) When Notes May Be Converted.

(1) Generally. Subject to Section 5.1(c)(2), a Holder may convert its Notes at any time from, and including, the Issue Date until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.

(2) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:

(A) Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day; and

(B) in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.

Section 5.2 Conversion Procedures.

(a) Generally.

(1) Global Notes. To convert a beneficial interest in a Global Note that is convertible pursuant to Section 5.1(c), the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.2(d) or Section 5.2(e).

(2) Physical Notes. To convert all or a portion of a Physical Note that is convertible pursuant to Section 5.1(c), the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note or a facsimile of such conversion notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that Pubco or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.2(d) or Section 5.2(e).

(b) Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.3(b) or 5.2(d), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.2(d).

(c) Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Conversion Date for such conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

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(d) Interest Payable Upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at Pubco’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (w) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (x) if Pubco has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (y) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then Pubco will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.2(d).

(e) Taxes and Duties. If a Holder converts a Note, Pubco will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(f) Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly notify Pubco and the Trustee of such occurrence, together with any other information reasonably requested by Pubco and available to the Conversion Agent, and will cooperate with Pubco to determine the Conversion Date for such Note.

Section 5.3 Settlement Upon Conversion.

(a) Settlement Method. Upon the conversion of any Note, Pubco will settle such conversion by paying or delivering, as applicable and as provided in this Article V, either (x) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.3(b)(1)(A) (a “Physical Settlement”); (y) solely cash as provided in Section 5.3(b)(1)(B) (a “Cash Settlement”); or (z) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.3(b)(1)(C) (a “Combination Settlement”).

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(1) Pubco’s Right to Elect Settlement Method. Pubco will have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(A) Pubco will send notice of such Settlement Method to the Holder of such Note, with a copy to the Trustee and the Conversion Agent no later than the Close of Business on the Business Day immediately after such Conversion Date;

(B) Pubco will use the same Settlement Method for all conversions of Notes with the same Conversion Date;

(C) if Pubco does not timely elect a Settlement Method with respect to the conversion of a Note, then Pubco will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default);

(D) if Pubco timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note of the applicable Specified Dollar Amount, with a copy to the Trustee and the Conversion Agent, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default); and

(E) notwithstanding the foregoing or any other provision of this Indenture to the contrary, without the consent of the Holder, Pubco shall deliver Conversion Consideration solely by means of Cash Settlement, and shall not elect Physical Settlement or Combination Settlement, unless the Conversion Shares so issued in respect of Physical Settlement or Combination Settlement are immediately Freely Tradable upon issuance and Pubco is currently in compliance with its SEC filing obligations under Rule 144(i).

(b) Conversion Consideration.

(1) Generally. Subject to Sections 5.3(b)(2), 5.3(b)(3) and 5.9(a)(2), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be as follows:

(A) if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;

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(B) if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or

(C) if Combination Settlement applies to such conversion, consideration consisting of (a) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period.

(2) Cash in Lieu of Fractional Shares. If Physical Settlement or Combination Settlement applies to the conversion of any Note and the number of shares of Common Stock deliverable pursuant to Section 5.3(b)(1) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and Pubco will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(3) Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(4) Notice of Calculation of Conversion Consideration. If Cash Settlement or Combination Settlement applies to the conversion of any Note, then Pubco will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make any such determination or to verify any such calculation.

(c) Delivery of the Conversion Consideration. Except as set forth in Sections 5.5(d) and 5.9, Pubco will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such conversion, on the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such conversion; and (ii) if Physical Settlement applies to such conversion, on the second (2nd) Business Day immediately after the Conversion Date for such conversion.

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(d) Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then Pubco will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.2(d), Pubco’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge Pubco’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, except as provided in Section 5.2(d), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, subject to Section 5.2(d), if the Conversion Consideration for a Note consists of both cash and shares of Common Stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Section 5.4 Reserve and Status of Common Stock Issued Upon Conversion.

(a) Stock Reserve. At all times when any Notes are outstanding, Pubco will reserve (out of its authorized and not outstanding but unissued shares of Common Stock that are not reserved for other purposes) a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Notes, assuming Physical Settlement at the maximum Conversion Rate hereunder. To the extent Pubco delivers shares of Common Stock held in its treasury in settlement of the conversion of any Notes, each reference in this Indenture or the Notes to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery, mutatis mutandis.

(b) Status of Conversion Shares; Listing. Each Conversion Share, if any, delivered upon conversion of any Note will be a newly issued or treasury share (except that any Conversion Share delivered by a designated financial institution pursuant to Section 5.8 need not be a newly issued or treasury share) and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then Pubco will use commercially reasonable efforts to cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

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Section 5.5 Adjustments to the Conversion Rate.

(a) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(1) Stock Dividends, Splits and Combinations. If Pubco issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if Pubco effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.9 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5.5(a)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Rights, Options and Warrants. If Pubco distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.5(a)(3)(A) and 5.5(f) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

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To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5.5(a)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration Pubco receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by Pubco in good faith and in a commercially reasonable manner.

(3) Spin-Offs and Other Distributed Property.

(A) Distributions Other than Spin-Offs. If Pubco distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of Pubco, or rights, options or warrants to acquire Capital Stock of Pubco or other securities, to all or substantially all holders of the Common Stock, excluding:

a. dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.5(c)) pursuant to Section 5.5(a)(1) or 5.5(a)(2);

b. dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.5(c)) pursuant to Section 5.5(a)(4);

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c. rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.5(f);

d. Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.5(c)) pursuant to Section 5.5(a)(3)(B);

e. a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5.5(a)(5) will apply; and

f. a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.9 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by Pubco in good faith and in a commercially reasonable manner), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock (and without having to convert its Notes), the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

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To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(B) Spin-Offs. If Pubco distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of Pubco to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.9 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5.5(a)(5) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.5(a)(3)(B), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

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To the extent any dividend or distribution of the type set forth in this Section 5.5(a)(3)(B) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, and without having to convert its Notes, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

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(5) Tender Offers or Exchange Offers. If Pubco or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by Pubco in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC	=	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by Pubco in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.5(a)(5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.5(a)(5), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

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To the extent such tender or exchange offer is announced but not consummated (including as a result of Pubco being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(b) No Adjustments in Certain Cases.

(1) Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.5(a), Pubco will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.5(a) (other than a stock split or combination of the type set forth in Section 5.5(a)(1) or a tender or exchange offer of the type set forth in Section 5.5(a)(5)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(2) Certain Events. Pubco will not be required to adjust the Conversion Rate except as provided in Section 5.5 or Section 5.7. Without limiting the foregoing, Pubco will not be obligated to adjust the Conversion Rate on account of:

(A) except as otherwise provided in Section 5.5, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(B) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Pubco’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(C) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, Pubco or any of its Subsidiaries;

(D) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of Pubco outstanding as of the Issue Date;

(E) solely a change in the par value of the Common Stock; or

(F) accrued and unpaid interest on the Notes.

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(c) [Reserved].

(d) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(1) a Note is to be converted and Physical Settlement or Combination Settlement applies to such conversion;

(2) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.5(a) has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;

(3) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement); and

(4) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, Pubco will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement). In such case, if the date on which Pubco is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then Pubco will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(e) Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(1) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.5(a);

(2) a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(3) the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;

(4) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement), in each case based on a Conversion Rate that is adjusted for such dividend or distribution; and

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(5) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.2(c)),

then (x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such conversion and the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such conversion in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.

(f) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, Pubco has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.5(a)(3)(A) on account of such separation as if, at the time of such separation, Pubco had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 5.5(a)(3)(A).

(g) Limitation on Effecting Transactions Resulting in Certain Adjustments. Pubco will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.5(a) or Section 5.7 to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(h) Equitable Adjustments to Prices. Whenever any provision of this Indenture requires Pubco to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), or to calculate Daily VWAPs, Daily Conversion Values, Daily Cash Amounts or Daily Share Amounts over an Observation Period, Pubco will, if appropriate, make proportionate adjustments to such calculations to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period or Observation Period, as applicable.

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(i) Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.5(a), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in Pubco’s treasury (unless Pubco pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(j) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(k) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.5(a), Pubco will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.6 Voluntary Adjustments.

(a) Generally. To the extent permitted by law and applicable stock exchange rules, Pubco, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of Pubco; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(b) Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.6(a), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5.6(a), Pubco will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.7 Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.

(a) Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.7, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

	Stock Price
Make-Whole Fundamental Change Effective Date	$10.00	$12.00	$14.00	$16.00	$18.00	$20.00	$25.00	$30.00	$40.00	$50.00
December 4. 2025	23.077	17.565	13.485	10.464	8.213	6.516	3.812	2.346	0.995	0.468
December 4, 2026	24.290	16.781	11.832	8.533	6.267	4.667	2.335	1.231	0.389	0.140
December 4, 2027	21.307	13.886	8.817	5.528	3.358	2.173	0.707	0.249	0.039	0.008
December 4, 2028	23.077	7.692	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

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If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(1) if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(2) if the Stock Price is greater than $50.00 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.7(b)), or less than $10.00 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 100 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.5(a).

(b) Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.7(a) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.5(a). The numbers of Additional Shares in the table set forth in Section 5.7(a) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.5(a).

(c) Notice of the Occurrence of a Make-Whole Fundamental Change. Pubco will notify the Holders, the Trustee and the Conversion Agent of each Make-Whole Fundamental Change in accordance with Section 4.2(f).

Section 5.8 Exchange in Lieu of Conversion. Notwithstanding anything to the contrary in this Article V, and subject to the terms of this Section 5.8, if a Note is submitted for conversion, Pubco may elect to arrange to have such Note exchanged in lieu of conversion by a financial institution designated by Pubco. To make such election, Pubco must send notice of such election to the Holder of such Note, the Trustee and the Conversion Agent before the Close of Business on the Business Day immediately following the Conversion Date for such Note. If Pubco has made such election, then:

(a) no later than the Business Day immediately following such Conversion Date, Pubco must deliver (or to be delivered) such Note, together with delivery instructions for the Conversion Consideration due upon such conversion (including wire instructions, if applicable), to a financial institution designated by Pubco that has agreed to deliver such Conversion Consideration in the manner and at the time Pubco would have had to deliver the same pursuant to this Article V;

(b) if such Note is a Global Note, then (i) such designated institution will send written confirmation to Pubco and the Conversion Agent promptly after wiring the cash Conversion Consideration, if any, and delivering any other Conversion Consideration, due upon such conversion to the Holder of such Note; and (ii) Pubco will as soon as reasonably practicable thereafter contact such Holder’s custodian with the Depositary to confirm receipt of the same; and

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(c) subject to the Depositary Procedures, such Note will not cease to be outstanding by reason of such exchange in lieu of conversion;

provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then Pubco shall notify to the Conversion Agent and the Holders surrendering their Notes for conversion and will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article V as if Pubco had not elected to make an exchange in lieu of conversion.

The Conversion Agent shall be entitled to conclusively rely on Pubco’s instructions in connection with an exchange in lieu of conversion and shall have no liability for any such exchange outside of its control.

Section 5.9 Effect of Common Stock Change Event.

(a) Generally. If there occurs any:

(1) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(2) consolidation, merger, combination or binding or statutory share exchange involving Pubco;

(3) sale, lease or other transfer of all or substantially all of the assets of Pubco and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(A) from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article V (or in any related definitions) were instead a reference to the same number of Reference Property Units; and (II) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” references to “Common Stock” and Pubco’s “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;

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(B) if such Reference Property Unit consists entirely of cash, then (I) each conversion of any Note with a Conversion Date that occurs on or after the effective date of such Common Stock Change Event will be settled entirely in cash in an amount, per $1,000 principal amount of such Note being converted, equal to the product of (x) the Conversion Rate in effect on such Conversion Date (including, for the avoidance of doubt, any increase to such Conversion Rate pursuant to Section 5.7, if applicable); and (y) the amount of cash constituting such Reference Property Unit; and (II) Pubco will settle each such conversion no later than the tenth (10th) Business Day after the relevant Conversion Date; and

(C) for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by Pubco (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. Pubco will notify Holders, the Trustee and the Conversion Agent of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, Pubco and the resulting, surviving or transferee Person (if not Pubco) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.1(f), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.9; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.5(a) in a manner consistent with this Section 5.9; and (z) contain such other provisions, if any, that Pubco reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.9(a). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that Pubco reasonably determines are appropriate to preserve the economic interests of the Holders.

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(b) Notice of Common Stock Change Events. Pubco will provide notice of each Common Stock Change Event to Holders, the Trustee and the Conversion Agent no later than the Business Day after the effective date of such Common Stock Change Event.

(c) Compliance Covenant. Pubco will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.9.

Section 5.10 Pubco Redemption Right of Company.

(a)  Generally. If any Pubco Redemption Trigger occurs, then, within one (1) Business Day after the date of any Pubco Redemption Trigger, Pubco may provide written notice substantially in the form attached hereto as Exhibit D (a “Pubco Redemption Notice”) to the Holders (with a copy to the Trustee and Conversion Agent) that the Pubco Redemption Trigger has occurred and, upon delivery of Pubco Redemption Notice, Pubco shall convert all of the principal amount of each Holder’s Note into Conversion Consideration pursuant to Section 5.7; provided, however, solely for purposes of determining the Conversion Consideration due to such Holder, the Conversion Consideration will be determined as if a Make-Whole Fundamental Change, and Additional Shares, if applicable, shall be added to the Conversion Rate of such conversion in accordance with Section 5.7 (a “Pubco Redemption”).

(b) Effect of Pubco Redemption. A Pubco Redemption will have the same effect as a conversion of the applicable outstanding principal amount of a Note effected at a Holder’s election pursuant to Section 5.1 and shall, subject to the Depositary Procedures, occur on the second (2nd) Business Day after the date of Pubco Redemption Notice (such date, the “Redemption Date”).

Section 5.11 Responsibility of the Trustee and the Conversion Agent.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, monitoring Pubco’s stock trading price or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of Pubco to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of Pubco contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.9 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 5.9 or to any adjustment to be made with respect thereto, but may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which Pubco shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event has occurred that makes the Notes eligible for conversion or no longer eligible therefor until Pubco has delivered to the Trustee and the Conversion Agent a notice with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and Pubco agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in this Article V.

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Article VI
SUCCESSOR COMPANY; SUCCESSOR PERSON

Section 6.1 When Pubco May Merge, Etc.

(a) Generally. Pubco will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of Pubco and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(1) the resulting, surviving or transferee Person either (x) is Pubco or (y) if not Pubco, is a corporation (or, if such Business Combination Event is an Exempted Fundamental Change, is a corporation, limited liability company, limited partnership or other similar entity) (the “Successor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee and the Collateral Agent, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.1(e) or other amendments or supplements) all of Pubco’s obligations under this Indenture, the Notes and Collateral Documents; and

(2) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee and Collateral Agent. Before the effective time of any Business Combination Event, Pubco will deliver to the Trustee and Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.1(a); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.

Section 6.2 Successor Entity Substituted.

At the effective time of any Business Combination Event that complies with Section 6.1, the Successor Entity (if not Pubco) will succeed to, and may exercise every right and power of, Pubco under this Indenture, the Collateral Documents, and the Notes with the same effect as if such Successor Entity had been named as Pubco in this Indenture, the Collateral Documents, and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Note.

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Section 6.3 Exclusion for Transactions with Wholly Owned Subsidiaries.

Notwithstanding anything to the contrary in this Article VI, this Article VI will not apply to any transfer of assets (other than by merger or consolidation) between or among Pubco and any one or more of its Wholly Owned Subsidiaries. For the avoidance of doubt, in the case of any such transfer, the transferee will not succeed to the transferor, and the transferor will not be discharged from its obligations, under this Indenture and the Notes.

Article VII
DEFAULTS AND REMEDIES

Section 7.1 Events of Default.

(a) Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(1) a default in the payment when due (whether at maturity, upon Repurchase Upon Fundamental Change or otherwise) of the principal of, or Fundamental Change Repurchase Price for, any Note;

(2) a default for 30 consecutive days in the payment when due of Additional Interest or Default Interest on any Note;

(3) Pubco’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, if such failure is not cured within five (5) Business Days after its occurrence;

(4) a default in Pubco’s obligation to convert a Note in accordance with Article V upon the exercise of the conversion right with respect thereto, if such default is not cured within five (5) Business Days after its occurrence;

(5) a default in Pubco’s obligations under Article VI;

(6) a default in any of Pubco and its Subsidiaries’ obligations or agreements under this Indenture or the Notes (other than a default set forth in clause (1), (2), (3), (4) or (5) of this Section 7.1(a)) where such default is not cured or waived within sixty (60) days after notice to Pubco by the Trustee, or to Pubco and the Trustee by Holders of at least twenty-five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

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(7) a default by Pubco or any of Pubco’s Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least one-hundred million dollars ($100,000,000) (or its foreign currency equivalent) in the aggregate of Pubco or any of Pubco’s Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(A) constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase or upon declaration of acceleration, in each case after the expiration of any applicable grace period; or

(B) results in such indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such default is not cured or waived within twenty (20) days after notice to Pubco by the Trustee or to Pubco and the Trustee by Holders of at least twenty-five percent (25%) of the aggregate principal amount of Notes then outstanding;

(8) Pubco or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) takes any comparable action under any foreign Bankruptcy Law; or

(F) generally is not paying its debts as they become due;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(A) is for relief against Pubco or any Significant Subsidiary (or group of Subsidiaries that would constitute a Significant Subsidiary) in an involuntary case or proceeding;

(B) appoints a custodian of Pubco or any Significant Subsidiary (or group of Subsidiaries that would constitute a Significant Subsidiary), or for any substantial part of the property of Pubco or any Significant Subsidiary (or group of Subsidiaries that would constitute a Significant Subsidiary);

(C) orders the winding up or liquidation of Pubco or any Significant Subsidiary (or group of Subsidiaries that would constitute a Significant Subsidiary); or

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(D) grants any similar relief under any foreign Bankruptcy Law;

and, in each case under this Section 7.1(a)(9), such order or decree remains unstayed and in effect for at least sixty (60) days.

(10) (A) any Collateral Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create, or should be asserted by Pubco or any Guarantor not to create, a valid and perfected and, except to the extent expressly permitted by the terms hereof or thereof, a perfected lien in favor of the Collateral Agent for the benefit of the Secured Parties on any Collateral purported to be covered thereby other than (x) to the extent resulting from the failure of the Collateral Agent or any of its agents or bailees to maintain possession of Collateral or (B) any Guarantor attempts to terminate the Guarantee or shall assert it has no liability thereunder.

(b) Cause Irrelevant. Each of the events set forth in Section 7.1(a) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.2 Acceleration.

(a) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.1(a)(8) or 7.1(a)(9) occurs with respect to Pubco (and not solely with respect to a Significant Subsidiary of Pubco), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(b) Optional Acceleration. Subject to Section 7.3, if an Event of Default (other than an Event of Default set forth in Section 7.1(a)(8) or 7.1(a)(9) with respect to Pubco and not solely with respect to a Significant Subsidiary of Pubco) occurs and is continuing, then the Trustee, by notice to Pubco, or Holders of at least twenty-five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to Pubco and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. For the avoidance of doubt, if such Event of Default is not continuing at the time such notice is provided (that is, such Event of Default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately.

(c) Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to Pubco and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

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Section 7.3 Sole Remedy For a Failure to Report.

(a) Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, Pubco may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.1(a)(4) arising from Pubco’s failure to comply with Section 3.2 will, for each of the first three hundred sixty (360) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If Pubco has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.2 on account of the relevant Reporting Event of Default from, and including, the three hundred sixty first (361st) calendar day on which a Reporting Event of Default has occurred and is continuing or if Pubco fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such three hundred sixty first (361st) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.5(b)).

(b) Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.3(a) will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first one hundred eighty (180) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Special Interest, together with any Additional Interest (excluding any interest that accrues on any Deferred Additional Interest pursuant to Section 3.4(c)), accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to any Additional Interest that accrues on such Note.

(c) Notice of Election. To make the election set forth in Section 7.3(a), Pubco must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that Pubco failed to file with the SEC; (ii) states that Pubco is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(d) Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, Pubco will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that Pubco is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.

(e) No Effect on Other Events of Default. No election pursuant to this Section 7.3 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

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Section 7.4 Other Remedies.

(a) Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.

(b) Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.5 Waiver of Past Defaults. An Event of Default pursuant to clause (1), (2), (4) or (6) of Section 7.1(a) (that, in the case of clause (6) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.6 Control by Majority. Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.1, the Trustee determines may be unduly prejudicial to the rights of other Holders (provided, however, that the Trustee shall not have an affirmative duty to determine whether any such direction is unduly prejudicial to the rights of any other Holders) or may involve the Trustee in liability.

Section 7.7 Limitation on Suits. No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) Pubco’s obligations to convert any Notes pursuant to Article V), unless:

(a) such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;

(b) Holders of Holders of at least twenty-five percent (25%) of the aggregate principal amount of Notes then outstanding deliver a request to the Trustee to pursue such remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;

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(d) the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(e) during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.8 Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration.

Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.1), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article V upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.9 Collection Suit by Trustee. The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (1), (2) or (4) of Section 7.1(a), to recover judgment in its own name and as trustee of an express trust against Pubco for the total unpaid or undelivered principal of, or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article V upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.6.

Section 7.10 Trustee May File Proofs of Claim. The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to Pubco (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 10.6. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 7.11 Priorities. The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article VII:

(a) to the Trustee and the Collateral Agent and their agents and attorneys for amounts due under Section 10.6, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and Collateral Agent (in each of their capacities under this Indenture, including as Note Agent) and the costs and expenses of collection;

(b) to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Fundamental Change Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

(c) to Pubco or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct Pubco to, and Pubco will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit; and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.8 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article VIII
AMENDMENTS, SUPPLEMENTS, WAIVERS

Section 8.1 Without the Consent of Holders.

Notwithstanding anything to the contrary in Section 8.2, Pubco, the Trustee and Collateral Agent, as applicable, may amend or supplement this Indenture, the Notes or any Collateral Document without the consent of any Holder to:

(a) cure any ambiguity or correct any omission, defect or inconsistency in this Indenture, the Collateral Documents or the Notes;

(b) add a Guarantor with respect to the Notes or to add additional assets as Collateral;

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(c) [reserved];

(d) add to Pubco’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on Pubco;

(e) provide for the assumption of Pubco’s obligations under this Indenture, the Collateral Documents and the Notes pursuant to, and in compliance with, Article VI;

(f) enter into supplemental indentures pursuant to, and in accordance with, Section 5.9 in connection with a Common Stock Change Event;

(g) irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.3(a);

(h) evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee or successor Collateral Agent;

(i) comply with any requirement of the SEC in connection with any qualification of this Indenture, or any related supplemental indenture, under the Trust Indenture Act, as then in effect; or

(j) make any other change to this Indenture, the Collateral Documents or the Notes that does not, individually, adversely affect the rights of the Holders, as such, in any material respect, as determined by Pubco in good faith.

Section 8.2 With the Consent of Holders.

(a) Generally. Subject to Sections 8.1, 7.5 and 7.8 and the immediately following sentence, Pubco, the Trustee and the Collateral Agent, as applicable, may, with the consent of majority in aggregate principal amount of the Notes then outstanding (or 66 and 2/3% in aggregate principal amount of the Notes then outstanding in the case of (i) a release of less than all or substantially all of the Collateral or the Guarantees or (ii) subordinating the Liens on less than all or substantially all of the Collateral to the Liens securing any other Indebtedness), amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture, the Notes or any Collateral Document. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.1, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:

(1) reduce the principal, or change the stated maturity, of any Note;

(2) reduce the Repurchase Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by Pubco;

(3) reduce the rate, or extend the time for the payment, of interest on any Note;

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(4) except as explicitly set forth in Section 5.5, reduce the Conversion Rate;

(5) impair the rights of any Holder set forth in Section 7.8 (as such section is in effect on the Issue Date);

(6) change the ranking of the Notes;

(7) make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;

(8) reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification;

(9) make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture, the Collateral Documents or the Notes that requires the consent of each affected Holder;

(10) release all or substantially all of the Collateral or release all or substantially all of the Guarantees, in each case, except as provided in Section 13.2(a) of this Indenture;

(11) [reserved]; and

(12) (x) subordinate, or have the direct or indirect effect of subordinating the Obligations hereunder on a payment basis to any other Indebtedness or (y) subordinate, or have the direct or indirect effect of subordinating the Liens on all or substantially all of the Collateral to the Liens securing any other Indebtedness.

For the avoidance of doubt, pursuant to clauses (1), (2), (3) and (4) of this Section 8.2(a), no amendment or supplement to this Indenture, the Collateral Documents or the Notes, or waiver of any provision of this Indenture, the Collateral Documents or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(b) Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.2 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.3 Notice of Amendments, Supplements and Waivers.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.1 or 8.2 becomes effective, Pubco will send to the Holders, the Trustee and the Collateral Agent notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that Pubco will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by Pubco with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

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Section 8.4 Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.

(a) Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.4(b)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(b) Special Record Dates. Pubco may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article VIII. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.4(a), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(c) Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(d) Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article VIII will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.5 Notations and Exchanges.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or Pubco may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by Pubco on such Note and return such Note to such Holder. Alternatively, at its discretion, Pubco may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.2, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.5 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.6 Trustee And Collateral Agent to Execute Supplemental Indentures. The Trustee and Collateral Agent will execute and deliver any amendment or supplement or any other amendment to this Indenture, the Notes or any Collateral Document authorized pursuant to this Article VIII; provided, however, that the Trustee and Collateral Agent need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplement that the Trustee and/or Collateral Agent concludes adversely affects the Trustee’s and/or the Collateral Agent’s rights, duties, liabilities or immunities. In executing any amendment or supplement to this Indenture, the Notes or any Collateral Document, the Trustee and Collateral Agent will be entitled to receive, and (subject to Sections 10.1 and 10.2 and in addition to the documents required by Section 12.1) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplement is valid, binding and enforceable against Pubco in accordance with its terms.

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Article IX
SATISFACTION AND DISCHARGE

Section 9.1 Termination of Company’s Obligations.

This Indenture (including, for the avoidance of doubt, the covenants contained in this Indenture), the Guarantees and the Collateral Documents will be Discharged, and will cease to be of further effect as to all Notes issued under this Indenture and then (i) the liens on the Collateral will be automatically released with respect to the Notes and the Guarantees pursuant to Section 13.2, and (ii) the covenants contained in Article III shall cease to be of further effect, when:

(a) all Notes then outstanding (other than Notes replaced pursuant to Section 2.12) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise, or otherwise will become due and payable within one year) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(b) Pubco has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, such other applicable agent, as applicable), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.12);

(c) Pubco has paid all other amounts payable by it under this Indenture (other than Contingent Surviving Obligations); and

(d) Pubco has delivered to the Trustee or Collateral Agent, as applicable an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the Discharge of this Indenture have been satisfied; provided, however, that Section 2.10(e), Article X and Section 12.1 will survive such Discharge and, until no Notes remain outstanding, Section 2.14 and the obligations of the Trustee, the Paying Agent, the Conversion Agent, and any other applicable agents with respect to money or other property deposited with them will survive such Discharge.

At Pubco’s request, the Trustee and the Collateral Agent, as applicable, will acknowledge the satisfaction and Discharge of this Indenture and, at the expense of Pubco, shall execute instruments reasonably requested by Pubco acknowledging satisfaction and Discharge of this Indenture and the Notes and to evidence termination of the Liens on the Collateral.

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Section 9.2 Repayment to Company. Subject to applicable unclaimed property law, the Trustee, the Collateral Agent, the Paying Agent and the Conversion Agent will promptly notify Pubco if there exists (and, at Pubco’s request, promptly deliver to Pubco) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to Pubco, the Trustee, the Collateral Agent, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to Pubco for payment as a general creditor of Pubco.

Section 9.3 Reinstatement. If the Trustee, the Collateral Agent, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.1 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the Discharge of this Indenture pursuant to Section 9.1 will be rescinded; provided, however, that if Pubco thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then Pubco will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Collateral Agent, the Paying Agent or the Conversion Agent, as applicable.

Article X
TRUSTEE AND COLLATERAL AGENT

Section 10.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing and a Trust Officer of the Trustee has written notice or actual knowledge of the same, the Trustee will exercise such of the rights and powers vested in it by this Indenture solely at the discretion of Holders of the majority in aggregate principal amount of the Notes then outstanding; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered (and, if requested, provided) to the Trustee indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

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(c) The Trustee may not be relieved from liabilities for its gross negligence or willful misconduct, except that:

(1) this paragraph will not limit the effect of Section 10.1(b);

(2) the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.6.

(d) Each provision of this Indenture that in any way relates to the Trustee is subject to this Section 10.1 and Section 10.2, regardless of whether such provision so expressly provides.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(f) The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with Pubco. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

(g) Unless a Trust Officer of the Trustee has received an Officer’s Certificate from Pubco that Additional Interest or Special Interest is owing on the Notes, the Trustee may assume no Additional Interest or Special Interest is payable.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, and by the Collateral Agent and any Note Agent.

(i) The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes.

Section 10.2 Rights of the Trustee.

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or on any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel, or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

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(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Pubco will be sufficient if signed by an Officer of Pubco.

(f) The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered, and, if requested, provided the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.

(g) The Trustee will not be responsible or liable for any punitive, special, indirect, incidental or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The permissive rights of the Trustee set forth in this Indenture will not be construed as duties imposed on the Trustee.

(i) The Trustee will not be required to give any bond or surety in respect of the execution or performance of this Indenture or otherwise.

(j) Neither the Trustee nor any Note Agent will have any responsibility or liability to any person for any action taken or not taken by, or any records or any other aspect of the operations of, the Depositary (including the delivery of notices, or the making of payments, through the facilities of the Depositary) and may conclusively rely, without investigation, on any information provided by the Depositary.

Section 10.3 Individual Rights of the Trustee and the Collateral. The Trustee and the Collateral Agent, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with Pubco or any of its Affiliates with the same rights that it would have if it were not Trustee or Collateral Agent, as applicable. Each Note Agent will have the same rights and duties as the Trustee under this Section 10.3.

Section 10.4 Trustee’s Disclaimer. The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture, the Notes or the Collateral Documents; (B) accountable for Pubco’s use of the proceeds from the Notes or any money paid to Pubco or upon Pubco’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes, or the Collateral Documents or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

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Section 10.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not known to the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Trust Officer; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders. The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice thereof has been received by a Trust Officer, and such notice references the Notes and this Indenture and states on its face that a Default or Event of Default has occurred.

Section 10.6 Compensation and Indemnity.

(a) Pubco and the Guarantors will, jointly and severally, from time to time, pay the Trustee and Collateral Agent, as applicable, reasonable compensation for its acceptance of this Indenture, as separately agreed by Pubco, the Trustee and the Collateral Agent, and for their respective services under this Indenture and Collateral Documents. The Trustee’s and Collateral Agent’s compensation will not be limited by any law on compensation of a trustee or collateral agent of an express trust. In addition to the compensation for the Trustee’s or Collateral Agent’s services, Pubco and the Guarantors will, jointly and severally, reimburse the Trustee and the Collateral Agent, as applicable, promptly upon request for all reasonable and documented disbursements, advances and out-of-pocket fees or expenses incurred or made by them under this Indenture or Note Documents (including, for the avoidance of doubt (i) all reasonable and documented expenses incurred in connection with the protection, sale or collection of, or other realization upon, any of the Collateral, including all reasonable and documented out of pocket expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and (ii) all reasonable and documented out-of-pocket title, appraisal, survey, audit, environmental inspection, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Collateral Agent or any of its Affiliates in connection with the Collateral Agreement or the Collateral), including the reasonable compensation, disbursements and expenses of their agents and counsel.

(b) Pubco and the Guarantors will, jointly and severally, indemnify the Trustee and Collateral Agent (in each of their respective capacities) and its directors, officers, employees and agents, in their capacities as such, and will hold each harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Notes or the Collateral Documents, including the costs and expenses of enforcing this Indenture, the Notes or the Collateral Documents, against Pubco or any Guarantor (including enforcement of this Section 10.6) and defending itself against any claim (whether asserted by Pubco, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense is attributable to its gross negligence or willful misconduct, as determined by a final decision of a court of competent jurisdiction. The Trustee or Collateral Agent, as applicable, will promptly notify Pubco of any third party claim for which it may seek indemnity, but the Trustee’s or Collateral Agent’s failure to so notify Pubco will not relieve Pubco of its obligations under this Section 10.6(b), except to the extent Pubco is materially prejudiced by such failure. Pubco will defend such claim, and the Trustee and Collateral Agent will cooperate in such defense, as applicable. If the Trustee or Collateral Agent is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to Pubco, or that there is an actual or potential conflict of interest, then the Trustee and/or Collateral Agent may retain separate counsel, and Pubco will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee and/or Collateral Agent incurred in evaluating whether such a conflict exists). Pubco need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.

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(c) The obligations of Pubco and the Guarantors under this Section 10.6 will survive the resignation or removal of the Trustee or the Collateral Agent, as applicable, and the Discharge of this Indenture.

(d) To secure Pubco’s and the Guarantors’ payment obligations in this Section 10.6, the Trustee and Collateral Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee or Collateral Agent, as applicable, except that held in trust to pay principal of, or interest on, particular Notes, which Lien will survive the Discharge of this Indenture.

(e) If the Trustee or Collateral Agent incurs expenses or renders services after an Event of Default pursuant to clause (8) or (9) of Section 7.1(a) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) Each Guarantor also agrees to pay any and all costs and expenses (including counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

Section 10.7 Replacement of the Trustee.

(a) Notwithstanding anything to the contrary in this Section 10.7, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.7.

(b) The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying Pubco. Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and Pubco in writing at least thirty days prior to the requested date of removal. Pubco may remove the Trustee if:

(1) the Trustee fails to comply with Section 10.9;

(2) the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

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(c) If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, then (i) Pubco will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by Pubco.

(d) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee (at Pubco’s expense), Pubco or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 10.9, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to Pubco, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the Lien provided for in Section 10.6(d).

Section 10.8 Successor Trustee or Collateral Agent by Merger, Etc. If the Trustee or the Collateral Agent, as applicable, consolidates, merges, is sold or converts into, or transfers all or substantially all of its corporate trust business to, another entity, then such entity will become the successor Trustee or Collateral Agent without any further act.

Section 10.9 Eligibility; Disqualification. There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Section 10.10 Collateral Agent; Collateral Documents.

(a) U.S. Bank Trust Company, National Association, is hereby designated and appointed as the Collateral Agent under this Indenture and the other Collateral Documents and U.S. Bank Trust Company, National Association, hereby accepts such designation and appointment.

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(b) By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver any Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the date of this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to the Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose; provided that nothing in this sentence shall be construed to relieve the Trustee or the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Collateral Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). The Collateral Agent shall have all rights, privileges, indemnities, and immunities as are granted to the Trustee under this Indenture. For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Collateral Agent hereunder, including, without limitation, its right to be indemnified prior to taking action, shall survive the satisfaction, discharge or termination of this Indenture or its earlier termination, resignation or removal of the Collateral Agent, in such capacity.

Section 10.11 Replacement of Collateral Agent.

The Collateral Agent may resign, be removed and be replaced in accordance with Section 10.7 as though references to the Trustee therein were references to the Collateral Agent. Any successor collateral agent appointed as provided in this section shall execute, acknowledge and deliver to Pubco and to its predecessor collateral agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor collateral agent shall become effective and such successor collateral agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Collateral Agent herein; but, nevertheless, on the written request of Pubco or of the successor collateral agent, the collateral agent ceasing to act shall, at the expense of Pubco and subject to payment of any amounts then due pursuant to the provisions of Section 10.6, execute and deliver an instrument transferring to such successor collateral agent all the rights and powers of the collateral agent so ceasing to act. Upon request of any such collateral agent, Pubco shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor collateral agent all such rights and powers. Any collateral agent ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such collateral agent as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 10.6. No successor collateral agent shall accept appointment unless at the time of such acceptance, such successor collateral agent shall be eligible under the provisions of Section 10.9. Upon acceptance of appointment by a successor collateral agent, each of Pubco and the successor collateral agent, at the written direction and at the expense of Pubco, shall give or cause to be given notice of the succession of such collateral agent hereunder to the Holders in accordance with Section 12.1. If Pubco fails to give such notice within ten days after acceptance of appointment by the successor collateral agent, the successor collateral agent shall cause such notice to be given at the expense of Pubco.

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Section 10.12 Suits to Protect the Collateral.

(a) Subject to the provisions of Article X hereof and the Collateral Documents, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it determines in order to:

(1) enforce any of the terms of the Collateral Documents; and

(2) collect and receive any and all amounts payable in respect of the obligations under the Notes.

(b) Subject to the provisions of the Collateral Documents, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Collateral Agent may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 10.12 shall be considered to impose any such duty or obligation to act on the part of the Collateral Agent and neither the Trustee nor the Collateral Agent shall be liable for any such impairment.

Section 10.13 Collateral Agent; Authorization of Action to be Taken.

(a) The Collateral Agent agrees that it will hold the security interests in the Collateral created under the Collateral Documents to which it is a party as contemplated by this Indenture, and any and all proceeds thereof, for the benefit of, the Secured Parties, without limiting the Collateral Agent’s rights, including under this Section 10.13, to act in preservation of the security interest in the Collateral. The Collateral Agent is authorized and empowered to appoint one or more co-collateral agents as it deems necessary or appropriate; provided, however, that no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder.

(b) Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness, or sufficiency of the Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any Lien, including not being responsible for payment of any taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Collateral Documents or any delay in doing so. Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for making any filings or recordings to perfect or maintain the perfection of the Collateral Agent’s Lien in the Collateral, including the filing of any UCC financing statements, continuation statements, mortgages or any filings with respect to the U.S. Patent and Trademark Office or U.S. Copyright Office, nor shall the Trustee or the Collateral Agent be responsible for, or be deemed to make any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.

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(c) The Collateral Agent shall not have any duties or obligations except those expressly set forth in this Indenture and the Collateral Documents to which it is a party, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (1) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and, without limiting the generality of the foregoing, the use of the term “agent” herein and in the Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (2) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers; and, further, the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to this Indenture, the Collateral Documents or applicable laws, and (3) except as expressly set forth in the documents to which it is a party, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Pubco or any Guarantor that is communicated to or obtained by the Person serving as Collateral Agent in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of a majority in aggregate principal amount of the Notes then outstanding (or such other number or percentage of the Holders as shall be required by this Indenture or the Collateral Documents) or in the absence of its own gross negligence or willful misconduct as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of default” and describing such Default or Event of Default) is given to a Trust Officer of the Collateral Agent by Pubco or any Holder and such notice references the Notes and this Indenture and states that it is a notice of Default or Event of Default. Except as directed by Holders of not less than 25.0% of the outstanding principal amount of the Notes, and only if indemnified to its satisfaction, the Collateral Agent will not be obligated:

(1) to act upon directions purported to be delivered to it by any Person;

(2) to foreclose upon or otherwise enforce any Lien created under the Collateral Documents; or

(3) except as expressly provided in Section 13.2, to take any other action whatsoever with regard to any or all of the Collateral Documents or Collateral.

(d) In acting as Collateral Agent hereunder and under the Collateral Documents, the Collateral Agent shall be entitled to conclusively rely upon and enforce each and all of the rights, privileges, immunities, indemnities and benefits of the Trustee under Article X; provided that any references in such Article X to “Trustee” shall be references to “Collateral Agent”.

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(e) The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in this Indenture or the Collateral Documents for being the signatory, sender or authenticator thereof). The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person (whether or not such Person in fact meets the requirements set forth in this Indenture and the Collateral Documents for being the maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(f) At all times when the Trustee is not itself the Collateral Agent, Pubco will deliver to the Trustee, which shall deliver to the Holders of Notes, copies of all Collateral Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents.

Each Holder of Notes consents and agrees to the terms of each Collateral Document, as originally in effect and as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Collateral Documents to which it is party and to perform its obligations and exercise its rights and powers thereunder. Any request, demand, authorization, direction, notice, consent, waiver, approval, exercise of judgment or discretion, designation or other action provided or permitted by this Indenture to be given, taken or exercised by the Collateral Agent, shall be given, taken or exercised by the Collateral Agent or Holders of a majority in aggregate principal amount of the Notes then outstanding unless such action is otherwise permitted pursuant to this Indenture or the Collateral Documents (including, upon reliance of an Officer’s Certificate and/or Opinion of Counsel).

Section 10.14 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents and distribute the same to the Trustee who may make further distributions of such funds to the Holders according to the provisions of this Indenture.

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Article XI
GUARANTEE

Section 11.1 Guarantee.

(a) Subject to this Article XI, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally, as a primary obligor and not merely as a surety, guarantees to each Holder of Notes, the Trustee, the Collateral Agent and each other Secured Party and their successors and assigns, the performance and punctual payment, when due, whether at maturity, by acceleration or otherwise, of all Obligations under the Indenture, the Notes and the other Note Documents, including principal (including the Fundamental Change Repurchase Price, if applicable), premium, if any, interest (including interest on overdue amounts), consideration due upon conversion of the Notes and all other Note Obligations (including for fees and reimbursement of expenses, indemnity or otherwise) of Pubco or any Guarantor, all in accordance with the terms hereof and thereof (all of the foregoing, collectively, the “Guaranteed Obligations”). In furtherance of the foregoing and not in limitation of any other right which any Holder of the Notes or the Trustee or the Collateral Agent has at law or in equity against any Guarantor by virtue of this Article XI, failing payment when due (at maturity, by acceleration or otherwise) of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay and, if applicable, perform the Guaranteed Obligations immediately. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation. Each Guarantor agrees that this is a guarantee of payment and performance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder of the Notes or the Trustee or Collateral Agent to any security held for payment of the Guaranteed Obligations. The Guarantees shall not be convertible and shall automatically terminate with respect to a given Note when such Note is converted.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional and absolute, irrespective of (i) the validity, regularity or enforceability of the Notes, this Indenture or any other Note Document, (ii) the absence of any action to enforce the same or to exercise any right or remedy against any Guarantor, (iii) any extension or renewal of this Indenture, the Notes or any other Note Document, (iv) any rescission, settlement, compromise, waiver, modification, amendment, consent or release in respect of this Indenture, the Notes or any other Note Document or any of the Guaranteed Obligations, (v) any change in the corporate existence, structure or ownership of Pubco, any Guarantor or any of their respective Subsidiaries, (vi) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Pubco, any Guarantor, any of their respective Subsidiaries or any of their respective assets or any resulting release or discharge of any obligation of Pubco, any Guarantor or any of their respective Subsidiaries contained in this Indenture, the Notes or any other Note Document, (vii) the existence of any claim, set-off or other rights which any Guarantor may have at any time against Pubco, the Trustee, the Collateral Agent or any other Secured Party, whether in connection with this Indenture, the Notes, any other Note Document (provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim), (viii) any invalidity or unenforceability relating to or against Pubco for any reason of this Indenture, the Notes or any of the other Note Documents, (ix) any provision of applicable law or regulation purporting to prohibit the payment by Pubco or any of the Guarantors of the principal of or interest on the Notes or any other amount payable and/or deliverable by Pubco under this Indenture, the Notes or any other Note Document, (x) the recovery of any judgment against Pubco or any Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor, or (xi) any other act or omission to act or delay of any kind by Pubco, the Trustee, the Collateral Agent or any other Secured Party or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder, except in the case of clause (x) and (xi), defense of payment in full of the Note Obligations. Each Guarantor hereby waives diligence, presentment, demand of payment and protest to Pubco, filing of claims with a court in the event of insolvency or bankruptcy of Pubco, any right to require a proceeding first against Pubco, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete payment of the obligations contained in the Notes and this Indenture (other than any Contingent Surviving Obligations). Each Guarantor hereby waives any right to which it may be entitled to have its Guarantee hereunder divided among the Guarantors, such that such Guarantor’s Guarantee would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of Pubco first be used and depleted as payment of Pubco’s obligations under this Indenture, the Notes and the other Note Documents and such Guarantor’s Guarantee hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that Pubco be sued prior to an action being initiated against such Guarantor.

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(c) Except as expressly set forth in Section 11.2, the Guarantee of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantee of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee or Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other Note Document, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(d) Except as expressly set forth in Section 11.6, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment, performance and delivery in full of all the Guaranteed Obligations of such Guarantor (other than any Contingent Surviving Obligations). Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder of the Notes or the Trustee or Collateral Agent upon the bankruptcy or reorganization of Pubco or any Guarantor or otherwise.

(e) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment and performance in full of all Guaranteed Obligations (other than any Contingent Surviving Obligations). The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 11.2 Limitation on Guarantor Liability.

Each Guarantor, the Trustee and the Collateral Agent, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments and, if applicable, deliveries made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XI, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

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Section 11.3 Guarantors May Consolidate, Etc. on Certain Terms.

(a) Except for a transaction made in compliance with Article VI or this Section 11.3, no Guarantor may consolidate with or merge into any other Person other than Pubco or another Guarantor, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, other than to Pubco or another Guarantor, unless, in each case:

(1) either (A) in the case of a consolidation or merger, the Guarantor is the surviving entity, or (B) the Person formed by or surviving such consolidation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (such Person, the “Successor Guarantor”) shall expressly assume by supplemental indenture, or other amendment or supplement, all of the obligations of the Guarantor under the Note Documents;

(2) the Successor Guarantor, if any, is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

(3) immediately after giving effect to such transactions, no Default or Event of Default shall have occurred and be continuing;

(4) the Guarantor has delivered to the Trustee and Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this Article and that all conditions precedent provided for in this Indenture and the other Note Documents relating to such transaction have been complied with.

(b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the Successor Guarantor, by supplemental indenture or other amendment or supplement, as applicable, executed and delivered to the Trustee and the Collateral Agent, of the Guarantee and the due and punctual performance of all of the obligations under this Indenture, the Collateral Documents and the other Note Documents to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such Successor Guarantor thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by Pubco and delivered to the Trustee. All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued on the date of the execution hereof.

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Section 11.4 Stay of Acceleration.

If acceleration of the time for payment of any amount payable by Pubco under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of Pubco, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee, the Collateral Agent or the Holders.

Section 11.5 Execution and Delivery of Guarantee.

The execution by each future Guarantor of a supplemental indenture evidences the Guarantee of such Guarantor. The delivery of Notes by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 11.6 Releases.

(a) A Guarantor’s Guarantee with respect to the Notes will be unconditionally, automatically and immediately released and discharged (without the necessity of any action by the Trustee or the Collateral Agent or any Holder) upon:

(1) the consummation of any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation, amalgamation, dividend distribution or otherwise, to a Person that is not (either before or after giving effect to such transaction) Pubco or a Subsidiary of Pubco, to the extent such sale or other disposition is permitted by this Indenture;

(2) the consummation of any sale, exchange, transfer or other disposition of the Capital Stock of that Guarantor (by way of merger, consolidation, amalgamation, dividend distribution or otherwise) to a Person that is not (either before or after giving effect to such transaction) Pubco or a Subsidiary of Pubco, to the extent such sale or other disposition is permitted by this Indenture; provided that the Guarantor ceases to be a Subsidiary of Pubco as a result of the sale or other disposition;

(3) the liquidation or dissolution of such Guarantor; provided no Default or Event of Default occurs as a result thereof or has occurred or is continuing;

(4) such Guarantor consolidating with, amalgamating with, merging into or transferring all of its properties or assets to Pubco or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolves or otherwise ceases to exist, to the extent such transaction is permitted by this Indenture;

(5) satisfaction and discharge of this Indenture in respect of the Notes as provided in Article IX hereof; or

(6) conversion of all outstanding Notes into equity.

(b) Upon delivery by Pubco to the Trustee and the Collateral Agent of an Officer’s Certificate and Opinion of Counsel to the effect that the action or event giving rise to a release has occurred as specified above, the Trustee or the Collateral Agent, as applicable, shall, upon receipt by it of the documents described in Section 12.2 and at the sole cost and expense of Pubco, execute any documents reasonably requested by Pubco or the Trustee in order to evidence the release of any Guarantor from its obligations under its Guarantee.

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(c) Any Guarantor not released from its obligations under its Guarantee as provided in this Section 11.6 will remain liable for the full amount of principal of and interest on the Notes and for the other Note Obligations of Pubco and any Guarantor under this Indenture as provided in this Article XI.

Article XII
MISCELLANEOUS

Section 12.1 Notices. Any notice or communication by Pubco, the Trustee or the Collateral Agent to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

if to Pubco or to any Guarantor:

ProCap Financial, Inc.
Attention: Anthony Pompliano
Email: anthony@pompinvestments.com

with a copy to:

Reed Smith LLP
200 S Biscayne Blvd, Suite 2600
Maimi, FL 33131
Attention: Constantine Karides; Lynwood Reinhardt
Email: CKarides@reedsmith.com; L.Reinhardt@reedsmith.com

if to the Trustee or the Collateral Agent, at its corporate trust office, which corporate trust office for purposes of this Indenture is at the date hereof located at:

U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent

Global Corporate Trust Services

60 Livingston Ave, Saint Paul, MN 55107
Attention: Brandon J Bonfig
Email: brandon.bonfig@usbank.com

Notwithstanding anything to the contrary in the preceding paragraph, notices to the Trustee, Collateral Agent or any Note Agent must be in writing and will be deemed to have been given upon actual receipt by the Trustee, Collateral Agent or such Note Agent, as applicable.

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Pubco, the Trustee or the Collateral Agent, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Neither the Trustee nor the Collateral Agent shall have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee or the Collateral Agent, as applicable, to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee or the Collateral Agent, as applicable) shall be deemed original signatures for all purposes. Each other party assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee or the Collateral Agent, including without limitation the risk of the Trustee or the Collateral Agent, as applicable, acting on an unauthorized communication, and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee and the Collateral Agent may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee or the Collateral Agent in lieu of, or in addition to, any such electronic communication.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of Pubco to the Trustee, the Trustee will cause any notice prepared by Pubco to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in an Officer’s Certificate delivered, together with the text of such notice, to the Trustee at least five (5) Business Days before the date such notice is to be so sent (or such shorter period as shall be acceptable to the Trustee). For the avoidance of doubt, such Officer’s Certificate need not be accompanied by an Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Officer’s Certificate.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

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Notwithstanding anything to the contrary in this Indenture, the Notes or the Collateral Documents, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 12.2 Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by Pubco to the Trustee or Collateral Agent to take any action under this Indenture or Collateral Documents (other than, with respect to clause (b) below, the initial authentication of Notes under this Indenture), Pubco will furnish to the Trustee or Collateral Agent, as applicable:

(a) an Officer’s Certificate that complies with Section 12.3 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture and the Collateral Documents relating to such action have been satisfied; and

(b) an Opinion of Counsel that complies with Section 12.3 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 12.3 Statements Required in Officer’s Certificate and Opinion of Counsel.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.6) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture or the Collateral Document will include:

(a) a statement that the signatory thereto has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(c) a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

Section 12.4 Rules by the Trustee, The Collateral Agent, the Registrar, the Paying Agent and the Conversion Agent. The Trustee and Collateral Agent may each make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent and Conversion Agent each may make reasonable rules and set reasonable requirements for its functions.

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Section 12.5 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of Pubco, as such, will have any liability for any obligations of Pubco under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 12.6 Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF PUBCO, THE TRUSTEE AND THE COLLATERAL AGENT (AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE NOTES) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 12.7 Submission to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the Transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America or the courts of the State of Delaware (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 12.1 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of Pubco, the Trustee, the Collateral Agent, and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 12.8 No Adverse Interpretation of Other Agreements.

Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of Pubco or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 12.9 Successors.

All agreements of Pubco in this Indenture and the Notes will bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture will bind its successors.

Section 12.10 Force Majeure.

The Trustee, the Collateral Agent, and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including, without limitation, any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

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Section 12.11 U.S.A. PATRIOT Act.

Pubco acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee and the Collateral Agent, like all financial institutions, in order to help fight the funding of terrorism and money laundering, are required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent, as applicable. Pubco agrees to provide the Trustee and the Collateral Agent with such information as it may request to enable the Trustee or the Collateral Agent, as applicable, to comply with the U.S.A. PATRIOT Act.

Section 12.12 Calculations.

Pubco will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily Conversion Value, the Daily Cash Amount, the Daily Share Amount, the Daily VWAP, accrued interest on the Notes including any Additional Interest, the Fundamental Change Repurchase Price and the Conversion Rate.

Pubco will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. Pubco will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of Pubco’s calculations without independent verification. Pubco will promptly forward a copy of each such schedule to a Holder upon its written request therefor. The Trustee will not be responsible for verifying such calculations.

Section 12.13 Severability.

If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.

Section 12.14 Counterparts.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 12.15 Table of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 12.16 Withholding Taxes.

Each Holder of a Note agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if Pubco or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, then Pubco or such withholding agent, as applicable, may, at its option, withhold from or set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note.

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Article XIII

SECURITY AND COLLATERAL

Section 13.1 Collateral Documents.

(a) The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other Obligations of Pubco and the Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Notes, the Guarantees, and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents (upon the entry into such documents), which define the terms of the Liens that secure Obligations. The Trustee, Pubco and the Guarantors hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the Collateral Agent and pursuant to the terms of the Collateral Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral), each as may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Collateral Agent to enter into the Collateral Documents, on or following the Issue Date, and the Collateral Documents at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. Pubco shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 13.1, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. On or following the Issue Date, Pubco and the Guarantors shall execute, file or cause the filing of any and all further documents, financing statements (including continuation statements and amendments to financing statements), agreements and instruments, and take all further action that may be required under applicable law in order to grant, preserve, maintain, protect and perfect (or continue the perfection of) the validity and priority of the Liens and security interests created or intended to be created by the Collateral Documents in the Collateral and cause the Collateral Requirement to be and remain satisfied.

(b) Notwithstanding anything to the contrary herein, the security interests in the Collateral securing the Notes will not be required to be in place on the Issue Date and will not be perfected on such date, provided, that; Pubco, or the applicable Digital Assets Subsidiary, shall grant control of the Digital Assets and/or Collateral Accounts to the Collateral Agent no later than 30 days after the Issue Date, such that, immediately after giving effect thereto, the value of the Collateral subject to a control agreement results in a Loan-to-Collateral Ratio that is less than or equal to the Loan-to-Collateral Ratio Compliance Level.

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Section 13.2 Release of Collateral.

(a) Collateral may be released from the Lien and security interest created by the Collateral Documents at any time and from time to time in accordance with the provisions of the Collateral Documents and this Indenture. The Liens on the Collateral securing the Notes and the Guarantees also will be automatically released without further action upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations (other than any Contingent Surviving Obligations) under this Indenture, the Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid, or (ii) a Discharge of this Indenture as described under Article IX hereof.

(b) With respect to any release of Collateral (other than any release in accordance with Section 3.8), for which the Trustee or Collateral Agent is asked to take any action, including without limitation, execution of any release acknowledgement or authorization of any filing, upon receipt of an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture and the Collateral Documents, as applicable, to such release have been met and that it is permitted for the Trustee and/or Collateral Agent to execute and deliver the documents requested by Pubco in connection with such release and any instruments of termination, satisfaction or release reasonably requested by and prepared by Pubco, the Trustee and the Collateral Agent shall, execute, deliver or acknowledge (at Pubco’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents and shall do or cause to be done (at Pubco’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate and Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel, upon which it shall be entitled to conclusively rely.

(c) Pubco and the Guarantors shall not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes and the Collateral Documents.

Section 13.3 [Reserved].

Section 13.4 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

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Section 13.5 Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XIII to be sold be under any obligation to ascertain or inquire into the authority of Pubco or the applicable Guarantor to make any such sale or other transfer.

Section 13.6 Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XIII upon Pubco or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of Pubco or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article XIII; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent.

Section 13.7 Collateral Agent.

(a) Pubco and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture and the Collateral Documents, and Pubco and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, and the Collateral Documents, and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Collateral Documents, and consents and agrees to the terms of each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent agrees to act as such on the express conditions contained in this Section 13.7. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture and the Collateral Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Collateral Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents, to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, and the Collateral Documents, or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

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(b) The Collateral Agent may perform any of its duties under this Indenture, and the Collateral Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

(c) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to Pubco or any other Grantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Collateral Documents unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Collateral Document in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(d) [Reserved]

(e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Trust Officer of the Collateral Agent shall have received written notice from the Trustee or Pubco referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 13.7).

(f) [Reserved].

(g) U.S. Bank Trust Company, National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Collateral Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

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(h) The Collateral Agent is authorized and directed to (i) enter into the Collateral Documents to which it is party, whether executed on or after the Issue Date, (ii) make the representations of the Holders set forth in the Collateral Documents bind the Holders on the terms as set forth in the Collateral Documents, and (iii) perform and observe its obligations under the Collateral Documents.

(i) If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture and the Collateral Documents.

(j) The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control. Should the Trustee obtain possession or control of any such Collateral, upon request from Pubco, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(k) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Collateral Document other than pursuant to the instructions of the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Collateral Documents.

(l) Reserved.

99

(m) No provision of this Indenture or any Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) unless it shall have received indemnity satisfactory to the Collateral Agent and the Trustee against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause (m) if it no longer reasonably deems any indemnity, security or undertaking from Pubco or the Holders to be sufficient.

(n) The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with Pubco (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(o) Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

100

(p) The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by Pubco or any other Grantor under this Indenture and the Collateral Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Collateral Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of the Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture and the Collateral Documents. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture and the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture and any Collateral Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Collateral Documents unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture and the Collateral Documents.

(q) The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture and the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Collateral Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in either of the Collateral Agent or the Trustee’s sole discretion may cause the Collateral Agent or the Trustee, as applicable, to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, each of the Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to Pubco, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of either of the Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Collateral Agent or the Trustee) other than Pubco or the Guarantors, Holders of a majority in aggregate principal amount of the then outstanding Notes shall direct the Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

101

(r) Upon the receipt by the Collateral Agent of a written request of Pubco signed by an Officer (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document or amendment or supplement thereto to be executed after the Issue Date; provided that the Collateral Agent shall not be required to execute or enter into any such Collateral Document which, in the Collateral Agent’s reasonable opinion is reasonably likely to adversely affect the rights, duties, liabilities or immunities of the Collateral Agent or that the Collateral Agent determines is reasonably likely to involve the Collateral Agent in personal liability. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 13.7(r), and (ii) instruct the Collateral Agent to execute and enter into such Collateral Document. Other than as set forth in this Indenture, any such execution of a Collateral Document shall be at the direction and expense of Pubco, upon delivery to the Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Collateral Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Collateral Documents (subject to the first sentence of this Section 13.7(r)).

(s) Subject to the provisions of the applicable Collateral Documents, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Collateral Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(t) After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Collateral Documents.

(u) The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 10.5 and the other provisions of this Indenture.

(v) In each case that the Collateral Agent may or is required hereunder or under any Collateral Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Collateral Document, the Collateral Agent may, but shall not be required to (unless otherwise required by Section 8.2), seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

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(w) Notwithstanding anything to the contrary in this Indenture or in any Collateral Document, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Collateral Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby; provided that to the extent the Collateral Agent is in possession of any Collateral or has actually received any moneys pursuant to the Collateral Documents, it shall be subject to the requirements of Section 13 of the Collateral Agreement with respect thereto.

(x) Before the Collateral Agent acts or refrains from acting in each case at the request or direction of Pubco or the Guarantors, other than as set forth in this Indenture, it may require an Officer’s Certificate and, except as otherwise provided herein, an Opinion of Counsel, which shall conform to the provisions of this Section 13.7 and Section 12.3 hereof. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(y) The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and the Collateral Documents were named as this Indenture herein. The Collateral Agent shall be entitled to compensation, reimbursement and indemnity as set forth in Section 7.7, as if references therein to Trustee were references to Collateral Agent.

(z) The Collateral Agent shall exercise reasonable care in the custody of any Collateral in its possession or control or any income thereon. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of Collateral in its possession if the Collateral is accorded treatment substantially equal to that which they accord similar property held for its own benefit and shall not be liable or responsible for any loss or diminution in value of any of the Collateral, including, without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith. The Collateral Agent shall be permitted to use overnight carriers to transmit possessory collateral and should not be liable for any items lost or damaged in transit.

(aa) Neither the Trustee nor the Collateral Agent shall be under any obligation to effect or maintain insurance or to renew any policies of insurance or to make any determination or inquire as to the sufficiency of any policies of insurance carried by Pubco, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(bb) In no event shall the Collateral Agent be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Collateral Agent determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to indemnify any contractual counterparty; provided that nothing in this clause (bb) shall be implied as imposing any such obligation on Pubco to obtain any such landlord lien waiver, estoppel or collateral access letter, or any account control agreement.

[Signature on following pages]

103

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

PROCAP FINANCIAL, INC.

By:	/s/ Anthony Pompliano
Name:	Anthony Pompliano
Title:	Chief Executive Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee and as Collateral Agent

By:	/s/ Brandon Bonfig
Name:	Brandon Bonfig
Title:	Vice President

[Signature Page to ProCap Financial, Inc. Indenture]

GUARANTORS:

PROCAP BTC, LLC

By:	/s/ Anthony Pompliano
Name:	Anthony Pompliano
Title:	Chief Executive Officer

COLUMBUS CIRCLE CAPITAL CORP. I

By:	/s/ Anthony Pompliano
Name:	Anthony Pompliano
Title:	Chief Executive Officer

[Signature Page to ProCap Financial, Inc. Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Notes Legend, if applicable]

[Insert Non-Affiliate Legend]

PROCAP FINANCIAL, INC.

0.00% Convertible Senior Secured Note due 2028

CUSIP No.: [●]	Certificate No. [●]
ISIN No.: [●]

ProCap Financial, Inc., a Delaware corporation, for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of two hundred thirty-five million dollars ($235,000,000) (as revised by the attached Schedule of Exchanges of Interests in the Global Note) on December 5, 2028 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:	June 1 and December 1 of each year, commencing on June 1, 2026.

Regular Record Dates:	May 15 and November 15.

Additional provisions of this Note are set forth on the other side of this Note.

NO DELAWARE DOCUMENTARY STAMP TAX IS DUE IN CONNECTION WITH THIS NOTE. THIS NOTE WAS EXECUTED AND DELIVERED OUTSIDE THE STATE OF DELAWARE. ADDITIONALLY, NO DELAWARE DOCUMENTARY STAMP TAX IS OTHERWISE DUE IN CONNECTION WITH THIS NOTE BY VIRTUE OF 30 DE Code § 5401 et seq.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

A-1

IN WITNESS WHEREOF, ProCap Financial, Inc. has caused this instrument to be duly executed as of the date set forth below.

Date:	PROCAP FINANCIAL, INC.

By:
	Name:	[●]
	Title:	[●]

A-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

A-3

PROCAP FINANCIAL, INC.

0.00% Convertible Senior Secured Note due 2028

This Note is one of a duly authorized issue of notes of ProCap Financial, Inc., a Delaware corporation (the “Company”), designated as its 0.00% Convertible Senior Secured Notes due 2028 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of December 5, 2025 (as the same may be amended from time to time, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee, the Collateral Agent and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1. Interest. This Note will not bear regular interest, and the principal amount of this Note will not accrete. Additional Interest will accrue on this Note in the circumstances, at the rates, and be payable on the dates, and in the manner, set forth in Sections 2.5, 7.3 and 3.4 of the Indenture.

2. Maturity. This Note will mature on December 5, 2028, unless earlier repurchased, redeemed or converted.

3. Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.4 of the Indenture.

4. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5. Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6. Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.2 of the Indenture.

7. Right of the Company to Repurchase the Notes. The Company will have the right to repurchase the Notes for cash in the manner, and subject to the terms, set forth in Section 4.3 of the Indenture.

8. Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article V of the Indenture.

A-4

9. When the Company May Merge, Etc. Article VI of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article VII of the Indenture.

11. Amendments, Supplements and Waivers. The Company, the Trustee, and the Collateral Agent, as applicable, may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.5 and Article VIII of the Indenture.

12. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13. Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

ProCap Financial, Inc.

600 Lexington Ave., Floor 2

New York, NY 10022

Attention: Chief Financial Officer

A-5

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $235,000,000

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

A-6

CONVERSION NOTICE

ProCap Financial, Inc.

0.00% Convertible Senior Secured Notes due 2028

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs Pubco to convert (check one):

☐ the entire principal amount of

☐ $____________1 aggregate principal amount of

the Note identified by CUSIP No.____________ and Certificate No.______________.

The undersigned represents that it is not an “affiliate” (within the meaning of Rule 144 under the Securities Act of 1933, as amended) (and was not an “affiliate” at any time during the three months prior to the date hereof).

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:
(Legal Name of Holder)

By:
Name:
Title:

1 Must be an Authorized Denomination.

A-7

FUNDAMENTAL CHANGE REPURCHASE NOTICE

ProCap Financial, Inc.

0.00% Convertible Senior Secured Notes due 2028

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐ the entire principal amount of

☐ $___________ aggregate principal amount of

the Note identified by CUSIP No.____________ and Certificate No.____________.

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

A-8

FORM OF ASSIGNMENT AND TRANSFER

ProCap Financial, Inc.

0.00% Convertible Senior Secured Notes due 2028

Subject to the terms of the Indenture, the undersigned Holder of the Notes identified below assigns (check one):

☐ the entire principal amount of

☐ $____________1 aggregate principal amount of

the Notes identified by CUSIP No.____________ and Certificate No.____________, and all rights thereunder, to:

Name:

Address:

Social security or tax id. #:

and irrevocably appoints:

as agent to transfer the within Note on the books of Pubco. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

1 Must be an Authorized Denomination.

A-9

TRANSFEROR ACKNOWLEDGMENT

If the within Note bears a Restricted Notes Legend, the undersigned further certifies that (check one):

1.	☐	Such Transfer is being made to Pubco or a Subsidiary of Pubco.

2.	☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3.	☐	Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4.	☐	Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Date:
(Legal Name of Holder)

By:
Name:
Title:

A-10

TRANSFEREE ACKNOWLEDGMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding Pubco as the undersigned has requested pursuant to Rule 144A.

Dated:
(Name of Transferee)

By:
Name:
Title:

A-11

EXHIBIT B-1

FORM OF RESTRICTED NOTES LEGEND

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)	AGREES FOR THE BENEFIT OF PUBCO THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)	TO PUBCO OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)	PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, PUBCO, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

B-1-1

EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY PUBCO, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO PUBCO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN Article II OF THE INDENTURE HEREINAFTER REFERRED TO.

B-2-1

EXHIBIT B-3

FORM OF NON-AFFILIATE LEGEND

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF PUBCO MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.

B-3-1

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

[___] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [_____], by and among the signatories hereto, as Guarantor[s] ([each a] [the] “Guaranteeing Subsidiary”), U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

WITNESSETH

WHEREAS, ProCap Financial, Inc., a Delaware corporation (the “Pubco”), the Trustee and the Collateral Agent have heretofore executed and delivered an indenture dated as of December 5, 2025, 2025 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $235,000,000 of Convertible Senior Secured Notes due 2028 (the “Notes”) of Pubco;

WHEREAS, the Indenture provides that [the] [each] Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which [each] such Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of Pubco’s Note Obligations on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 8.1 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Indenture.

2. Agreement to Guarantee. [Each] [The] Guaranteeing Subsidiary hereby agrees to be a Guarantor, and hereby becomes a Guarantor, under the Indenture and to be bound by the terms of the Indenture applicable to a Guarantor, including Article XI thereof.

3. Execution and Delivery. [Each] [The] Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

C-1

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture and the Transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Collateral Agent pursuant to reasonable procedures approved by the Trustee or the Collateral Agent, as applicable. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee and the Collateral Agent. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Supplemental Indenture or for or in respect of the statements or recitals contained herein, all of which recitals are made solely by [each] [the] Guaranteeing Subsidiary.

C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent

By:
Name:
Title:

C-3

EXHIBIT D

FORM OF PUBCO REDEMPTION NOTICE

ProCap Financial, Inc.

0.00% Convertible Senior Secured Notes due 2028

Subject to the terms of the Indenture, by executing and delivering this Pubco Redemption Notice, Pubco hereby notifies the Holder of the Note (with a copy to the Trustee) of the entire principal amount of the Notes identified by CUSIP No.

By delivering this Pubco Redemption Notice, Pubco hereby represents and warrants that the following conditions are satisfied as of the date hereof:

(A) the shares issuable upon conversion of the Notes are Freely Tradable; and

(B) no Event of Default has occurred and be continuing.

Pubco acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then the Holder of such Note shall be entitled to an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

ProCap Financial, Inc.

By:
Name:
Title:
Date:

D-1

Exhibit 10.10

 Execution Version

COLLATERAL AGREEMENT

This COLLATERAL AGREEMENT (this “Agreement”), dated as of December 5, 2025, by and among the Persons listed on the signature pages hereof as “Grantors” and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1 (each, a “Grantor” and collectively, the “Grantors”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“USB”), in its capacity as collateral agent on behalf of the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to that certain (a) Indenture, of even date herewith (as amended, amended and restated, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Indenture”), by and among PROCAP FINANCIAL, INC., a Delaware corporation (“Issuer”), the other Guarantors from time to time party thereto, USB, as trustee (in such capacity, “Trustee”) and Collateral Agent and (b) the 0.00% convertible senior secured notes due 2028 (the “Notes”) issued pursuant to the Indenture;

WHEREAS, the Collateral Agent has agreed to act as agent for the benefit of the Secured Parties in connection with the transactions contemplated by the Indenture, the Notes and this Agreement;

WHEREAS, in order to induce the Holders to purchase the Notes, (a) each Grantor (other than Issuer) has agreed to guaranty the Issuer’s obligations under the Notes, and (b) each Grantor has agreed to grant to Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations; and

WHEREAS, each Grantor (other than Issuer) is an Affiliate of the Issuer and, as such, will benefit by virtue of the issuance of the Notes pursuant to the Indenture.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Construction.

(a) All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Indenture. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Indenture. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(i) “Agreement” has the meaning specified therefor in the preamble to this Agreement.

(ii) “Bitcoin” means the Digital Asset commonly referred to as “Bitcoin” (BTC) in the cryptocurrency marketplace.

(iii) “Bitcoin Escrow Account” has the meaning specified therefor in the Indenture.

(iv) “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(v) “Code” means the Uniform Commercial Code, as in effect from time to time in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(vi) “Collateral” has the meaning specified therefor in Section 2 hereof.

(vii) “Collateral Account” has the meaning specified therefor in the Indenture.

(viii) “Collateral Agent” has the meaning specified therefor in the preamble to this Agreement.

(ix) “Contingent Surviving Obligations” means all contingent indemnification and reimbursement Obligations which survive payment in full of the Secured Obligations for which no claim has been made in accordance with the Notes Documents.

(x) “Digital Asset” means any blockchain-based digital asset, cryptocurrency or other cryptoasset, whether or not denominated in U.S. dollars or another currency or deemed to be a “security” under Section 2(a)(1) of the Securities Act, and including, without limitation, Bitcoin; provided that “Digital Asset” does not include the underlying software or protocol governing transfers of digital representations of value; provided further that Digital Assets shall not include any legal tender of the United States.

(xi) “Digital Assets Collateral” means any Digital Assets that are deposited in the Bitcoin Escrow Account.

(xii) “General Intangibles” means general intangibles (as that term is defined in the Code).

(xiii) “Grantor” and “Grantors” have the respective meanings specified therefor in the preamble to this Agreement.

(xiv) “Indenture” has the meaning specified therefor in the recitals to this Agreement.

(xv) “Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution, insolvency, arrangement or assignment for the benefit of creditors, whether under the Bankruptcy Code or any other Debtor Relief Law.

(xvi) “Joinder” means each Joinder to this Agreement executed and delivered by Collateral Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

(xvii) “Material Adverse Effect” has the meaning specified therefor in Section 5(h) hereof.

(xviii) “Notes” has the meaning specified therefor in the recitals to this Agreement.

(xix) “Notes Parties” means the Issuer and the Guarantors.

(xx) “Principal Market” has the meaning specified therefor in Section 5(h) hereof.

(xxi) “Proceeds” means and includes any “proceeds,” as such term is defined in Article 9 of the Code, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

(xxii) “Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(xxiii) “Secured Obligations” means all of the Notes Obligations.

(xxiv) “Secured Parties” means the Trustee, the Collateral Agent and the Holders.

(xxv) “Security Interest” has the meaning specified therefor in Section 2 hereof.

(xxvi) “URL” means “uniform resource locator”, an internet web address.

(b) This Agreement shall be subject to the rules of construction set forth in Section 1.4 of the Indenture, and such rules of construction are incorporated herein by this reference, mutatis mutandis.

(c) All of the schedules, exhibits and annexes attached to this Agreement shall be deemed incorporated herein by reference.

2. Grant of Security. Each Grantor hereby unconditionally grants to Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations (whether now existing or hereafter arising), a continuing security interest (hereinafter referred to as the “Security Interest”) in such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”):

(a) The Bitcoin Escrow Account of the Grantor whether now owned or hereafter established or acquired, and any and all Digital Assets, including all Bitcoin, all successor accounts and wallets and all associated wallet addresses, private keys, credentials, or access rights including those in relation to that certain custodial agreement and any successor agreements or accounts; all general intangibles, investment property, proceeds, products, replacements, substitutions, or accessions thereto; and any rights under agreements governing the custody or transfer of such assets from time to time, money and other property from time to time deposited therein, including, without limitation, any such account as it may have been renumbered or retitled, any and all proceeds thereof (including without limitation all interest and other sums paid thereon), and any and all general intangibles and choses in action arising therefrom or related thereto;

(b) Each Collateral Account of the Grantor whether now owned or hereafter established or acquired, and any and all money and other property from time to time deposited therein, including, without limitation, any such account as it may have been renumbered or retitled, any and all proceeds thereof (including without limitation all interest and other sums paid thereon), and any and all general intangibles and choses in action arising therefrom or related thereto;

(c) all of such Grantor’s Books relating to any of the foregoing;

(d) all of the Proceeds, whether tangible or intangible, of any of the foregoing, including money and Digital Assets.

Further, no Grantor shall be required to perfect the Security Interests granted by this Agreement other than by, (a) authorizing or making filings pursuant to the Code, (b) entering into a securities account control agreement with respect to the Bitcoin Escrow Account holding Digital Assets Collateral acquired on or after the Issue Date to the extent required by Section 6(b)(i), and (c) entering into a deposit account control agreement with respect to each Collateral Account to the extent required by Section 6(b)(ii).

3. Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter (other than any Contingent Surviving Obligations). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations (other than any Contingent Surviving Obligations) and would be owed by Grantors, or any of them, to Collateral Agent, the Secured Parties or any of them, except as such enforceability may be limited in an Insolvency Proceeding involving any Grantor. Further, the Security Interest created hereby encumbers each Grantor’s right, title, and interest in all Collateral, whether now owned by such Grantor or hereafter acquired, obtained, developed, or created by such Grantor and wherever located.

4. Possession and Use of Collateral. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Indenture, or any other Notes Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting their respective businesses, subject to and upon the terms hereof and of the Indenture and the other Notes Documents.

5. Representations and Warranties. As of the Issue Date, in order to induce Collateral Agent to enter into this Agreement for the benefit of the Secured Parties, each Grantor makes the following representations and warranties to the Secured Parties which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof):

(a) The name (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Grantor is set forth on Schedule 1.

(b) The chief executive office of each Grantor is located at the address indicated on Schedule 1.

(c) Each Grantor’s tax identification numbers and organizational identification numbers, if any, are identified on Schedule 1.

(d) This Agreement creates a valid first priority security interest in the Collateral of each Grantor, to the extent a first priority security interest therein can be created under the Code, securing the payment of the Secured Obligations (other than any Contingent Surviving Obligations).

(e) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any governmental authority or any other Person is required for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement other than the filing of financing statements and other filings necessary to perfect the Security Interests granted hereby and consents which have been obtained.

(f) Each Grantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(g) Each Grantor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Notes Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Notes Documents by each Grantor and the consummation by each Grantor of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Notes), have been duly authorized by such Grantor’s board of directors and no further filing, consent or authorization is required by such Grantor, its board of directors or its shareholders or other governmental body other than any filing, consent or authorization the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect (as defined below). This Agreement has been, and the other Notes Documents to which each Grantor is a party will be prior to the Closing Date, duly executed and delivered by each Grantor, and each constitutes the legal, valid and binding obligations of each Grantor, enforceable against each Grantor in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(h) The execution and delivery by each Grantor of the Notes Documents, and the performance by each such Grantor of its obligations under the Notes Documents, including the issuance and sale of the Conversion Shares, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of such Grantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Grantor is a party or by which such Grantor is bound or to which any of the property or assets of such Grantor is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, operations (including results thereof) or financial condition of such Grantor and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Notes Documents or any other agreements or instruments to be entered into by such Grantor in connection herewith or therewith or (iii) the authority or ability of such Grantor to perform any of its obligations under any of the Notes Documents (a “Material Adverse Effect”) or materially affect the validity of the Conversion Shares or the legal authority of the such Grantor to comply in all material respects with the terms of this Agreement; (ii) the organizational documents of such Grantor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Grantor or any of its properties, including without limitation the rules and regulations of the New York Stock Exchange (the “Principal Market,” provided however, that in the event such Grantor’s Common Stock is ever listed or traded on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market, the “Principal Market” shall mean that market on which the Common Stock is then listed or traded), and including all applicable laws, rules and regulations of the jurisdiction of incorporation of such Grantor, applicable to such Grantor or any of its Subsidiaries or by which any property or asset of such Grantor or any of its Subsidiaries is bound, encumbered or otherwise affected that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Conversion Shares or the legal authority of such Grantor to comply in all material respects with the terms of this Agreement.

6. Covenants. Each Grantor, jointly and severally, covenants and agrees with Collateral Agent that from and after the Issue Date and until the date of termination of this Agreement in accordance with Section 18:

(a) Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted by the Indenture, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Collateral Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Collateral Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Notes Documents.

(b) Account Control Agreement. Each Grantor shall deliver to the Collateral Agent within 30 days of the Issue Date, (i) a fully executed control agreement in form and substance reasonably satisfactory to the Collateral Agent with respect to the Bitcoin Escrow Account and/or (ii) a fully executed control agreement in form and substance reasonably satisfactory to the Collateral Agent with respect to each Collateral Account containing Cash, Cash Equivalents and/or Bitcoin in an amount necessary to satisfy the Loan-to-Collateral Ratio Compliance Level immediately after giving effect to such deliveries. Substantially simultaneously with the delivery of the foregoing control agreement(s) to satisfy the Loan-to-Collateral Ratio Compliance Level, the Grantor shall deliver, or cause to be delivered, to the Collateral Agent, a customary opinion of outside counsel addressing the perfection of the security interest in the Collateral.

(c) Name, Etc. If any Grantor changes its name, jurisdiction of organization or organizational identity it shall give prompt written notice (but no later than ten (10) days) thereof to Collateral Agent of such change.

7. Relation to Other Security Documents. In the event of any conflict between any provision in this Agreement and a provision in the Indenture, such provision of the Indenture shall control.

8. Further Assurances.

(a) Subject to the last paragraph of Section 2 each Grantor agrees that from time to time, at its own expense, such Grantor will use commercially reasonable efforts to promptly execute and deliver all further instruments and documents, and will use commercially reasonable efforts to take all further action, that is necessary in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b) Subject to the last paragraph of Section 2 hereof each Grantor authorizes the filing by Collateral Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Collateral Agent such other instruments or notices, as Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby in the event that such actions are not taken by each such Grantor to the satisfaction of the Collateral Agent acting at the direction of Holders of at least 66 and 2/3% in aggregate principal amount of the Notes then outstanding and such Grantor shall pay all recording costs, recording and filing taxes, intangible taxes and other documented fees and out-of-pocket costs (including reasonable and documented attorneys’ fees and out-of-pocket expenses) incurred by any Secured Party in connection therewith.

(c) Each Grantor authorizes Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments in the event that such actions are not taken by each such Grantor to the satisfaction of the Collateral Agent acting at the direction of Holders of at least 66 and 2/3% in aggregate principal amount of the Notes then outstanding (i) describing the Collateral as “each Collateral Account and all Digital Assets on deposit in the Bitcoin Escrow Account of debtor and, in each case, the proceeds thereof” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.

(d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

9. Collateral Agent Appointed Attorney-in-Fact.

(a) Each Grantor hereby irrevocably appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Indenture, to take any action and to execute any instrument which Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

(b) To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until payment in full of the Secured Obligations (other than Contingent Surviving Obligations) or the release of such Grantor under this Agreement.

10. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable and documented expenses of Collateral Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors in accordance with the terms of the Indenture.

11. Collateral Agent’s Duties. The powers conferred on Collateral Agent hereunder are solely to protect Collateral Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon Collateral Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, protections, indemnities, and immunities of the Collateral Agent set forth in the Indenture and the other Notes Documents.

12. Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a) Collateral Agent, at the instruction of the Trustee at the direction of the requisite number of Holders of the Notes required in accordance with the terms of the Indenture, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Notes Documents (including, without limitation, the right to give instructions or a notice of sole control under a control agreement), or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, at the direction of the requisite number of Holders of the Notes required in accordance with the terms of the Indenture, upon the occurrence and during the continuation of an Event of Default, Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may give notice and take sole possession and control of all amounts on deposit in each Collateral Account and in the Bitcoin Escrow Account pursuant to the applicable control agreement and without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notification of sale shall be required by law, at least twenty days notification by mail to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notification shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given. Collateral Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code, and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the Code.

(b) Any cash held by Collateral Agent as Collateral and all cash Proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations to the extent required by and in accordance with the Indenture. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full (other than Contingent Surviving Obligations), each Grantor shall remain jointly and severally liable for any such deficiency.

13. Remedies Cumulative. Each right, power, and remedy of Collateral Agent as provided for in this Agreement or the other Notes Documents now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement and the other Notes Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Collateral Agent of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Collateral Agent of any or all such other rights, powers, or remedies.

14. Marshaling. Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

15. Indemnity. Without limitation of its indemnification obligations under the other Note Documents, each Grantor agrees to indemnify Collateral Agent and the other Secured Parties from and against all claims, lawsuits and liabilities (including reasonable attorneys’ fees) arising out of or resulting from this Agreement (including enforcement of this Agreement) or any other Notes Document to which such Grantor is a party in accordance with and to the extent set forth in Section 10.6 of the Indenture. This provision shall survive the termination of this Agreement and the Indenture and the repayment of the Secured Obligations.

16. Integration, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER NOTES DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Collateral Agent and each Grantor to which such amendment applies.

17. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Collateral Agent at its address specified in the Indenture, and to any of the Grantors at the notice address specified for Issuer in the Indenture, or as to any party, at such other address as shall be designated by such party in a written notice to the other party.

18. Continuing Security Interest; Assignments under Indenture. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Secured Obligations (other than Contingent Surviving Obligations) have been paid in full in accordance with the provisions of the Indenture, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Collateral Agent, and its permitted successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Secured Party may, in accordance with the provisions of the Indenture and the Notes, assign or otherwise transfer all or any portion of its rights and obligations under the Indenture and the Notes to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon payment in full of the Secured Obligations (other than Contingent Surviving Obligations) in accordance with the provisions of the Indenture, the Security Interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. The Collateral Agent (and each other holder of Secured Obligations by accepting the benefits of the Collateral) hereby irrevocably agrees that the Liens granted to the Collateral Agent by the Grantors on any Collateral shall be automatically released in accordance with Section 13.2 of the Indenture and Collateral Agent may otherwise release the Liens in the Collateral in accordance with the terms of the Indenture. At such time, upon receipt of the documents required pursuant to the Indenture, Collateral Agent will authorize the filing of appropriate termination statements to terminate such Security Interest and will otherwise execute such agreements, documents, notices and instruments as may be reasonably requested by Issuer and notices to any securities intermediaries, depository banks or escrow agents a party to any control or escrow agreement relating to the Collateral. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Indenture, any other Notes Document, or any other instrument or document executed and delivered by any Grantor to Collateral Agent nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Collateral Agent, nor any other act of the Secured Parties, or any of them, shall release any Grantor from any obligation, except a release or discharge executed in writing by Collateral Agent in accordance with the provisions of the Indenture. Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Collateral Agent and then only to the extent therein set forth. A waiver by Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Collateral Agent would otherwise have had on any other occasion. Notwithstanding the foregoing, the Liens granted to the Collateral Agent by the Grantors on any Collateral shall be automatically released: (a) to enable the sale or other disposition of such property or assets expressly permitted by the Indenture, (b) in the case of a Grantor that is Guarantor that is released from its Guarantee, the release of the property and assets of such Grantor, (c) upon legal defeasance or covenant defeasance of the Notes and (d) in accordance with any other Collateral Document, in each case, in accordance with the Indenture.

19. Survival. All representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the purchase of the Notes, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Collateral Agent or any Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time the Notes were purchased, and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any fee or any other amount payable under the Indenture and the Notes is outstanding and unpaid.

20. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR AND COLLATERAL AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 20(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH PARTY HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN CITY OF NEW YORK, BOROUGH OF MANHATTAN, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) NO CLAIM MAY BE MADE BY ANY PARTY HERETO AGAINST ANY GRANTOR, THE COLLATERAL AGENT, ANY OTHER SECURED PARTY, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, COLLATERAL AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND EACH GRANTOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

21. New Digital Asset Subsidiaries. Pursuant to Section 3.12 of the Indenture, the Digital Asset Subsidiary (whether existing on the date of this Agreement or formed acquired hereafter) of Issuer is required to enter into this Agreement by executing and delivering in favor of Collateral Agent a Joinder to this Agreement in substantially the form of Annex 1. Upon the execution and delivery of Annex 1 by such Digital Asset Subsidiary, such Digital Asset Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

22. Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to Collateral Agent, for the benefit of the Secured Parties.

23. Miscellaneous.

(a) This Agreement is a Notes Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. The words “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. “Electronic Signature” means an electronic symbol or process attached to a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Secured Party, or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

24. “Financial Assets” Election. All parties hereto agree that each item of Investment Property (as defined in the Code) and all Bitcoin and other Digital Assets and property held in or credited to any Bitcoin Escrow Account on or after the date of this Agreement (whether digital assets, Investment Property, financial assets, securities or instruments) including any private cryptographic keys relating to any property held in or credited to any Securities Account which a securities intermediary is in possession of, or shall come into possession of, shall be treated as a “financial asset” within the meaning of UCC §8-102(a)(9).

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

“Grantor”

PROCAP BTC, LLC

a Delaware limited liability company

By:	/s/ Anthony Pompliano
Name:	Anthony Pompliano
Title:	Chief Executive Officer

[Signatures Continued on Following Page]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

“Grantor”

PROCAP FINANCIAL, INC.

a Delaware corporation

By:	/s/ Anthony Pompliano
Name:	Anthony Pompliano
Title:	Chief Executive Officer

[Signatures Continued on Following Page]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

“Grantor”

COLUMBUS CIRCLE CAPITAL CORP. I

a Delaware corporation

By:	/s/ Anthony Pompliano
Name:	Anthony Pompliano
Title:	Chief Executive Officer

[Signatures Continued on Following Page]

“Collateral Agent”

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, solely in its capacity as Collateral Agent

By:	/s/ Brandon Bonfig
Name:	Brandon Bonfig
Title:	Vice President

[Signature Page to Collateral Agreement]

SCHEDULE 1

NAME; JURISDICTION; CHIEF EXECUTIVE OFFICE; TAX

IDENTIFICATION NUMBERS AND ORGANIZATIONAL NUMBERS

Name	Jurisdiction	Chief Executive Office	Tax Identification Number	Organizational Number
ProCap BTC, LLC	Delaware	500 Lexington Ave., Floor 2, New York, New York 10022	39-2667406	10222715
ProCap Financial, Inc.	Delaware	500 Lexington Ave., Floor 2, New York, New York 10022	39-2767031	10221089
Columbus Circle Capital Corp I	Delaware[1]	500 Lexington Ave., Floor 2, New York, New York 10022[2]	[To be provided following the Continuation]	[To be provided following the Continuation]

1 After giving effect to the Continuation. Prior to giving effect to the Continuation, Columbus Circle Capital Corp I’s jurisdiction was the Cayman Islands.

2 After giving effect to the Continuation. Prior to giving effect to the Continuation, Columbus Circle Capital Corp I’s jurisdiction was the Cayman Islands.

SCHEDULE 2

[Reserved]

SCHEDULE 3

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

Grantor	Jurisdiction
ProCap Financial, Inc.	Delaware
Columbus Capital Corp. I	Delaware
ProCap BTC, LLC	Delaware

ANNEX 1 TO COLLATERAL AGREEMENT FORM OF JOINDER

Joinder No. ____ (this “Joinder”), dated as of ____202___, to the Collateral Agreement, dated as of December 5, 2025 (as amended, amended and restated, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Collateral Agreement”), by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each, individually, a “Grantor”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“USB”) in its capacity as Collateral Agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to that certain (a) Indenture, of even date herewith (as amended, amended and restated, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Indenture”), by and among PROCAP FINANCIAL, INC., a Delaware corporation (“Issuer”), the other Guarantors party thereto, USB, as trustee (in such capacity, “Trustee”) and Collateral Agent and (b) the 0.00% convertible senior secured notes due 2028 (the “Notes”) issued pursuant to the Indenture;

WHEREAS, initially capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agreement or, if not defined therein, in the Indenture, and this Joinder shall be subject to the rules of construction set forth in Section 1(b) of the Collateral Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis;

WHEREAS, Grantors have entered into the Collateral Agreement in order to induce the Holders to purchase the Notes as provided for in the Indenture and the other Notes Documents;

WHEREAS, pursuant to Section 3.12 of the Indenture and Section 21 of the Collateral Agreement, certain Subsidiaries of Issuer, must execute and deliver certain Notes Documents, including the Collateral Agreement, and the joinder to the Collateral Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Joinder in favor of Collateral Agent, for the benefit of the Secured Parties; and

WHEREAS, each New Grantor (a) is a Digital Asset Subsidiary of Issuer and, as such, will benefit by virtue of the issuance of the Notes pursuant to the Indenture, and (b) by becoming a Grantor will benefit from certain rights granted to the Grantors pursuant to the terms of the Notes Documents.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:

1. In accordance with Section 21 of the Collateral Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Collateral Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Collateral Agreement applicable to it as a “Grantor” thereunder, and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct in all material respects on and as of the date hereof (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date)). In furtherance of the foregoing, each New Grantor hereby unconditionally grants, assigns, and pledges to Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest in and to all of such New Grantor’s right, title and interest in and to the Collateral (as defined in Section 3 of the Collateral Agreement). Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include each New Grantor. The Collateral Agreement is incorporated herein by reference.

2. Schedule 1, “Name; Jurisdiction; Chief Executive Office; Tax Identification Numbers and Organizational Numbers”, Schedule 2, “Deposit Accounts and Securities Accounts”, and Schedule 3, “List of Uniform Commercial Code Filing Jurisdictions”, attached hereto supplement Schedule 1, Schedule 2 and Schedule 3 respectively, to the Collateral Agreement and shall be deemed a part thereof for all purposes of the Collateral Agreement.

3. Each New Grantor authorizes Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (a) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (b) describing the Collateral as being of equal or lesser scope or with greater detail, or (c) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each New Grantor also hereby ratifies any and all financing statements or amendments previously filed by Collateral Agent in any jurisdiction in connection with the Notes Documents and agrees to cause the filing of the documents necessary to perfect the security interest in the Collateral of such New Grantor.

4. Each New Grantor represents and warrants to Collateral Agent that this Joinder has been duly executed and delivered by such New Grantor and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5. This Joinder is a Notes Document. This Joinder may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Joinder. Delivery of an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Joinder. The words “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. “Electronic Signature” means an electronic symbol or process attached to a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Any party delivering an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Joinder but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Joinder.

6. The Collateral Agreement, as supplemented hereby, shall remain in full force and effect.

7. THIS JOINDER SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, AND JURY TRIAL WAIVER, SET FORTH IN SECTION 20 OF THE COLLATERAL AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

8. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities of the Collateral Agent set forth in the Indenture and the other Notes Documents.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Collateral Agreement to be executed and delivered as of the day and year first above written.

NEW GRANTORS:

[Name of New Grantor]

By:
Name:
Title:

[Name of New Grantor]

By:
Name:
Title:

COLLATERAL AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, solely in its capacity as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO JOINDER NO. ____ TO COLLATERAL AGREEMENT]

Exhibit 19.1

ProCap Financial, Inc.

Insider Trading Policy

Section 1. All Employees, Officers, Directors and their Family Members and Affiliates Are Subject to this Policy. This Insider Trading Policy (“Policy”) applies to all employees, directors, officers and consultants (each a “Covered Party”) of ProCap Financial, Inc., a Delaware corporation (the “Company”), their family members and entities over which such individuals have or share voting or investment control. This Policy also applies to any other person who receives material nonpublic information (as defined below) from any Company insider, or is otherwise designated by the Chief Legal Officer (as defined below). For purposes of this Policy, “family members” include immediate family, people who live with you or are financially dependent on you, and family members who live elsewhere but whose transactions in securities are directed by you or are subject to your influence or control. For the purposes of this Policy, an “officer” means an “officer” as defined under Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Every director, officer and employee of the Company has the individual responsibility (and must take appropriate measures to cause such person’s family members) to comply with this Policy regardless of whether a transaction is executed outside a blackout period or is pre-cleared by the Chief Legal Officer. The restrictions and procedures are intended to help avoid inadvertent instances of improper insider trading, but appropriate judgment should always be exercised by each director, officer and employee of the Company in connection with any transaction in the Company’s securities. Employees, officers and directors of the Company are responsible for ensuring compliance with this Policy by their family members.

This Policy continues to apply following termination of employment or other relationship with the Company until after the second trading day that any material non-public information in your possession has become public or is no longer material. Each employee, officer, consultant and director is personally responsible for the actions of their family members and other persons with whom they have a relationship who are subject to this Policy, including any pre-clearances required.

As used in this Policy, the term “trading day” shall mean a day on which The Nasdaq Stock Market LLC (“Nasdaq”) or the primary quotation system or national securities exchange on which the Company’s common stock is then traded or listed is open for trading. As used in this Policy, the term “business day” shall mean a day on which the Securities and Exchange Commission (the “SEC”)’s EDGAR system will receive and accept filings.

Section 2. Trading in Company Securities While in Possession of Material Nonpublic Information is Prohibited. The purchase or sale of securities by any person who possesses material nonpublic information is a violation of U.S. federal and state securities laws. It is important to avoid the appearance as well as the fact of trading based on material nonpublic information.

1

No person subject to this Policy who is aware of material nonpublic information relating to the Company may, directly or indirectly (through family members, other persons, entities or otherwise), buy, sell or otherwise trade in the securities of the Company, or advise anyone else to do so other than pursuant to a trading plan that complies with Rule 10b5-1 promulgated by the SEC and is implemented in accordance with Section 9 of this Policy, or as specifically exempted in Section 10(B) of this Policy, or otherwise engage in any action to take personal advantage of that information during any period commencing on the date that the person possesses material nonpublic information and ending at the close of business on the second trading day following the date of public disclosure of such information, or at such time as such nonpublic information is no longer material. For purposes of this Policy, the term “trade” includes any transaction in the Company’s securities, including gifts and pledges.

Each person subject to this Policy may, from time to time, have to forego a proposed transaction even if they planned to make the transaction before learning material nonpublic information and even if they may suffer economic loss or forego anticipated profit by waiting.

Section 3. Trading in Other Public Companies’ Securities While in Possession of Material Nonpublic Information is Prohibited. No person subject to this Policy who possesses material nonpublic information relating to other publicly traded companies, including our vendors, customers and partners, as a result of employment with the Company or the performance of services on our behalf may, directly or indirectly (through family members, other persons, entities or otherwise), buy or sell securities of such companies, or advise anyone else to do so, or otherwise engage in any action to take personal advantage of that information. Civil and criminal penalties and termination of employment or removal from our Board of Directors (the “Board of Directors”) may result from trading on inside information regarding the Company’s business partners. All Company employees should treat material nonpublic information about the Company’s business partners with the same care required with respect to information related directly to the Company.

Section 4. Certain Types of Transactions Are Prohibited.

A. Short Sales. Short sales of the Company’s securities, including a “sale against the box,” are prohibited, as short sales evidence the seller’s expectation that the Company’s securities will decline in value, signal to the market that the seller has no confidence in the Company or its short-term prospects and may reduce the seller’s incentive to improve the Company’s performance. In addition, Section 16(c) of the Exchange Act expressly prohibits certain officers and directors from engaging in short sales.

B. Publicly Traded Options. Transactions in puts, calls or other derivative securities involving the Company’s stock are prohibited, as any such transaction is, in effect, a bet on the short-term movement of the Company’s stock, creates the appearance of trading based on inside information and may focus attention on short-term performance at the expense of the Company’s long-term objectives.

C. Hedging Transactions. Hedging or monetization transactions (including, but not limited to, zero-cost collars, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments) are prohibited, as such transactions allow you to continue to own securities of the Company without the full risks and rewards of ownership. When that occurs, your interests and the interests of the Company and its stockholders may be misaligned and may signal a message to the trading market when disclosed in Section 16 reports that may not be in the best interests of the Company and its stockholders at the time it is conveyed.

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D. Margin Accounts and Pledges. Directors, officers and other employees are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan, as such securities may be traded without your consent (for failing to meet a margin call or if you default on the loan) at a time when you possess material nonpublic information or otherwise are not permitted to trade. An exception to the foregoing prohibition on pledging Company securities may be granted with the approval of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee of the Board where a person wishes to pledge securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities; provided that any person who wishes to pledge Company securities as collateral for a loan must further submit a request for approval to the Chief Legal Officer at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.

E. Standing Orders. Standing orders should be used only for a very brief period of time. A standing order placed with a broker or other nominee to sell or purchase stock at a specified price leaves an employee, officer or director of the Company with no control over the timing of the transaction. A standing order transaction executed by the broker or other nominee when such employee, officer or director of the Company is aware of material nonpublic information may result in unlawful insider trading.

F. Gifts. Because charitable and other nonprofit organizations may sell securities given to them very soon after receiving them, and because there is also the potential for manipulation (or perceived manipulation) by the donor to gain a larger tax deduction by donating securities before the release of material negative news, charitable gifts may not be made at a time when the donor is aware of material nonpublic information.

Section 5. Sharing Material Nonpublic Information is Prohibited. No person subject to this Policy who possesses material nonpublic information relating to the Company or any other publicly traded companies may directly or indirectly (through family members, other persons, entities or otherwise) pass that information on to others outside the Company, including friends, family or other acquaintances (referred to as “tipping”), until such information has been disseminated to the public. You must treat material nonpublic information about our business partners with the same care required with respect to such information related directly to the Company.

Tipping includes passing information under circumstances that could suggest that you were trying to help another profit or avoid a loss. Exercise care when speaking with others who do not “need to know,” even if they are subject to this Policy, as well as when communicating with family, friends and others not associated with the Company. To avoid the appearance of impropriety, refrain from discussing our business or prospects or making recommendations about buying or selling our securities or the securities of other companies with which we have a relationship. Inquiries about the Company should be directed to our internal Corporate Communications team.

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Section 6. Recommendations Regarding Trading in Company Securities are Prohibited. No person subject to this Policy may make recommendations or express opinions on trading in the Company’s securities while in possession of material nonpublic information, except to advise others not to trade in the Company’s securities if doing so might violate the law or this Policy.

Section 7. Only Designated Company Spokespersons Are Authorized to Disclose Material Nonpublic Information. U.S. federal securities laws prohibit the Company from selectively disclosing material nonpublic information. The Company has established procedures for releasing material information in a manner that is designed to achieve broad dissemination of the information immediately upon its release. Employees may not, therefore, disclose material nonpublic information to anyone outside the Company, including family members and friends, other than in accordance with those established procedures. Any inquiries about the Company should be directed to our internal Corporate Communications team. Additionally, the Company’s legal advisors will be involved in handling legal matters that may involve certain disclosures.

Section 8. Employees Must Follow Company Guidelines Pertaining to Electronic Communications. Employees must follow the Company’s Disclosure and Regulation FD Policy before participating in any Internet electronic communication forums concerning the Company.

Section 9. Rule 10b5-1 Trading Plans. SEC Rule 10b5-1 provides an affirmative defense from insider trading liability under the federal securities laws for trading plans that meet certain requirements. It does not prevent someone from bringing a lawsuit. This Policy permits individuals to adopt SEC Rule 10b5-1 trading plans with brokers that outline a pre-set plan for transacting in the Company’s securities, including the exercise of equity awards.

As required by SEC Rule 10b5-1, a director, officer or other employee of the Company may implement, amend or terminate a trading plan under SEC Rule 10b5-1 only when the individual is not in possession of material nonpublic information and provided that such individual and trading plan comply with the provisions under Appendix I hereto.

Any Covered Party who wishes to implement a trading plan under SEC Rule 10b5-1 must first pre-clear the plan with the Chief Legal Officer at least four (4) full trading days prior to the entry into the plan, and must also pre-clear any amendment to such plan and any termination of a plan in advance of its expiration date, with the Chief Legal Officer. Except as set forth above, no further pre-approval of transactions conducted pursuant to trading plan under SEC Rule 10b5-1 will be required. The terms of any trading plan under SEC Rule 10b5-1 adopted by an officer or director of the Company must be publicly disclosed by the Company in accordance with Item 408 of Regulation S-K promulgated by the SEC.

Establishing a trading plan under SEC Rule 10b5-1 does not exempt transactions from the short-swing profit provisions of Section 16 of the Exchange Act.

Section 10. Other Transactions in Company Securities.

A. General Rule. This Policy applies to all transactions in the Company’s securities, including any securities the Company may issue from time to time, such as preferred stock, warrants and convertible debentures, as well as to derivative securities relating to the Company’s stock, whether or not issued by the Company, such as exchange-traded options.

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B. Exclusions.

1. Equity Award Exercise. The trading restrictions set forth in this Policy do not apply to the exercise of stock options or other equity awards for cash under the Company’s equity incentive plans, including any net exercise of an equity award pursuant to which you have elected to have the Company withhold shares of stock to satisfy tax-withholding requirements or the exercise price of the equity award, to be exempt from this Policy. This Policy does apply, however, to all sales of securities acquired through the exercise of stock options or other equity awards, including “same-day sale” or cashless exercise of Company stock options.

2. Restricted Stock Awards; Restricted Stock Unit Awards. This Policy does not apply to the vesting of restricted stock or restricted stock units or the exercise of a tax-withholding right pursuant to which an individual elects to have the Company withhold shares of stock to satisfy tax-withholding requirements upon the vesting of any restricted stock or restricted stock units. The Policy does apply, however, to any market sale of stock or restricted stock.

3. 401(k) Plan. This Policy does not apply to purchases of Company stock in the Company’s 401(k) plan resulting from periodic contributions of money to the plan pursuant to payroll deduction elections. This Policy does apply, however, to certain elections that may be made under the 401(k) plan, including: (a) an election to increase or decrease the percentage of periodic contributions that will be allocated to the Company stock fund, if any; (b) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund; (c) an election to borrow money against a 401(k) plan account if the loan will result in a liquidation of some or all of a participant’s Company stock fund balance; and (d) an election to pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund.

4. Employee Stock Purchase Plans. The trading restrictions set forth in this Policy do not apply to purchases of Company securities pursuant to the employee’s advance instructions under employee stock purchase plans. However, no alteration to instructions regarding the level of withholding or the purchase of Company securities in such plans is permitted while in the possession of material nonpublic information. Any sale of securities acquired under such plans remains subject to the prohibitions and restrictions of this Policy.

5. Dividend Reinvestment Plans. This Policy does not apply to purchases of Company stock under any dividend reinvestment plan of the Company resulting from reinvestment of dividends paid on Company securities. This Policy does apply, however, to voluntary purchases of Company stock that result from additional contributions a participant chooses to make to the plan, and to a participant’s election to participate in the plan or increase the participant’s level of participation in the plan. This Policy also applies to the participant’s sale of any Company stock purchased pursuant to the plan.

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Section 11. Directors and Section 16 Officers Are Subject to Additional Restrictions.

A. Section 16 Insiders. The Company’s directors and certain officers (“Section 16 Insiders”) are subject to the reporting provisions and trading restrictions of Section 16 of the Exchange Act and the underlying rules and regulations promulgated by the SEC.

B. Section 16 Liability. The Company’s directors and certain officers must also comply with the reporting obligations and limitations on short-swing profit transactions set forth in Section 16 of the Exchange Act. The practical effect of these provisions is that these officers and directors who purchase and sell the Company’s securities in non-exempt transactions (under Section 16 of the Exchange Act) within a six-month period must disgorge all profits to the Company whether or not they had knowledge of any material nonpublic information. Under these provisions, and so long as certain other criteria are met, neither the receipt of stock or stock options under the Company’s stock plans, nor the exercise of options or the receipt of stock under a Company dividend reinvestment plan or the Company’s 401(k) retirement plan is deemed a purchase that can be matched against a sale for Section 16(b) short-swing profit disgorgement purposes; however, the sale of any such shares so obtained is a sale for these purposes. The rules on recovery of short-swing profits are absolute and do not depend on whether a person has material nonpublic information.

C. Additional Restrictions. Section 16 Insiders (and other Covered Parties) are subject to the additional restrictions, including, but not limited to, pre-clearance of trades, set forth in Appendix II hereto.

Section 12. Suspected Policy Violations Must Be Reported. Any person who violates this Policy, the Company’s Disclosure and Regulation FD Policy or any federal or state laws governing insider trading or knows of or suspects any such violation by any other person must report the violation immediately to the Chief Legal Officer. Upon learning of any such violation, the Chief Legal Officer will determine whether the Company should release any material nonpublic information or whether the Company should report the violation to the SEC or other appropriate governmental authority. The Company will comply with all requests from the SEC, The Financial Industry Regulatory Authority, Inc., Nasdaq and any other quotation system or national securities exchange on which the Company’s common stock is then traded or listed, and other agencies for information related to insider trading investigations.

Section 13. Insider Trading Chief Legal Officers. Unless the Board of Directors provides otherwise, the Company’s Chief Financial Officer (the “Chief Financial Officer”) shall act as the Company’s initial Insider Trading Chief Legal Officer (“Chief Legal Officer”); provided, however, that if the Chief Financial Officer is a party to a proposed trade, transaction or inquiry relating to this Policy, the Company’s Chief Executive Officer (the “Chief Executive Officer”) shall act as the Chief Legal Officer with respect to such proposed trade, transaction or inquiry. The Chief Legal Officer may delegate their authority to act as the Chief Legal Officer as they deem necessary or appropriate in their discretion. The duties of the Chief Legal Officer and his/her delegees may include the following:

●	Administering, monitoring and enforcing compliance with the Policy.

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●	Responding to all inquiries relating to this Policy and its procedures.

●	Designating and announcing special trading blackout periods during which no employees may trade in Company securities.

●	Providing copies of this Policy and other appropriate materials to all current and new directors, officers, employees and such other persons as the Chief Legal Officer determines have access to material nonpublic information concerning the Company.

●	Administering, monitoring and enforcing compliance with federal and state insider trading laws and regulations.

●	Assisting in the preparation and filing of all required SEC reports relating to trading in Company securities, including, without limitation, Forms 3, 4, 5 and 144 and Schedules 13D and 13G.

●	Maintaining as Company records originals or copies of all documents required by the provisions of this Policy or the procedures set forth herein, and copies of all required SEC reports relating to insider trading, including, without limitation, Forms 3, 4, 5 and 144 and Schedules 13D and 13G.

●	Revising the Policy as necessary to reflect changes in federal or state insider trading laws and regulations.

The Chief Legal Officer may designate one or more individuals who may perform the Chief Legal Officer’s duties under this Policy in the event that a Chief Legal Officer is unable or unavailable to perform such duties.

Section 14. Definition of “Material Nonpublic Information.”

A. “Material.” Information about the Company is “material” if it would be expected to affect the investment decisions to buy, hold or sell voting decisions of a reasonable stockholder or investor or if the disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about the Company. In simple terms, material information is any type of information that could reasonably be expected to affect the market price of the Company’s securities or an investor’s decision to buy or sell the Company’s securities. Both positive and negative information may be material. While it is not possible to identify all information that would be deemed material, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information may include:

●	Financial performance, especially quarterly and year-end operating results, and significant changes in financial performance or liquidity.

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●	Projections of future earnings or losses, or other earnings guidance, and any changes to previously announced earnings guidance or any decision to suspend earnings guidance.

●	Communications with government agencies, such as the SEC.

●	Company projections and strategic plans.

●	New major contracts, suppliers or finance sources or the loss thereof.

●	Development or release of a significant new service.

●	Major discoveries or significant changes or developments in products or product lines, research or technologies.

●	Important business developments such as trial and study results or developments regarding strategic collaborators.

●	Significant pricing or cost changes.

●	Issuance of patents or the acquisition or disposition of other material intellectual property rights.

●	Regulatory changes, actions, approvals or rejections or material correspondence from regulatory bodies.

●	Impending bankruptcy or financial liquidity problems.

●	Defaults on borrowings.

●	Gain or loss of a significant customer or supplier.

●	Significant expansion or curtailment of operations.

●	Significant write-downs in assets or increases or decreases in revenues.

●	News of or developments in any potential mergers or acquisitions, the sale of Company assets or subsidiaries, tender offer or major partnering, joint venture or collaboration agreements.

●	Changes in management or the Board of Directors.

●	Significant labor disputes or negotiations.

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●	A change in auditors or notification that an auditor’s report may no longer be relied upon.

●	A significant cybersecurity incident.

●	Significant changes in the Company’s capital structure or distribution policies.

●	Stock splits, stock repurchase programs, public or private securities/debt offerings or changes in Company dividend policies or amounts.

●	Actual or threatened major litigation, or the resolution of such litigation.

●	The imposition of an event-specific restriction on trading in Company securities or the securities of another company or the extension or termination of such restriction.

B. “Nonpublic.” Material information is “nonpublic” if it has not been widely disseminated to the general public through a report filed with the SEC or through major newswire services, national news services or financial news services, a broadcast on widely available radio or television programs or publication in a widely available newspaper, magazine or news website. For purposes of this Policy, information will be considered public after the close of trading on the second full trading day following the Company’s widespread public release of the information. For purposes of this Policy, if such public disclosure occurs on a trading day before the markets close, then that day shall be considered the first trading day. If such public disclosure occurs after the markets close on a trading day, then the date of public disclosure shall not be considered the first trading day following the date of public disclosure.

C. Consult Chief Legal Officer When in Doubt. Any employees who are unsure whether the information that they possess is material or nonpublic must consult the Chief Legal Officer for guidance before trading in any Company securities.

Section 15. Trading Blackout Period. To ensure compliance with this Policy and applicable securities laws, and to avoid even the appearance of trading on the basis of inside information, the Company requires that Covered Parties are subject to a blackout period (as defined below) prohibitions because of their access to the Company’s internal financial statements or other material nonpublic information regarding the Company’s performance during annual and quarterly fiscal periods (such individuals collectively referred to herein as the “Designated Insiders”), and Family Members of the foregoing refrain from conducting transactions involving the purchase or sale of the Company’s securities during the blackout periods established below. Each of the following periods will constitute a “blackout period”:

The period commencing on the 16th day of the last month of a fiscal quarter and ending at the close of business on the second trading day following the date of public disclosure of the Company’s financial results for such fiscal quarter. If such public disclosure occurs after the markets close on a trading day, then the date of public disclosure shall not be considered the first trading day following the date of public disclosure.

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In addition to the blackout periods described above, the Company may announce “special” blackout periods from time to time if, in the judgment of the Chief Executive Officer or the Chief Legal Officer, there are nonpublic developments that would be considered material for insider trading law purposes, such as, among other things, developments relating to regulatory matters, litigation or a major corporate transaction. Depending on the circumstances, a “special” blackout period may apply to all Designated Insiders or only to a specific group of Designated Insiders. The Chief Legal Officer will provide written notice to Designated Insiders subject to a “special” blackout period. Any person made aware of the existence of a “special” blackout period should not disclose the existence of the “special” blackout period to any other person. The failure of the Company to designate a person as being subject to a “special” blackout period will not relieve that person of the obligation not to trade while the person is aware of any material nonpublic information concerning the Company. As used in this Policy, the term “blackout period” shall mean all periodic blackout periods and all “special” blackout periods announced by the Company.

The purpose behind the blackout period is to help establish a diligent effort to avoid any improper transactions. Trading in the Company’s securities outside a blackout period should not be considered a “safe harbor,” and all directors, officers and employees of the Company and other persons subject to this Policy should use good judgment at all times. Even outside a blackout period, any person possessing material nonpublic information concerning the Company should not engage in any transactions in the Company’s securities until such information has been known publicly for at least two trading days after the date of announcement. Although the Company may from time to time impose “special” blackout periods because of developments known to the Company and not yet disclosed to the public, each person is individually responsible at all times for compliance with the prohibitions against insider trading.

Transactions effected pursuant to a trading plan under SEC Rule 10b5-1 implemented in accordance with this Policy are not subject to blackout periods.

Section 16. Violations of Insider Trading Laws or this Policy can Result in Severe Consequences.

A. Liability for Insider Trading. The consequences of prohibited insider trading or tipping can be severe. Persons violating insider trading or tipping rules may be subject to an SEC civil investigation, cease-and-desist order or other administrative action, and incur federal and state law penalties and sanctions, including, but not limited to: (1) jail sentences; (2) criminal fines; (3) civil penalties; (4) SEC civil enforcement injunctions; (5) administrative sanctions; and (6) a permanent bar from serving as an officer or director of a public company.

There is no de minimis exception to the rule against insider trading. Use of inside information to gain personal benefit is as illegal with respect to one share of stock as it is with respect to a large number of shares.

B. Any employee, officer or director of the Company who tips (“tippers”) a third party (commonly referred to as a “tippee”) may also be liable for improper transactions by tippees to whom they have tipped material nonpublic information regarding the Company or to whom they have made recommendations or expressed opinions on the basis of such information as to trading in the Company’s securities. Tippers and tippees would be subject to the same penalties and sanctions as described above, and the SEC has imposed large penalties even when the tipper or tippee did not profit from the trading. The SEC and the national securities exchanges use sophisticated electronic surveillance techniques to assess and uncover insider trading.

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C. Control Persons. The Company and/or the supervisors of the person violating the rules, if they fail to take appropriate steps to prevent insider trading, may in certain circumstances be subject to major civil or criminal penalties.

D. Company Discipline. Violation of this Policy or federal or state insider trading laws by any director, officer or employee may subject the director to removal proceedings and the officer or employee to disciplinary action by the Company, including termination for cause and, in appropriate cases, civil legal action or referral for regulatory or criminal prosecution.

Section 17. This Policy Is Subject to Revision. The Company may change the terms of this Policy from time to time and reserves the right to amend, supplement or discontinue this Policy and the matters addressed herein without prior notice at any time. The Company anticipates that modifications to this Policy will be necessary from time to time, as the Company’s needs and circumstances evolve and to respond to developments in law and practice, and will take steps to inform all affected persons of any material changes. The Nominating and Corporate Governance Committee of the Board of Directors will be responsible for monitoring and recommending any modification to this Policy, if necessary or advisable, to the Board of Directors.

Section 18. All Persons Must Acknowledge Their Agreement to Comply with this Policy. The Policy will be available on the Company’s internal website. Upon first receiving a copy of the Policy or any revised versions, each such person shall be requested to sign an acknowledgment that they have received a copy and agree to comply with the Policy’s terms. This acknowledgment and agreement will constitute consent for the Company to impose sanctions for violation of this Policy and to issue any necessary stop-transfer orders to the Company’s transfer agent to enforce compliance with this Policy.

Section 19. Additional Information. Nothing in this Policy creates or implies an employment contract or term of employment. Employment at the Company is employment at-will unless otherwise expressly provided in an employment contract signed by the employee and the Chief Executive Officer (or another authorized officer of the Company). Employment at-will may be terminated with or without cause and with or without notice at any time by the employee or the Company. Nothing in this Policy shall limit the right to terminate employment at-will. No one other than the Chief Executive Officer is authorized to change this at-will employment relationship, or to enter into an agreement to employ employees for a specified period of time. If the Chief Executive Officer makes this kind of different agreement with an employee, it will not be effective unless it is in writing, clearly states that the at-will employment relationship is changed and is signed by the employee and the Chief Executive Officer (or another authorized officer of the Company).

Section 20. Amendments. This Policy will be subject to the periodic review of the Board of Directors. The Company anticipates that modifications to this Policy will be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Company reserves the right to amend, supplement or discontinue this Policy and the matters addressed herein, without prior notice, at any time. However, employees are expected to adhere to this Policy and the procedures established under it until they receive any contrary instruction from the Chief Legal Officer.

Adopted on December 5, 2025

Effective as of December 5, 2025

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APPENDIX I

Rule 10b5-1 Plan Guidelines

Any officer, director or other employee of the Company (a “participant”) adopting a trading plan (the “Plan”) under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each such Plan must meet the following requirements.

1.	The Plan must be a written plan or binding agreement entered into with a national brokerage firm or other financial professional reasonably acceptable to the Company.

2.	The Plan must clearly state that both the Plan participant and the brokerage firm intend that all transactions will comply with Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”).

3.	The Plan must include a representation by the participant to the Company at the time of adoption or modification of the Plan that: (i) the participant is not aware of any material nonpublic information about the Company or Company securities, and (ii) the participant is adopting the Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act.

4.	The participant is solely responsible for determining Plan compliance with Rule 10b5-1 and other applicable laws and regulations. Pre-clearance of the Plan by the Company should not be characterized or understood to signify consent, approval or a legal opinion as to the Plan’s effectiveness or the participant’s compliance with Rule 10b5-1. None of the Company, the Chief Legal Officer or any of the Company’s officers, employees or other representatives shall be deemed, solely by their authorization of a Plan on behalf of the Company, to have assumed any liability or responsibility to the participant or any other party if such Plan fails to comply with Rule 10b5-1.

5.	The Plan must: (i) specify the amount of securities to be purchased or sold and the price at which and the date on which the securities are to be purchased or sold, or (ii) include a written formula, algorithm or computer program for determining the amount of securities to be purchased or sold and the price at which and the date on which the securities are to be purchased or sold. In any case, the Plan must prohibit the participant and any other person who possesses material nonpublic information concerning the Company from exercising any subsequent influence over how, when or whether to effectuate purchases or sales.

6.	The Plan must be adopted while the Company is not in a blackout period.

7.	For Plan participants that are officers and directors, no transaction may take place under the Plan until the later of (a) 90 days after adoption or modification (as specified in Rule 10b5-1) of the Plan, or (b) two business days following the disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the fiscal quarter (or the Company’s fourth fiscal quarter in the case of a Form 10-K) in which the Plan was adopted or modified (as specified in Rule 10b5-1), in all cases not to exceed 120 days after adoption or modification of the Plan.

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8.	For Plan participants other than officers and directors, no transaction may take place under the Plan until 30 days following the adoption or modification (as specified in Rule 10b5-1) of the Plan.

9.	Subject to certain limited exceptions specified in Rule 10b5-1, Plan participants may not have more than one Plan outstanding at the same time.

10.	The Plan participant may not be at the time of entering into the Plan and may not during the term of the Plan become a party to a corresponding or hedging transaction involving Company securities.

11.	The Plan participant must cooperate with the Company’s decisions regarding public disclosure of the Plan. If the Plan participant is a director or officer, the Plan participant (i) acknowledges that the Company and such director or officer must make certain disclosures in SEC filings concerning the Plan, and (ii) must promptly provide any information requested by the Company regarding the Plan (including any amendment or termination thereof) for the purpose of providing the required disclosures or any other disclosures that the Company deems to be required or appropriate under the circumstances.

12.	Although modifications to the Plan are not prohibited, the Plan should be adopted with the intention that it will not be amended, modified or terminated prior to its expiration.

13.	The Plan must provide for multiple transactions (as opposed to a single transaction); provided that Plan participants may, subject to certain limited exceptions specified in Rule 10b5-1, adopt one Plan that provides for a single transaction in any consecutive 12-month period.

14.	The Plan must provide for same-day confirmation (by e-mail) by the financial institution to one or more individuals specified by the Company of each transaction made under the Plan, and of any proposed modification, amendment or termination of the Plan.

15.	If required with respect to a transaction under the Plan, an SEC Form 144 will be filled out and filed by the participant or the participant’s brokerage firm in accordance with the existing rules regarding Form 144 filings. For directors and officers, Form 4s should be filed timely with respect to transactions under the Plan. A similar footnote should be included in the Form 4 as outlined above.

16.	The Plan must provide for the suspension of all transactions under such Plan in the event that the Company, in its sole discretion, deems such suspension necessary and advisable, including suspensions necessary to comply with trading restrictions imposed in connection with any lock-up agreement required in connection with a securities issuance transaction or other similar events.

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APPENDIX II

Special Restrictions on Transactions in Company Securities

by Section 16 Insiders and other Covered Parties

To minimize the risk of apparent or actual violations of the rules governing insider trading, we have adopted these special restrictions relating to transactions in our securities by Section 16 Insiders. Section 16 Insiders are responsible for ensuring compliance with this Appendix II, including restrictions on all trading during certain periods by family members and members of their households and by entities over which they exercise voting or investment control. Section 16 Insiders should provide each of these persons or entities with a copy of this Policy.

Section 1. Trade Pre-Clearance Required. As part of this Policy, all purchases and sales of equity securities of the Company by a Covered Party, other than transactions that are not subject to the Policy or transactions pursuant to a Rule 10b5-1 trading plan authorized by the Chief Legal Officer, must be pre-cleared by the Chief Legal Officer. This requirement is intended to prevent inadvertent Policy violations, avoid trades involving the appearance of improper insider trading, facilitate timely Form 4 reporting by Section 16 Insiders and avoid transactions that are subject to disgorgement under Section 16(b) of the Exchange Act.

Requests for pre-clearance must be submitted via email to the Chief Legal Officer at least four (4) business days in advance of each proposed transaction. If the Covered Party does not receive a response from a Chief Legal Officer within twenty four (24) hours, the Section 16 Insider must follow up to ensure that the message was received. Each Covered Party request for pre-clearance should include the nature of the proposed transaction and the expected date of the transaction. In addition, each request by a Covered Party for pre-clearance should also include the following information:

●	Number of shares involved;

●	If the transaction involves a stock option exercise, the specific option to be exercised; and

●	Contact information for the broker who will execute the transaction.

Once the proposed transaction is pre-cleared, the Covered Party may proceed with it on the approved terms; provided that the Covered Party complies with all other securities law requirements, such as Rule 144 and prohibitions regarding trading on the basis of inside information, and with any special trading blackout imposed by the Company prior to the completion of the trade.

Neither the Company nor the Chief Legal Officer: (a) will have any liability for any delay in reviewing or refusal of a pre-clearance request, or (b) assumes any liability for the legality or consequences of any transaction that is the subject of a pre-clearance request to the party requesting such pre-clearance.

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Section 2. Pre-Clearance of Rule 10b5-1 Plans Required. Pre-clearance is required for the establishment of a Rule 10b5-1 trading plan at least four (4) full trading days prior to entry into, modification of or termination of the plan. However, pre-clearance will not be required for individual transactions effected pursuant to a pre-cleared Rule 10b5-1 trading plan. All Section 16 Insiders must immediately report the results of transactions effected under a trading plan to the Chief Legal Officer since they will be reportable on Form 4 within two (2) business days following the execution of the trade, subject to an extension of not more than two (2) additional business days where the Section 16 Insider is not immediately aware of the execution of the trade. Notwithstanding the foregoing, any transactions by the Chief Legal Officer, or a delegee of the Chief Legal Officer under this Policy, shall be subject to pre-clearance by the Chief Executive Officer. Pre-clearance of a plan by the Company should not be characterized or understood to signify consent, approval or a legal opinion as to the plan’s effectiveness or the participant’s compliance with Rule 10b5-1.

Section 3. Hardship Exemptions. The Chief Legal Officer may, on a case-by-case basis, authorize a transaction in securities of the Company during a regular, quarterly blackout period (but in no event during a special blackout period) due to financial or other hardship. Any request for a hardship exemption must be in writing and must describe the amount and nature of the proposed transaction and the circumstances of the hardship. The Section 16 Insider requesting the hardship exemption must also certify to the Chief Legal Officer within two (2) business days prior to the date of the proposed trade that such insider is not in possession of material nonpublic information concerning the Company. The existence of the foregoing procedure does not in any way obligate the Chief Legal Officer to approve any hardship exemption requested by a Section 16 Insider.

Section 4. Brokers. All Section 16 Insiders must ensure that their broker does not execute any transaction for the Section 16 Insider (other than under a previously authorized Rule 10b5-1 trading plan) until the broker has verified with the Chief Legal Officer that the transaction has been pre-cleared.

Section 5. Reporting of Transactions Required. To facilitate timely reporting under Section 16 of the Exchange Act, Section 16 Insiders are required to, on the same day as the trade date or, with respect to transactions effected pursuant to a Rule 10b5-1 plan, on the day the Section 16 Insider is advised of the terms of the transaction: (a) report the details of each transaction to the Chief Legal Officer, and (b) arrange with persons whose trades must be reported by the Section 16 Insider under Section 16 of the Exchange Act (such as immediate family members living in the Section 16 Insider’s household) to immediately report directly to the Company and to the Section 16 Insider the following transaction details:

●	Transaction date (trade date);

●	Number of shares involved;

●	Price per share at which the transaction was executed (before addition or deduction of brokerage commission and other transaction fees);

●	For stock option exercises, the specific option exercised;

●	Contact information for the broker who executed the transaction; and

●	Specific representation that the Section 16 Insider is not in possession of material non-public information.

The transaction details must be reported to the Chief Legal Officer, with copies to the Company’s personnel who will assist the Section 16 Insider in preparing their Form 4.

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Exhibit 21.1

ProCap Financial, Inc. Subsidiaries

1.	ProCap BTC, LLC, a Delaware limited liability company

2.	Columbus Circle Capital Corp. I, Inc., a Delaware corporation

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-293165) of ProCap Financial, Inc., of our report dated February 18, 2026 with respect to the audited consolidated financial statements of ProCap Financial, Inc. and its subsidiaries for the period from June 17, 2025 (inception) through December 31, 2025, appearing in this Annual Report on Form 10-K.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 18, 2026

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Pompliano, certify that:

1.	I have reviewed this Annual Report on Form 10-K for the fiscal year ended December 31, 2025 of ProCap Financial, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	[Omitted pursuant to Exchange Act Rules 13a-14(a) and 15d-15(a)];

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: February 18, 2026	By:	/s/ Anthony Pompliano
Anthony Pompliano
Chief Executive Officer and Chairman

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Renae Cormier, certify that:

1.	I have reviewed this Annual Report on Form 10-K for the annual year ended December 31, 2025 of ProCap Financial, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	[Omitted pursuant to Exchange Act Rules 13a-14(a) and 15d-15(a)];

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: February 18, 2026	By:	/s/ Renae Cormier
Renae Cormier
Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of ProCap Financial, Inc. (the “Company”) for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Anthony Pompliano, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 18, 2026	By:	/s/ Anthony Pompliano
Anthony Pompliano
Chief Executive Officer and Chairman

Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of ProCap Financial, Inc. (the “Company”) for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Renae Cormier, Chief Financial Officer (Principal Financial Officer) of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 18, 2026	By:	/s/ Renae Cormier
Renae Cormier
Chief Financial Officer
(Principal Financial Officer)

Exhibit 97.1

PROCAP FINANCIAL, INC.

CLAWBACK POLICY

Introduction

The Board of Directors (the “Board”) of ProCap Financial, Inc. (the “Company”) believes that it is in the best interests of the Company and its shareholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. The Board has therefore adopted this policy which provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws (the “Policy”). This Policy is designed to comply with Section 10D of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and Nasdaq Listing Rule 5608 (the “Clawback Listing Standards”).

Administration

This Policy shall be administered by the Board or, if so designated by the Board, the compensation committee of the Board (the “Compensation Committee”), in which case references herein to the Board shall be deemed references to the Compensation Committee. Any determinations made by the Board shall be final and binding on all affected individuals.

Covered Executives

This Policy applies to the Company’s current and former executive officers, as determined by the Board in accordance with the definition in Section 10D of the Exchange Act and the Clawback Listing Standards, and such other senior executives who may from time to time be deemed subject to the Policy by the Board (the “Covered Executives”, and each a “Covered Executive”).

Recoupment; Accounting Restatement

In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Board will require reimbursement or forfeiture of any excess Incentive Compensation received by any Covered Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

Incentive Compensation

For purposes of this Policy, “Incentive Compensation” means any of the following; provided that, such compensation is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure:

●	Annual bonuses and other short- and long-term cash incentives.

●	Share options.

●	Share appreciation rights.

●	Restricted shares.

●	Restricted share units.

●	Performance shares.

●	Performance units.

Financial reporting measures include:

●	Company share price.

●	Total shareholder return.

●	Revenues.

●	Net income.

●	Earnings before interest, taxes, depreciation, and amortization (EBITDA).

●	Funds from operations.

●	Liquidity measures such as working capital or operating cash flow.

●	Return measures such as return on invested capital or return on assets.

●	Earnings measures such as earnings per share.

Excess Incentive Compensation: Amount Subject to Recovery

The amount to be recovered will be the excess of the Incentive Compensation paid to the Covered Executive based on the erroneous data over the Incentive Compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the Board, without regard to any taxes paid by the Covered Executive in respect of the Incentive Compensation paid based on the erroneous data.

If the Board cannot determine the amount of excess Incentive Compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement.

Method of Recoupment

The Board will determine, in its sole discretion, the method for recouping Incentive Compensation hereunder which may include, without limitation:

(a) requiring reimbursement of cash Incentive Compensation previously paid;

(b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards;

(c) offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Executive;

(d) cancelling outstanding vested or unvested equity awards; and/or

(e) taking any other remedial and recovery action permitted by law, as determined by the Board.

2

No Indemnification

The Company shall not indemnify any Covered Executives against the loss of any incorrectly awarded Incentive Compensation.

Interpretation

The Board is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act, any applicable rules or standards adopted by the U.S. Securities and Exchange Commission, and the Clawback Listing Standards.

Effective Date

This Policy shall be effective as of the date it is adopted by the Board (the “Effective Date”) and shall apply to Incentive Compensation that is received by Covered Executives on or after the Effective Date, even if such Incentive Compensation was approved, awarded, or granted to Covered Executives prior to the Effective Date.

Amendment; Termination

The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to reflect final regulations adopted by the U.S. Securities and Exchange Commission under Section 10D of the Exchange Act and to comply with the Clawback Listing Standards and any other rules or standards adopted by a national securities exchange on which the Company’s securities are listed. The Board may terminate this Policy at any time.

Other Recoupment Rights

Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company.

Relationship to Other Plans and Agreements

The Board intends that this Policy will be applied to the fullest extent of the law. The Board may require that any employment agreement, equity award agreement, or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. In the event of any inconsistency between the terms of the Policy and the terms of any employment agreement, equity award agreement, or similar agreement under which Incentive Compensation has been granted, awarded, earned or paid to a Covered Executive, whether or not deferred, the terms of the Policy shall govern.

Acknowledgment

The Covered Executive shall sign an acknowledgment form in the form attached hereto as Exhibit A in which they acknowledge that they have read and understand the terms of the Policy and are bound by the Policy.

Impracticability

The Board shall recover any excess Incentive Compensation in accordance with this Policy unless such recovery would be impracticable, as determined by the Board in accordance with Rule 10D-1 of the Exchange Act and the listing standards of the national securities exchange on which the Company’s securities are listed.

Successors

This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives.

3

Exhibit A

CLAWBACK POLICY ACKNOWLEDGMENT

The compensation committee (the “Compensation Committee”) of ProCap Financial, Inc. (the “Company”) has adopted a clawback policy (“Clawback Policy”) which is applicable to the Company’s Covered Executives (as defined in the Clawback Policy).

I, the undersigned, acknowledge that I have received a copy of the Clawback Policy, as it may be amended, restated, supplemented or modified from time to time, and that I have read it, understand it, and acknowledge that I am fully bound by, and subject to, all of the terms and conditions thereof.

In the event of any inconsistency between the terms of the Clawback Policy and the terms of any employment agreement to which I am a party, or the terms of any compensation plan, program, or arrangement under which Incentive Compensation (as defined in the Clawback Policy) has been granted, awarded, earned, or paid to me, whether or not deferred, the terms of the Clawback Policy shall govern.

If the Compensation Committee determines that any Incentive Compensation I have received must be forfeited, repaid, or otherwise recovered by the Company, I shall promptly take whatever action is necessary to effectuate such forfeiture, repayment, or recovery.

I acknowledge that I am not entitled to indemnification in connection with the Company’s enforcement of the Clawback Policy.

I understand that any delay or failure by the Company to enforce any requirement contained in the Clawback Policy will not constitute a waiver of the Company’s right to do so in the future.

Any capitalized terms used in this Acknowledgment that are not otherwise defined shall have the meaning ascribed to them in the Clawback Policy.

(Executive’s Signature)

(Executive’s Printed Name)

(Date)